As filed with the Securities and Exchange Commission on December 21, 2006
Registration No. 333-127139
Registration No. 333-139076
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO	AMENDMENT NO. 1 TO
Form S-4	Form S-4
REGISTRATION STATEMENT	REGISTRATION STATEMENT
UNDER	UNDER
THE SECURITIES ACT OF 1933	THE SECURITIES ACT OF 1933

NOVELIS INC.*
(Exact name of registrant as specified in its charter)
Canada
(State or other jurisdiction of
incorporation or organization)

98-0442987
(I.R.S. Employer
Identification Number)
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Address, including zip code, and telephone number,
including area code, of Registrants’ principal executive offices)
3350
(Primary standard industrial
classification code number)

NOVELIS FINANCES USA LLC**
Delaware
(Jurisdiction of formation)
N/A
(I.R.S. Employer Identification Number)

70 York Street, Suite 1510
Toronto, Ontario MSJ 159 Canada
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

NOVELIS SOUTH AMERICA HOLDINGS LLC**
Delaware
(Jurisdiction of formation)
20-5137684
(I.R.S. Employer Identification Number)

ALUMINUM UPSTREAM HOLDINGS LLC**
20-5137700
(I.R.S. Employer Identification Number)

3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Address, including zip code, telephone number,
including area code, of Registrants’ principal executive offices)
3350
(Primary standard industrial
classification code number for each Registrant)

Leslie J. Parrette, Jr., Esq.
General Counsel
Novelis Inc.
3399 Peachtree Road, NE, Suite 1500
Atlanta, Georgia 30326
(404) 814-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

John J. Kelley III, Esq.
King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 572-4600

 * The companies listed on the next page are also included in the Post-Effective Amendment No. 2 Form S-4 Registration Statement as additional Registrants.

** We refer to these entities as the New Registrants under the New Registration Statement.

Approximate date of commencement of proposed sale to public:  As soon as practicable after the Post-Effective Amendment to this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered	Registered	Offering per Note(1)	Offering Price(1)	Fee
7 1/4% Senior Notes due 2015	$1,400,000,000	100%	$1,400,000,000	$164,780(2)
Guarantees of 7 1/4% Senior Notes due 2015 by the additional Registrants(3)	—	—	$0	None(4)
Guarantees of 7 1/4% Senior Notes due 2015 by New Registrants	—	—	$0	None(4)

(1) Pursuant to Rule 457(f)(2), the fee is calculated based upon the book value of the 7 1/4% Senior Notes due 2015.
(2) Previously paid.
(3) Guaranteed by the additional Registrants below.
(4) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus relating to the New Registration Statement for the new Registrants identified above as well as Registration Statement No. 333-127139, which was previously filed by Novelis Inc. and the additional Registrants listed below and declared effective by the Securities Exchange Commission.

ADDITIONAL REGISTRANTS

	Jurisdiction of	IRS Employer
Exact Name of Additional Registrants*	Formation	Identification No.

Novelis Corporation	Texas	41-2098321
Eurofoil Inc. (USA)	New York	13-3783544
Novelis PAE Corporation	Delaware	36-4266108
Novelis Cast House Technology Ltd.	Canada	Not applicable
4260848 Canada Inc.	Canada	Not applicable
4260856 Canada Inc.	Canada	Not applicable
Novelis Europe Holdings Ltd.	United Kingdom	Not applicable
Novelis UK Ltd.	United Kingdom	Not applicable
Novelis do Brasil Ltda.	Brazil	Not applicable
Novelis AG	Switzerland	Not applicable
Novelis Switzerland S.A.	Switzerland	Not applicable
Novelis Technology AG	Switzerland	Not applicable
Novelis Aluminium Holding Company	Ireland	Not applicable
Novelis Deutschland GmbH	Germany	Not applicable

*	The address for the additional Registrants is c/o Novelis Inc., 3399 Peachtree Rd., N.E., Suite 1500, Atlanta, Georgia 30326. The primary standard industrial classification number for each of the additional Registrants is 3350.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2006
PROSPECTUS

$1,400,000,000

NOVELIS INC.
Offer to Exchange new 7 1/4% Senior Notes due 2015 for any and all of its outstanding
7 1/4% Senior Notes due 2015.
Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m. Eastern Standard Time on January 4, 2007 unless extended

The Notes

We are offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, up to $1,400,000,000 of our new 7 1/4% Senior Notes due 2015 for any and all of our outstanding 7 1/4% Senior Notes due 2015. We refer to our outstanding 7 1/4% Senior Notes due 2015 as the “old notes” and to the new 7 1/4% Senior Notes due 2015 issued in this offer as the “Notes.” The Notes are substantially identical to the old notes that we issued on February 3, 2005, except for certain transfer restrictions and registration rights provisions relating to the old notes, and will evidence the same continuing indebtedness as the old notes. The CUSIP numbers for the old notes are 67000XAA4, C6780CAA1 and 67000XAC0.

Material Terms of the Exchange Offer

•	You will receive an equal principal amount of Notes for all old notes that you validly tender and do not validly withdraw.

•	The exchange should not be a taxable exchange for United States federal income tax purposes. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes.

•	There has been no public market for the old notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any national securities exchange or any automated quotation system.

Special Note for Broker-Dealers

Each broker-dealer that receives Notes for its own account pursuant to this Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the Exchange Offer registration statement of which this prospectus forms a part have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of the old notes (which may include the initial purchasers of the old notes) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making or other trading activities (but not directly from us or our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consider carefully the “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December   , 2006.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates important business and financial information about us that is not included in or delivered herewith. Such information is available without charge to securityholders upon written or oral request to Investor Relations, Novelis Inc., 3399 Peachtree Road, NE, Suite 1500, Atlanta, Georgia 30326, (404) 814-4200. Securityholders must request such information no later than December 27, 2006, which date is five business days before the date on which they must make their investment decision.

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as a result, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. We make these filings available on our website, the URL of which is http://www.novelis.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov.

Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer you to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which we operate, and beliefs and assumptions made by our management. Such statements include, in particular, statements about our plans, strategies and prospects under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “estimate” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations with respect to the impact of metal price movements on our financial performance, our metal price ceiling exposure, the effectiveness of our hedging programs, and our efforts to improve our financial reporting process and controls. These statements are based on beliefs and assumptions of Novelis’ management, which in turn are based on currently available information. These statements are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed, implied or forecasted in such forward-looking statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

This document also contains information concerning our markets and products generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which these markets and product categories will develop. These assumptions have been derived from information currently available to us and to the third-party industry analysts quoted herein. This information includes, but is not limited to product shipments and share of production. Actual market results may differ from those predicted. While we do not know what impact any of these differences may have on our business, our results of operations, financial condition, cash flow and the market price of our securities may be materially adversely affected. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things:

•	the level of our indebtedness and our ability to generate cash;

•	relationships with, and financial and operating conditions of, our customers and suppliers;

•	changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use;

•	the effect of metal price ceilings in certain of our sales contracts;

•	the effectiveness of our metal hedging activities, including our internal used beverage can (UBC) and smelter hedges;

•	fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities;

•	our ability to access financing for future capital requirements;

•	continuing obligations and other relationships resulting from our spin-off from Alcan, Inc.;

•	changes in the relative values of various currencies;

•	factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events;

•	economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs;

•	competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials;

•	changes in general economic conditions;

•	our ability to improve and maintain effective internal control over financial reporting and disclosure controls and procedures in the future;

•	changes in the fair value of derivatives;

•	cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries;

•	changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; and

•	changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements.

The above list of factors is not exhaustive. These and other factors are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

EXPLANATORY INFORMATION

We were formed as a Canadian corporation on September 21, 2004. On January 6, 2005 (which we refer to as the separation date), we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary-metal businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe initially acquired by Alcan from Pechiney in 2003. As part of the separation, Alcan’s capital was reorganized and, on January 6, 2005, our common shares were distributed to the then-existing shareholders of Alcan. Throughout this prospectus, we refer to the various steps pursuant to which we acquired our businesses from Alcan and distributed our shares to Alcan’s shareholders as the reorganization and/or spin-off transactions.

We describe in this prospectus the businesses we acquired from Alcan pursuant to the reorganization transactions, which are now operated by us, as if they were our businesses for all historical periods described. References to our shipment totals, results of operations and cash flows prior to January 1, 2004 do not include shipments from the facilities transferred to us by Alcan that were initially acquired by Alcan as part of the acquisition of Pechiney in December 2003.

In connection with the reorganization transactions, we and certain of our subsidiaries also entered into senior secured credit facilities providing for aggregate loans of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, all of which we borrowed upon the consummation of the reorganization transactions, and a $500 million five-year multi-currency revolving credit facility, none of which was borrowed in connection with the reorganization transactions. Our Korean subsidiary also borrowed an aggregate of $200 million of term loan bank debt in Korea under separate credit facilities, which we refer to as the Korean term loans. In addition to these credit facilities, we issued notes to Alcan, which we refer to collectively as the “Alcan Note,” in the aggregate amount of $1.4 billion in respect of our debt owing to Alcan, in connection with the reorganization transactions. The initial borrowings of $1.3 billion under the senior secured credit facilities, the Korean term loans, the Alcan Note and the issuance of the old notes, and the application of the proceeds from the foregoing, are collectively referred to in this prospectus as the financing transactions.

The financial information contained in this prospectus is presented in accordance with generally accepted accounting principles in the United States of America (GAAP), unless otherwise indicated. All figures are unaudited unless otherwise indicated. All dollar figures are in United States (U.S.) dollars unless otherwise indicated.

As used in this prospectus, “total shipments” refers to shipments to third parties of aluminum rolled products as well as ingot shipments, and references to “aluminum rolled products shipments” or “shipments” do not include ingot shipments. All tonnages are stated in metric tonnes. One metric tonne is equivalent to 2,204.6 pounds. One kilotonne, or kt, is 1,000 metric tonnes. The term “aluminum rolled products” as used in this prospectus is synonymous with the terms “flat rolled products” and “FRP” commonly used by manufacturers and third-party analysts in our industry.

In this prospectus, unless otherwise specified, the terms “we,” “our,” “us,” “company,” “Group” and “Novelis” refer to Novelis Inc., a company incorporated in Canada under the Canadian Business Corporations Act, or CBCA, and include the businesses transferred to us by Alcan Inc., or Alcan, pursuant to the reorganization transactions described above.

EXCHANGE RATE DATA

Exchange Rate Data

We prepare our consolidated and combined financial statements in U.S dollars. The following table sets forth exchange rate information expressed in terms of Canadian dollars per U.S. dollar at the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. You should note the rates set forth below may differ from the actual rates used in our accounting processes and in the preparation of our consolidated and combined financial statements.

Year Ended December 31,	At Period End	Average Rate(1)	High	Low

2001	1.5925	1.5519	1.6023	1.4933
2002	1.5800	1.5702	1.6128	1.5108
2003	1.2923	1.3916	1.5750	1.2923
2004	1.2034	1.2984	1.3970	1.1775
2005	1.1656	1.2083	1.2703	1.1507
2006 (through November 17, 2006)	1.1458	1.1325	1.1726	1.0989

(1)	The average of the noon buying rates on the last day of each month during the period. The 2006 period includes the noon buying rate through November 17, 2006.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are incorporated in Canada under the CBCA. Our registered office, as well as a substantial portion of our assets, are located outside the United States. Also, some of our directors and officers and some of the experts named in this prospectus reside in Canada or other jurisdictions outside the United States and all or a substantial portion of their assets are located outside the United States. We have agreed in the indenture under which the Notes will be issued to accept service of process in New York City, by an agent designated for such purpose, with respect to any suit, action or proceeding relating to the indenture or the Notes that is brought in any federal or state court located in New York City, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of Notes to effect service of process in the United States on our directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. Ogilvy Renault LLP, our Canadian counsel, has advised us that, in their opinion, there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon United States federal securities laws.

v

SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements and Market Data.”

Our Business

We are the world’s leading aluminum rolled products producer based on shipment volume in 2005, with total aluminum rolled products shipments of approximately 2,873kt. With operations on four continents comprised of 34 operating plants including three research facilities in 11 countries as of September 30, 2006, we are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions. We had Net sales of $8.4 billion in 2005.

We were formed as a Canadian corporation and assets were transferred to us in connection with our spin-off from Alcan Inc. (Alcan) on January 6, 2005 (which we refer to as the spin-off date). On the spin-off date, we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary metal-related businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe that Alcan acquired from Pechiney in 2003. As part of this transaction, Alcan’s capital was reorganized and our common shares were distributed to the then-existing shareholders of Alcan. The various steps pursuant to which we acquired our businesses from Alcan and distributed our shares to Alcan’s shareholders are referred to herein as the spin-off transaction.

Our registered executive offices are located at 70 York Street, Suite 1510, Toronto, Ontario, M5J 1S9. Our principal executive offices are located at 3399 Peachtree Road NE, Suite 1500, Atlanta, Georgia 30326, and our telephone number is (404) 814-4200. The URL of our website is http://www.novelis.com. Information on our website does not constitute part of this prospectus and you should rely only on the information contained in this prospectus when making a decision as to whether to exchange your old notes for the Notes.

Our Corporate Structure

The following chart shows the borrowers and guarantors of the senior secured credit facilities, the issuer and guarantors of the Notes offered hereby, and our other material debt as of September 30, 2006. For a description of the collateral securing the senior secured facilities refer to “Description of Material Indebtedness.”

The Exchange Offer

The Exchange Offer relates to the exchange of up to $1,400,000,000 aggregate principal amount of outstanding 7 1/4% Senior Notes due 2015, for an equal aggregate principal amount of Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the corresponding outstanding old notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding old notes. In order for us to exchange your old notes, you must validly tender them to us and we must accept them. We will exchange all outstanding old notes that are validly tendered and not validly withdrawn.

Resale of the Notes	Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate, you acquired the Notes issued in the Exchange Offer in the ordinary course of your business, and you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the Exchange Offer.

Each broker-dealer that receives Notes in the Exchange Offer for its own account in exchange for old notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the Exchange Offer. See “Plan of Distribution.”

Expiration date	The Exchange Offer will expire at 5:00 p.m., Eastern Standard Time, January 4, 2007, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the Exchange Offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the old notes.

Special procedures for beneficial owners	If you are the beneficial owner of old notes and you registered your old notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your old notes and instruct that person to tender the old notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding old notes, either make appropriate arrangements to register ownership of the outstanding old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed delivery procedures	If you wish to tender your old notes, but time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer, you may still tender your old notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer-How to Use the Guaranteed Delivery Procedures if You Will Not Have Enough Time to Send All Documents to Us.”

Withdrawal rights	You may withdraw the tender of your old notes at any time prior to the expiration date.

Certain Canadian federal and United States federal income tax consequences	An exchange of old notes for Notes should not be subject to United States federal income tax. Similarly, the exchange will not constitute a disposition for Canadian federal income tax purposes. See “Important Canadian Federal and United States Federal Income Tax Considerations.”

Use of proceeds	We will not receive any proceeds from the issuance of Notes pursuant to the Exchange Offer. Old notes that are validly tendered and exchanged will be retired and canceled. We will pay all expenses incident to the Exchange Offer.

Exchange agent	You can reach The Bank of New York Trust Company, N.A., the exchange agent, at Corporate Trust Operations, Reorganization Unit, 101 Barclay Street 7 East, New York, NY 10286, Attention: Randolph Holder. For more information with respect to the Exchange Offer, you may call the exchange agent on (212) 815-5098; the fax number for the exchange agent is (212) 298-1915 (eligible institutions only).

Dissenter or Appraisal Rights	Holders of old notes will not have dissenters’ or appraisal rights in connection with the Exchange Offer.

The Notes

The Exchange Offer applies to $1,400,000,000 aggregate principal amount of 7 1/4% Senior Notes due 2015. The form and terms of the Notes are substantially identical to the form and terms of the old notes, except that we will register the Notes under the Securities Act, and therefore the Notes will not bear legends restricting their transfer. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.” As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.

Issuer	Novelis Inc., a Canadian corporation

Securities Offered	$1,400,000,000 aggregate principal amount of 7 1/4% senior notes due 2015.

Maturity	The Notes will mature on February 15, 2015.

Interest rate and Payment Dates	The Notes will bear interest at the rate of 7 1/4% per annum. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year commencing February 15, 2007. Interest on the Notes will accrue from the most recent date through which interest has been paid.

Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by all of our existing and future Canadian and U.S. wholly-owned restricted subsidiaries, certain of our existing foreign wholly-owned restricted subsidiaries and our other restricted subsidiaries that guarantee debt in the future under any credit facilities, provided that the borrower of such debt is our company or a Canadian or a U.S. subsidiary. For the nine months ended September 30, 2006, on a historical combined basis, our subsidiaries that will not be guarantors at the consummation of this Exchange Offer had sales and operating revenues of $2.1 billion, and, at September 30, 2006, those subsidiaries had assets of $1.9 billion and debt and other liabilities of $1.3 billion (including inter-company balances).

Ranking	The Notes will be:

• our senior unsecured obligations;

• effectively junior in right of payment to all of our existing and future secured debt to the extent of the value of the assets securing that debt, including the $711 million of secured debt under our senior secured credit facilities as of September 30, 2006 (and up to an additional $413 million of revolving credit debt that we may borrow thereunder from time to time), which debt is secured by our assets and the assets of our principal subsidiaries;

• effectively junior in right of payment to all debt and other liabilities (including trade payables) of any of our subsidiaries that do not guarantee the Notes;

• equal in right of payment to all of our existing and future senior debt; and

• senior in right of payment to all of our future subordinated debt.

The guarantees of each guarantor will be:

• senior unsecured obligations of that guarantor;

• effectively junior in right of payment to all existing and future secured debt of that guarantor to the extent of the value of the assets securing that debt, including the debt or guarantee of debt of that guarantor under the senior secured credit facilities, which debt or guarantee will be secured by the assets of that guarantor;

• equal in right of payment to all of that guarantor’s existing and future senior debt; and

• senior in right of payment to all of that guarantor’s future subordinated debt.

At September 30, 2006, Novelis Inc. and the guarantors had $711 million of secured debt. The indenture governing the Notes will permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt.

Optional Redemption	Prior to February 15, 2010, we may from time to time redeem all or a portion of the Notes by paying a special “make-whole” premium specified in this prospectus under “Description of Notes — Optional Redemption.”

At any time on or after February 15, 2010, we may from time to time redeem all or a portion of the Notes at the redemption prices specified in this prospectus under “Description of Notes — Optional Redemption.”

In addition, at any time prior to February 15, 2008 we may also redeem up to 35% of the original aggregate principal amount of the old notes and the Notes in an amount not to exceed the amount of proceeds of one or more equity offerings, at a price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the old notes and the Notes issued remains outstanding after the redemption.

Additional Amounts and Tax Redemption	Any payments made by us with respect to the Notes will be made without withholding or deduction, unless required by law. If we are required by law to withhold or deduct for taxes with respect to a payment to the holders of Notes, we will, subject to certain exceptions, pay the additional amount necessary so that the net amount received by the holder of Notes (other than certain excluded holders) after the withholding is not less than the amount they would have received in the absence of the withholding.

If we are required to pay additional amounts as a result of changes in laws applicable to tax-related withholdings or deductions in respect of payments on the old notes and Notes but not the guarantees, we will have the option to redeem the old notes and Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the old notes and Notes, plus any accrued and unpaid interest to the date of redemption and any additional amounts that may be then payable.

Covenants	We will issue the Notes under an indenture between us and The Bank of New York Trust Company, N.A., as trustee, which is the same indenture under which we issued the old notes. The indenture governing the Notes will contain covenants that limit our ability and the ability of our restricted subsidiaries to:

• incur additional debt and provide additional guarantees;

• pay dividends beyond certain amounts and make other restricted payments;

• create or permit certain liens;

• make certain asset sales;

• use the proceeds from the sales of assets and subsidiary stock;

• create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

• engage in certain transactions with affiliates;

• enter into sale and leaseback transactions;

• designate subsidiaries as unrestricted subsidiaries; and

• consolidate, merge or transfer all or substantially all of our assets and the assets of our restricted subsidiaries.

During any future period in which either Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the indenture has occurred and is continuing, most of the covenants, including our obligation to repurchase Notes following certain asset sales, will be suspended. If either of these ratings agencies then withdraws its ratings or downgrades the ratings assigned to the Notes below the required investment grade rating, or a default or event of default occurs and is continuing, the suspended covenants will again be in effect. If at any time both ratings agencies have assigned an investment grade rating to the Notes, those covenants, including our obligation to repurchase Notes following certain asset sales, will terminate and no longer be applicable regardless of any subsequent changes in the rating of those Notes. See “Description of the Notes — Certain Covenants — Covenant Termination and Suspension.”

These covenants are subject to a number of important limitations and exceptions. For more details, see “Description of the Notes — Certain Covenants.”

Change of Control	Following a change of control, we will be required to offer to purchase all of the Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Exchange Offer; Registration Rights	Pursuant to a registration rights agreement among us and the initial purchasers of the old notes, we were required to complete the Exchange Offer of the old notes by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the registration rights agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Exchange Offer closes, with the maximum amount of additional special interest being 1.00% per year. On August 8, 2006, the rate of additional special interest increased to 1.00%. On December 14, 2006, we extended the Exchange Offer to January 4, 2007. We will cease paying additional special interest once the Exchange Offer is completed.

Offering; Transfer Restrictions	The Notes are not being offered for sale and may not be offered or sold directly or indirectly in Canada except in accordance with applicable securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the Notes, and accordingly, the Notes will be subject to restrictions on resale in Canada.

Absence of a Public Market for the Notes	The Notes are a new issue of securities, and currently there is no existing trading market for them. We do not intend to apply for listing of the Notes on any national securities exchange or to arrange for quotation of the Notes on any automated dealer quotation system. The initial purchasers may make a market for the Notes, but they have no obligation to do so. Accordingly, we cannot assure you that a liquid market will develop for the Notes. See “Risk Factors — Risks Related to the Notes — There is no public market for the Notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.”

Amendments and Waivers	Except for specific amendments, the indenture may be amended and any existing default or compliance with any provisions of the indenture may be waived, with the consent of the holders of a majority of the aggregate principal amount then outstanding of the old notes and the Notes.

Risk Factors	Investing in the Notes involves substantial risks. You should carefully consider the information set forth in the section entitled “Risk Factors” and the other information included in this prospectus in deciding whether to tender your old notes.

Certain Income Tax Considerations	You should carefully read the information under the heading “Important Canadian Federal and United States Federal Income Tax Considerations.”

SUMMARY CONSOLIDATED AND COMBINED FINANCIAL DATA

You should read the following selected consolidated and combined financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and the accompanying notes, which are included elsewhere in this prospectus.

The data presented below is derived from our unaudited condensed consolidated and combined statements of operations for the nine months ended September 30, 2006 and 2005, our consolidated and combined statements of income for each of the three years in the period ended December 31, 2005, our consolidated balance sheet as of December 31, 2005 and our combined balance sheet as of December 31, 2004, all of which are included elsewhere in this prospectus, along with:

•	our combined statements of income for the years ended December 31, 2002 and 2001; and

•	our combined balance sheets as of December 31, 2003, 2002 and 2001, none of which are included in this prospectus, and which were prepared using historical financial information based on Alcan’s accounting records.

The unaudited condensed consolidated and combined statements of operations data for the nine months ended September 30, 2006 and 2005, and the unaudited condensed consolidated balance sheet data as of September 30, 2006 are derived from our unaudited interim consolidated and combined financial statements which are included elsewhere in this prospectus. The unaudited condensed consolidated balance sheet data as of September 30, 2005 is derived from our unaudited interim consolidated and combined financial statements which are not included in this prospectus.

The consolidated and combined financial statements for the year ended December 31, 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to December 31, 2005. The combined financial results for the period from January 1 to January 5, 2005 present our operations on a carve-out accounting basis. The consolidated balance sheet as of December 31, 2005 and the consolidated results for the period from January 6 (the date of the spin-off from Alcan) to December 31, 2005 present our financial position, results of operations and cash flows as a stand-alone entity.

The unaudited consolidated and combined financial statements for the nine months ended September 30, 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to September 30, 2005. The combined financial results for the period from January 1 to January 5, 2005 present our operations on a carve-out accounting basis. The unaudited consolidated balance sheet as of September 30, 2005 and the consolidated results for the period from January 6 (the date of the spin-off from Alcan) to September 30, 2005 present our financial position, results of operations and cash flows as a stand-alone entity.

All income earned and cash flows generated by us as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to us and are included in our consolidated and combined results for the nine months ended September 30, 2005 and the year ended December 31, 2005, with the exception of losses of $43 million ($29 million after tax) arising from the change in fair value of derivative contracts, primarily with Alcan. These mark-to-market losses for the period from January 1 to January 5, 2005 were recorded in the consolidated and combined statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2005 and are reflected as a decrease in Owner’s net investment.

Our historical combined financial statements for the years ended December 31, 2004, 2003, 2002 and 2001 have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us. Management believes the assumptions underlying the historical combined financial statements are reasonable. However, the historical combined financial statements included herein may not necessarily reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.

	As of and for the Period Ended September 30,		As of and for the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
	($ in millions, except per share data)

Net sales	$7,377	$6,337	$8,363	$7,755	$6,221	$5,893	$5,777
Net income (loss)	(170)	32	90	55	157	(9)	(137)
Total assets	5,680	5,264	5,476	5,954	6,316	4,558	4,390
Long-term debt (including current portion)	2,333	2,650	2,603	2,737	1,659	623	514
Other debt	113	35	27	541	964	366	445
Cash and cash equivalents	71	124	100	31	27	31	17
Shareholders’/invested equity	322	404	433	555	1,974	2,181	2,234
Earnings (loss) per share:
Basic:
Income (loss) before cumulative effect of accounting change	$(2.30)	$0.43	$1.29	$0.74	$2.12	$1.01	$(1.85)
Cumulative effect of accounting change — net of tax	—	—	(0.08)	—	—	(1.13)	—

Net income (loss) per share — basic	$(2.30)	$0.43	$1.21	$0.74	$2.12	$(0.12)	$(1.85)

Diluted:
Income (loss) before cumulative effect of accounting change	$(2.30)	$0.43	$1.29	$0.74	$2.11	$1.00	$(1.85)
Cumulative effect of accounting change — net of tax	—	—	(0.08)	—	—	(1.13)	—

Net income (loss) per share — diluted	$(2.30)	$0.43	$1.21	$0.74	$2.11	$(0.13)	$(1.85)

Dividends per common share	$0.19	$0.27	$0.36	$—	$—	$—	$—

As a result of our adoption of FASB Statement No. 123 (Revised), Share-Based Payment on January 1, 2006, we are required to recognize compensation expense for a share-based award over an employee’s requisite service period based on the award’s grant date fair value, subject to adjustment. We adopted FASB Statement No. 123 (Revised) using the modified prospective method. The modified prospective method requires companies to record compensation cost beginning with the effective date based on the requirements of FASB Statement No. 123 (Revised) for all share-based payments granted after the effective date. All awards granted to employees prior to the effective date of FASB Statement No. 123 (Revised) that remain unvested at the adoption date will continue to be expensed over the remaining service period. The cumulative effect of the accounting change, net of tax, as of January 1, 2006 was approximately $1 million, and was not considered material as to require presentation as a cumulative effect of accounting change in the accompanying condensed consolidated and combined statements of operations for the period ended September 30, 2006. Accordingly, the expense recognized as a result of adopting FASB Statement No. 123 (Revised) was included in Selling, general and administrative expenses in our condensed consolidated statement of operations in the first quarter of 2006.

As a result of our adoption of FASB Interpretation No. 47 as of December 31, 2005, we identified conditional retirement obligations primarily related to environmental contamination of equipment and buildings at certain of our plants and administrative sites. Upon adoption, we recognized assets of $6 million with offsetting accumulated depreciation of $4 million, and an asset retirement obligation of $11 million. We also recognized a charge in 2005 of $9 million ($6 million after tax), which is classified as a Cumulative effect of accounting change — net of tax in the accompanying statements of income.

In December 2003, Alcan acquired Pechiney. A portion of the acquisition cost relating to four plants that are included in our company was allocated to us and accounted for as additional invested equity. The net assets of the Pechiney plants are included in the combined financial statements as of December 31, 2003 and forward, and the results of operations and cash flows are included in the consolidated and combined financial statements beginning January 1, 2004.

On January 1, 2002, we adopted FASB Statement No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and other intangible assets with an indefinite life are no longer amortized but are carried at the lower of their carrying value or fair value and are tested for impairment on an annual basis. An impairment of $84 million was identified in the goodwill balance as of January 1, 2002, and was charged to income as a cumulative effect of accounting change in 2002 upon adoption of the new accounting standard. The amount of goodwill amortization was $3 million in 2001.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the period and years indicated:

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2006	2005		2004		2003		2002		2001

Ratio of Earnings to Fixed Charges(1)(2)	(3)	2.1	x	3.8	x	5.5	x	3.7	x	(4)

(1)	Earnings consist of income before the cumulative effect of accounting changes, before fixed charges (excluding capitalized interest) and income taxes, and eliminating undistributed income of persons owned less than or equal to 50% by us. Fixed charges consist of interest expenses and amortization of debt issuance costs and that portion of rental payments which is considered as being representative of the interest factor implicit in our operating leases.

(2)	Includes restructuring and asset impairment charges for certain businesses that we acquired from Alcan in the reorganization transactions of $13 million, $17 million, $95 million, $12 million, $25 million and $208 million which were recorded in relation to these programs for the nine months ended September 30, 2006 and in the years ended December 31, 2005, 2004, 2003, 2002 and 2001, respectively.

(3)	Due to our net loss in the nine months ended September 30, 2006, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $141 million to achieve coverage of 1:1.

(4)	Due to our net loss in the year ended December 31, 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $144 million to achieve coverage of 1:1.

RISK FACTORS

Before tendering old notes in the Exchange Offer, you should carefully consider the risk factors set forth below and all other information contained in this prospectus. The risks described below are the most significant risk factors currently known to us which make an investment in our Notes speculative or risky. If any of these risks occurs, our business, financial condition or results of operations could suffer, and you could lose part or all of your investment.

Risks Related to our Business and the Market Environment

Certain of our customers are significant to our revenues, and we could be adversely affected by changes in the business or financial condition of these significant customers or by the loss of their business.

Our ten largest customers accounted for approximately 43% of our total net sales in 2005, with Rexam Plc and its affiliates representing approximately 12.5% of our total net sales in that year. A significant downturn in the business or financial condition of our significant customers could materially adversely affect our results of operations. In addition, if our existing relationships with significant customers materially deteriorate or are terminated in the future, and we are not successful in replacing business lost from such customers, our results of operations could be adversely affected. Some of the longer term contracts under which we supply our customers, including under umbrella agreements such as those described under “Business — Our Customers,” are subject to renewal, renegotiation or re-pricing at periodic intervals or upon changes in competitive supply conditions. Our failure to successfully renew, renegotiate or re-price such agreements could result in a reduction or loss in customer purchase volume or revenue, and if we are not successful in replacing business lost from such customers, our results of operations could be adversely affected. The markets in which we operate are competitive and customers may seek to consolidate supplier relationships or change suppliers to obtain cost savings and other benefits.

Our profitability could be adversely affected by our inability to pass through metal price increases due to metal price ceilings in certain of our sales contracts.

Prices for metal are volatile, have recently been impacted by structural changes in the market, and may increase from time to time. Nearly all of our products have a price structure with two components: (i) a pass-through aluminum price based on the LME plus local market premiums and (ii) a “margin over metal” price based on the conversion cost to produce the rolled product and the competitive market conditions for that product. Sales contracts representing approximately 20% of our total shipments during the first nine months of 2006 provide for a ceiling over which metal prices cannot contractually be passed through to our customers, unless adjusted. When applicable, these price ceilings prevent us from passing through the complete increase in metal prices on sales under these contracts and, consequently, we absorb those costs. Without regard to internal or external hedges, we were unable to pass through approximately $350 million of metal price increases associated with sales under these contracts during the first nine months of 2006. Depending on the fluctuations in metal prices for the remainder of 2006 and other factors, we may continue to incur these costs.

Our efforts to mitigate risk from our contracts with metal price ceilings may not be effective.

We employ three strategies to mitigate our risk of rising metal prices that we cannot pass through to certain customers due to metal price ceilings. First, we maximize the amount of our internally supplied metal inputs from our smelting, refining and mining operations in Brazil. Second, we rely on the output from our recycling operations which utilize used beverage cans (UBCs). Both of these strategies have historically provided a benefit as these sources of metal are typically less expensive than purchasing aluminum from third party suppliers. These two strategies are referred to as our internal hedges. While we believe that our primary aluminum production continues to provide the expected benefits during this sustained period of high LME prices, the recycling operations are providing less internal hedge benefit than we expected. LME metal prices and other market issues have resulted in higher than expected prices of UBCs, thus compressing the internal hedge benefit we receive from this strategy.

Beyond our internal hedges described above, our third strategy to mitigate the risk of loss or reduced profitability associated with the metal price ceilings is to purchase call options and/or synthetic call options on projected aluminum volume requirements above our assumed internal hedge position. To hedge our exposure in 2006, we previously purchased call options at various strike prices. In September of 2006, we began purchasing synthetic call options, which are purchases of both fixed forward derivative instruments and put options, to hedge our exposure to further metal price increases in 2007.

While our metal call options will reduce our overall exposure to metal price ceilings, unless adjusted, the reduced effectiveness of our UBC-related internal hedge will negatively impact our financial results for 2006 and beyond, even as the percentage of our total shipments under contracts with price ceilings decreases to approximately 10% in 2007.

Our results can be negatively impacted by timing differences between the prices we pay under purchase contracts and metal prices charged to our customers.

In some of our contracts there is a timing difference between the metal prices we pay under our purchase contracts and the metal prices we charge our customers. As a result, changes in metal prices impact our results, since during such periods we bear the additional cost or benefit of metal price changes which could have a material adverse effect on our profitability.

Our operations consume energy and our profitability may decline if energy costs were to rise, or if our energy supplies were interrupted.

We consume substantial amounts of energy in our rolling operations, our cast house operations and our Brazilian smelting operations. The factors that affect our energy costs and supply reliability tend to be specific to each of our facilities. A number of factors could materially adversely affect our energy position including:

•	increases in costs of natural gas;

•	significant increases in costs of supplied electricity or fuel oil related to transportation;

•	interruptions in energy supply due to equipment failure or other causes; and

•	the inability to extend energy supply contracts upon expiration on economical terms.

If energy costs were to rise, or if energy supplies or supply arrangements were disrupted, our profitability could decline.

We may not have sufficient cash to pay future dividends and repay indebtedness and we may be limited in our ability to access financing for future capital requirements, which may prevent us from increasing our manufacturing capability, improving our technology or addressing any gaps in our product offerings.

Although historically our cash flow from operations has been sufficient to pay dividends, repay indebtedness, satisfy working capital requirements and fund capital expenditure and research and development requirements, in the future we may need to incur additional debt or issue equity in order to fund these requirements as well as to make acquisitions and other investments. To the extent we are unable to raise new capital, we may be unable to increase our manufacturing capability, improve our technology or address any gaps in our product offerings. If we raise funds through the issuance of debt or equity, any debt securities or preferred shares issued will have rights and preferences and privileges senior to those of holders of our common shares. The terms of the debt securities may impose restrictions on our operations that have an adverse impact on our financial condition. If we raise funds through the issuance of equity, the proportional ownership interests of our shareholders could be diluted.

We could face additional adverse consequences as a result of our late SEC filings.

Our future success also depends upon the support of our customers, suppliers and investors. Our late SEC filings have resulted in negative publicity and may have a negative impact on the market price of our common stock. The effects of our late SEC filings could cause some of our customers or potential customers to refrain from purchasing or defer decisions to purchase our products and services. Additionally, current or potential suppliers may re-examine their willingness to do business with us, to develop critical interfaces to our products or to supply products and services if they lose confidence in our ability to fulfill our commitments. Any of these losses could have a material adverse effect on our business.

We will continue to incur additional expenses until we reduce our reliance on third-party consultants to support our financial reporting requirements and have established the appropriate controls to continue to report our results on a timely basis. The expenses incurred in connection with the restatement and review process were approximately $35 million through September 30, 2006. These expenses include professional fees, audit fees, credit waiver and consent fees, additional special interest on our Notes and higher applicable margins on our debt.

In addition, as a result of our late SEC filings we will not be eligible to use a “short form” registration statement on Form S-3 or incorporate information by reference into this registration statement on Form S-4, and may not be eligible to use a short form registration statement in the future if we continue to fail to satisfy the conditions required to use short form registration. Our inability to use a short form registration statement may impair our ability or increase the costs and complexity of our efforts to raise funds in the public markets or use our stock as consideration in acquisitions should we desire to do so during this one year period.

We will be subject to higher interest rates under the Notes until we can complete a registered Exchange Offer.

The indenture governing the Notes and the related registration rights agreement required us to file a registration statement for the notes and exchange the original, privately placed notes for registered notes. The registration statement was declared effective by the SEC on September 27, 2005. Under the indenture and the related registration rights agreement, we were required to complete the Exchange Offer for the Notes by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the registration rights agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Exchange Offer closes, with the maximum amount of additional special interest being 1.00% per year. On August 8, 2006 the rate of additional special interest increased to 1.00%. On December 14, 2006, we extended the Exchange Offer to January 4, 2007. We will cease paying additional special interest once this Exchange Offer is completed.

A deterioration of our financial position or a downgrade of our ratings by a credit rating agency could increase our borrowing costs and our business relationships could be adversely affected.

A deterioration of our financial position or a downgrade of our ratings for any reason could increase our borrowing costs and have an adverse effect on our business relationships. From time to time, we enter into various forms of hedging activities against currency or metal price fluctuations and trade metal contracts on the London Metal Exchange, or LME. Financial strength and credit ratings are important to the pricing of these hedging and trading activities. As a result, any downgrade of our credit ratings may make it more costly for us to engage in these activities, and changes to our level of indebtedness may make it more costly for us to engage in these activities in the future.

Adverse changes in currency exchange rates could negatively affect our financial results and the competitiveness of our aluminum rolled products relative to other materials.

Our businesses and operations are exposed to the effects of changes in the exchange rates of the U.S. dollar, the Euro, the British pound, the Brazilian real, the Canadian dollar, the Korean won and other currencies. We have implemented a hedging policy that attempts to manage currency exchange rate risks to an acceptable level based on our management’s judgment of the appropriate trade-off between risk, opportunity and cost; however, this hedging policy may not successfully or completely eliminate the effects of currency exchange rate fluctuations which could have a material adverse effect on our financial results.

We prepare our consolidated and combined financial statements in U.S. dollars, but a portion of our earnings and expenditures are denominated in other currencies, primarily the Euro, the Korean won and the

Brazilian real. Changes in exchange rates will result in increases or decreases in our reported costs and earnings, and may also affect the book value of our assets located outside the United States and the amount of our equity.

Primary aluminum is purchased based upon LME aluminum trading prices denominated in U.S. dollars. As a result, and because we generally sell our rolled products on a “margin over metal” price, increases in the relative value of the U.S. dollar against the local currency in which sales are made can make aluminum rolled products less attractive to our customers than substitute materials, such as steel or glass, whose manufacturing costs may be more closely linked to the local currency, which in turn could have a material adverse effect on our financial results.

Most of our facilities are staffed by a unionized workforce, and union disputes and other employee relations issues could materially adversely affect our financial results.

Approximately three-quarters of our employees are represented by labor unions under a large number of collective bargaining agreements with varying durations and expiration dates. We may not be able to satisfactorily renegotiate our collective bargaining agreements when they expire. In addition, existing collective bargaining agreements may not prevent a strike or work stoppage at our facilities in the future, and any such work stoppage could have a material adverse effect on our financial results.

Our operations have been and will continue to be exposed to various business and other risks, changes in conditions and events beyond our control in countries where we have operations or sell products.

We are, and will continue to be, subject to financial, political, economic and business risks in connection with our global operations. We have made investments and carry on production activities in various emerging markets, including Brazil, Korea and Malaysia, and we market our products in these countries, as well as China and certain other countries in Asia. While we anticipate higher growth or attractive production opportunities from these emerging markets, they also present a higher degree of risk than more developed markets. In addition to the business risks inherent in developing and servicing new markets, economic conditions may be more volatile, legal and regulatory systems less developed and predictable, and the possibility of various types of adverse governmental action more pronounced. In addition, inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labor problems could affect our revenues, expenses and results of operations. Our operations could also be adversely affected by acts of war, terrorism or the threat of any of these events as well as government actions such as controls on imports, exports and prices, tariffs, new forms of taxation, or changes in fiscal regimes and increased government regulation in the countries in which we operate or service customers. Unexpected or uncontrollable events or circumstances in any of these markets could have a material adverse effect on our financial results.

We could be adversely affected by disruptions of our operations.

Breakdown of equipment or other events, including catastrophic events such as war or natural disasters, leading to production interruptions in our plants could have a material adverse effect on our financial results. Further, because many of our customers are, to varying degrees, dependent on planned deliveries from our plants, those customers that have to reschedule their own production due to our missed deliveries could pursue financial claims against us. We may incur costs to correct any of these problems, in addition to facing claims from customers. Further, our reputation among actual and potential customers may be harmed, potentially resulting in a loss of business. While we maintain insurance policies covering, among other things, physical damage, business interruptions and product liability, these policies may not cover all of our losses and we could incur uninsured losses and liabilities arising from such events, including damage to our reputation, loss of customers and suffer substantial losses in operational capacity, any of which could have a material adverse effect on our financial results.

We may not be able to successfully develop and implement new technology initiatives in a timely manner.

We have invested in, and are involved with, a number of technology and process initiatives. Several technical aspects of these initiatives are still unproven and the eventual commercial outcomes cannot be assessed with any certainty. Even if we are successful with these initiatives, we may not be able to deploy them in a timely fashion. Accordingly, the costs and benefits from our investments in new technologies and the consequent effects on our financial results may vary from present expectations.

Loss of our key management and other personnel, or an inability to attract such management and other personnel, could impact our business.

We depend on our senior executive officers and other key personnel to run our business. The loss of any of these officers or other key personnel could materially adversely affect our operations. Competition for qualified employees among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to improve manufacturing operations, conduct research activities successfully and develop marketable products.

If we fail to establish and maintain effective disclosure controls and procedures and internal control over financial reporting, we may have material misstatements in our financial statements and we may not be able to report our financial results in a timely manner.

Our chief executive officer and chief financial officer performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act)) as of December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 and in each case concluded that they were not effective at a reasonable level as a result of the material weaknesses described below. The following material weaknesses disclosed in our Annual Report on Form 10-K for the year ended December 31, 2005 were identified in connection with the restatement of our unaudited condensed consolidated and combined financial statements for the interim periods ended March 31, 2005 and June 30, 2005:

•	lack of sufficient resources in our accounting and finance organization;

•	inadequate monitoring of non-routine and non-systematic transactions;

•	lack of effective controls over the accounting for accrued expenses;

•	lack of effective controls over the accounting for income taxes; and

•	lack of effective controls over the accounting for derivative transactions.

These material weaknesses continued to exist as of September 30, 2006. In addition, in the interim period ended September 30, 2006, we concluded that our disclosure controls and procedures were also not effective as a result of the continued existence of these material weaknesses, and error in identifying one of our four most highly compensated executive officers, other than the chief executive officer, in our original Annual Report on Form 10-K for the year ended December 31, 2005.

The material weaknesses in our internal control over financial reporting noted above contributed to the restatements to our unaudited condensed consolidated and combined financial statements for the quarter ended March 31, 2005 and for the quarter and six months ended June 30, 2005. We cannot be certain that any remedial measures we take will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement new or improved controls or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In particular, if the material weaknesses referred to above are not remediated, they could result in a misstatement of our accounts and disclosures that could result in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected. In addition, if our disclosure controls and procedures continue to be ineffective, future errors in our SEC reports may not be prevented.

In connection with our remediation efforts, we underwent changes in several key financial management positions in 2005 and 2006. Our inability or difficulty in integrating new financial management into our company could hinder our ability to timely file our reports with the SEC, and to remediate and improve our internal control over financial reporting and our disclosure controls and procedures.

We were not required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404) and related SEC rules and regulations to perform an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2005. We are, however, required to perform such an evaluation for the year ending December 31, 2006 and such evaluation will be based on the criteria set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). We cannot assure you that the material weaknesses referred to above will be remediated prior to December 31, 2006, or that we will not uncover additional material weaknesses as of December 31, 2006. Any such failure would also adversely affect the results of periodic management evaluations and annual auditor reports regarding the effectiveness of the Company’s internal control over financial reporting under Section 404.

We may not be able to adequately protect proprietary rights to our technology.

Although we attempt to protect our proprietary technology and processes and other intellectual property through patents, trademarks, trade secrets, copyrights, confidentiality and nondisclosure agreements and other measures, these measures may not be adequate to protect our intellectual property. Because of differences in intellectual property laws throughout the world, our intellectual property may be substantially less protected in various international markets than it is in the United States and Canada. Failure on our part to adequately protect our intellectual property may materially adversely affect our financial results. Furthermore, we may be subject to claims that our technology infringes the intellectual property rights of another. Even if without merit, those claims could result in costly and prolonged litigation, divert management’s attention and could materially adversely affect our business. In addition, we may be required to enter into licensing agreements in order to continue using technology that is important to our business, or we may be unable to obtain license agreements on terms that are acceptable to us or at all.

Past and future acquisitions or divestitures may adversely affect our financial condition.

We have grown partly through the acquisition of other businesses including businesses acquired by Alcan in its 2000 acquisition of the Alusuisse Group Ltd. and its 2003 acquisition of Pechiney, both of which were integrated aluminum companies. As part of our strategy for growth, we may continue to pursue acquisitions, divestitures or strategic alliances, which may not be completed or, if completed, may not be ultimately beneficial to us. There are numerous risks commonly encountered in business combinations, including the risk that we may not be able to complete a transaction that has been announced, effectively integrate businesses acquired or generate the cost savings and synergies anticipated. Failure to do so could have a material adverse effect on our financial results.

We could be required to make unexpected contributions to our defined benefit pension plans as a result of adverse changes in interest rates and the capital markets.

Most of our pension obligations relate to funded defined benefit pension plans for our employees in the United States, the United Kingdom and Canada, unfunded pension benefits in Germany, and lump sum indemnities payable to our employees in France, Italy, Korea and Malaysia upon retirement or termination. Our pension plan assets consist primarily of listed stocks and bonds. Our estimates of liabilities and expenses for pensions and other post-retirement benefits incorporate a number of assumptions, including expected long-term rates of return on plan assets and interest rates used to discount future benefits. Our results of operations, liquidity or shareholders’ equity in a particular period could be adversely affected by capital market returns that are less than their assumed long-term rate of return or a decline of the rate used to discount future benefits.

If the assets of our pension plans do not achieve assumed investment returns for any period, such deficiency could result in one or more charges against our earnings for that period. In addition, changing economic conditions, poor pension investment returns or other factors may require us to make unexpected cash contributions to the pension plans in the future, preventing the use of such cash for other purposes.

In addition to existing defined benefit pension plans, we have elected in the spin-off agreements in 2005 to assume pension liabilities from the United States, United Kingdom and Canadian pension plans that we currently share with Alcan. The pension assets and liability transfer is expected to be completed by the end of 2006, subject to a true-up adjustment in 2007.

We face risks relating to certain joint ventures and subsidiaries that we do not entirely control. Our ability to generate cash from these entities may be more restricted than if such entities were wholly owned subsidiaries.

Some of our activities are, and will in the future be, conducted through entities that we do not entirely control or wholly own. These entities include our Norf, Germany and Logan, Kentucky joint ventures, as well as our majority- owned Korean and Malaysian subsidiaries. Our Malaysian subsidiary is a public company whose shares are listed for trading on the Bursa Malaysia Securities Berhad. Under the governing documents or agreements or securities laws applicable to or stock exchange listing rules relative to certain of these joint ventures and subsidiaries, our ability to fully control certain operational matters may be limited. In addition, we do not solely determine certain key matters, such as the timing and amount of cash distributions from these entities. As a result, our ability to generate cash from these entities may be more restricted than if they were wholly owned entities.

Risks Related to Operating Our Business Following Our Spin-off from Alcan

We have a limited operating history as an independent company and we may be unable to successfully operate as an independent company in the future.

Prior to the spin-off, our business was operated by Alcan primarily within two business groups of its broader corporate organization rather than as a stand-alone company. Alcan performed corporate functions related to our business prior to the spin-off and continued to provide us with transitional services pursuant to agreements entered into in connection with the spin-off. As of September 30, 2006, all but three of these agreements had either expired by their terms or been terminated.

The substantial majority of our regional and corporate level managers involved in core business operations are former Alcan employees. Similarly, a number of our accounting and finance personnel are former Alcan employees. We also continue to utilize significant third-party consultants and advisors in connection with our accounting and finance functions. We are still in the process of recruiting accounting and finance personnel and do not yet have permanent resources in place sufficient to prepare our financial statements and the required regulatory filings without reliance on these third-party contractors.

If we are unable to hire the appropriate accounting and finance personnel, we may be unable to timely satisfy our SEC reporting obligations. Further, if we are unable to hire the appropriate personnel, we may not be able to remediate previously disclosed material weaknesses in our internal control over financial reporting, which could result in material misstatements to our annual consolidated and combined or interim unaudited condensed consolidated and combined financial statements in future periods that would not be prevented or detected.

Our agreements with Alcan do not reflect the same terms and conditions to which two unaffiliated parties might have agreed.

The allocation of assets, liabilities, rights, indemnifications and other obligations between Alcan and us under the separation and ancillary agreements we entered into with Alcan do not reflect what two unaffiliated parties might have otherwise agreed. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to us.

We have supply agreements with Alcan for a portion of our raw materials requirements. If Alcan is unable to deliver sufficient quantities of these materials or if it terminates these agreements, our ability to manufacture products on a timely basis could be adversely affected.

The manufacture of our products requires sheet ingot that has historically been, in part, supplied by Alcan. In 2005, we purchased the majority of our third party sheet ingot requirements from Alcan’s primary metal group. In connection with the spin-off, we entered into metal supply agreements with Alcan upon terms and conditions substantially similar to market terms and conditions for the continued purchase of sheet ingot from Alcan. If Alcan is unable to deliver sufficient quantities of this material on a timely basis or if Alcan terminates one or more of these agreements, our production may be disrupted and our net sales and profitability could be materially adversely affected. Although aluminum is traded on the world markets, developing alternative suppliers for that portion of our raw material requirements we expect to be supplied by Alcan could be time consuming and expensive.

Our continuous casting operations at our Saguenay Works, Canada facility depend upon a local supply of molten aluminum from Alcan. In 2005, Alcan’s primary metal group supplied approximately 176kt of such material to us, representing all of the molten aluminum used at Saguenay Works in 2005. In connection with the spin-off, we entered into a metal supply agreement on terms determined primarily by Alcan for the continued purchase of molten aluminum from Alcan. If this supply were to be disrupted, our Saguenay Works production could be interrupted and our net sales and profitability materially adversely affected.

We may lose key rights if a change in control of our voting shares were to occur.

Our separation agreement with Alcan provides that if we experience a change in control in our voting shares during the five years following the spin-off and if the entity acquiring control does not agree with Alcan not to compete in the plate and aerospace products markets, Alcan may terminate any or all of certain agreements we currently have with Alcan. The termination of any of these agreements could deprive any potential acquirer of certain services, resources or rights necessary to the conduct of our business. Replacement of these assets could be difficult or impossible, resulting in a material adverse effect on our business operations, net sales and profitability. In addition, the potential termination of these agreements could prevent us from entering into future business transactions such as acquisitions or joint ventures at terms favorable to us or at all.

We could incur significant tax liability, or be liable to Alcan, if certain transactions occur which violate tax-free spin-off rules.

Under Section 55 of the Income Tax Act (Canada), we and/or Alcan will recognize a taxable gain on our spin-off from Alcan if, among other specified circumstances, (1) within three years of our spin-off from Alcan, we engage in a subsequent spin-off or split-up transaction under Section 55, (2) a shareholder who (together with non-arm’s length persons and certain other persons) owns 10% or more of our common shares or Alcan common shares, disposes to a person unrelated to such shareholder of any such shares (or property that derives 10% or more of its value from such shares or property substituted therefor) as part of the series of transactions which includes our spin-off from Alcan, (3) there is a change in control of us or of Alcan that is part of the series of transactions that includes our spin-off from Alcan, (4) we sell to a person unrelated to us (otherwise than in the ordinary course of operations) as part of the series of transactions that includes our spin-off from Alcan, property acquired in our spin-off from Alcan that has a value greater than 10% of the value of all property received in the spin-off from Alcan, (5) within three years of our spin-off from Alcan, Alcan completes a split-up (but not spin-off) transaction under Section 55, (6) Alcan makes certain acquisitions of property before and in contemplation of our spin-off from Alcan, (7) certain shareholders of Alcan and certain other persons acquired shares of Alcan (other than in specified permitted transactions) in contemplation of our spin-off from Alcan, or (8) Alcan sells to a person unrelated to it (otherwise than in the ordinary course of operations) as part of the series of transactions or events which includes our spin-off from Alcan, property retained by Alcan on the spin-off that has value greater than 10% of the value of all property retained by Alcan on our spin-off from Alcan. We would generally be required to indemnify Alcan for tax liabilities incurred by Alcan under the tax sharing and disaffiliation agreement if Alcan’s tax liability arose because of

(i) a breach of our representations, warranties or covenants in the tax sharing and disaffiliation agreement, (ii) certain acts or omissions by us (such as a transaction described in (1) above), or (iii) an acquisition of control of us. Alcan would generally be required to indemnify us for tax under the tax sharing and disaffiliation agreement if our tax liability arose because of (i) a breach of Alcan’s representations, warranties or covenants in the tax sharing and disaffiliation agreement, or (ii) certain acts or omissions by Alcan (such as a transaction described in (5) above). These liabilities and the related indemnity payments could be significant and could have a material adverse effect on our financial results.

Our U.S. subsidiary, Novelis Corporation, has agreed under the tax sharing and disaffiliation agreement to certain restrictions that are intended to preserve the tax-free status of the spin-off transaction in the United States for United States federal income tax purposes. These restrictions will, among other things, limit generally for two years from the spin-off date Novelis Corporation’s ability to issue or sell shares or other equity-related securities, to sell its assets outside the ordinary course of business, and to enter into any other corporate transaction that would result in a person acquiring, directly or indirectly, a majority of Novelis Corporation, including an interest in Novelis Corporation through holding our shares. If we breach any of these covenants, we generally will be required to indemnify Alcan Corporation, the intermediate holding company for Alcan’s U.S. operations, for the United States federal income tax resulting from a failure of the spin-off transactions in the United States to be tax-free for United States federal income tax purposes. These liabilities and the related indemnity payments could be significant and could have a material adverse effect on our financial results.

These potential liabilities could prevent us from entering into business transactions at favorable terms to us or at all.

We may be required to satisfy certain indemnification obligations to Alcan, or may not be able to collect on indemnification rights from Alcan.

In connection with the spin-off, we and Alcan agreed to indemnify each other for certain liabilities and obligations related to, in the case of our indemnity, the business transferred to us, and in the case of Alcan’s indemnity, the business retained by Alcan. These indemnification obligations could be significant. We cannot determine whether we will have to indemnify Alcan for any substantial obligations in the future or the outcome of any disputes over spin-off matters. We also cannot be assured that if Alcan has to indemnify us for any substantial obligations, Alcan will be able to satisfy those obligations.

We may have potential business conflicts of interest with Alcan with respect to our past and ongoing relationships that could harm our business operations.

A number of our commercial arrangements with Alcan that existed prior to the spin-off transaction, our spin-off arrangements and our post-spin-off commercial agreements with Alcan could be the subject of differing interpretation and disagreement in the future. These agreements may be resolved in a manner different from the manner in which disputes were resolved when we were part of the Alcan group. This could in turn affect our relationship with Alcan and ultimately harm our business operations.

Our agreement not to compete with Alcan in certain end-use markets may hinder our ability to take advantage of new business opportunities.

In connection with the spin-off, we agreed not to compete with Alcan for a period of five years from the spin-off date in the manufacture, production and sale of certain products for use in the plate and aerospace markets. As a result, it may be more difficult for us to pursue successfully new business opportunities, which could limit our potential sources of revenue and growth. See “Business — Arrangements Between Novelis and Alcan — Separation Agreement.”

Our historical financial information may not be representative of results we would have achieved as an independent company or our future results.

The historical financial information in our combined financial statements prior to January 6, 2005 has been derived from Alcan’s consolidated financial statements and does not necessarily reflect what our results of operations, financial position or cash flows would have been had we been an independent company during the periods presented. For this reason, as well as the inherent uncertainties of our business, the historical financial information does not necessarily indicate what our results of operations, financial position and cash flows will be in the future.

We expect to spend significant amounts of time and resources building a new brand identity.

Prior to our spin-off from Alcan, we marketed our products under the Alcan name, which has a strong reputation within the markets we serve. We have now adopted new trademarks and trade names to reflect our new company name. Although we are continuing to engage in significant marketing activities and intend to spend significant amounts of time and resources to develop a new brand identity, potential customers, business partners and investors generally may not associate Alcan’s reputation and expertise with our products and services. Furthermore, our name change also may cause difficulties in recruiting qualified personnel. If we fail to build brand recognition, we may not be able to maintain the leading market positions that we have developed while we were part of Alcan, which could harm our financial results.

As we build our information technology infrastructure and complete the transition of our data to our own systems, we could experience temporary interruptions in business operations and incur additional costs.

We have created our own, or have engaged third parties to provide, information technology infrastructure and systems to support our critical business functions, including accounting and reporting, in order to replace many of the systems Alcan provided to us. We may incur temporary interruptions in business operations as we finalize the transition from Alcan’s existing operating systems, databases and programming languages that support these functions to our own systems. Our failure to complete this transition successfully and cost-effectively could disrupt our business operations and have a material adverse effect on our profitability. In addition, our costs for the operation of these systems may be higher than the amounts reflected in our historical combined financial statements.

Risks Related to Our Industry

We face significant price and other forms of competition from other aluminum rolled products producers, which could hurt our results of operations.

Generally, the markets in which we operate are highly competitive. We compete primarily on the basis of our value proposition, including price, product quality, ability to meet customers’ specifications, range of products offered, lead times, technical support and customer service. Some of our competitors may benefit from greater capital resources, have more efficient technologies, or have lower raw material and energy costs and may be able to sustain longer periods of price competition.

In addition, our competitive position within the global aluminum rolled products industry may be affected by, among other things, the recent trend toward consolidation among our competitors, exchange rate fluctuations that may make our products less competitive in relation to the products of companies based in other countries (despite the U.S. dollar based input cost and the marginal costs of shipping) and economies of scale in purchasing, production and sales, which accrue to the benefit of some of our competitors.

Increased competition could cause a reduction in our shipment volumes and profitability or increase our expenditures, either of which could have a material adverse effect on our financial results.

The end-use markets for certain of our products are highly competitive and customers are willing to accept substitutes for our products.

The end-use markets for certain aluminum rolled products are highly competitive. Aluminum competes with other materials, such as steel, plastics, composite materials and glass, among others, for various applications, including in beverage/food cans and automotive end-use applications. In the past, customers have demonstrated a willingness to substitute other materials for aluminum. For example, changes in consumer preferences in beverage containers have increased the use of polyethylene terephthalate plastic (PET) containers and glass bottles in recent years. These trends may continue. The willingness of customers to accept substitutes for aluminum products could have a material adverse effect on our financial results.

A downturn in the economy could have a material adverse effect on our financial results.

Certain end-use applications for aluminum rolled products, such as construction and industrial and transportation applications, experience demand cycles that are highly correlated to the general economic environment, which is sensitive to a number of factors outside our control. A recession or a slowing of the economy in any of the geographic segments in which we operate, including China where significant economic growth is expected, or a decrease in manufacturing activity in industries such as automotive, construction and packaging and consumer goods, could have a material adverse effect on our financial results. We are not able to predict the timing, extent and duration of the economic cycles in the markets in which we operate.

The seasonal nature of some of our customers’ industries could have a material adverse effect on our financial results.

The construction industry and the consumption of beer and soda are sensitive to climatic conditions and as a result, demand for aluminum rolled products in the construction industry and for can feedstock can be seasonal. Our quarterly financial results could fluctuate as a result of climatic changes, and a prolonged series of cold summers in the different regions in which we conduct our business could have a material adverse effect on our financial results.

We are subject to a broad range of environmental, health and safety laws and regulations in the jurisdictions in which we operate, and we may be exposed to substantial environmental, health and safety costs and liabilities.

We are subject to a broad range of environmental, health and safety laws and regulations in the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental, health and safety protection standards and permitting requirements regarding, among other things, air emissions, wastewater storage, treatment and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, and the remediation of environmental contamination and working conditions for our employees. Some environmental laws, such as Superfund and comparable laws in U.S. states and other jurisdictions world-wide, impose joint and several liability for the cost of environmental remediation, natural resource damages, third-party claims, and other expenses, without regard to the fault or the legality of the original conduct, on those persons who contributed to the release of a hazardous substance into the environment.

The costs of complying with these laws and regulations, including participation in assessments and remediation of contaminated sites and installation of pollution control facilities, have been, and in the future could be, significant. In addition, these laws and regulations may also result in substantial environmental liabilities associated with divested assets, third-party locations and past activities. In certain instances, these costs and liabilities, as well as related action to be taken by us, could be accelerated or increased if we were to close, divest of or change the principal use of certain facilities with respect to which we may have environmental liabilities or remediation obligations. Currently, we are involved in a number of compliance efforts, remediation activities and legal proceedings concerning environmental matters, including certain activities and proceedings arising under Superfund and comparable laws in U.S. states and other jurisdictions world-wide.

We have established reserves for environmental remediation activities and liabilities where appropriate. However, the cost of addressing environmental matters (including the timing of any charges related thereto) cannot be predicted with certainty, and these reserves may not ultimately be adequate, especially in light of potential changes in environmental conditions, changing interpretations of laws and regulations by regulators and courts, the discovery of previously unknown environmental conditions, the risk of governmental orders to carry out additional compliance on certain sites not initially included in remediation in progress, our potential liability to remediate sites for which provisions have not been previously established and the adoption of more stringent environmental laws. Such future developments could result in increased environmental costs and liabilities and could require significant capital expenditures, any of which could have a material adverse effect on our financial condition or results. Furthermore, the failure to comply with our obligations under the environmental laws and regulations could subject us to administrative, civil or criminal penalties, obligations to pay damages or other costs, and injunctions or other orders, including orders to cease operations. In addition, the presence of environmental contamination at our properties could adversely affect our ability to sell property, receive full value for a property or use a property as collateral for a loan.

Some of our current and potential operations are located or could be located in or near communities that may regard such operations as having a detrimental effect on their social and economic circumstances. Environmental laws typically provide for participation in permitting decisions, site remediation decisions and other matters. Concern about environmental justice issues may affect our operations. Should such community objections be presented to government officials, the consequences of such a development may have a material adverse impact upon the profitability or, in extreme cases, the viability of an operation. In addition, such developments may adversely affect our ability to expand or enter into new operations in such location or elsewhere and may also have an effect on the cost of our environmental remediation projects.

We use a variety of hazardous materials and chemicals in our rolling processes, as well as in our smelting operations in Brazil and in connection with maintenance work on our manufacturing facilities. Because of the nature of these substances or related residues, we may be liable for certain costs, including, among others, costs for health-related claims or removal or re-treatment of such substances. Certain of our current and former facilities incorporate asbestos-containing materials, a hazardous substance that has been the subject of health-related claims for occupation exposure. In addition, although we have developed environmental, health and safety programs for our employees, including measures to reduce employee exposure to hazardous substances, and conduct regular assessments at our facilities, we are currently, and in the future may be, involved in claims and litigation filed on behalf of persons alleging injury predominantly as a result of occupational exposure to substances or other hazards at our current or former facilities. It is not possible to predict the ultimate outcome of these claims and lawsuits due to the unpredictable nature of personal injury litigation. If these claims and lawsuits, individually or in the aggregate, were finally resolved against us, our results of operations and cash flows could be adversely affected.

We may be exposed to significant legal proceedings or investigations.

From time to time, we are involved in, or the subject of, disputes, proceedings and investigations with respect to a variety of matters, including environmental, health and safety, product liability, employee, tax, contractual and other matters as well as other disputes and proceedings that arise in the ordinary course of business. Certain of these matters are discussed in the preceding risk factor and certain others are discussed below under “Business — Legal Proceedings.” Any claims against us or any investigations involving us, whether meritorious or not, could be costly to defend or comply with and could divert management’s attention as well as operational resources. Any such dispute, litigation or investigation, whether currently pending or threatened or in the future, may have a material adverse effect on our financial results and cash flows.

Product liability claims against us could result in significant costs or negatively impact our reputation and could adversely affect our business results and financial condition.

We are sometimes exposed to warranty and product liability claims. There can be no assurance that we will not experience material product liability losses arising from such claims in the future and that these will not have a negative impact on our net sales and profitability. We generally maintain insurance against many product liability risks but there can be no assurance that this coverage will be adequate for any liabilities ultimately incurred. In addition, there is no assurance that insurance will continue to be available on terms acceptable to us. A successful claim that exceeds our available insurance coverage could have a material adverse effect on our financial results and cash flows.

Risks Related to the Notes

If you fail to exchange properly your old notes for the Notes, you will continue to hold notes subject to transfer restrictions.

We will only issue Notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes set forth under “The Exchange Offer — How to Tender Your Old Notes” and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for Notes in the Exchange Offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except pursuant to an effective registration statement under the Securities Act, under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register any old notes for resale under the Securities Act. If you continue to hold any old notes after the Exchange Offer is completed, you may have trouble selling them because of the restrictions on transfer of the old notes.

We have a substantial amount of indebtedness. Our substantial indebtedness could adversely affect our business and therefore make it more difficult for us to fulfill our obligations under the Notes.

As of September 30, 2006, we had total indebtedness of $2.4 billion, including the $711 million of debt outstanding under the senior secured credit facilities that we and certain of our subsidiaries entered into in connection with the spin-off transaction. Following the spin-off transaction and the financing transactions, our businesses are operating with significantly more indebtedness and higher interest expenses than they did when they were part of Alcan.

Our substantial indebtedness and interest expense could have important consequences to our company and you, including:

•	limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy, or other general corporate purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	placing us at a competitive disadvantage as compared to our competitors that have less leverage;

•	limiting our ability to capitalize on business opportunities and to react to competitive pressures and adverse changes in government regulation;

•	limiting our ability or increasing the costs to refinance indebtedness; and

•	limiting our ability to enter into marketing, hedging, optimization and trading transactions by reducing the number of counterparties with whom we can enter into such transactions as well as the volume of those transactions.

Although we are highly leveraged, the indenture relating to the Notes and the senior secured credit facilities will permit us to incur substantial additional indebtedness in the future, including up to an additional $500 million that we or certain of our subsidiaries may borrow under the revolving credit facilities that are part of the senior secured credit facilities. If we or our subsidiaries incur additional debt, the risks we now face as a result of our leverage could intensify.

We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the Notes.

We are a holding company and a large portion of our assets are the capital stock of our subsidiaries and joint ventures. As a holding company, we conduct substantially all of our business through our subsidiaries and joint ventures. Consequently, our cash flow and ability to service our debt obligations, including the Notes, are dependent upon the earnings of our subsidiaries and joint ventures and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other loans, advances or payments to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, and we may not exercise sufficient control to cause distributions to be made to us. Although our senior secured credit facilities and the indenture each limit the ability of our restricted subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments to us, these limitations do not apply to our existing joint ventures or unrestricted subsidiaries and the limitations are also subject to important exceptions and qualifications.

The ability of our subsidiaries to generate sufficient cash flow from operations to allow us to make scheduled payments on our debt obligations, including the Notes, will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries and the amount that they are able to distribute to us as dividends or otherwise will be adequate for us to service our debt obligations, including the Notes. If our subsidiaries do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the Notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the Notes.

The covenants in the senior secured credit facilities and the indenture governing the Notes impose significant operating and financial restrictions on us. If we default under these covenants, we may not be able to make payments on the Notes.

The senior secured credit facilities and the indenture governing the Notes impose significant operating and financial restrictions on us. These restrictions limit our ability and the ability of our restricted subsidiaries, among other things, to:

•	incur additional debt and provide additional guarantees;

•	pay dividends beyond certain amounts and make other restricted payments;

•	create or permit certain liens;

•	make certain asset sales;

•	use the proceeds from the sales of assets and subsidiary stock;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	engage in certain transactions with affiliates;

•	enter into sale and leaseback transactions;

•	designate subsidiaries as unrestricted subsidiaries; and

•	consolidate, merge or transfer all or substantially all of our assets or the assets of our restricted subsidiaries.

The senior secured credit facility also contains various affirmative covenants, including financial covenants, with which we are required to comply.

Although we currently expect to be able to comply with these covenants, operating results substantially below our business plan or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants. If we do not comply with these covenants and are unable to obtain waivers from our lenders, we would be unable to make additional borrowings under these facilities, our indebtedness under these agreements would be in default and could be accelerated by our lenders and could cause a cross-default under our other indebtedness, including the Notes. If our indebtedness is accelerated, we may not be able to repay our indebtedness or borrow sufficient funds to refinance it. In addition, if we incur additional debt in the future, we may be subject to additional covenants, which may be more restrictive than those that we are subject to now.

Most of the covenants in the indenture will be suspended during any future period that we have an investment grade rating from one rating agency, and during any such period you will not have the benefit of those covenants. In addition, certain covenants will be terminated if we have an investment grade rating from both rating agencies.

Most of the covenants in the indenture, as well as our obligation to offer to repurchase Notes following certain asset sales, will be suspended if the Notes obtain an investment grade rating from either one of these two rating agencies and we are not in default under the indenture. If such a suspension occurs, the protections afforded to you by the covenants that have been suspended will not be restored until the investment grade rating assigned by either Moody’s or Standard & Poor’s to the Notes should subsequently decline and as a result the Notes do not carry an investment grade rating from one rating agency. In addition, most of these covenants, as well as our obligation to offer to repurchase Notes following certain asset sales, will be terminated permanently if at any time the Notes receive an investment grade rating from both Moody’s and Standard & Poor’s and we are not in default under the indenture. If this termination occurs, the protections afforded to you by the terminated covenants will not be later restored, regardless of any subsequent change in the Notes’ ratings. See “Description of Notes — Certain Covenants — Covenant Termination and Suspension.”

Your right to receive payments on the Notes is effectively junior in right of payment to all existing and future secured indebtedness of ours or the guarantors up to the value of the collateral securing such indebtedness.

The Notes will be effectively junior to all existing and future secured indebtedness of ours or the guarantors up to the value of the collateral securing such indebtedness. For example, the Notes and the related guarantees will effectively rank junior in right of payment to all of our existing and future secured debt, including the $711 million of secured debt under our senior secured credit facilities as of September 30, 2006 (and up to an additional $413 million of revolving credit debt that we may borrow thereunder from time to time), which debt is secured by our assets and the assets of our principal subsidiaries. Although the indenture contains restrictions on our ability and the ability of our restricted subsidiaries to create or incur liens to secure indebtedness, these restrictions are subject to important limitations and exceptions that permit us to secure a substantial amount of additional indebtedness. Accordingly, in the event of a bankruptcy, liquidation or reorganization affecting us or any guarantors, your rights to receive payment will be effectively subordinated to those of secured creditors up to the value of the collateral securing such indebtedness.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.

Some, but not all of our subsidiaries will guarantee the Notes. As a result, you will only be creditors of our company and those of our subsidiaries that do guarantee the Notes. In the case of subsidiaries that are not guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors, debtholders and preferred stockholders, will be effectively senior to the Notes and related guarantees. Subject to limitations in the senior secured credit facilities and the indenture, non-guarantor subsidiaries may incur additional indebtedness in the future (and may incur other liabilities without limitation). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. For the nine months ended September 30, 2006, our subsidiaries that will not be guarantors of the Notes at the consummation of this Exchange Offer had sales and operating revenues of $2.1 billion and as of September 30, 2006, those subsidiaries had total assets of $1.9 billion and total debt and other liabilities of $1.3 billion (including inter-company balances).

We may be unable to repay or repurchase the Notes upon a change in control or sale of significant assets.

There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable at their respective maturity dates unless we elect to redeem the Notes earlier, as described in “Description of the Notes — Optional Redemption.” If we experience a change in control, as that term is defined in “Description of the Notes,” or if we or our subsidiaries dispose of significant assets under circumstances described in “Description of Notes — Certain Covenants — Limitation on Asset Sales,” we may be required to make an offer to repurchase all of your Notes prior to maturity. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change in control or asset sale.

There is no public market for the Notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

The Notes are a new issue of securities and there is no existing trading market for the Notes. Although the initial purchasers have informed us that they intend to make a market in the Notes, they have no obligation to do so and may discontinue making a market at any time without notice. In addition, any market making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934 and may be limited during the pendency of any registration statement. As a result, we cannot assure you that a liquid market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices that you receive when you sell the Notes will be favorable. If a liquid market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in prevailing interest rates. We do not intend to apply for listing or quotation of the Notes on any securities exchange or stock market.

Historically, the market for non-investment grade debt has been subject to substantial volatility. We cannot assure you that the market for the Notes will be free from similar volatility.

In Canada, you may only transfer the Notes in a transaction exempt from the applicable securities laws of the provinces or territories of Canada.

We are relying on exemptions from applicable Canadian provincial securities laws to offer the Notes. The Notes may not be sold directly or indirectly in Canada except in accordance with applicable securities laws of the provinces and territories of Canada. We are not required, and do not intend, to qualify by prospectus in Canada the Notes, and accordingly, the Notes will be subject to restrictions on resale in Canada.

In addition, holders of the Notes who are not residents of the United States remain subject to any restrictions imposed by the jurisdictions in which that holder is resident.

Changes in our credit ratings or the financial and credit markets could adversely affect the market prices of the Notes.

The future market prices of the Notes will be affected by a number of factors, including:

•	our ratings with major credit rating agencies;

•	the prevailing interest rates being paid by companies similar to us; and

•	the overall condition of the financial and credit markets.

The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. These fluctuations could have an adverse effect on the prices of the Notes. In addition, credit rating agencies continually revise their ratings for companies that they follow, including us. We cannot assure you that credit rating agencies will continue to rate the Notes or that they will maintain their ratings on the Notes. A negative change in our rating could have an adverse effect on the market prices of the Notes.

Fraudulent conveyance laws and other legal restrictions may permit courts to void or subordinate our subsidiaries’ guarantees of the Notes in specific circumstances, which would prevent or limit payment under the guarantees.

Federal, state and foreign statutes may allow courts, under specific circumstances, to void or subordinate any or all of our subsidiaries’ guarantees of the Notes. If any guarantees are voided or subordinated, our noteholders might be required to return payments received from our subsidiaries. The criteria for application of such fraudulent conveyance and other statutes vary, but, in general, under United States federal bankruptcy law, comparable provisions of state fraudulent conveyance laws and applicable Canadian federal or provincial law, a guarantee could be set aside or subordinated if, among other things, the guarantor, at the time it provided the guarantee:

•	incurred the guarantee with the intent of hindering, defeating, delaying or defrauding current or future creditors or of giving one creditor a preference over others; or

•	received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

•	was insolvent, on the eve of insolvency, or was rendered insolvent by reason of the incurrence;

•	was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages entered against it, if, in either case, after final judgment the judgment was unsatisfied.

Under certain Canadian federal and provincial statutes, a rebuttable presumption of the guarantor’s intent to prefer one creditor or hinder another may arise depending on the period of time that has elapsed between the assumption of the guarantee and the date of the guarantor’s insolvency.

The definition and test for insolvency will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a guarantor would be considered insolvent if, at the time the guarantor provided the guarantee:

•	the sum of its debts and liabilities, including contingent liabilities, was greater than its assets at fair valuation;

•	the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

•	it could not pay its debts generally as they become due.

The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. We cannot be sure which tests and standards a court would apply to determine whether or not the guarantors were solvent at the relevant time or, regardless of the tests and standards, whether the issuance of the guarantee would be voided or subordinated to the guarantor’s other debt.

If a court voids any or all of our subsidiaries’ guarantees or holds them unenforceable, you would cease to be a creditor of the guarantors to the extent such guarantees are voided or held unenforceable and would instead be a creditor solely of us, and if the court subordinates the guarantee to other obligations of the guarantor your ability to recover on the guarantee will be adversely affected.

U.S. investors in the Notes may have difficulties enforcing civil liabilities.

We are incorporated in Canada under the CBCA. Our registered office, as well as a substantial portion of our assets, are located outside the United States. Also, some of our directors and officers and some of the experts named in this prospectus reside in Canada or in other jurisdictions outside the United States and all or a substantial portion of their assets are located outside the United States. We have agreed in the indenture under which the Notes will be issued to accept service of process in New York City, by an agent designated for such purpose, with respect to any suit, action or proceeding relating to the indenture or the Notes that is brought in any federal or state court located in New York City, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of Notes to effect service of process within the United States on our directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws. In addition, there is doubt as to the enforceability in Canada of liabilities against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts predicated solely upon United States federal securities laws.

Canadian bankruptcy and insolvency laws may impair the enforcement of remedies under the Notes.

The rights of the trustee under the indenture pursuant to which the Notes will be issued to enforce remedies could be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class that did not vote to accept the proposal. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument during the period the stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada) and particularly under the Companies’ Creditors Arrangement Act (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the Notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee for the Notes could exercise its rights under the Notes indenture or whether, and to what extent, holders of Notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee for the Notes.

USE OF PROCEEDS

This Exchange Offer is intended to satisfy our obligations under the registration rights agreement, dated February 3, 2005, by and among us, the subsidiary guarantors and the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the Notes in the Exchange Offer. We will pay all expenses incidental to the Exchange Offer. We will receive in exchange for the Notes the old notes in like principal amount. We will retire and cancel all of the old notes tendered in the Exchange Offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratios of earnings to fixed charges for the period and years indicated:

	Nine Months Ended
	September 30,	Year Ended December 31,
	2006	2005		2004		2003		2002		2001

Ratio of Earnings to Fixed Charges(1)(2)	(3)	2.1	x	3.8	x	5.5	x	3.7	x	(4)

(1)	Earnings consist of income before the cumulative effect of accounting changes, before fixed charges (excluding capitalized interest) and income taxes, and eliminating undistributed income of persons owned less than or equal to 50% by us. Fixed charges consist of interest expense and amortization of debt issuance costs and that portion of rental payments which is considered as being representative of the interest factor implicit in our operating leases.

(2)	Includes restructuring and asset impairment charges for certain businesses that we acquired from Alcan in the reorganization transactions of $13 million, $17 million, $95 million, $12 million, $25 million and $208 million which were recorded in relation to these programs for the nine months ended September 30, 2006 and in the years ended December 31, 2005, 2004, 2003, 2002 and 2001, respectively.

(3)	Due to our net loss in the nine months ended September 30, 2006, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $141 million to achieve coverage of 1:1.

(4)	Due to our net loss in the year ended December 31, 2001, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $144 million to achieve coverage of 1:1.

CAPITALIZATION

The table below sets forth our cash and cash equivalents, and capitalization as of September 30, 2006. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited annual consolidated combined financial statements, the unaudited interim consolidated and combined financial statements and the related accompanying notes included elsewhere in this prospectus.

As of
September 30,
2006
($ in millions)

Cash and cash equivalents	$71

Short-term borrowings	$113
Long-term debt
Term Loan B	711
7 1/4% Notes	1,400
Other third party debt	222

Total debt	2,446

Shareholders’ equity
Common shares at par	—
Additional paid-in capital	427
Accumulated deficit	(92)
Accumulated other comprehensive loss	(13)

Shareholders’ equity	322

Total capitalization	$2,768

Our ability to issue additional equity is constrained because our issuance of additional shares may cause the reorganization transactions to be taxable to us or to Alcan until January 5, 2007. Under the separation agreement and other agreements relating to tax matters, we may be required to indemnify Alcan for any such tax.

SELECTED CONSOLIDATED AND COMBINED FINANCIAL DATA

You should read the following selected consolidated and combined financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements.

The data presented below is derived from our unaudited consolidated and combined statements of operations for the nine months ended September 30, 2006 and 2005, our consolidated and combined statements of income for each of the three years in the period ended December 31, 2005, our consolidated balance sheet as of December 31, 2005 and our combined balance sheet as of December 31, 2004, all of which are included elsewhere in this prospectus, along with:

•	our combined statements of income for the years ended December 31, 2002 and 2001; and

•	our combined balance sheets as of December 31, 2003, 2002 and 2001, none of which are included in this prospectus, and which were prepared using historical financial information based on Alcan’s accounting records.

The unaudited condensed consolidated and combined statements of operations data for the nine months ended September 30, 2006 and 2005, and the unaudited condensed consolidated balance sheet data as of September 30, 2006 are derived from our unaudited interim consolidated and combined financial statements which are included elsewhere in this prospectus. The unaudited condensed consolidated balance sheet data as of September 30, 2005 is derived from our unaudited interim consolidated and combined financial statements which are not included in this prospectus.

The consolidated and combined financial statements for the year ended December 31, 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to December 31, 2005. The combined financial results for the period from January 1 to January 5, 2005 present our operations on a carve-out accounting basis. The consolidated balance sheet as of December 31, 2005 and the consolidated results for the period from January 6 (the date of the spin-off from Alcan) to December 31, 2005 present our financial position, results of operations and cash flows as a stand-alone entity.

The unaudited consolidated and combined financial statements for the nine months ended September 30, 2005 include the results for the period from January 1 to January 5, 2005 prior to our spin-off from Alcan, in addition to the results for the period from January 6 to September 30, 2005. The combined financial results for the period from January 1 to January 5, 2005 present our operations on a carve-out accounting basis. The unaudited consolidated balance sheet as of September 30, 2005 and the consolidated results for the period from January 6 (the date of the spin-off from Alcan) to September 30, 2005 present our financial position, results of operations and cash flows as a stand-alone entity.

All income earned and cash flows generated by us as well as the risks and rewards of these businesses from January 1 to January 5, 2005 were primarily attributed to us and are included in our consolidated and combined results for the nine months ended September 30, 2005 and the year ended December 31, 2005, with the exception of losses of $43 million ($29 million after tax) arising from the change in fair value of derivative contracts, primarily with Alcan. These mark-to-market losses for the period from January 1 to January 5, 2005 were recorded in the consolidated and combined statements of income for the nine months ended September 30, 2005 and the year ended December 31, 2005 and are reflected as a decrease in Owner’s net investment.

Our historical combined financial statements for the years ended December 31, 2004, 2003, 2002 and 2001 have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us. Management believes the assumptions underlying the historical combined financial statements are reasonable. However, the historical combined financial statements included herein may not necessarily reflect what our results of operations, financial position and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as cash transfers related to cash management functions performed by Alcan.

	As of and for the
	Period Ended September 30,		As of and for the Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
			($ in millions, except per share data)

Net sales	$7,377	$6,337	$8,363	$7,755	$6,221	$5,893	$5,777
Net income (loss)	(170)	32	90	55	157	(9)	(137)
Total assets	5,680	5,264	5,476	5,954	6,316	4,558	4,390
Long-term debt (including current portion)	2,333	2,650	2,603	2,737	1,659	623	514
Other debt	113	35	27	541	964	366	445
Cash and cash equivalents	71	124	100	31	27	31	17
Shareholders’/invested equity	322	404	433	555	1,974	2,181	2,234
Earnings (loss) per share:
Basic:
Income (loss) before cumulative effect of accounting change	$(2.30)	$0.43	$1.29	$0.74	$2.12	$1.01	$(1.85)
Cumulative effect of accounting change — net of tax	—	—	(0.08)	—	—	(1.13)	—

Net income (loss) per share — basic	$(2.30)	$0.43	$1.21	$0.74	$2.12	$(0.12)	$(1.85)

Diluted:
Income (loss) before cumulative effect of accounting change	$(2.30)	$0.43	$1.29	$0.74	$2.11	$1.00	$(1.85)
Cumulative effect of accounting change — net of tax	—	—	(0.08)	—	—	(1.13)	—

Net income (loss) per share — diluted	$(2.30)	$0.43	$1.21	$0.74	$2.11	$(0.13)	$(1.85)

Dividends per common share	$0.19	$0.27	$0.36	$—	$—	$—	$—

As a result of our adoption of FASB Statement No. 123 (Revised), Share-Based Payment on January 1, 2006, we are required to recognize compensation expense for a share-based award over an employee’s requisite service period based on the award’s grant date fair value, subject to adjustment. We adopted FASB Statement No. 123 (Revised) using the modified prospective method. The modified prospective method requires companies to record compensation cost beginning with the effective date based on the requirements of FASB Statement No. 123 (Revised) for all share-based payments granted after the effective date. All awards granted to employees prior to the effective date of FASB Statement No. 123 (Revised) that remain unvested at the adoption date will continue to be expensed over the remaining service period. The cumulative effect of the accounting change, net of tax, as of January 1, 2006 was approximately $1 million, and was not considered material as to require presentation as a cumulative effect of accounting change in the accompanying condensed consolidated and combined statements of operations for the period ended September 30, 2006. Accordingly, the expense recognized as a result of adopting FASB Statement No. 123 (Revised) was included in Selling, general and administrative expenses in our condensed consolidated statement of operations in the first quarter of 2006.

As a result of our adoption of FASB Interpretation No. 47 as of December 31, 2005, we identified conditional retirement obligations primarily related to environmental contamination of equipment and buildings at certain of our plants and administrative sites. Upon adoption, we recognized assets of $6 million with offsetting accumulated depreciation of $4 million, and an asset retirement obligation of $11 million. We also recognized a charge in 2005 of $9 million ($6 million after tax), which is classified as a Cumulative effect of accounting change — net of tax in the accompanying statements of income.

In December 2003, Alcan acquired Pechiney. A portion of the acquisition cost relating to four plants that are included in our company was allocated to us and accounted for as additional invested equity. The net assets of the Pechiney plants are included in the combined financial statements as of December 31, 2003 and forward, and the results of operations and cash flows are included in the consolidated and combined financial statements beginning January 1, 2004.

On January 1, 2002, we adopted FASB Statement No. 142, Goodwill and Other Intangible Assets. Under this standard, goodwill and other intangible assets with an indefinite life are no longer amortized but are carried at the lower of their carrying value or fair value and are tested for impairment on an annual basis. An impairment of $84 million was identified in the goodwill balance as of January 1, 2002, and was charged to income as a cumulative effect of accounting change in 2002 upon adoption of the new accounting standard. The amount of goodwill amortization was $3 million in 2001.

Alcan implemented restructuring programs that included certain businesses we acquired from it in the spin-off transaction. Subsequent to the spin-off, we implemented additional restructuring programs. Restructuring charges related to those programs and impairment charges on long-lived assets, included in our results of operations for the periods presented are as follows (in millions).

	Nine Months Ended
	September 30,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001

Restructuring charges	$13	$4	$10	$20	$8	$7	$196
Impairment charges on long-lived assets	—	5	7	75	4	18	12

Total	$13	$9	$17	$95	$12	$25	$208

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

The following information should be read together with the selected consolidated and combined financial data and our consolidated and combined financial statements and accompanying notes, included elsewhere in this prospectus, for a more complete understanding of our financial condition and results of operations. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in “Special Note Regarding Forward-Looking Statements and Market Data” and “Risk Factors.”

References herein to “Novelis”, the “Company”, “we”, “our”, or “us” refer to Novelis Inc. and its subsidiaries unless the context specifically indicates otherwise. References herein to “Alcan” refer to Alcan, Inc.

GENERAL

Novelis is the world’s leading aluminum rolled products producer based on shipment volume. We produce aluminum sheet and light gauge products for the construction and industrial, beverage and food cans, foil products and transportation markets. As of September 30, 2006, we had operations on four continents: North America; Europe; Asia and South America, through 34 operating plants and three research facilities in 11 countries. In addition to aluminum rolled products plants, our South American businesses include bauxite mining, alumina refining, primary aluminum smelting and power generation facilities that are integrated with our rolling plants in Brazil. We are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions.

HIGHLIGHTS

Significant highlights, events and factors impacting our business during nine months ended September 30, 2006 and the year ended December 31, 2005 are presented briefly below. Each is discussed in further detail throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A).

•	We had net sales of $7.4 billion and a net loss of $170 million, or $(2.30) per share for the nine months ended September 30, 2006, compared to net sales of $6.3 billion and net income of $32 million, or $0.43 per share for the nine months ended September 30, 2005. We had net sales of $8.4 billion and net income of $90 million, or $1.21 per share for our year ended December 31, 2005, compared to net sales of $7.8 billion and net income of $55 million, or $0.74 per share in 2004.

•	Total rolled products shipments increased from 2,168kt for the nine months ended September 30, 2005 to 2,231kt for the nine months ended September 30, 2006, while ingot products shipments declined from 174kt to 125kt in those same periods. Total rolled products shipments increased from 2,785kt in the year ended December 31, 2004 to 2,873kt in the year ended December 31, 2005, while ingot products shipments declined from 234kt to 214kt in those same years.

•	Since the inception of the company, we have reduced our total debt by $505 million, which is in excess of our principal payment obligations.

•	London Metal Exchange (LME) pricing for aluminum (metal) was an average of 37% higher during the nine months ended September 30, 2006 than the same period for 2005 and LME pricing for aluminum was an average of 10% higher in 2005 than 2004.

•	Net sales for the nine months ended September 30, 2006 and the year ended December 31, 2005 increased 16% and 8%, respectively, over the comparable prior year periods due mainly to the rise in LME prices. However, the benefit of higher LME prices on our net sales was limited by metal price ceilings in sales contracts representing approximately 20% of our estimated total shipments. During the first nine months of 2006 and the year ended December 31, 2005, we were unable to pass through approximately $350 million and approximately $75 million, respectively, of metal price increases associated with sales under these contracts. The metal price ceilings are discussed in more detail below.

•	We restated our consolidated and combined financial statements for our quarters ended March 31, 2005 and June 30, 2005 and delayed the filing of certain other SEC reports. As a result of our restatement and review process, delayed filings and continued reliance on third party consultants, we continue to incur higher corporate costs and interest expense in 2006 than in 2005. For the nine months ended September 30, 2006, we estimate that these expenses approximated $32 million. We expect to continue to incur these higher costs until we complete our registered Exchange Offer for our Notes and until our accounting and finance functions are permanently staffed with the appropriate complement of personnel to support our ongoing financial reporting requirements. The restatement and review process and delayed filings are discussed in more detail below.

•	During the nine months ended September 30, 2006 and the year ended December 31, 2005, we recognized pre-tax gains of $58 million and $269 million, respectively, related to the change in fair value of derivative instruments. These amounts are included in Other (income) expenses — net. Regional Income includes approximately $193 and $129 million of cash-settled derivative gains for the nine months ended September 30, 2006 and the year ended December 31, 2005, respectively. These derivative instruments and the related accounting are discussed in more detail below.

•	For the nine months ended September 30, 2006, we recorded a $30 million provision for taxes on our pre-tax loss of $150 million, before our equity in net income of non-consolidated affiliates and minority interests’ share, which represented an effective tax rate of (20)%. Our effective tax rate differs from the benefit at the Canadian statutory rate of 33% due to (1) a $42 million increase in valuation allowances primarily related to tax losses in certain jurisdictions where we believe it is more likely than not that we will not be able to utilize those losses and (2) $38 million of expense for (a) pre-tax foreign currency gains or losses with no tax effect, (b) the tax effect of U.S. dollar denominated currency gains or losses with no pre-tax effect and (c) the remeasurement of deferred income taxes. Cash taxes paid during the nine months ended September 30, 2006 were $24 million.

METAL PRICE CEILINGS

Most of our business is conducted under a conversion model, which allows us to pass through increases or decreases in the price of aluminum to our customers. Nearly all of our products have a price structure with two components: (i) a pass-through aluminum price based on the LME plus local market premiums and (ii) a “margin over metal” price based on the conversion cost to produce the rolled product and the competitive market conditions for that product.

Sales contracts representing approximately 20% of our estimated total shipments for 2006 provide for a ceiling over which metal prices cannot contractually be passed through to certain customers, unless adjusted. As a result, we are unable to pass through the complete increase in metal prices for sales under these contracts and this negatively impacts our margins when the metal price is above the ceiling price. We calculate and report this impact to be approximately the difference between the quoted purchase price on the LME (adjusted for any local premiums and for any price lag associated with purchasing or processing time), and the metal price ceiling in our contracts.

During the nine months ended September 30, 2006 and the year ended December 31, 2005, we were unable to pass through approximately $350 million and approximately $75 million, respectively, of metal price increases associated with sales under these contracts. We estimate that during the fourth quarter of 2006 we will be unable to pass through an additional $130 million under these contracts. Based on an aluminum price of $2,700 per tonne, and our best estimate of a range of shipment volumes, we estimate that we will be unable to pass through aluminum purchase costs of approximately $230-$255 million in 2007 and $380-$430 million in the aggregate thereafter.

Under the scenarios presented above, cash flows from operations will be negatively impacted by the amount of metal purchase price that we are unable to pass through to our customers, adjusted for the timing of customer receipts and vendor payments. Ignoring the working capital timing, we estimate that cash flows from operations will be negatively impacted by the $480 million of metal prices we will be unable to pass through in the current year. Based on an aluminum price of $2,700 per tonne, and our best estimate of a range of shipment volumes, we estimate that operating cash flows will be negatively impacted by $230-$255 million in 2007 and $380-$430 million in the aggregate thereafter. We believe that under these scenarios, the impact of the metal price ceilings will not cause us to be in default of the financial covenants of our credit facility and our senior notes in either the short-term or long-term.

We employ three strategies to mitigate our risk of rising metal prices that we cannot pass through to certain customers due to metal price ceilings. First, we maximize the amount of our internally supplied metal inputs from our smelting, refining and mining operations in Brazil. Second, we rely on the output from our recycling operations which utilize used beverage cans (UBCs). Both of these strategies have historically provided a benefit as these sources of metal are typically less expensive than purchasing aluminum from third party suppliers. We refer to these two strategies as our internal hedges. While we believe that our primary aluminum production continues to provide the expected benefits during this sustained period of high LME prices, the recycling operations are providing less internal hedge benefit than we expected. LME metal prices and other market issues have resulted in higher than expected prices of UBCs, thus compressing the internal hedge benefit we receive from this strategy.

Beyond our internal hedges described above, our third strategy to mitigate the risk of loss or reduced profitability associated with the metal price ceilings is to purchase call options and/or synthetic call options on projected aluminum volume requirements above our assumed internal hedge position. To hedge our exposure in 2006, we previously purchased call options at various strike prices. In September of 2006, we began purchasing synthetic call options, which are purchases of both fixed forward derivative instruments and put options, to hedge our exposure to further metal price increases in 2007. For 2007, the fixed forward contracts are priced at $2,500 per tonne, and at an aluminum price of $2,700 per tonne we would expect to generate positive cash flows of approximately $10 million from these derivatives, which would increase cash flows from investing activities.

For accounting purposes, we do not treat all derivative instruments as hedges under Financial Accounting Standards Board (FASB) Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.  Accordingly, changes in fair value are recognized immediately in earnings, which results in the recognition of fair value as a gain or loss in advance of the contract settlement, and we expect further earnings volatility as a result. In the accompanying condensed consolidated and combined statements of operations, changes in fair value of derivative instruments not accounted for as hedges under FASB Statement No. 133 are recognized in Other (income) expenses — net. These gains or losses may or may not result from cash settlement. For Regional Income purposes we only include the impact of the derivative gains or losses to the extent they are settled in cash during that period.

In the recent past, we have observed a structural shift in aluminum prices, which have risen to unprecedented, sustained levels and reacted suddenly upward and downward based on market events. Before this recent rise in prices, the long-term historical average price for aluminum was approximately $1,500 per tonne. We do not try to predict aluminum prices, but market consensus indicates that it is unlikely that they will return to this level in the short-term. In the long-term we use the LME forward curve model as a reasonable approximation of what aluminum prices may be in the future, however, the LME is a marketplace and there can be considerable variability in actual prices from forward prices. As we migrate away from the contracts with metal price ceilings and toward a pure conversion model, the price of aluminum should not influence our bottom-line results in the long-run, other than its effect on ultimate customer demand, although there are short-term implications of sudden increases or decreases in price as a result of our internal processing time.

At an aluminum price of $2,700 per tonne, we have not fully covered our exposure relative to the metal price ceilings with the three hedging strategies described above. This is primarily a result of (i) not being able to purchase affordable call options or fixed forward derivative instruments with strike prices that directly coincide with the metal price ceilings and (ii) our recycling operations are providing less internal hedge than we previously expected, as the spread between UBC prices and LME prices has not increased at the levels we projected internally. We do expect incremental improvement in 2007 over 2006, however, as our net sales under contracts with price ceilings decreases to approximately 10% of total estimated shipments in 2007.

METAL PRICE LAG

On certain sales contracts we experience timing differences on the pass through of changing aluminum prices based on the difference in the price we pay for aluminum and the price we ultimately charge our customers after the aluminum is processed. Generally, and in the short-term, in periods of rising prices our earnings benefit from this timing difference while the opposite is true in periods of declining prices. We refer to this timing difference as metal price lag. For the nine months ended September 30, 2006, we have benefited from metal price lag by approximately $43 million.

Generally, and in the short-term, metal price lag impacts cash flows negatively in periods of rising metal prices due primarily to inventory processing time, while the opposite is true in periods of declining prices. During the third quarter of 2006, we began selling short-term LME futures contracts to reduce the cash flow volatility of fluctuating metal prices, but we have not fully mitigated this short-term risk.

In Europe, certain of our sales contracts contain fixed metal prices for periods of time such as four to thirty-six months. In some cases, this can result in a negative (positive) impact on sales as metal prices increase (decrease) because the prices are fixed at historical levels. We enter into forward metal purchases simultaneous with these contracts that directly hedge the economic risk of future metal price fluctuation. The positive or negative impact on sales under these contracts has been included in the metal price lag effect described above, without regard to the fixed forward instruments purchased to offset this risk. The sales and Regional Income impacts are described more fully in the Operations and Segment Review for our Europe operating segment.

RESTATEMENT AND REVIEW AND DELAYED FILINGS

We restated our condensed consolidated and combined financial statements for our quarters ended March 31, 2005 and June 30, 2005 as filed on May 16, 2006. The restatement and review process included an extensive review of the contingencies, reserves and adjustments made to create our opening balance sheet as of January 6, 2005.

As a result of the restatement and review process, certain filings were delayed, including our Quarterly Report on Form 10-Q for the period ended September 30, 2005, our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006.

INTERNAL CONTROLS

The financial restatement and review we commenced in fiscal 2005 that continued into fiscal 2006 identified the need for substantial improvement in our financial accounting and control personnel, processes and reporting. We previously reported in our Annual Report on Form 10-K for the year ended December 31, 2005 and continued to report as of September 30, 2006 that we have material weaknesses in our internal control over financial reporting and that our disclosure controls and procedures were not effective. The following material weaknesses were identified in connection with the restatement of our unaudited condensed consolidated and combined financial statements for the interim periods ended March 31, 2005 and June 30, 2005:

•	lack of sufficient resources in our accounting and finance organization;

•	inadequate monitoring of non-routine and non-systematic transactions;

•	lack of effective controls over the accounting for accrued expenses;

•	lack of effective controls over the accounting for income taxes; and

•	lack of effective controls over the accounting for derivative transactions.

These material weaknesses continued to exist as of September 30, 2006. In addition, in the interim period ended September 30, 2006, we concluded that our disclosure controls and procedures were also not effective as a result of the continued existence of these material weaknesses, and error in identifying one of our four most highly compensated executive officers, other than the chief executive officer, in our original Annual Report on Form 10-K for the year ended December 31, 2005.

We are working to remediate these weaknesses to enable us to timely and accurately prepare and file our reports with the SEC. We expect to continue to implement significant process improvements and add substantially to our permanent financial and accounting staff throughout the coming quarters.

SPIN-OFF FROM ALCAN

On May 18, 2004, Alcan announced its intention to transfer its rolled products businesses into a separate company and to pursue a spin-off of that company to its shareholders. The rolled products businesses were managed under two separate operating segments within Alcan — Rolled Products Americas and Asia; and Rolled Products Europe. On January 6, 2005, Alcan and its subsidiaries contributed and transferred to Novelis substantially all of the aluminum rolled products businesses operated by Alcan, together with some of Alcan’s alumina and primary metal-related businesses in Brazil, which are fully integrated with the rolled products operations there, as well as four rolling facilities in Europe whose end-use markets and customers were similar to ours.

Post-Transaction Adjustments

The agreements giving effect to the spin-off provide for various post-transaction adjustments and the resolution of outstanding matters. On November 8, 2006, Alcan and we executed a settlement agreement resolving the material working capital and cash balance adjustments to the opening balance sheet and issues relating to the transfer of U.S. pension assets and liabilities from Alcan to Novelis. Excluding pension assets and liability transfers, the net impact of the settlement was a payment to Novelis of approximately $4 million. The pension assets and liability transfer is expected to be completed by year end, subject to a true-up adjustment in 2007.

Agreements between Novelis and Alcan

At the spin-off, we entered into various agreements with Alcan including the use of transitional and technical services, the supply of Alcan’s metal and alumina, the licensing of certain of Alcan’s patents, trademarks and other intellectual property rights, and the use of certain buildings, machinery and equipment, technology and employees at certain facilities retained by Alcan, but required in our business. The terms and conditions of the agreements were determined primarily by Alcan and may not reflect what two unaffiliated parties might have agreed to. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to us.

Basis of Presentation

Our combined financial statements for the year ended December 31, 2004 and all prior reporting periods were prepared on a carve-out accounting basis, and represented an allocation by Alcan of the assets and liabilities, revenues and expenses, cash flows and changes in the components of invested equity of the businesses to be transferred to us on January 6, 2005. See Note 1 — Business and Summary of Significant

Accounting Policies to our consolidated and combined financial statements for the year ended December 31, 2005.

OPERATIONS AND SEGMENT REVIEW

The following discussion and analysis is based on our consolidated and combined statements of operations which reflect our results of operations for the nine months ended September 30, 2006 and 2005, and the years ended December 31, 2005, 2004 and 2003, as prepared in accordance with generally accepted accounting principles in the United States of America (GAAP).

The following tables present our shipments, our results of operations and the LME prices for aluminum for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003.

	Nine Months Ended						2005	2004
	September 30,		Percent	Year Ended December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003
			(Shipments in kt(1))

Shipments
Rolled products, including tolling (the conversion of customer-owned metal)	2,231	2,168	3%	2,873	2,785	2,491	3%	12%
Ingot products, including primary and secondary ingot and recyclable aluminum(2)	125	174	(28)%	214	234	290	(9)%	(19)%

Total shipments	2,356	2,342	1%	3,087	3,019	2,781	2%	9%

(1)	One kilotonne (kt) is 1,000 metric tonnes. One metric tonne is equivalent to 2,204.6 pounds.

(2)	Ingot products shipments include primary ingot in Brazil, foundry products sold in Korea and Europe, secondary ingot in Europe and other miscellaneous recyclable aluminum sales made mainly for logistical purposes.

	Nine Months Ended						2005	2004
	September 30,		Percent	Year Ended December 31,			Versus	Versus
Operating Results	2006	2005	Change	2005	2004	2003	2004	2003
	($ in millions)

Net sales	$7,377	$6,337	16%	$8,363	$7,755	$6,221	8%	25%

Cost and expenses
Cost of goods sold (exclusive of depreciation and amortization shown below)	6,931	5,678	22%	7,570	6,856	5,482	10%	25%
Selling, general and administrative expenses	293	260	13%	352	289	255	22%	13%
Depreciation and amortization	174	173	1%	230	246	222	(7)%	11%
Research and development expenses	29	29	—%	41	58	62	(29)%	(6)%
Restructuring charges — net	13	4	225%	10	20	8	(50)%	150%
Impairment charges on long-lived assets	—	5	(100)%	7	75	4	(91)%	1,775%

	Nine Months Ended						2005	2004
	September 30,		Percent	Year Ended December 31,			Versus	Versus
Operating Results	2006	2005	Change	2005	2004	2003	2004	2003
	($ in millions)

Interest expense and amortization of debt issuance costs — net	149	148	1%	194	48	33	304%	45%
Equity in net income of non-consolidated affiliates	(12)	(6)	100%	(6)	(6)	(6)	—%	—%
Other income — net	(62)	(72)	(14)%	(299)	(62)	(49)	382%	27%

	7,515	6,219	21%	8,139	7,524	6,011	8%	25%

Income (loss) before provision for taxes on income and minority interests’ share	(138)	118	(217)%	224	231	210	(3)%	10%
Provision for taxes on income (loss)	30	67	(55)%	107	166	50	(36)%	232%

Income (loss) before minority interests’ share	(168)	51	(429)%	117	65	160	80%	(59)%
Minority interests’ share	(2)	(19)	(89)%	(21)	(10)	(3)	110%	233%

Net income (loss) before cumulative effect of accounting change	(170)	32	(631)%	96	55	157	75%	(65)%

Cumulative effect of accounting change — net of tax	—	—		(6)	—	—	—%	—%

Net income (loss)	$(170)	$32		$90	$55	$157	64%	(65)%

	Nine Months Ended						2005	2004
	September 30,		Percent	As of December 31,			Versus	Versus
London Metal Exchange Prices	2006	2005	Change	2005	2004	2003	2004	2003

Aluminum (per metric tonne, and presented in U.S. dollars):
Closing cash price	$2,572	$1,857	39%	$2,285	$1,964	$1,593	16%	23%
Average cash price	$2,516	$1,839	37%	$1,897	$1,717	$1,432	10%	20%

			Dollar				Dollar	Dollar
			Strengthen/				Strengthen/	Strengthen/
			(Weaken)				(Weaken)	(Weaken)
	Nine Months Ended		2006				2005	2004
	September 30,		Versus	Year Ended December 31,			Versus	Versus
	2006	2005	2005	2005	2004	2003	2004	2003

Federal Reserve Bank of New York Exchange Rates
Average of the month end rates:
U.S. dollar per Euro	1.252	1.258	—%	1.240	1.248	1.141	(1)%	9%
Brazilian real per U.S. dollar	2.171	2.456	(12)%	2.408	2.915	3.058	(17)%	(5)%
South Korean won per U.S. dollar	956	1,021	(6)%	1,023	1,139	1,193	(10)%	(5)%
Canadian dollar per U.S. dollar	1.127	1.221	(8)%	1.208	1.298	1.392	(7)%	(7)%

	Nine Months Ended						2005	2004
	September 30,		Percent	Year Ended December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003

New York Mercantile Exchange — Energy Price Quotations
Light Sweet Crude
Average settlement price (per barrel)	$67.09	$49.10	37%	$50.03	$37.41	$27.69	34%	35%
Natural Gas
Average Henry Hub contract settlement price (per MMBTU)(1)	$7.44	$7.16	4%	$8.62	$6.14	$5.39	40%	14%

(1)	One MMBTU is the equivalent of one decatherm, or one million BTUs (British Thermal Units).

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Shipments

We had increased shipments of rolled products in three of our four operating regions in the nine months ended September 30, 2006 compared to the 2005 period. The largest increase was in North America, up 31kt, driven by a 23kt increase in can shipments. We also experienced increased shipments in the can market in Europe totaling 10kt and smaller increases in all other product groups, except our foil business which lost volume. In South America, can shipments increased by 17kt, which was partially offset by small reductions in shipments of industrial products to export markets and shipments of foil products. In Asia, shipments were down due to lower demand in the Asian can market.

We experienced a decline in ingot shipments in three of our operating regions in 2006 compared to 2005. The main decrease was in Europe, driven by lower primary re-melt shipments and the closing of our Borgofranco casting alloys business during the first quarter of 2006.

Net sales

Higher net sales in the nine months ended September 30, 2006 compared to the same 2005 period was primarily the result of an increase in LME metal pricing, which was 37% higher on average during the first nine months of 2006 than the comparable 2005 period. Metal represents approximately 60% — 70% of the sales value of our products. Net sales for the first nine months of 2006 was adversely impacted in North America due to price ceilings on certain can contracts, which limited our ability to pass through approximately $350 million of metal price increases. During the comparative time period in 2005 we were unable to pass through approximately $50 million of metal price increases for a net unfavorable impact of approximately $300 million.

Costs and expenses

The following table presents our costs and expenses for the nine months ended September 30, 2006 and 2005, in dollars and expressed as percentages of net sales.

	Nine Months Ended September 30,
	2006		2005
	$ in millions	% of net sales	$ in millions	% of net sales

Cost of goods sold (exclusive of depreciation and amortization)	$6,931	94.0%	$5,678	89.6%
Selling, general and administrative expenses	293	4.0%	260	4.1%
Depreciation and amortization	174	2.3%	173	2.7%
Research and development expenses	29	0.4%	29	0.5%
Restructuring charges — net	13	0.2%	4	0.1%
Impairment of long-lived assets	—	—%	5	0.1%
Interest expense and amortization of debt issuance costs — net	149	2.0%	148	2.3%
Equity in net income of non-consolidated affiliates	(12)	(0.2)%	(6)	(0.1)%
Other income — net	(62)	(0.8)%	(72)	(1.1)%

	$7,515	101.9%	$6,219	98.1%

Cost of goods sold.  Metal represents approximately 70% — 80% of our input costs, and the increase in cost of goods sold in dollar terms is primarily due to the impact of higher LME prices. As a percentage of net sales, cost of goods sold for the first nine months of 2006 was adversely impacted due to price ceilings on certain can contracts, which limited our ability to pass through approximately $350 million of metal price increases as described above. During the comparable period in 2005, we were unable to pass through approximately $50 million of metal price increases. Further, we experienced adverse impacts from higher energy and transportation costs in all regions and unfavorable exchange rate impacts, most notably in South America.

Selling, general and administrative expenses (SG&A).  Included in SG&A for the nine months ended September 30, 2005 are Novelis start-up costs of approximately $5 million which do not recur in 2006. Excluding these start-up costs, SG&A has increased during the first nine months of 2006 as compared to the same time period in 2005 primarily because of higher corporate costs that include an incremental $20 million of legal and professional fees incurred in connection with the restatement and review process, delayed filings and as a result of our continued reliance on third party consultants to support our financial reporting requirements. In addition, corporate costs were higher during 2006 due to approximately $10 million of severance associated with certain corporate executives, $4 million of incremental stock compensation primarily associated with changes in fair values of previously issued share-based awards that are settled in cash, and generally higher employee costs as a result of additional permanent hires made since the company’s inception.

Interest expense and amortization of debt issuance costs — net.  In 2005, we expensed $11 million in debt issuance fees on undrawn credit facilities during our first quarter, used to back up the Alcan notes we received in January 2005 as part of the spin-off. Excluding the debt issuance fees, interest expense increased in the nine months ended September 30, 2006 over 2005 primarily as a result of (1) penalty interest we incurred during 2006 due to the late filing of our financial statements and (2) higher interest rates on our remaining variable rate debt, which were partially offset by lower interest expense as a result of reduced debt levels.

Restructuring charges — net.  During 2006, we announced several restructuring programs, including at our central management and administration activities in Zurich; our Neuhausen research and development center in Switzerland; our Goettingen facility in Germany; and the reorganization of our plants in Ohle and

Ludenscheid, Germany, including the closing of two non-core business lines located within those facilities. We incurred aggregate restructuring charges of approximately $9 million during the nine months ended September 30, 2006 in connection with these programs.

Other income — net.  The reconciliation of the difference between the periods is shown below (in millions).

Other
Income
Net

Other income — net for the nine months ended September 30, 2005	$(72)

Net gains of $58 million on the change in fair value of derivative instruments in 2006, compared to net gains of $56 million in 2005	(2)
Loss on disposal of business in 2006 of $15 million	15
Loss on disposal of property, plant and equipment in 2006 of $1 million compared to gains of $11 million in 2005	12
Exchange gains of $15 million in 2006 compared to losses of $1 million in 2005	(16)
Other — net	1

Other income — net for the nine months ended September 30, 2006	$(62)

Provision for taxes on income (loss)

For the nine months ended September 30, 2006, we recorded a $30 million provision for taxes on our pre-tax loss of $150 million, before our equity in net income of non-consolidated affiliates and minority interests’ share, which represented an effective tax rate of (20)%. Our effective tax rate differs from the benefit at the Canadian statutory rate of 33% due to (1) a $42 million increase in valuation allowances primarily related to tax losses in certain jurisdictions where we believe it is more likely than not that we will not be able to utilize those losses and (2) $38 million of expense for (a) pre-tax foreign currency gains or losses with no tax effect, (b) the tax effect of U.S. dollar denominated currency gains or losses with no pre-tax effect and (c) the remeasurement of deferred income taxes.

For the nine months ended September 30, 2005, we recorded a $67 million provision for taxes on our pre-tax income of $112 million, before our equity in net income of non-consolidated affiliates and minority interests’ share, which represented an effective tax rate of 60%. Our effective tax rate is greater than the Canadian statutory rate of 33% due primarily to $30 million of expense for (a) pre-tax foreign currency gains or losses with no tax effect, (b) the tax effect of U.S. dollar denominated currency gains or losses with no pre-tax effect and (c) the remeasurement of deferred income taxes.

Net income (loss)

We reported a net loss of $170 million for the nine months ended September 30, 2006, or $(2.30) per share, compared to net income of $32 million, or $0.43 per share for the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2005 included our consolidated net income of $61 million for the period from January 6, 2005 (the effective date of the spin-off) to September 30, 2005, and a combined loss of $29 million on the mark-to-market of derivative instruments, primarily with Alcan, for the period from January 1 to January 5, 2005, prior to the spin-off.

OPERATING SEGMENT REVIEW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

Regional Income

Due in part to the regional nature of supply and demand of aluminum rolled products and in order to best serve our customers, we manage our activities on the basis of geographical areas and are organized under four operating segments: North America; Europe; Asia and South America.

Our chief operating decision-maker uses regional financial information in deciding how to allocate resources to an individual segment, and in assessing performance of the segment. Novelis’ chief operating decision-maker is its interim chief executive officer.

We measure the profitability and financial performance of our operating segments based on Regional Income, in accordance with FASB Statement No. 131, Disclosure About the Segments of an Enterprise and Related Information. Regional Income provides a measure of our underlying regional segment results that is in line with our portfolio approach to risk management. We define Regional Income as income before (a) interest expense and amortization of debt issuance costs; (b) gains and losses on change in fair value of derivative instruments — net; (c) depreciation and amortization; (d) impairment charges on long-lived assets; (e) minority interests’ share; (f) adjustments to reconcile our proportional share of Regional Income from non-consolidated affiliates to income as determined on the equity method of accounting; (g) restructuring (charges) recoveries — net; (h) gains or losses on disposals of property, plant and equipment and businesses; (i) corporate selling, general and administrative expenses; (j) other corporate costs — net; (k) litigation settlement — net of insurance recoveries; (l) provision or benefit for taxes on income (loss); and (m) cumulative effect of accounting change — net of tax.

We do not treat all derivative instruments as hedges under FASB Statement No. 133. Accordingly, changes in fair value are recognized immediately in earnings, which results in the recognition of fair value as a gain or loss in advance of the contract settlement. In the accompanying condensed consolidated and combined statements of income (loss), changes in fair value of derivative instruments not accounted for as hedges under FASB Statement No. 133 are recognized in Other (income) expenses — net. These gains or losses may or may not result from cash settlement. For Regional Income purposes we only include the impact of the derivative gains or losses to the extent they are settled in cash during that period.

During the quarter ended September 30, 2006 we added a line to our Regional Income reconciliation to improve the disclosure of gains or losses resulting from cash settlement of derivatives that have been included in Regional Income. Prior periods have been revised to conform to the current period presentation.

The following table presents Regional Income by operating segment and reconciles Total Regional Income to Net income (loss) (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Regional Income
North America	$64	$141
Europe	208	161
Asia	70	80
South America	122	86

Total Regional Income	464	468
Interest expense and amortization of debt issuance costs	(160)	(155)
Gains on cash settlement of derivative instruments — net, included in Regional Income	(193)	(10)
Gains on change in fair value of derivative instruments — net	58	56
Depreciation and amortization	(174)	(173)
Minority interests’ share	(2)	(19)
Adjustment to eliminate proportional consolidation(A)	(26)	(27)
Restructuring charges — net	(13)	(4)
Impairment charges on long-lived assets	—	(5)
Gains (losses) on disposals of fixed assets and businesses	(16)	11
Corporate selling, general and administrative expenses	(88)	(49)
Other corporate costs — net	10	6
Provision for taxes on income (loss)	(30)	(67)

Net income (loss)	$(170)	$32

(A)	Our financial information for our segments (including Regional Income) includes the results of our non-consolidated affiliates on a proportionately consolidated basis, which is consistent with the way we manage our business segments. However, under GAAP, these non-consolidated affiliates are accounted for using the equity method of accounting. Therefore, in order to reconcile Total Regional Income to Net income (loss), the proportional Regional Income of these non-consolidated affiliates is removed from Total Regional Income, net of our share of their net after-tax results, which is reported as Equity in net income of non-consolidated affiliates in the accompanying condensed consolidated and combined statements of operations. See Note 6 — Investment in and Advances to Non-consolidated Affiliates and Related Party Transactions to our condensed consolidated and combined financial statements for the nine months ended September 30, 2006 for further information about these non-consolidated affiliates.

Operating Segment Results

North America

The following table presents key financial and operating information for North America for the nine months ended September 30, 2006 and 2005.

	Nine Months Ended
	September 30,		Percent
	2006	2005	Change
	($ in millions)

Shipments (kt):
Rolled products	883	852	3.6%
Ingot products	59	61	(3.3)%

Total shipments	942	913	3.2%

Net sales	$2,841	$2,500	13.6%
Regional Income	$64	$141	(54.6)%
Total assets	$1,487	$1,388	7.1%

Shipments

Rolled products shipments increased by 23kt due to increased orders in the can market during the nine months ended September 30, 2006. Foil shipments increased by 4kt as we increased our market share and shipments in the OEM/distributor market increased by 7kt. The remaining difference is primarily explained by lower shipments into the light gauge automotive finstock and automotive sheet markets.

Net sales

North America net sales increases in the nine months ended September 30, 2006 compared to 2005 were driven primarily by metal prices, which were 37% higher on average in 2006 compared to 2005. Increases in metal prices are largely passed through to customers. However, the pass through of metal price increases to our customers was limited in cases where metal price ceilings were exceeded. This factor unfavorably impacted North America net sales in the nine months ended September 30, 2006 by approximately $350 million. During the comparable period of 2005, we were unable to pass through approximately $50 million of metal price increases for a net unfavorable impact of approximately $300 million.

Regional Income

As described above, the net unfavorable impact of metal price ceilings was approximately $300 million which reduced 2006 Regional Income as compared to 2005. This was partially offset by $120 million of gains from the cash settlement of derivative instruments during the nine months ended September 30, 2006 and $71 million from the benefit of metal price lag in 2006. Price increases added approximately $29 million to Regional Income in 2006 and additionally, higher UBC spreads, increased volume, and operational improvements favorably impacted 2006 by $27 million as compared to 2005. These benefits were partially offset by $24 million of higher energy and transportation costs.

Europe

The following table presents key financial and operating information for Europe for the nine months ended September 30, 2006 and 2005.

	Nine Months Ended
	September 30,		Percent
	2006	2005	Change
	($ in millions)

Shipments (kt):
Rolled products	797	768	3.8%
Ingot products	15	63	(76.2)%

Total shipments	812	831	(2.3)%

Net sales	$2,688	$2,376	13.1%
Regional Income	$208	$161	29.2%
Total assets	$2,392	$2,129	12.4%

Shipments

Rolled products shipments increased primarily due to a 31kt increase in hot rolled and cold rolled coil shipments (an intermediate product) and a 10kt increase in can shipments. Other market increases include 7kt in automotive and 5kt in each of the painted and plain markets, driven by strong market demand. These increases were partially offset by lower foilstock shipments of 26kt and the sale of our Annecy operation in March 2006, which reduced shipments in the nine months of 2006 by 15kt. Ingot products shipments declined due to lower re-melt shipments of 26kt and lower casting alloys shipments of 24kt due to the closing of our Borgofranco facility.

Net sales

Net sales increased primarily as a result of the 37% increase in average LME metal prices which was partially offset by the reduction in total shipments described above and unfavorable metal price lag.

Regional Income

Compared to 2005, Regional Income was impacted in 2006 by a number of factors. First, as compared to 2005, Regional Income was unfavorably impacted by $63 million due to sales to certain customers at previously fixed forward prices. This negative impact was directly offset by $63 million of cash-settled derivative gains related to forward LME purchases entered into back-to-back with the customer contracts. Second, metal price lag related to inventory processing time favorably impacted 2006 by approximately $23 million. Third, price mix and other operational improvements added $45 million to Regional Income. Fourth, Europe incurred approximately $5 million of Novelis start-up costs in 2005 that did not recur in 2006. Finally, these benefits were partially offset by a $26 million increase in energy costs in 2006.

Total assets

Total assets increased primarily due to the increase in metal prices, which impacted both inventories and accounts receivable.

Asia

The following table presents key financial and operating information for Asia for the nine months ended September 30, 2006 and 2005.

	Nine Months Ended
	September 30,		Percent
	2006	2005	Change
	($ in millions)

Shipments (kt):
Rolled products	347	356	(2.5)%
Ingot products	32	30	6.7%

Total shipments	379	386	(1.8)%

Net sales	$1,235	$1,025	20.5%
Regional Income	$70	$80	(12.5)%
Total assets	$1,021	$971	5.1%

Shipments

Rolled products shipments for the nine months ended September 30, 2006 declined compared to the same time period in 2005 due to reduced demand for can and industrial products resulting from the higher LME prices. Ingot products shipments were higher due to increased regional automotive demand.

Net sales

Net sales increased primarily as a result of the 37% increase in average LME metal prices which was largely passed through to customers.

Regional Income

Regional Income for the nine months ended September 30, 2006 was lower than the same period in 2005, due primarily to lower volume, and higher employment, energy, and non-aluminum metal costs.

South America

The following table presents key financial and operating information for South America for the nine months ended September 30, 2006 and 2005.

	Nine Months Ended
	September 30,		Percent
	2006	2005	Change
	($ in millions)

Shipments (kt):
Rolled products	204	191	6.8%
Ingot products	19	21	(9.5)%

Total shipments	223	212	5.2%

Net sales	$626	$448	39.7%
Regional Income	$122	$86	41.9%
Total assets	$814	$780	4.4%

Shipments

Can shipments for the nine months ended September 30, 2006 increased by 17kt over 2005, with the main driver being local market growth. This growth was slightly offset by reductions in shipments in the foil and industrial products markets.

Net sales

The main drivers for the rise in net sales for the nine months ended September 30, 2006 over 2005 were the increase in LME prices, which are passed through to customers, higher shipping volume and by a reduction in tolling sales in 2006 compared to 2005.

Regional Income

In the nine months ended September 30, 2006, we benefited from rising LME metal prices in two ways. First, the output from our smelters, representing approximately 85% of our raw material input cost, has little to no correlation with LME metal price movements. Second, we experienced favorable metal price lag resulting from price increases. These two factors favorably impacted Regional Income by approximately $32 million. Regional Income for the nine months ended September 30, 2006 also benefited from a number of other items as compared to 2005. These include approximately $6 million of expenses incurred in 2005 associated with certain labor claims which did not recur in 2006, $6 million of gains from the cash settlement of derivative instruments, a positive physical inventory adjustment of $5 million and other cost reductions of approximately $8 million. These benefits were partially offset by the impact of a stronger Brazilian real, which was on average 12% higher in the nine months ended September 30, 2006 as compared to 2005. This unfavorably impacted Regional Income by $21 million as the majority of sales are in U.S. dollars while local manufacturing costs are incurred in Brazilian real.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

Shipments

Rolled products shipments were up 3% in 2005 compared to 2004. We had increased shipments of 31kt in Asia due to demand growth and had significant production increases in that region. We experienced market share gains in the South American market of 24kt. In Europe, increased shipments into the can (34kt) and lithographic (6kt) markets were partially offset by lower foil shipments (by 17kt) that resulted from the closing of our Flemalle operation in early 2005. Can volumes also increased by 20kt in North America as we captured a higher market share. This combined with higher foil shipments in North America of 7kt offset the 15kt loss of volume we experienced following our decision to exit the semi-fabricated foil market in North America.

Ingot product shipments were down 9% in 2005 compared to 2004, due to 7kt less shipments from our Borgofranco casting alloys business, which resulted from tough market conditions and our announcement in late 2005 of our intention to close the facility. In addition, we had lower shipments of excess primary re-melt in 2005 compared to 2004.

Net sales

Net sales increased to $8.4 billion in 2005 compared to $7.8 billion in 2004, an increase of $608 million, or 8%. The improvement was primarily the result of an increase in LME metal pricing, which was 10% higher on average during 2005 compared to 2004. Higher shipments also contributed to the rise in net sales. Net sales were adversely impacted in North America due to metal price ceilings on certain can contracts. These contracts limited our ability to pass on approximately $75 million of LME metal price increases to our customers.

Costs and expenses

The following table presents our costs and expenses for the years ended December 31, 2005 and 2004, in dollars and expressed as percentages of net sales.

	Year Ended December 31,
	2005		2004
	$ in millions	% of net sales	$ in millions	% of net sales

Cost of goods sold (exclusive of depreciation and amortization)	$7,570	90.5%	$6,856	88.4%
Selling, general and administrative expenses	352	4.2%	289	3.7%
Litigation settlement — net of insurance recoveries	40	0.5%	—	—%
Depreciation and amortization	230	2.8%	246	3.2%
Research and development expenses	41	0.5%	58	0.7%
Restructuring charges — net	10	0.1%	20	0.3%
Impairment of long-lived assets	7	0.1%	75	1.0%
Interest expense and amortization of debt issuance costs — net	194	2.3%	48	0.6%
Equity in net income of non-consolidated affiliates	(6)	(0.1)%	(6)	(0.1)%
Other income — net	(299)	(3.6)%	(62)	(0.8)%

	$8,139	97.3%	$7,524	97.0%

Cost of goods sold.  Cost of goods sold represented 90.5% of our net sales in 2005, compared to 88.4% in 2004. The increase in cost of goods sold, in both total dollars and as a percentage of net sales in 2005 in large part reflected the impact of higher LME prices on metal input costs. Further, we experienced adverse impacts from higher energy and transportation costs totaling $51 million in 2005 over 2004 levels. In addition, the strengthening of the Brazilian real, which increases local costs when translated into U.S. dollars, impacted 2005 results by $28 million compared to 2004.

Selling, general and administrative expenses (SG&A).  SG&A increased from $289 million in 2004 to $352 in 2005, or 22%. Corporate costs were higher by approximately $23 million as a result of the incremental costs of being a stand-alone public company and establishing a new corporate headquarters in Atlanta. In addition, we began to incur higher 3rd party consulting and audit costs as a result of the restatement and review process. The weakening U.S. dollar against other currencies also contributed to higher SG&A in 2005 than 2004. These cost increases were partially offset by lower SG&A costs in Europe resulting from our closing two administration centers in 2005. In 2004, SG&A included a benefit of $10 million in South America that arose from changing from a defined benefit plan to a defined contribution plan.

Litigation settlement — net of insurance recoveries.  Litigation settlement — net of insurance recoveries of $40 million relates to the Reynolds Boat Case as described in Note 21 — Commitments and Contingencies to our consolidated and combined financial statements for the year ended December 31, 2005.

Depreciation and amortization.  Depreciation and amortization for 2005 was $16 million less than 2004, as we closed two of our plants in Europe and had taken a $65 million asset impairment charge in December 2004 on our property, plant and equipment in Italy.

Research and development expenses.  Research and development expenses were $41 million in 2005, an amount we consider to be within the range of our expected normal annual expenditures. For 2004 and 2003, research and development expenses allocated to us in the carve out accounting by Alcan included both specific costs related to projects directly identifiable with operations of the businesses subsequently transferred to us, and an allocation of a general pool of research and development expenses.

Restructuring charges — net.  Restructuring charges — net in 2005 were substantially attributable to provisions we made in the fourth quarter after announcing our intent to close our Borgofranco foundry alloys business. We provided for exit related costs of $9 million, which included $6 million for environmental remediation. In 2004, we recorded restructuring charges of $11 million to consolidate our sheet rolling facilities in Rogerstone, Wales, and an additional $6 million relating to the restructuring and closure of facilities in Germany. We also recovered $7 million in 2004 related to our 2001 restructuring program resulting from a gain on the sale of assets related to closing facilities in Glasgow, U.K. See Note 3 — Restructuring Programs to our consolidated and combined financial statements.

Impairment charges.  Impairment charges in 2005 included a $5 million write-down on the value of the property, plant and equipment at the Borgofranco foundry alloys business. The amounts for 2004 include the $65 million asset impairment charge on the production equipment at two facilities in Italy and other asset impairment charges on equipment in Europe. See Note 6 — Property, Plant and Equipment to our consolidated and combined financial statements for the year ended December 31, 2005.

Interest expense and amortization of debt issuance costs — net.  Interest expense and amortization of debt issuance costs — net was $194 million in 2005, significantly higher than the $48 million allocated to us by Alcan for 2004. The increase resulted from the debt we undertook to finance the spin-off. In addition, we incurred $11 million in debt issuance costs on undrawn credit facilities that were used to back up the Alcan notes we received in January 2005 as part of the spin-off, and included such costs in interest expense and amortization of debt issuance costs — net. In previous quarters during 2005, these costs were included in Other income — net.

Other income — net.  Other income — net was $299 million in 2005 compared to $62 million in 2004. The reconciliation of this difference is shown below (in millions).

Other
Income — Net

Other income — net for the year ended December 31, 2004	$(62)

Elements comprising the difference in Other income — net:
Gains of $269 million on the change in fair value of derivatives in 2005, compared to $69 million in 2004	(200)
Service fee income earned in 2004 only	17
Gains of $17 million on the disposals of fixed assets in 2005 compared to gains in 2004 of $5 million	(12)
Other — net	(42)

Total elements comprising the difference in Other income — net	(237)

Other income — net for the year ended December 31, 2005	$(299)

Provision for Taxes on Income

Our provision for taxes on income of $107 million represented an effective tax rate of 49% for 2005 compared to a provision of $166 million and an effective tax rate of 74% for 2004. This compares to a 2005 statutory tax rate of 33% in Canada (33% in 2004). In 2005, the major differences were caused by deferred tax liabilities on the translation of U.S. dollar indebtedness into local currency for which there is no related income in Canada and South America, and reduced-rate or tax exempt income and expense items. In 2004 the difference in the rates was due primarily to the $65 million pre-tax asset impairment in Italy, for which a tax recovery is not expected, the $21 million tax provision in connection with the spin-off, for which there is no related income and other increases in valuation allowances primarily related to tax losses in certain jurisdictions where we believe it is more likely than not that we will not be able to utilize those losses. Refer to Note 18 — Income Taxes to our consolidated and combined financial statements for the year ended December 31, 2005 for a reconciliation of statutory and effective tax rates.

The change in effective tax rates from 2004 to 2005 is largely due to the increase or decrease in valuation allowance recorded against deferred tax assets. We reduce the deferred tax assets by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized. In 2005, we incurred tax losses in the UK, Italy and France and we believe it is “more likely than not” that the tax benefits on these losses will not be realized and therefore we increased the valuation allowances on these deferred tax assets. In 2004, we incurred tax losses in Italy, driven mainly by the impairment charge of $65 million. We believed it was “more likely than not” that the tax benefits on these losses would not be realized and therefore we increased the valuation allowances on these deferred tax assets.

Net Income

We reported Net income of $90 million for the year ended December 31, 2005, or earnings per share of $1.21. This is comprised of consolidated net income of $119 million for the period from January 6, 2005 (the effective date of the spin-off) to December 31, 2005, and a combined loss of $29 million on the mark-to-market of derivatives, primarily with Alcan, for the period from January 1 to January 5, 2005, prior to the spin-off. Net income in the carve out combined statement of income as a part of Alcan for the year ended December 31, 2004 was $55 million, or earnings per share of $0.74.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

Shipments

Rolled products shipments in 2004 were up 12% compared to 2003, resulting from improved economies in Asia and North America, and the addition of four plants in Europe obtained as part of the Pechiney acquisition, as well as market share improvements in South America.

Ingot shipments were down by 19% in 2004 compared to 2003, due to lower demand for our excess primary re-melt.

Net sales

Our net sales were $7.8 billion for the year ended December 31, 2004, an increase of $1.5 billion, or 25%, compared to 2003. Approximately half of the increase was the result of higher LME aluminum prices, which we generally passed through to customers, as the metal price ceilings in certain of our North America contracts were not triggered to a significant degree in 2004. LME cash aluminum prices in 2004 were up on average 20% compared to 2003. Forty percent of the increase in net sales reflected increased rolled products shipments, with the remaining portion of the increase attributable to the translation effects of the weakening U.S. dollar against other currencies, especially the Euro.

Costs and expenses

The following table presents our costs and expenses for the years ended December 31, 2004 and 2003, in dollars and expressed as percentages of net sales.

	Year Ended December 31,
	2004		2003
	$ in millions	% of net sales	$ in millions	% of net sales

Cost of goods sold (exclusive of depreciation and amortization)	$6,856	88.4%	$5,482	88.1%
Selling, general and administrative expenses	289	3.7%	255	4.1%
Depreciation and amortization	246	3.2%	222	3.6%
Research and development expenses	58	0.7%	62	1.0%
Restructuring charges — net	20	0.3%	8	0.1%
Impairment charges of long-lived assets	75	1.0%	4	0.1%
Interest expense and amortization of debt issuance costs — net	48	0.6%	33	0.5%
Equity in net income of non-consolidated affiliates	(6)	(0.1)%	(6)	(0.1)%
Other income — net	(62)	(0.8)%	(49)	(0.8)%

	$7,524	97.0%	$6,011	96.6%

Cost of goods sold.  Cost of goods sold represented 88.4% of our net sales in 2004, compared to 88.1% in 2003. The stability of this cost/revenue relationship reflects the conversion nature of our business, absent the impact of metal price ceilings. The increase in cost of goods sold in 2004 in large part reflected the impact of higher LME prices on metal input costs. There was a commensurate increase in net sales as higher metal costs were generally passed through to customers.

In 2004, our cost base was adversely affected by a number of external factors that increased costs for natural gas and transportation. The sharp decline in the value of the U.S. dollar also had a significant adverse impact on operating and overhead costs incurred in other currencies, which are translated into U.S. dollars for reporting purposes.

SG&A.  SG&A expenses were $289 million for 2004 compared to $255 million in 2003, an increase of $34 million. The increase is due to the addition of four Pechiney plants in 2004 and the impact of the strengthening Euro, which increased local costs when translated into U.S. dollars for reporting purposes.

Depreciation and amortization.  Our depreciation and amortization expense was $246 million in 2004 compared to $222 million in 2003. Nearly half of the increase in 2004 was the result of the acquisition of Pechiney at the end of 2003, with the remainder mainly reflecting the effect of the stronger euro and Korean won when translating local currency expenses into U.S. dollars.

Research and development expenses.  Research and development expenses allocated to us in the carve out accounting by Alcan for both 2004 and 2003 included both specific costs related to projects directly identifiable with operations of the businesses subsequently transferred to us, and an allocation of a general pool of research and development expenses.

Restructuring charges — net.  Restructuring charges — net in 2004 included restructuring charges of $19 million to consolidate our sheet rolling facilities in Rogerstone, Wales, and an additional $6 million relating to the restructuring and closure of facilities in Germany. We also recovered $7 million in 2004 related to our 2001 restructuring program resulting from a gain on the sale of assets related to closing facilities in Glasgow, U.K. Restructuring charges of $8 million in 2003 consisted primarily of employee severance related to the 2001 restructuring program. See Note 3 — Restructuring Programs to our consolidated and combined financial statements for the year ended December 31, 2005 for more information.

Impairment charges of long-lived assets.  Impairment charges in 2004 include the $65 million asset impairment charge on the production equipment at two facilities in Italy and other asset impairment charges on equipment in Europe. In 2003, we had impairment charges related to the complete write-off of all of the fixed assets in our Annecy, France plant. See Note 6 — Property, Plant and Equipment to our consolidated and combined financial statements for the year ended December 31, 2005 included for more information.

Interest expense and amortization of debt issuance costs — net.  Interest expense and amortization of debt issuance costs — net allocated to us was $48 million in 2004, an increase of 45% over interest expense and amortization of debt issuance costs — net allocated to us for 2003, reflecting the higher level of borrowings and debt at the end of 2003 that Alcan undertook to finance its acquisition of Pechiney in 2003.

Other income — net.  Other income — net was $62 million in 2004 compared to $49 million in 2003. The reconciliation of this difference is shown below (in millions):

Other
Income — Net

Other income — net for the year ended December 31, 2003	$(49)

Elements comprising the difference in Other income — net:
Gains of $69 million on the change in fair value of derivatives in 2004, compared to $20 million in 2003	(49)
Foreign exchange losses of $2 million in 2004 compared to $17 million in 2003	(15)
Service fee income of $17 million earned in 2004 compared to $13 million in 2003	(4)
Gains of $5 million on the disposals of fixed assets in 2004 compared to $28 million in 2003	23
Other — net	32

Total elements comprising the difference in Other income — net	(13)

Other income — net for the year ended December 31, 2004	$(62)

Provision for Taxes on Income

Our provision for taxes on income of $166 million represented an effective tax rate of 74% for 2004 compared to a provision of $50 million and an effective tax rate of 25% for 2003. This compares to a 2004 statutory tax rate of 33% in Canada (32% in 2003). In 2004, the major differences were caused by the $65 million pre-tax asset impairment in Italy, for which a tax recovery is not expected, the $21 million tax provision in connection with the spin-off, for which there is no related income and other increases in valuation allowances primarily related to tax losses in certain jurisdictions where we believe it is more likely than not that we will not be able to utilize those losses. In 2003 the difference in the rates was due primarily to prior years’ tax adjustments and the realization of tax benefits on previously unrecorded tax losses carried forward. Refer to Note 18 — Income Taxes to our consolidated and combined financial statements for the year ended December 31, 2005 for a reconciliation of statutory and effective tax rates.

Net Income

Our net income for 2004 was $55 million compared to $157 million in 2003. The principal factors contributing to the decline in 2004 were the after-tax restructuring and asset impairment charges in Europe of $18 million, a separate asset impairment charge of $65 million in Italy as well as a tax provision of $21 million and higher costs both related to our start-up and our separation from Alcan, and a foreign currency exchange loss of $15 million. Other factors that negatively impacted 2004 net income were the $24 million (pre-tax) increase in depreciation and amortization and the $15 million (pre-tax) increase in interest expense and amortization of debt issuance costs — net from the comparable year-ago period. Foreign currency balance sheet translation effects, which are primarily non-cash in nature, arise from translating monetary items (principally deferred income taxes, operating working capital and long-term liabilities) denominated in

Canadian dollars and Brazilian real into U.S. dollars for reporting purposes. The translation loss in 2004 reflected the significant weakening of the U.S. dollar against the Canadian dollar and Brazilian real.

The negative impact on net income from these items was partially offset by the improvement in rolled product shipment volume, which increased 12% over the corresponding period in 2003. The increase was in response to strengthening market conditions in Asia and North America and market share improvements in South America. The four Pechiney plants contributed 4% to shipments for the year. The recovery in market price spreads between recycled and primary metal and the positive impact of the strengthening euro when translating local currency profits into U.S. dollars also provided a positive improvement to net income. Additionally, pre-tax mark-to-market gains on derivatives increased by $49 million in 2004.

Included in our net income for 2003 was a foreign currency exchange loss of $27 million. Other significant items were after-tax gains of $26 million ($30 million pre-tax) on the sale of non-core businesses in Italy, the United Kingdom and Malaysia and an after-tax environmental charge of $18 million ($30 million pre-tax) related mainly to a site in the United States as well as positive tax adjustments totaling $24 million. Our results of operations for 2003 also included after-tax mark-to-market gains on derivatives of $11 million ($20 million pre-tax).

OPERATING SEGMENT REVIEW FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004 AND YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

Regional Income and Business Group Profit

Prior to the spin-off, profitability of the operating segments was measured using business group profit (BGP). Prior periods presented below have been recast to conform to the definition of Regional Income. BGP was similar to Regional Income, except for the following:

•	BGP excluded restructuring charges related only to major corporate-wide acquisitions or initiatives, whereas Regional Income excludes all restructuring charges;

•	BGP included pension costs based on the normal current service cost with all actuarial gains, losses and other adjustments being included in Intersegment and other. Regional Income includes all pension costs in the applicable operating segment; and

•	BGP excluded certain corporate non-operating costs incurred by an operating segment and included such costs in Intersegment and other. Regional Income includes these costs in the operating segment.

During the quarter ended September 30, 2006 we added a line to our Regional Income reconciliation to improve the disclosure of gains or losses resulting from cash settlement of derivatives that have been included in Regional Income. Prior periods have been revised to conform to the current period presentation.

Reconciliation

The following table presents Regional Income by operating segment and reconciles Total Regional Income to Net income.

	Year Ended December 31,
	2005	2004	2003
	($ in millions)

Regional Income
North America	$196	$240	$176
Europe	206	200	175
Asia	108	80	69
South America	110	134	88

Total Regional Income	620	654	508
Interest expense and amortization of debt discounts and fees	(203)	(74)	(40)
Unrealized gains due to changes in the fair value of derivatives(1)	140	77	20
Depreciation and amortization	(230)	(246)	(222)
Litigation settlement — net of insurance recoveries	(40)	—	—
Impairment charges on long-lived assets	(7)	(75)	(4)
Minority interests’ share	(21)	(10)	(3)
Adjustment to eliminate proportional consolidation(2)	(36)	(41)	(36)
Restructuring charges	(10)	(20)	(8)
Gain on disposals of fixed assets and businesses	17	5	28
Corporate costs	(72)	(49)	(36)
Gains on the monetization of cross-currency interest rate swaps	45	—	—
Provision for taxes on income	(107)	(166)	(50)

Net income before cumulative effect of accounting change	96	55	157
Cumulative effect of accounting change — net of tax	(6)	—	—

Net income	$90	$55	$157

(1)	Except for Korean foreign exchange derivatives.

(2)	Our financial information for our segments (including Regional Income) includes the results of our non-consolidated affiliates on a proportionately consolidated basis, which is consistent with the way we manage our business segments. However, under GAAP, these non-consolidated affiliates are accounted for using the equity method of accounting. Therefore, in order to reconcile Total Regional Income to Net income, the proportional Regional Income of these non-consolidated affiliates is removed from Total Regional Income, net of our share of their net after-tax results, which is reported as Equity in net income of non-consolidated affiliates on our consolidated and combined statements of income. See Note 8 — Investment in and Advances to Non-Consolidated Affiliates to our consolidated and combined financial statements for the year ended December 31, 2005 for further information about these non-consolidated affiliates.

Operating Segment Results

North America

The following table presents key financial and operating information for North America for the years ended December 31, 2005, 2004 and 2003.

				2005	2004
	Year Ended December 31,			Versus	Versus
North America	2005	2004	2003	2004	2003
	($ in millions)

Total shipments(kt)	1,194	1,175	1,083	2%	8%

Net sales	$3,265	$2,964	$2,385	10%	24%
Regional Income	$196	$240	$176	(18)%	36%
Total assets	$1,547	$1,406	$2,392	10%	(41)%

2005 versus 2004

Shipments

North America total shipments were 1,194kt in 2005, representing 39% of our total shipments, compared to 1,175kt in 2004, which also represented 39% of our total shipments. North America total shipments were 2% higher in 2005 than in 2004. Shipments increased by 20kt in the can market in 2005 as we captured a higher market share and foil shipments increased by 10kt as we experienced higher utilization. We also experienced a small increase in shipments in the brazing market. These higher shipments were partially offset by our decision to exit the semi-fabricated foilstock market, which unfavorably impacted shipments by 15kt, and by lower automotive sheet volume of 7kt due to the loss of a supply contract. In addition, building sheet shipments declined by 6kt in 2005 compared to 2004 as we focused on higher margin business.

Net sales

North America net sales were $3.3 billion in 2005, representing 39% of our total net sales, compared to $3.0 billion in 2004, which represented 38% of our total net sales. North America net sales in 2005 were higher by $301 million, or 10%, compared to 2004. This was driven primarily by increases in metal prices, which were 10% higher on average in 2005 compared to 2004. Increases in metal prices are largely passed through to customers. However, the pass through of metal price increases to our customers was limited in cases where metal price ceilings in certain contracts were exceeded or when there was a time lag between metal price increases and the corresponding pass-through to our customers.

Regional Income

North America Regional Income was $196 million in 2005, a decrease of $44 million, or 18%, from 2004. Regional Income was unfavorably impacted by higher costs of goods sold in 2005, due to two main drivers. First, as noted above, we were unable to pass through approximately $75 million of metal cost increases to our customers due to contracts with a metal price ceiling. However, we did realize a $10 million gain on the change in fair market of settled derivative instruments that we entered into to hedge our exposure to these metal price ceilings, which was included in Regional Income, resulting in a net unfavorable impact to Regional Income of $40 million. Second, higher energy costs, including the cost to melt and roll our products and fuel costs to transport products to our customers, increased cost of goods sold by $33 million.

Regional Income was favorably impacted by approximately $40 million of realized gains from the cash settlement of derivative instruments. In addition, Regional Income was favorably impacted by margin improvement associated with optimizing our product portfolio by reducing our exposure to lower value added products such as semi-fabricated foilstock. We were also able to increase prices in a number of product lines due to high demand and the enactment of the U.S. Department of Energy’s Seasonal Energy Efficiency Ratio 13 regulation, which increases the amount of aluminum used in the manufacturing of air conditioning units.

Other reasons for the decrease in Regional Income for 2005 compared to 2004 include $16 million of interest income earned in 2004 on loans to Alcan that were collected in 2005 as part of the spin-off, and a charge of $4 million in 2005 relating to post-retirement medical costs which related to 2004 and prior periods.

2004 versus 2003

Shipments

North America total shipments were 1,175kt in 2004, representing 39% of our total shipments, compared to 1,083kt in 2003, which also represented 39% of our total shipments. In 2004, the industrial products, construction, transportation and small industrial goods end-use markets were very strong. Can and foil end-use markets were relatively flat for the industry; however, North America’s participation was up in these end-use markets.

Net sales

North America net sales were $3.0 billion in 2004, representing 38% of our total net sales, compared $2.4 billion in 2003, which also represented 38% of our total net sales. North America total net sales in 2004 were $579 million higher, or 24%, than in 2003. The majority of the increase reflected the impact of higher LME prices passed through to customers, with the balance mainly attributable to higher shipments.

Regional Income

North America Regional Income was $240 million in 2004, an increase of $64 million, or 36%, over 2003. This improvement is attributable to strong growth in rolled product shipments which were up 7% from the year-ago period due to strengthening market conditions. Benefits to Regional Income of cost control efforts and the recovery in purchase price spreads between recycled metal and primary aluminum were offset by the strengthening Canadian dollar and the negative impact of metal price lags. Regional Income for 2003 included a $25 million charge for an environmental provision for a site at our Oswego facility in New York.

Europe

Europe provides European markets with value-added sheet and light gauge products through its 16 plants in operation, including two recycling facilities as of December 31, 2005. Europe serves a broad range of aluminum rolled product end-use markets in various applications including can, automotive, lithographic and painted products.

The following table presents key financial and operating data for Europe for the years ended December 31, 2005, 2004 and 2003.

				2005	2004
	Year Ended December 31,			Versus	Versus
Europe	2005	2004	2003	2004	2003
	($ in millions)

Total shipments(kt)	1,081	1,089	1,012	(1)%	8%

Net sales	$3,093	$3,081	$2,510	—%	23%
Regional Income	$206	$200	$175	3%	14%
Total assets	$2,139	$2,885	$2,364	(26)%	22%

2005 versus 2004

Shipments

Europe total shipments were 1,081kt in 2005 (including tolled products) representing 35% of our total shipments, compared to 1,089kt in 2004, which represented 36% of our total shipments. Europe total shipments were essentially unchanged compared to 2004. As a result of closing our Flemalle, Belgium foil operation early in 2005, we experienced a decline in shipments of 17kt. Shipments into the weak foil and packaging markets in 2005 declined by 7kt compared to 2004. We experienced increased shipments into the beverage can market, up 34kt, and the lithographic market, up 6kt. The aluminum beverage can market continues to grow by approximately 5% annually in Europe, which is attributable, in part, to growth in new aluminum lines in Eastern Europe and line conversions from steel to aluminum in Western Europe. Additionally, the enactment of European Union (EU) packaging waste legislation, under which 50% of all one-way beverage containers must be recycled by 2007, supports the usage of aluminum cans over other beverage packages. Tough market conditions and our decision to close our Borgofranco foundry alloys business in Italy impacted shipments adversely by 7kt in 2005 compared to 2004.

Net sales

Europe net sales were $3.1 billion in 2005, representing 37% of our total net sales, compared to $3.1 billion in 2004, which represented 40% of our total net sales. Europe net sales were $12 million higher, or less than 1%, compared to 2004. The 10% increase in average LME metal price was offset by a shift of product mix towards lower priced, but more profitable, products and lower shipments due in part to the closings of our Flemalle foil operation, as discussed above.

Regional Income

Europe Regional Income was $206 million in 2005, an increase of $6 million, or 3%, compared to $200 million in 2004. Regional Income was positively impacted by $17 million due to metal timing impacts resulting from metal price movements that began in the third quarter of 2005 and continued to increase through the end of the year. We also benefited from continued cost discipline, particularly in the area of maintenance spending. This was partly offset by higher energy costs of $13 million, over 50% of which occurred in the UK. Energy costs in Europe are expected to continue to rise in 2006 as our long-term supply contracts come up for renewal.

Regional Income was unfavorably impacted in 2005 as shipments of foil and packaging products fell, partly offset by increased margins in the lithography market as demand for high quality lithography sheet continued to increase. In 2005, we closed two administration centers, one in Germany and one in the U.K., and two distribution centers in Italy, which resulted in cost savings of $4 million. In 2005, we also incurred Novelis start-up costs and we had lower interest income than in 2004. In 2004, we incurred charges of $11 million primarily for environmental related costs relating to our Borgofranco, Italy facility.

While some end-markets are slowly recovering in Europe, the strength of the Euro continues to keep shipments and margins under pressure. In response to the challenging market conditions, Novelis Europe is focused on optimizing its portfolio of products and reducing costs.

2004 versus 2003

Shipments

Europe total shipments were 1,089kt in 2004, representing 36% of our total shipments, compared to 1,012kt in 2003, which also represented 36% of our total shipments. Europe total shipments in 2004 were 8% higher than in 2003, attributable mainly to the acquisition of our Pechiney plants at the end of 2003.

Net sales

Europe net sales were $3.1 billion in 2004, representing 40% of our total net sales, compared to $2.5 billion in 2003, which represented 40% of our total net sales. The impact of higher LME prices passed through to customers accounted for the majority of the improvement in net sales, with higher shipments from the acquisition of our Pechiney plants and foreign currency translation effects accounting for the remaining improvement. In 2004, the European aluminum can market grew as can production accelerated conversion from steel to aluminum, driven by legislative changes originating in Germany in the post-consumer container return area, where the value of UBCs gives aluminum an advantage over steel in the recovery system. The European automotive market also continued to grow well as we made headway into new applications. In 2004,

Europe continued to experience growth in the substitution of aluminum for steel in automobiles for performance reasons. The European lithographic sheet market also increased as demand for higher-grade product, driven by computer-to-print technology, feeds directly into our areas of asset capabilities and expertise.

Regional Income

Europe Regional Income was $200 million in 2004, an increase of $25 million, or 14%, compared to $175 million in 2003. The positive effect on translation of Euro-denominated results into U.S. dollars, favorable metal effects, benefits from previous restructuring activities, and the contribution of four rolling operations acquired from Pechiney more than offset the effects we experienced from an unfavorable change in our product mix.

Asia

Asia operates three manufacturing facilities, with production balanced between foil, construction and industrial, and beverage/food can end-use applications.

The following table presents key financial and operating data for Asia for the years ended December 31, 2005, 2004 and 2003.

				2005	2004
	Year Ended December 31,			Versus	Versus
Asia	2005	2004	2003	2004	2003
	($ in millions)

Total shipments(kt)	524	491	428	7%	15%

Net sales	$1,391	$1,194	$918	16%	30%
Regional Income	$108	$80	$69	35%	16%
Total assets	$1,002	$954	$904	5%	6%

2005 versus 2004

Shipments

Asia total shipments were 524kt in 2005, representing 17% of our total shipments, compared to 491kt in 2004, which represented 16% of our total shipments. Asia total shipments in 2005 were 7% higher than in 2004, which was due in large part to can stock market share advances, totaling 45kt, in China and Southeast Asia and the substitution of aluminum for steel in Korea, resulting in higher shipments of 5kt. This increase was partly offset by lower finstock demand, a product used in heat exchangers, attributable to price competition from Chinese mills.

Net sales

Asia net sales were $1.4 billion in 2005, representing 17% of our total net sales, compared to $1.2 billion in 2004, which represented 15% of our total net sales. Asia net sales for 2005 were $197 million higher, or 16%, than in 2004, as shipments of rolled products increased and we experienced higher metal prices that we passed through to our customers.

Regional Income

Asia Regional Income was $108 million for 2005, an increase of $28 million, or 35%, over $80 million in 2004. Increased shipments due to high demand, combined with higher margins in 2005 over 2004 for most product lines, partly due to new products, generated $20 million of the improvement. Lower purchases of coil and sheet ingot combined with lower purchase costs of non-aluminum metals more than offset the higher employment costs we experienced in 2005. Our conversion from LPG (liquid propane gas) to LNG (liquid natural gas) more than offset the higher electricity and fuel oil costs. The 3% strengthening of the Korean Won during 2005 unfavorably impacted Regional Income by $5 million.

2004 versus 2003

Shipments

Asia total shipments were 491kt in 2004, representing 16% of our total shipments, compared to 428kt in 2003, which represented 15% of our total shipments. Asia total shipments in 2004 were 15% higher than in 2003, which was primarily attributable to the improved operating performance of our Korean rolling mills and an improved product portfolio.

Net sales

Asia net sales were $1.2 billion in 2004, representing 15% of our total net sales, compared to $918 million in 2003, which also represented 15% of our total net sales. Asia net sales for 2004 were $276 million higher, or 30%, than in 2003. Over 40% of the increase reflects the impact of higher LME prices passed through to customers, with the balance mainly reflecting higher shipments and an improved product portfolio.

Regional Income

Asia Regional Income was $80 million in 2004, an increase of $11 million, or 16%, compared to $69 million in 2003. The improvement principally reflected increased demand, most notably in China, which was met with improved operating productivity, and a move to higher value-added products.

South America

South America operates two rolling plants facilities in Brazil along with two smelters, an alumina refinery, a bauxite mine and power generation facilities. South America manufactures various aluminum rolled products, including can stock, automotive and industrial sheet and light gauge for the beverage/food can, construction and industrial and transportation end-use markets.

The following table presents key financial and operating data for South America for the years ended December 31, 2005, 2004 and 2003.

				2005	2004
	Year Ended December 31,			Versus	Versus
South America	2005	2004	2003	2004	2003
	($ in millions)

Total shipments(kt)	288	264	258	9%	2%

Net sales	$630	$525	$414	20%	27%
Regional Income	$110	$134	$88	(18)%	52%
Total assets	$790	$779	$808	1%	(4)%

2005 versus 2004

Shipments

South America total shipments were 288kt in 2005, representing 9% of our total shipments, compared to 264kt in 2004, which also represented 9% of our total shipments. South America shipments in 2005 were 9% higher than in 2004, with the main driver being the local can market growth, which contributed an additional 25kt to our shipments over last year. We also experienced growth in our industrial products and export businesses offset by lower primary metal sales.

Net sales

South America net sales were $630 million in 2005, representing 8% of our total net sales, compared to $525 million in 2004, which represented 7% of our total net sales. South America net sales in 2005 were $105 million higher, or 20%, than in 2004. The main drivers for the rise were the increases in both LME prices, which are passed through to customers, and shipping volume in 2005 over 2004.

Regional Income

South America Regional Income was $110 million in 2005, a decrease of $24 million, or 18%, compared to $134 million in 2004. In 2005, we experienced higher energy costs, and increased input and repair costs in our smelters totaling $18 million. Other impacts to Regional Income include a stronger Brazilian Real, which increased in value by approximately 14% during 2005. This unfavorably impacted Regional Income by $35 million mainly due to net sales being priced in U.S. dollars while local manufacturing costs are incurred in Brazilian Real. In 2004, Regional Income included a $19 million gain from the conversion of a defined contribution pension plan.

We experienced better margins in both industrial products and foil, due to our focus on high value products and a general market improvement. Production from our smelters generated an increase of $14 million in Regional Income due to our raw material input costs being fixed on approximately 85% of our smelter requirement, but sales prices moved in line with the increasing LME prices.

2004 versus 2003

Shipments

South America total shipments were 264kt in 2005, representing 9% of our total shipments, compared to 258kt in 2003, which also represented 9% of our total shipments. South America total shipments in 2004 were 2% higher than in 2003. The first half of 2004 in South America was slow as the can business was down approximately 6%. However, by year-end, this market recovered and was up 2%. The economy started to pick up in the second quarter with full consumer involvement in most segments occurring by the fourth quarter of 2004. The light gauge market in South America grew by 11%; however, South America’s light gauge business grew by 22%, reflecting the unique position we hold in South America.

Net sales

South America net sales were $525 million in 2004, representing 7% of our total net sales, compared to $414 million in 2003, which also represented 7% of our total net sales. South America net sales were $111 million higher, or 27%, than in 2003. Two-thirds of the increase reflected the impact of higher LME prices passed through to customers and sold from our smelters to third party ingot customers with the balance mainly attributable to higher shipments.

Regional Income

South America Regional Income was $134 million for 2004, an increase of $46 million, or 52%, compared to $88 million in 2003. Approximately half of the improvement is related to market share gains, evidenced by a 15% increase in South America’s rolled products shipments over the prior year period, compared to an 8% improvement in the overall aluminum rolled product market, with the balance coming from improved pricing, higher ingot prices due to the production from our smelters in Brazil and a $19 million gain on conversion of a defined benefit pension plan to a defined contribution plan in 2004.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and available capital resources are impacted by operating, financing and investing activities.

Operating Activities

Free cash flow (which is a non-GAAP measure) consists of (a) Net cash provided by operating activities; (b) less dividends and capital expenditures; (c) less premiums paid to purchase derivative instruments; (d) plus net proceeds from settlement of derivative instruments. Dividends include those paid by our less than wholly-owned subsidiaries to their minority shareholders and dividends paid by us to our common shareholders. Management believes that Free cash flow is relevant to investors as it provides a measure of the cash generated internally that is available for debt service and other value creation opportunities. However, Free cash flow does not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free cash flow. We believe the line on our condensed consolidated and combined statement of cash flows entitled “Net cash provided by operating activities” is the most directly comparable measure to Free cash flow. Our method of calculating Free cash flow may not be consistent with that of other companies.

In our MD&A discussion of Metal Price Ceilings, we have disclosed that certain customer contracts contain a fixed aluminum (metal) price ceiling beyond which the cost of aluminum cannot be passed through to the customer. We have further disclosed the amount of metal purchase costs that we have been unable to pass through for the historical periods presented and estimated future metal purchase costs that we will be unable to pass through. Cash flows from operations will be negatively impacted by the amount of metal purchase price that we are unable to pass through to our customers, adjusted for the timing of customer receipts and vendor payments. Ignoring the working capital timing, we estimate that cash flows from operations will be negatively impacted by the $480 million of metal prices we will be unable to pass through in the current year. Based on an aluminum price of $2,700 per tonne, and our best estimate of a range of shipment volumes, we estimate that operating cash flows will be negatively impacted by $230-$255 million in 2007 and $380-$430 million in the aggregate thereafter.

The following tables show the reconciliation from Net cash provided by operating activities to Free cash flow for the nine months ended September 30, 2006 and 2005, for the years ended December 31, 2005, 2004 and 2003, as well as the September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003 balances of cash and cash equivalents (in millions). In 2006, we modified our definition of Free cash flow to include premiums paid to purchase derivative instruments and net proceeds from settlement of derivative instruments. Accordingly, we have not conformed the prior annual periods to the current presentation.

							2005	2004
	Nine Months Ended September 30,			Year Ended December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003

Net cash provided by operating activities	$6	$366	$(360)	$449	$208	$444	$241	$(236)
Dividends(A)	(28)	(27)	(1)	(34)	(4)	—	(30)	(4)
Capital expenditures	(77)	(104)	27	(178)	(165)	(189)	(13)	24
Premiums paid to purchase derivative instruments	(2)	(26)	24	—	—	—	—	—
Net proceeds from settlement of derivative instruments	227	96	131	—	—	—	—	—

Free cash flow	$126	$305	$(179)	$237	$39	$255	$198	$(216)

							2005	2004
	September 30,	December 31,		December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003

Cash and cash equivalents	$71	$100	$(29)	$100	$31	$27	$69	$4

(A)	Dividends for the year ended December 31, 2004 include only those paid by our less than wholly-owned subsidiaries to their minority shareholders.

Nine Months Ended September 30, 2006

Net cash provided by operating activities was $6 million for the nine months ended September 30, 2006, $360 million less than the $366 million provided in the comparable 2005 period. For a discussion of the factors in our operating results that impact Net cash provided by operating activities, including other non-cash items, refer to the discussion in “Operating Segment Review for the Nine Months Ended September 30, 2006 Compared to the Nine Months Ended September 30, 2005.”

Changes in assets and liabilities contributed $67 million to Net cash provided by operating activities for the nine months ended September 30, 2006, which was $160 million less than the comparable 2005 period, when changes in assets and liabilities contributed net cash of $227 million. Included within the $67 million in changes in assets and liabilities for 2006 were positive net cash flows of $301 million from a net increase in trade payables and other current liabilities, substantially offset by negative net cash flows of $260 million from a net increase in accounts receivable and inventories. Changes in all other assets and liabilities provided net cash flows of $26 million.

Free cash flow was $126 million for the nine months ended September 30, 2006, $179 million less than the comparable 2005 period. This was directly attributable to the decrease in net cash provided by operating activities, slightly more than half of which was offset by the net increase in cash flows resulting from derivative instrument activity and lower capital expenditures in 2006 as compared to 2005.

2005 versus 2004

Net cash provided by operating activities was $449 million for the year ended December 31, 2005, a $241 million improvement over $208 million provided in 2004. For a discussion of the factors in our operating results that impact Net cash provided by operating activities, refer to the discussion in “Operating Segment Review for the Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004 and Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003.”

Changes in assets and liabilities contributed $294 million to Net cash provided by operating activities for the year ended December 31, 2005, which was an improvement of $497 million over 2004, when changes in assets and liabilities used net cash of $203 million. Included within the $334 million in changes in assets and liabilities for 2005 were net improvements in working capital management, which included positive net cash flows of $313 million from a net increase in trade payables and other current liabilities, while all other changes in assets and liabilities were individually small and, in the aggregate, provided negative net cash flows of $19 million.

Free cash flow was $237 million for the year ended December 31, 2005, an increase of $198 million over the year ended December 31, 2004, resulting from the improvement in Net cash provided by operating activities, which was driven by the net reduction in working capital described above and positive operating results for the year ended December 31, 2005, partially offset by the dividends we paid our common shareholders during our first year as a stand-alone company and those paid by our less than wholly-owned subsidiaries.

Financing Activities

Overview

At the spin-off, we had $3.0 billion of short-term borrowings, long-term debt and capital lease obligations. With the strength of our cash flows in 2005 and the first nine months of 2006, we reduced our debt position by approximately $505 million to $2.4 billion as of September 30, 2006, a reduction of 17%.

In order to facilitate the separation of Novelis and Alcan as described in Note 1 — Business and Summary of Significant Accounting Policies to our consolidated and combined financial statements as of and for the years ended December 31, 2005, 2004 and 2003, which are included with this prospectus, we executed debt restructuring and financing transactions in early January and February of 2005, which effectively replaced all of our financing obligations to Alcan and certain other third parties with new third party debt aggregating $3.0 billion. Alcan was a related party as of December 31, 2004, and was repaid in the first quarter of 2005. The Alcan debt as of December 31, 2004, plus additional Alcan debt of $170 million issued in January 2005, provided $1.4 billion of bridge financing for the spin-off transaction.

Senior Secured Credit Facilities

On January 10, 2005, we entered into senior secured credit facilities providing for aggregate borrowings of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, all of which was borrowed on January 10, 2005, and a $500 million five-year multi-currency revolving credit and letters of credit facility. Our senior secured credit facilities include customary affirmative and negative covenants, as well as financial covenants relating to our maximum total leverage ratio, minimum interest coverage ratio, and minimum fixed charge coverage ratio. To date, we have paid fees related to five waiver and consent agreements related to, among other matters, filing extensions needed as a result of our restatement and review process and delayed SEC filings under the credit agreement relating to our senior secured credit facilities of approximately $6 million, which are being amortized over the remaining life of the debt. As of September 30, 2006, we had approximately $413 million available under our $500 million revolving credit facility and there was $711 million outstanding under our Term Loan B facility.

On October 16, 2006, we amended the financial covenants to our senior secured credit facilities. In particular, we amended our maximum total leverage, minimum interest coverage, and minimum fixed charge coverage ratios through the quarter ending March 31, 2008. We also amended and modified other provisions of the senior secured credit facilities to permit more efficient ordinary-course operations, including increasing the amounts of certain permitted investments and asset-backed securitizations, permitting nominal quarterly dividends, and the transfer of an intercompany loan to another subsidiary. In return for these amendments and modifications, we paid aggregate fees of approximately $3 million to lenders who consented to the amendments and modifications, and agreed to continue paying the higher applicable margins on our senior secured credit facilities, and the higher unused commitment fees on our revolving credit facilities that were instated with a prior waiver and consent agreement in May 2006. Specifically, we agreed to a 1.25% applicable margin for term loans maintained as base rate loans, a 2.25% applicable margin for term loans maintained as eurocurrency rate loans, a 1.50% applicable margin for revolver loans maintained as base rate loans, a 2.50% applicable margin for revolver loans maintained as eurocurrency rate loans and a 62.5 basis point commitment fee on the unused portion of the revolving credit facility, until such time as the compliance certificate for the fiscal quarter ending March 31, 2008 has been delivered.

The amended maximum total leverage, minimum interest coverage and minimum fixed charge coverage ratios for the period ended September 30, 2006 are 6.5 to 1; 2 to 1; and 0.8 to 1, respectively. We were in compliance with these financial covenants as of the period ended September 30, 2006. In addition, as described below, we previously obtained waivers from our lenders related to our inability to timely file our SEC reports. For more information about our senior secured credit facilities, see “Description of Material Indebtedness.”

We believe that the impact of the metal price ceilings disclosed in Operating Activities will not cause us to be in default of these financial covenants in either the short-term or long-term.

Notes

On February 3, 2005, Alcan was repaid with the net proceeds from the issuance of $1.4 billion of ten-year 7 1/4% old notes. Under the indenture that governs the old notes, we are subject to certain restrictive covenants applicable to incurring additional debt and providing additional guarantees, paying dividends beyond certain amounts and making other restricted payments, sales and transfers of assets, certain consolidations or mergers, and certain transactions with affiliates. We were in compliance with these covenants as of September 30, 2006.

The indenture governing the old notes and the related registration rights agreement required us to file a registration statement for the notes and exchange the original, privately placed notes with registered notes. The registration statement was declared effective by the SEC on September 27, 2005. Under the indenture and the related registration rights agreement, we were required to complete the Exchange Offer for the Notes by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the registration rights agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Exchange Offer closes, with the maximum amount of additional special interest being 1.00% per year. On August 8, 2006, the rate of additional special interest increased to 1.00%. On December 14, 2006, we extended the offer to exchange the Notes to January 4, 2007. We will cease paying additional special interest once the Exchange Offer is completed.

For more information about the Notes and the indenture governing the Notes, see “Description of the Notes.”

Korean Bank Loans

In 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 million floating rate long-term loan which was subsequently swapped into a 4.55% fixed rate Korean won (KRW) 71 billion loan and two long-term floating rate loans of $40 million (KRW 40 billion) and $25 million (KRW 25 billion) which were then swapped into fixed rate loans of 4.80% and 4.45%, respectively. In 2005, interest on other loans for $1 million (KRW 1 billion) ranged from 3.25% to 5.50% (2004: 3.00% to 5.50%). In February 2005, Novelis Korea entered into a $50 million floating rate long-term loan which was subsequently swapped into a 5.30% fixed rate KRW 51 billion loan. In October 2005, Novelis Korea entered into a $29 million (KRW 30 billion) long-term loan at a fixed rate of 5.75%.

In the first quarter of 2006, we repaid our KRW 30 billion ($30 million) 5.75% fixed rate loan originally due October 2008. In May 2006, a portion of the $50 million (KRW 51 billion) 5.30% fixed rate loan was refinanced into a KRW 19 billion ($20 million) short-term floating rate loan, which was paid in June 2006. In October 2006, the balance of this loan was refinanced into two short-term floating rate loans: (1) a KRW 10 billion ($11 million) loan, which was repaid in October 2006 and (2) a KRW 20 billion ($21 million) loan due within six months. We were in compliance with all debt covenants related to our Novelis Korea Limited bank loans as of September 30, 2006.

Interest Rate Swaps

As of September 30, 2006, we had entered into interest rate swaps to fix the 3-month LIBOR interest rate on a total of $200 million of the floating rate Term Loan B debt at effective weighted average interest rates and amounts expiring as follows: 3.8% on $100 million through February 3, 2007; and 3.9% on $100 million through February 3, 2008. We are still obligated to pay any applicable margin, as defined in our senior secured credit facilities, as amended, in addition to these interest rates. See Interest Rate Risk for additional disclosure about our interest rate swaps and the effectiveness of these transactions. As of September 30, 2006, 78% of our debt was fixed rate and 22% was variable rate.

Capital Lease Obligations

In connection with the spin-off, we entered into a fifteen-year capital lease obligation with Alcan for assets in Sierre, Switzerland, which has an interest rate of 7.5% and calls for fixed quarterly payments of 1.7 million CHF, which is equivalent to $1.3 million at the exchange rate as of December 31, 2005.

In September 2005, we entered into a six-year capital lease obligation for equipment in Switzerland which has an interest rate of 2.8% and calls for fixed monthly payments of 0.1 million CHF, which is equivalent to $0.1 million at the exchange rate as of December 31, 2005.

Debt and Capital Lease Repayments

During 2005, we made principal payments of $85 million, $90 million, $110 million and $80 million on our Term Loan B debt under our senior secured credit facilities in the first, second, third and fourth quarters of 2005, respectively. Additionally, during the nine months ended September 30, 2006 we paid down an additional $224 million on our Term Loan B debt. Through September 30, 2006, we satisfied the 1% per annum principal amortization requirement through fiscal year 2010, as well as $511 million of the principal amortization requirement for 2011. No further minimum principal payments are due until 2011. In the nine months ended September 30, 2006, we reduced our total debt by a net amount of $184 million, including the $224 million payment on our Term Loan B debt noted above; paying off in full our KRW 30 billion ($30 million) 5.75% fixed rate loan originally due October 2008; and paying down $20 million of our $50 million 5.30% loan due in February 2008. We also made principal payments aggregating approximately $3 million relating to capital lease obligations and other debt. We borrowed an additional $86 million on our short-term credit facilities during the nine months ended September 30, 2006. From December 31, 2005 to

September 30, 2006, changes in foreign exchange rates had the effect of increasing our foreign currency denominated capital lease obligations and other debt by $7 million.

Rating Information

Standard & Poor’s Ratings Service and Moody’s Investors Services currently assign our Notes a rating of B and B2, respectively. Our credit ratings may be subject to revision or withdrawal at any time by the credit rating agencies, and each rating should be evaluated independently of any other rating. We cannot ensure that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a credit rating agency if, in its judgment, circumstances so warrant. If the credit rating agencies downgrade our ratings, we would likely be required to pay a higher interest rate in future financings, incur increased margin deposit requirements, and our potential pool of investors and funding sources could decrease.

Investing Activities

The following table presents information regarding our Net cash provided by (used in) investing activities for the nine months ended September 30, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003.

	Nine Months Ended						2005	2004
	September 30,			Year Ended December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003
	($ in millions)

Proceeds from settlement of derivative instruments, less premiums paid to purchase derivative instruments	$225	$70	$155	$91	$—	$—	$91	$—
Capital expenditures	(77)	(104)	27	(178)	(165)	(189)	(13)	24
Proceeds from (advances on) loans receivable — net	27	392	(365)	393	874	(1,210)	(481)	2.084
Cash advance received on pending transfer of rights	15	—	15	—	—	—	—	—
Payments related to disposal of business	(7)	—	(7)	—	—	—	—	—
Changes in investment in and advances to non-consolidated affiliates	4	—	4	—	—	(11)	—	11
Proceeds from sales of assets	3	9	(6)	19	17	33	2	(16)

Net cash provided by (used in) investing activities	$190	$367	$(177)	$325	$726	$(1,377)	$(401)	$2,103

For the first nine months of 2005, $373 million of the proceeds from loans receivable — net represents proceeds received from Alcan related to the spin-off, to retire loans due to Novelis entities. For 2005, $360 million represents proceeds received from Alcan in the settlement of the spin-off, to retire loans due to Novelis entities. For 2004 and 2003, all amounts were proceeds from or advances to Alcan.

The majority of our capital expenditures for both the 2006 and 2005 periods were invested in projects devoted to product quality, technology, productivity enhancements and undertaking small projects to increase capacity. During the nine months ended September 30, 2005, capital expenditures included three larger projects: a casting expansion project in our Oswego, New York facility; a tandem mill project in our Rogerstone, Wales facility and the build-out of the Atlanta corporate offices and related information technology infrastructure.

We estimate that our annual capital expenditure requirements for items necessary to maintain comparable production, quality and market position levels (maintenance capital) will be between $100 million and $120 million, and that total annual capital expenditures are not expected to exceed $175 million.

The following table presents additional information regarding our capital expenditures, depreciation and reinvestment rate for the nine months ended September 30, 2006 and 2005, and for the years ended December 31, 2005, 2004 and 2003. Reinvestment rate is defined as capital expenditures expressed as a percentage of depreciation and amortization expense.

	Nine Months Ended						2005	2004
	September 30,			Year Ended December 31,			Versus	Versus
	2006	2005	Change	2005	2004	2003	2004	2003
	($ in millions)

Capital expenditures	$77	$104	$(27)	$178	$165	$189	$13	$(24)
Depreciation and amortization	174	173	1	230	246	222	(16)	24
Reinvestment rate	44%	60%		77%	67%	85%

Impact of Late SEC Filings on our Debt Agreements

The restatement of our unaudited condensed consolidated and combined financial statements for the quarters ended March 31, 2005 and June 30, 2005 (filed on May 16, 2006) resulted in delays in the filing of our Quarterly Report on Form 10-Q for the period ended September 30, 2005 (filed on May 16, 2006), our Annual Report on Form 10-K for the year ended December 31, 2005 (filed on August 25, 2006 and amended on October 20, 2006), our Quarterly Report on Form 10-Q for the period ended March 31, 2006 (filed on September 15, 2006) and our Quarterly Report on Form 10-Q for the period ended June 30, 2006 (filed on October 20, 2006).

The terms of our senior secured credit facilities require that we deliver unaudited quarterly and audited annual financial statements to our lenders within specified periods of time. Due to the delays, we obtained a series of five waiver and consent agreements from the lenders under the facility to extend the various filing deadlines. Under the most recent waiver, we extended the filing deadline for our Form 10-Q for the quarter ended September 30, 2006 to the earlier of 30 days after the receipt of an effective notice of default under the Notes and December 29, 2006 (as applicable).

On July 26, 2006, we entered into a Commitment Letter with Citigroup Global Markets Inc. for backstop financing facilities in an amount up to $2.8 billion. We paid fees of approximately $4 million in conjunction with this commitment. The Commitment Letter was originally set to expire on October 2, 2006; however, it was amended to and did expire on October 31, 2006. Accordingly, during the fourth quarter of 2006, we will charge the $4 million in fees to Interest expense and debt issuance costs — net.

OFF-BALANCE SHEET ARRANGEMENTS

In accordance with SEC rules, the following qualify as off — balance sheet arrangements:

•	any obligation under certain guarantees or contracts;

•	a retained or contingent interest in assets transferred to an unconsolidated entity or similar entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

•	any obligation under certain derivative instruments; and

•	any obligation under a material variable interest held by the registrant in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to the registrant, or engages in leasing, hedging or research and development services with the registrant.

The following discussion addresses each of the above items for our company.

Derivative Instruments

As of September 30, 2006, we have derivative financial instruments, as defined by FASB Statement No. 133. In conducting our business, we use various derivative and non-derivative instruments, including forward contracts, to manage the risks arising from fluctuations in exchange rates, interest rates, aluminum prices and energy prices. Such instruments are used for risk management purposes only. We may be exposed to losses in the future if the counterparties to the contracts fail to perform. We are satisfied that the risk of such non-performance is remote, due to our monitoring of credit exposures.

In the first quarter of 2006, we implemented hedge accounting for certain of our cross-currency interest rate swaps with respect to intercompany loans to several European subsidiaries and forward foreign exchange contracts. As of September 30, 2006, we had $712 million of cross-currency interest rate swaps (Euro 475 million, British Pound (GBP) 62 million and Swiss Franc (CHF) 35 million) and $114 million of forward foreign exchange contracts (267 million Brazilian real (BRL)).

The fair values of our financial instruments and commodity contracts as of September 30, 2006, were as follows (in millions).

		As of September 30, 2006
	Maturity			Net Fair
	Dates	Assets	Liabilities	Value

Forward foreign exchange contracts	2006 through 2011	$12	$(11)	$1
Interest rate swaps	2007 through 2008	3	—	3
Cross-currency interest rate swaps	2006 through 2015	—	(76)	(76)
Aluminum forward contracts	2006 through 2009	68	(21)	47
Aluminum options	2006	25	—	25
Fixed price electricity contract	2016	49	—	49
Embedded derivative instruments	2007	5	—	5

		162	(108)	54
Less: current portion		107	(41)	66

		$55	$(67)	$(12)

Indirect Guarantees of Indebtedness

We have issued indirect guarantees of the indebtedness of others and we recognize a liability for the fair value of obligations assumed under such guarantees. Currently, we only issue indirect guarantees for the indebtedness of others. The guarantees may cover the following entities:

•	wholly-owned or majority-owned subsidiaries;

•	variable interest entities consolidated under FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities; and

•	Aluminium Norf GmbH, which is a fifty percent (50%) owned joint venture that does not meet the consolidation tests under FASB Interpretation No. 46 (Revised).

In the case of our wholly-owned subsidiaries, the indebtedness guaranteed is for trade accounts payable to third parties. For our majority-owned subsidiaries, the indebtedness guaranteed is for short-term loan, overdraft and other debt facilities with financial institutions.

Since we consolidate wholly-owned and majority-owned subsidiaries and variable interest entities in our financial statements, all outstanding liabilities associated with trade accounts payable and short-term debt facilities for these entities are already included in our condensed consolidated balance sheet.

The following table discloses information about our obligations under indirect guarantees of indebtedness of others as of September 30, 2006 (in millions).

	Maximum	Liability	Assets
	Potential Future	Carrying	Held for
Type of Entity	Payment	Value	Collateral

Wholly-owned subsidiaries	$35	$21	$—
Majority-owned subsidiaries	2	—	—
Aluminium Norf GmbH	13	—	—

In 2004, we entered into a loan and a corresponding deposit-and-guarantee agreement for up to $90 million. As of September 30, 2006 and December 31, 2005, this arrangement had a balance of $80 million. We do not include the loan or deposit amounts in the accompanying condensed consolidated balance sheets as the agreements include a legal right of setoff.

We have no retained or contingent interest in assets transferred to an unconsolidated entity or similar entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets.

Other Arrangements

As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (SPEs), which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As of September 30, 2006 and December 31, 2005, we are not involved in any unconsolidated SPE transactions.

CONTRACTUAL OBLIGATIONS

We have future obligations under various contracts relating to debt and interest payments, capital and operating leases, long-term purchase obligations, and post-retirement benefit plans. The following table presents our estimated future payments under contractual obligations that exist as of December 31, 2005, based on undiscounted amounts. The future cash flows related to deferred income taxes and derivative contracts are not estimable and are therefore not included.

			2007-	2009-	2011 and
	Total	2006	2008	2010	Thereafter
	($ in millions)

Long-term debt(1)	$2,581	$28	$217	$1	$2,335
Interest on long-term debt(2)	1,313	170	333	318	492
Capital leases(3)	78	6	12	12	48
Operating leases(4)	57	14	20	11	12
Purchase obligations(5)	10,284	2,814	4,100	1,844	1,526
Unfunded pension plan benefits(6)	324	25	54	60	185
Other post-employment benefits(6)	78	7	14	14	43
Funded pension plans(6)	26	26	—	—	—

Total	$14,741	$3,090	$4,750	$2,260	$4,641

(1)	Includes only principal payments on our Notes, term loans, revolving credit facilities and notes payable to banks and others. These amounts exclude payments under capital lease obligations.

(2)	Interest on our fixed rate debt is estimated using the stated interest rate. Interest on our variable rate debt is estimated using the rate in effect as of December 31, 2005 and includes the effect of current interest rate swap agreements. Actual future interest payments may differ from these amounts based on changes in floating interest rates or other factors or events. These amounts include an estimate for unused commitment fees. Excluded from these amounts are interest related to capital lease obligations, the amortization of debt issuance and other costs related to indebtedness, any additional “special interest” under the terms of our Notes and additional costs related to consents and waivers.

(3)	Includes both principal and interest components of future minimum capital lease payments. Excluded from these amounts are insurance, taxes and maintenance associated with the property.

(4)	Includes the minimum lease payments for non-cancelable leases for property and equipment used in our operations. We do not have any operating leases with contingent rents. Excluded from these amounts are insurance, taxes and maintenance associated with the property.

(5)	Include agreements to purchase goods (including raw materials and capital expenditures) and services that are enforceable and legally binding on us, and that specify all significant terms. Some of our raw material purchase contracts have minimum annual volume requirements. In these cases, we estimate our future purchase obligations using annual minimum volumes and costs per unit that are in effect as of December 31, 2005. Due to volatility in the cost of our raw materials, actual amounts paid in the future may differ from these amounts. Excluded from these amounts are the impact of any derivative instruments and any early contract termination fees, such as those typically present in energy contracts.

(6)	Obligations for post-retirement benefit plans are estimated based on actuarial estimates using benefit assumptions for, among other factors, discount rates, expected long-term rates of return on assets, rates of compensation increases, and healthcare cost trends. Payments for unfunded pension plan benefits and other post-employment benefits are estimated through 2015. For funded pension plans, estimating the requirements beyond 2006 is not practical, as it depends on the performance of the plans’ investments, among other factors.

During the nine months ended September 30, 2006, there were no material changes to these obligations.

DIVIDENDS

On March 1, 2005, our board of directors approved the adoption of a quarterly dividend on our common shares. The following table shows information regarding dividends declared on our common shares during 2005 and 2006.

Declaration Date	Record Date	Dividend/Share	Payment Date

March 1, 2005	March 11, 2005	$0.09	March 24, 2005
April 22, 2005	May 20, 2005	$0.09	June 20, 2005
July 27, 2005	August 22, 2005	$0.09	September 20, 2005
October 28, 2005	November 21, 2005	$0.09	December 20, 2005
February 23, 2006	March 8, 2006	$0.09	March 23, 2006
April 27, 2006	May 20, 2006	$0.09	June 20, 2006
August 28, 2006	September 7, 2006	$0.01	September 25, 2006
October 26, 2006	November 20, 2006	$0.01	December 20, 2006

Future dividends are at the discretion of the board of directors and will depend on, among other things, our financial resources, cash flows generated by our business, our cash requirements, restrictions under the instruments governing our indebtedness, being in compliance with the appropriate indentures and covenants under the instruments that govern our indebtedness that would allow us to legally pay dividends and other relevant factors.

ENVIRONMENT, HEALTH AND SAFETY

We strive to be a leader in environment, health and safety (EHS). To achieve this, we, as part of Alcan, introduced a new EHS management system in 2003 which is a core component of our overall business management system.

Our EHS system is aligned with ISO 14001, an international environmental management standard, and OHSAS 18001, an international occupational health and safety management standard. All of our facilities are expected to implement the necessary management systems to support ISO 14001 and OHSAS 18001 certifications. As of December 31, 2005, all 36 of our facilities worldwide were ISO 14001 certified, 34 facilities were OHSAS 18001 certified and 32 have dedicated quality improvement management systems.

Our capital expenditures for environmental protection and the betterment of working conditions in our facilities were $15 million in 2005. We expect these capital expenditures will be approximately $16 million in 2006. In addition, expenses for environmental protection (including estimated and probable environmental remediation costs as well as general environmental protection costs at our facilities) were $29 million in 2005, and are also expected to be $29 million in 2006. Generally, expenses for environmental protection are recorded in Cost of goods sold. However, significant remediation costs that are not associated with on-going operations are recorded in Selling, general and administrative expenses.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our consolidated and combined financial statements which have been prepared in accordance with GAAP. In connection with the preparation of our consolidated and combined financial statements, we are required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors we believe to be relevant at the time we prepared our consolidated and combined financial statements. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our consolidated and combined financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

The preparation of our consolidated and combined financial statements in conformity with GAAP requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but are not limited to: (1) allowances for sales discounts; (2) allowances for doubtful accounts; (3) inventory valuation allowances; (4) fair value of derivative financial instruments; (5) asset impairments, including goodwill; (6) depreciable lives of assets; (7) useful lives of intangible assets; (8) economic lives and fair value of leased assets; (9) income tax reserves and valuation allowances; (10) fair value of stock options; (11) actuarial assumptions related to pension and other post-retirement benefit plans; (12) environmental cost reserves; and (13) litigation reserves. Future events and their effects cannot be predicted with certainty, and accordingly, our accounting estimates require the exercise of judgment. The accounting estimates and assumptions used in the preparation of our consolidated and combined financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. We evaluate and update our estimates and assumptions on an ongoing basis and may employ outside experts to assist in our evaluations. Actual results could differ from the estimates we have used.

Our significant accounting policies are discussed in Note 1 — Business and Summary of Significant Accounting Policies to our accompanying consolidated and combined financial statements for the year ended December 31, 2005. We believe the following accounting policies are the most critical to aid in fully understanding and evaluating our reported financial results, as they require management to make difficult, subjective or complex judgments, and to make estimates about the effect of matters that are inherently uncertain. We have reviewed these critical accounting policies and related disclosures with the Audit Committee of our board of directors.

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

Inventory
We carry our inventories at the lower of their cost or market value, reduced by allowances for	A significant component of our inventory is aluminum. The market price of aluminum and	If actual results are not consistent with our assumptions and judgments, we may be exposed to

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

excess and obsolete items. We use both the ‘‘average cost” and ‘‘first- in/first-out” methods to determine cost	scrap are subject to market price changes. During periods when market prices decline below book value, we may need to provide an allowance to reduce the carrying value of our inventory to its net realizable value. During periods when market prices increase we continue to state our inventories at the lower of their cost or market value.	gains or losses that could be material. A decrease of $1 per tonne in the market price below our carrying value would result in a pre-tax charge and corresponding decline in inventory value of approximately $0.5 million.

Derivative Financial Instruments
Our operations and cash flows are subject to fluctuations due to changes in commodity prices, foreign currency exchange rates, energy prices and interest rates. We use derivative financial instruments to manage commodity prices, foreign currency exchange rates and interest rate exposures, though not for speculative purposes. Derivatives we use are primarily commodity forward contracts, foreign currency forward contracts and interest rate swaps.	We are exposed to changes in aluminum prices through arrangements where the customer has received a fixed price commitment from us. We manage this risk by hedging future purchases of metal required for these firm commitments. In addition, we hedge a portion of our future production.

Short term exposures to changing foreign currency exchange rates occur due to operating cash flows denominated in foreign currencies. We manage this risk with currency exchange options, forward and swap contracts. Our most significant foreign currency exposures relate to the Euro, Brazilian real and the Korean won. We assess market conditions and determine an appropriate amount to hedge based on pre-determined policies.

We are exposed to changes in interest rates due to our financing, investing and cash management activities. We may enter into interest rate swap contracts to protect against our exposure to changes in future interest rates, which requires estimating in what direction and by how much rates will change, and deciding how much of the exposure to hedge.	To the extent that these exposures are not fully hedged, we are exposed to gains and losses when changes occur in the market price of aluminum. Hedges of specific arrangements and future production increase or decrease the fair value by $90.2 million (as of December 31, 2005) for a 10% change in the market value of aluminum.

To the extent that operating cash flows are not fully hedged, we are exposed to foreign exchange gains and losses. In the event that we chose not to hedge a cash flow, an adverse movement in rates could impact our earnings and cash flows. The change in the fair value of the foreign currency hedge portfolio as of December   31, 2005 that would result from a 10% instantaneous appreciation or depreciation in foreign exchange rates would result in an increase or decrease of $74.8   million.

To the extent that we choose to hedge our interest costs, we are able to avoid the impacts of changing interest rates on our interest costs. In the event that we do not hedge a floating rate debt an adverse movement in market interest rates could impact our interest cost. As of December 31, 2005, a 10% change in the market interest rate would increase or decrease the fair value of our interest rate hedges by $1.8 million. A 12.5 basis point

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

change in market interest rates would increase or decrease our unhedged interest cost on floating rate debt by $0.5 million.

Long-lived assets
Long-lived assets, such as property and equipment, are reviewed for impairment when events or changes in circumstances indicate that the carrying value of the assets contained in our financial statements may not be recoverable.

When evaluating long-lived assets for potential impairment, we first compare the carrying value of the asset to the asset’s estimated, future net cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted and with interest charges). We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value. If we recognize an impairment loss, the adjusted carrying amount of the asset will be its new cost basis. For a depreciable long-lived asset, the new cost basis will be depreciated over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.	Our impairment loss calculations require management to apply judgments in estimating future cash flows and asset fair values, including forecasting useful lives of the assets and selecting the discount rate that represents the risk inherent in future cash flows.	Using the impairment review methodology described herein, we recorded long-lived asset impairment charges of $7 million during the year ended December 31, 2005.

If actual results are not consistent with our assumptions and judgments used in estimating future cash flows and asset fair values, we may be exposed to additional impairment losses that could be material to our results of operations.

Goodwill and Intangible Assets
Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies. We follow the guidance in FASB Statement No. 142, Goodwill and Intangible Assets, and test goodwill for impairment using a fair value approach, at the reporting unit	We have recognized goodwill in our Europe operating segment, which is also our reporting unit for purposes of performing our goodwill impairment testing. We determine the fair value of our reporting units using the discounted cash flow valuation technique, which requires us to	We performed our annual testing for goodwill impairment as of October 31, 2005 using the methodology described herein, and determined that no goodwill impairment existed.

If actual results are not consistent with our assumptions and

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

level. We are required to test for impairment at least annually, absent some triggering event that would accelerate an impairment assessment. On an ongoing basis, absent any impairment indicators, we perform our goodwill impairment testing as of October   31 of each year. Our intangible assets consist of acquired trademarks and both patented and non-patented technology and are amortized over 15   years. As of December   31, 2005, we do not have any intangible assets with indefinite useful lives.

We continue to review the carrying values of amortizable intangible assets whenever facts and circumstances change in a manner that indicates their carrying values may not be recoverable.	make assumptions and estimates regarding industry economic factors and the profitability of future business strategies.	estimates, we may be exposed to additional goodwill impairment charges.

Retirement and Pension Plans
We account for our defined benefit pension plans and non-pension post-retirement benefit plans using actuarial models required by FASB Statements No. 87, Employers’ Accounting for Pensions, and No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions, respectively. These models use an attribution approach that generally spreads the financial impact of changes to the plan and actuarial assumptions over the average remaining service lives of the employees in the plan. Changes in liability due to changes in actuarial assumptions such as discount rate, rate of compensation increases and mortality, as well as annual deviations between what was assumed and what was experienced by the plan are treated as gains or losses. Additionally, gains and losses are amortized over the group’s service lifetime. The average remaining service lives of the employee plan	All net actuarial gains and losses are amortized over the expected average remaining service life of the employees. The costs and obligations of pension and other postretirement benefits are calculated based on assumptions including the long-term rate of return on pension assets, discount rates for pension and other postretirement benefit obligations, expected service period, salary increases, retirement ages of employees and health care cost trend rates. These assumptions bear the risk of change as they require significant judgment and they have inherent uncertainties that management may not be able to control. The two most significant assumptions used to calculate the obligations in respect of the net employee benefit plans are the discount rates for pension and other postretirement benefits, and the expected return on assets. The discount rate for pension and other postretirement benefits is the	An increase in the discount rate of 0.5%, assuming inflation remains unchanged, will result in a decrease of $67 million in the pension and other postretirement obligations and in a decrease of $9 million in the net periodic benefit cost. A decrease in the discount rate of 0.5%, assuming inflation remains unchanged, will result in an increase of $74 million in the pension and other postretirement obligations and in an increase of $10 million in the net periodic benefit cost. The calculation of the estimate of the expected return on assets is described in Note 15 — Post-Retirement Plans to our consolidated and combined financial statements for the year ended December 31, 2005. The weighted average expected return on assets was 7.4% for 2005, 8.3% for 2004 and 8.0% for 2003. The expected return on assets is a long-term assumption whose accuracy can only be measured

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

is 14.3   years. The principle underlying the required attribution approach is that employees render service over their average remaining service lives on a relatively smooth basis and, therefore, the accounting for benefits earned under the pension or non-pension postretirement benefits plans should follow the same relatively smooth pattern.

Our pension obligations relate to funded defined benefit pension plans we have established in the United States, Canada and the United Kingdom, unfunded pension benefits primarily in Germany, and lump sum indemnities payable upon retirement to employees of businesses in France, Korea, Malaysia and Italy. Pension benefits are generally based on the employee’s service and either on a flat dollar rate or on the highest average eligible compensation before retirement. In addition, some of our entities participate in defined benefit plans managed by Alcan in the U.S., the U.K. and Switzerland.	interest rate used to determine the present value of benefits. It is based on spot rate yield curves and individual bond matching models for pension plans in Canada and the U.S., and on published long-term high quality corporate bond indices for pension plans in other countries, at the end of each fiscal year. In light of the average long duration of pension plans in other countries, no adjustments were made to the index rates. The weighted average discount rate used to determine the benefit obligation was 5.1% as of December 31, 2005, compared to 5.4% for 2004 and 5.8% for 2003. The weighted average discount rate used to determine the net periodic benefit cost is the rate used to determine the benefit obligation in the previous year.	over a long period based on past experience. A variation in the expected return on assets by 0.5% will result in a variation of approximately $2 million in the net periodic benefit cost.

Income Taxes
We account for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, deferred tax assets are also recorded with respect to net operating losses and other tax attribute carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Valuation allowances are	The ultimate recovery of certain of our deferred tax assets is dependent on the amount and timing of taxable income that we will ultimately generate in the future and other factors such as the interpretation of tax laws. This means that significant estimates and judgments are required to determine the extent that valuation allowances should be provided against deferred tax assets. We have provided valuation allowances as of December 31, 2005 aggregating $73 million against such assets based on our current assessment of future operating results and these other factors.	Although management believes that the estimates and judgments discussed herein are reasonable, actual results could differ, and we may be exposed to gains or losses that could be material.

Effect if Actual Results
Description	Judgments and Uncertainties	Differ from Assumptions

established when realization of the benefit of deferred tax assets is not deemed to be more likely than not. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Contingent tax liabilities must be accounted for separately from deferred tax assets and liabilities. FASB Statement No. 5, Accounting for Contingencies is the governing standard for contingent liabilities. It must be probable that a contingent tax benefit will be sustained before the contingent benefit is recognized for financial reporting purposes.

Assessment of Loss Contingencies
We have legal and other contingencies, including environmental liabilities, which could result in significant losses upon the ultimate resolution of such contingencies.

Environmental liabilities that are not legal asset retirement obligations are accrued on an undiscounted basis when it is probable that a liability exists for past events.	We have provided for losses in situations where we have concluded that it is probable that a loss has been or will be incurred and the amount of the loss is reasonably estimable. A significant amount of judgment is involved in determining whether a loss is probable and reasonably estimable due to the uncertainty involved in determining the likelihood of future events and estimating the financial statement impact of such events.	If further developments or resolution of a contingent matter are not consistent with our assumptions and judgments, we may need to recognize a significant charge in a future period related to an existing contingency.

RECENT ACCOUNTING STANDARDS

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. We will adopt SAB No. 108 as of December 31, 2006. We do not expect the adoption of SAB No. 108 to have a material impact on our consolidated financial position, results of operations and cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which requires a company that sponsors one or more single-employer defined benefit pension and other postretirement benefit plans (benefit plans) to recognize in its balance sheet the funded status of a benefit plan, which is the difference between the fair value of plan assets and the benefit obligation, as a net asset or liability, with an offsetting adjustment to accumulated other comprehensive income in shareholders’ equity. FASB Statement No. 158 requires additional financial statement disclosure regarding certain effects on net periodic benefit cost. FASB Statement No. 158 requires prospective application and the recognition and disclosure requirements are effective for fiscal years ending after December 15, 2006. We will adopt FASB Statement No. 158 as of December 31, 2006. We are currently evaluating the impact of the adoption of FASB Statement No. 158 on our consolidated financial position, results of operations and cash flows.

In addition, FASB Statement No. 158 requires that a company measure defined benefit plan assets and obligations at its year-end balance sheet date. We currently use our year-end balance sheet date as our measurement date and, as a result, that new requirement will not affect us.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 157 on our consolidated financial position, results of operations and cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which is effective for fiscal years beginning after December 15, 2006. FASB Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We are currently evaluating the potential impact, if any, of the adoption of FASB Interpretation No. 48 on our consolidated financial position, results of operations and cash flows.

We have determined that all other recently issued accounting pronouncements will not have a material impact on our consolidated financial position, results of operations and cash flows, or do not apply to our operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to certain market risks as part of our ongoing business operations, including risks from changes in commodity prices (aluminum, electricity and natural gas), foreign currency exchange rates and interest rates that could impact our results of operations and financial condition.

We manage our exposure to these and other market risks through regular operating and financing activities and derivative financial instruments. We use derivative financial instruments as risk management tools only, and not for speculative purposes. Except where noted, the derivative contracts are marked-to-market and the related gains and losses are included in earnings in the current accounting period. Typically, gains and losses on these contracts are offset by the opposite effect of movements in the underlying business transactions.

By their nature, all derivative financial instruments involve risk, including the credit risk of non-performance by counterparties. All derivative contracts are executed with counterparties that, in our judgment, are creditworthy. Our maximum potential loss may exceed the amount recognized in the accompanying condensed consolidated balance sheets.

The decision of whether and when to execute derivative instruments, along with the duration of the instrument, can vary from period to period depending on market conditions and the relative costs of the instruments. The duration is always linked to the timing of the underlying exposure, with the connection between the two being regularly monitored.

Commodity Price Risks

We have commodity price risk with respect to purchases of certain raw materials including aluminum, electricity and natural gas.

Aluminum

Most of our business is conducted under a conversion model, which allows us to pass through increases or decreases in the price of aluminum to our customers. Nearly all of our products have a price structure with two components: (i) a pass through aluminum price based on the LME plus local market premiums and (ii) a “margin over metal” price based on the conversion cost to produce the rolled product and the competitive market conditions for that product.

In situations where we offer customers fixed prices for future delivery of our products, we may enter into derivative instruments for the metal inputs in order to protect the profit on the conversion of the product. Consequently, the gain or loss resulting from movements in the price of aluminum on these contracts would generally be offset by an equal and opposite impact on the net sales and purchases being hedged.

In addition, sales contracts representing approximately 20% of our total shipments for the nine months ended September 30, 2006 provide for a ceiling over which metal prices cannot contractually be passed through to certain customers, unless adjusted. As a result, we are unable to pass through the complete increase in metal prices for sales under these contracts and this negatively impacts our margins when the metal price is above the ceiling price.

We employ three strategies to mitigate our risk of rising metal prices that we cannot pass through to certain customers due to metal price ceilings. First, we maximize the amount of our internally supplied metal inputs from our smelting, refining and mining operations in Brazil. Second, we rely on the output from our recycling operations which utilize used beverage cans (UBCs). Both of these strategies have historically provided a benefit as these sources of metal are typically less expensive than purchasing aluminum from third party suppliers. These two strategies are referred to as our internal hedges. While we believe that our primary aluminum production continues to provide the expected benefits during this sustained period of high LME prices, the recycling operations are providing less internal hedge benefit than expected. LME metal prices and other market issues have resulted in higher than expected prices of UBCs, thus compressing the internal hedge benefit we receive from this strategy.

Beyond our internal hedges described above, our third strategy to mitigate the risk of loss or reduced profitability associated with the metal price ceilings is to purchase call options and/or fixed forward derivative instruments on projected aluminum volume requirements above our assumed internal hedge position. To hedge our exposure in 2006, we previously purchased call options at various strike prices. In September of 2006, we began purchasing synthetic call options, which are purchases of both fixed forward derivative instruments and put options, to hedge our exposure to further price volatility in 2007.

Sensitivities

The following table presents the estimated potential effect on the fair values of these derivative instruments as of September 30, 2006 given a 10% change in the three-month LME price.

	Change in	Change in
	Rate/Price	Fair Value
	(In millions)

Aluminum Options	10%	$9
Aluminum Forward Contracts	10%	35

Electricity and Natural Gas

We use several sources of energy in the manufacture and delivery of our aluminum rolled products. In 2005, natural gas and electricity represented approximately 70% of our energy consumption by cost. We also use fuel oil and transport fuel. The majority of energy usage occurs at our casting centers, at our smelters in South America and during the hot rolling of aluminum. Our cold rolling facilities require relatively less energy. We purchase our natural gas on the open market, which subjects us to market pricing fluctuations. Recent natural gas pricing changes in the United States have increased our energy costs. We seek to stabilize our future exposure to natural gas prices through the use of forward purchase and futures contracts. Natural gas prices in Europe, Asia and South America have historically been more stable than in the United States. As of September 30, 2006, we have a nominal amount of forward purchases outstanding relating to natural gas.

A portion of our electricity requirements are purchased pursuant to long-term contracts in the local regions in which we operate. A number of our facilities are located in regions with regulated prices, which affords relatively stable costs. In South America, we have our own hydroelectric facilities that meet approximately 25% of that region’s total electricity requirements. We have an existing long-term supply contract in North America for certain electricity costs at fixed rates.

Rising energy costs worldwide, due to the volatility of supply and international geopolitical events, expose us to reduced operating profits as changes cannot immediately be recovered under existing contracts and sales agreements, and may only be mitigated in future periods under future pricing arrangements.

Sensitivities

The following table presents the estimated potential effect on the fair values of these derivative instruments as of September 30, 2006 given a 10% change in spot prices for energy contracts.

	Change in	Change in
	Rate/Price	Fair Value
	(In millions)

Electricity	10%	$12
Natural Gas	10%	—

Foreign Currency Exchange Risks

Exchange rate movements, particularly the Euro, the Canadian dollar, the Brazilian real and the Korean won against the U.S. dollar, have an impact on our operating results. In Europe, where we have predominantly local currency selling prices and operating costs, we benefit as the euro strengthens but are adversely affected as the euro weakens. In Korea, where we have local currency selling prices for local sales and U.S. dollar denominated selling prices for exports, we benefit slightly as the won weakens but are adversely affected as the won strengthens, due to a slightly higher percentage of exports compared to local sales. In Canada and Brazil, where we have predominately U.S. dollar selling prices and local currency operating costs, we benefit as the local currencies weaken but are adversely affected as the local currencies strengthen. Foreign currency contracts may be used to hedge the economic exposures at our foreign operations.

It is our policy to minimize functional currency exposures within each of our key regional operating segments. As such, the majority of our foreign currency exposures are from either forecasted net sales or forecasted purchase commitments in non-functional currencies. Our most significant non-U.S. dollar functional currency operating segments are Europe and Asia, which have the Euro and the Korean won as their functional currencies, respectively. South America is U.S. dollar functional with Brazilian real transactional exposure.

We face translation risks related to the changes in foreign currency exchange rates. Amounts invested in our foreign operations are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. The resulting translation adjustments are recorded as a component of Accumulated other comprehensive loss in the Shareholders’ equity section of the accompanying condensed consolidated balance sheets. Net sales and expenses in our foreign operations’ foreign currencies are translated into varying amounts of U.S. dollars depending upon whether the U.S. dollar weakens or strengthens against other currencies. Therefore, changes in exchange rates may either positively or negatively affect our net sales and expenses from foreign operations as expressed in U.S. dollars.

Any negative impact of currency movements on the currency contracts that we have entered into to hedge foreign currency commitments to purchase or sell goods and services would be offset by an equal and opposite favorable exchange impact on the commitments being hedged. For a discussion of accounting policies and other information relating to currency contracts, see Note 1 — Business and Summary of Significant Accounting Policies to our consolidated and combined financial statements and Note 13 — Financial Instruments and Commodity Contracts to our condensed consolidated and combined financial statements for the nine months ended September 30, 2006.

Sensitivities

The following table presents the estimated potential effect on the fair values of these derivative instruments as of September 30, 2006 given a 10% change in rates.

	Change in	Change in
	Rate	Fair Value
	(In millions)

Currency measured against the U.S. dollar
Euro	10%	$46
Korean won	10%	28
Brazilian real	10%	21

Loans and investments in European operations have been hedged by cross-currency interest rate swaps (Euro 475 million, GBP 62 million, CHF 35 million). The CHF swap was designated as a cash flow hedge and the remaining swaps were designated as net investment hedges. Loans from European operations have been hedged by cross-currency principal-only swaps (Euro 91 million). The principal-only swaps are accounted for as cash flow hedges.

The following table presents the estimated potential effect on the fair values of the cross-currency interest rate swaps as of September 30, 2006 given a 10% change in rates.

	Change in	Change in
	Rate	Fair Value
	(In millions)

Currency measured against the U.S. dollar
Euro	10%	$73

Interest Rate Risks

We are subject to interest rate risk related to our floating rate debt. For every 12.5 basis point increase in the interest rates on the $511 million of variable rate Term Loan B debt that has not been swapped into fixed interest rates as of September 30, 2006, our annual net income would be reduced by approximately $0.4 million.

As of September 30, 2006, approximately 78% of our debt obligations were at fixed rates. Due to the nature of fixed-rate debt, there would be no significant impact on our interest expense or cash flows from either a 10% increase or decrease in market rates of interest.

From time to time, we have used interest rate swaps to manage our debt cost. We have entered into interest rate swaps to fix the interest rate on $200 million of our floating rate Term Loan B facility, which is part of our senior secured facility. In Korea, we entered into interest rate swaps to fix the interest rate on various floating rate debt.

See Note 8 — Long-Term Debt to our condensed consolidated and combined financial statements for the nine months ended September 30, 2006 for further information.

Sensitivities

The following table presents the estimated potential effect on the fair values of these derivative instruments as of September 30, 2006 given a 10% change in rates.

	Change in	Change in
	Rate	Fair Value
	(In millions)

Interest Rate Swap contracts
North America	10%	$1
Asia	10%	—

BUSINESS

Overview

We are the world’s leading aluminum rolled products producer based on shipment volume in 2005, with total aluminum rolled products shipments of approximately 2,873kt. With operations on four continents comprised of 34 operating plants including three research facilities in 11 countries as of September 30, 2006, we are the only company of our size and scope focused solely on aluminum rolled products markets and capable of local supply of technically sophisticated products in all of these geographic regions. We had net sales of $7.4 billion for the first nine months of 2006 and $8.4 billion for the year ended December 31, 2005.

We describe in this prospectus the businesses we acquired from Alcan, Inc. (Alcan) in the spin-off transaction, which businesses we now operate as if they were our businesses for all historical periods described. References to our shipment totals, results of operations and cash flows prior to January 1, 2004 do not include shipments from the facilities transferred to us by Alcan that were initially acquired by Alcan as part of the acquisition of Pechiney Aluminum Engineering (Pechiney) in December 2003.

As used in this prospectus, “total shipments” refers to shipments to third parties of aluminum rolled products as well as ingot shipments, and references to “aluminum rolled products shipments” or “shipments” do not include ingot shipments. All tonnages are stated in metric tonnes. One metric tonne is equivalent to 2,204.6 pounds. One kilotonne (kt) is 1,000 metric tonnes. The term “aluminum rolled products” is synonymous with the terms “flat rolled products” and “FRP” commonly used by manufacturers and third-party analysts in our industry.

Our History

We were formed as a Canadian corporation and assets were transferred to us in connection with our spin-off from Alcan on January 6, 2005 (which we refer to as the spin-off date). On the spin-off date, we acquired substantially all of the aluminum rolled products businesses held by Alcan prior to its acquisition of Pechiney in 2003, as well as certain alumina and primary metal-related businesses in Brazil formerly owned by Alcan and four rolling facilities in Europe that Alcan acquired from Pechiney in 2003. As part of this transaction, Alcan’s capital was reorganized and our common shares were distributed to the then-existing shareholders of Alcan. The various steps pursuant to which we acquired our businesses from Alcan and distributed our shares to Alcan’s shareholders are referred to herein as the spin-off transaction.

Our Industry

The aluminum rolled products market represents the global supply of and demand for aluminum sheet, plate and foil produced either from sheet ingot or continuously cast roll-stock in rolling mills operated by independent aluminum rolled products producers and integrated aluminum companies alike.

Aluminum rolled products are semi-finished aluminum products that constitute the raw material for the manufacture of finished goods ranging from automotive body panels to household foil. There are two major types of manufacturing processes for aluminum rolled products differing mainly in the process used to achieve the initial stage of processing:

•	“hot mills” — that require sheet ingot, a rectangular slab of aluminum, as starter material; and

•	“continuous casting mills” — that can convert molten metal directly into semi-finished sheet.

Both processes require subsequent rolling, which we call cold rolling, and finishing steps such as annealing, coating, levelling or slitting to achieve the desired thicknesses and metal properties. Most customers receive shipments in the form of aluminum coil, a large roll of metal, which can be fed into their fabrication processes.

There are two sources of input material: (1) primary aluminum, such as molten metal, re-melt ingot and sheet ingot; and (2) recycled aluminum, such as recyclable material from fabrication processes, which we refer to as recycled process material, used beverage cans (UBCs) and other post-consumer aluminum.

Primary aluminum can generally be purchased at prices set on the London Metal Exchange (LME), plus a premium that varies by geographic region of delivery, form (ingot or molten metal) and purity.

Recycled aluminum is also an important source of input material. Aluminum is infinitely recyclable and recycling it requires only approximately 5% of the energy needed to produce primary aluminum. As a result, in regions where aluminum is widely used, manufacturers and customers are active in setting up collection processes in which UBCs and other recyclable aluminum are collected for re-melting at purpose-built plants. Manufacturers may also enter into agreements with customers who return recycled process material and pay to have it re-melted and rolled into the same product again.

There has been a long-term industry trend towards lighter gauge (thinner) rolled products, which we refer to as downgauging, where customers request products with similar properties using less metal in order to reduce costs and weight. For example, aluminum rolled products producers and can fabricators have continuously developed thinner walled cans with similar strength as previous generation containers, resulting in a lower cost per unit. As a result of this trend, aluminum tonnage across the spectrum of aluminum rolled products, and particularly for the beverage/food cans end-use market, has declined on a per unit basis, but actual rolling machine hours per unit have increased. Because the industry has historically tracked growth based on aluminum tonnage shipped, we believe the downgauging trend may contribute to an understatement of the actual growth of revenue attributable to rolling in some end-use markets.

End-use Markets

Aluminum rolled products companies produce and sell a wide range of aluminum rolled products, which can be grouped into four end-use markets based upon similarities in end-use applications: (1) construction and industrial; (2) beverage/food cans; (3) foil products; and (4) transportation. Within each end-use market, aluminum rolled products are manufactured with a variety of alloy mixtures; a range of tempers (hardness), gauges (thickness) and widths; and various coatings and finishes. Large customers typically have customized needs resulting in the development of close relationships with their supplying mills and close technical development relationships.

Construction and Industrial.  Construction is the largest application within this end-use market. Aluminum rolled products developed for the construction industry are often decorative and non-flammable, offer insulating properties, are durable and corrosion resistant, and have a high strength-to-weight ratio. Aluminum siding, gutters, and downspouts comprise a significant amount of construction volume. Other applications include doors, windows, awnings, canopies, facades, roofing and ceilings.

Aluminum’s ability to conduct electricity and heat and to offer corrosion resistance makes it useful in a wide variety of electronic and industrial applications. Industrial applications include electronics and communications equipment, process and electrical machinery and lighting fixtures. Uses of aluminum rolled products in consumer durables include microwaves, coffee makers, flat screen televisions, air conditioners, pleasure boats and cooking utensils.

Another industrial application is lithographic sheet. Print shops, printing houses and publishing groups use lithographic sheet to print books, magazines, newspapers and promotional literature. In order to meet the strict quality requirements of the end-users, lithographic sheet must meet demanding metallurgical, surface and flatness specifications.

Beverage/Food Cans.  Beverage cans are the single largest aluminum rolled products application, accounting for approximately 23% of worldwide shipments in 2005, according to market data from Commodity Research Unit International Limited, or CRU, an independent business analysis and consultancy group focused on the mining, metals, power, cables, fertilizer and chemical sectors. The recyclability of aluminum cans enables them to be used, collected, melted and returned to the original product form many times, unlike steel, paper or polyethylene terephthalate plastic (PET plastic), which deteriorate with every iteration of recycling. Aluminum beverage cans also offer advantages in fabricating efficiency and product shelf life. Fabricators are able to produce and fill beverage cans at very high speeds, and non-porous aluminum cans provide longer shelf life than PET plastic containers. Aluminum cans are light, stackable and use space efficiently, making them convenient and cost efficient to ship.

Downgauging and changes in can design help to reduce total costs on a per can basis and contribute to making aluminum more competitive with substitute materials.

Beverage can sheet is sold in coil form for the production of can bodies, ends and tabs. The material can be ordered as rolled, degreased, pre-lubricated, pre-treated and/or lacquered. Typically, can makers define their own specifications for material to be delivered in terms of alloy, gauge, width and surface finish.

Other applications in this end-use market include food cans and screw caps for the beverage industry.

Foil Products.  Aluminum, because of its relatively light weight, recyclability and formability, has a wide variety of uses in packaging. Converter foil is very thin aluminum foil, plain or printed, that is typically laminated to plastic or paper to form an internal seal for a variety of packaging applications including juice boxes, pharmaceuticals, food pouches, cigarette packaging and lid stock. Customers order coils of converter foil in a range of thicknesses from 6 microns to 60 microns.

Household foil includes home and institutional aluminum foil wrap, sold as a branded or generic product. Known in the industry as packaging foil, it is manufactured in thicknesses from 11 microns to 23 microns. Container foil is used to produce semi-rigid containers such as pie plates and take-out food trays and is usually ordered in a range of thicknesses from 60 microns to 200 microns.

Transportation.  Heat exchangers, such as radiators and air conditioners, are an important application for aluminum rolled products in the truck and automobile categories of the transportation end-use market. Original equipment manufacturers also use aluminum sheet with specially treated surfaces and other specific properties for interior and exterior applications. Newly developed alloys are being used in transportation tanks and rigid containers that allow for safer and more economical transportation of hazardous and corrosive goods.

There has been recent growth in certain geographic markets in the use of aluminum rolled products in automotive body panel applications, including hoods, deck lids, fenders and lift gates. These uses typically result from co-operative efforts between aluminum rolled products manufacturers and their customers that yield tailor-made solutions for specific requirements in alloy selection, fabrication procedure, surface quality and joining. We believe the recent growth in automotive body panel applications is due in part to the lighter weight, better fuel economy and improved emissions performance associated with these applications.

Aluminum rolled products are also used in aerospace applications, a segment of the transportation market in which we are not allowed to compete until January 6, 2010, pursuant to a non-competition agreement we entered into with Alcan in connection with the spin-off, as described under the heading “Business — Arrangements Between Novelis and Alcan — Non-competition.” However, aerospace-related consumption of aluminum rolled products has historically represented a relatively small portion of total aluminum rolled products market shipments.

Aluminum is also used in the construction of ships’ hulls and superstructures and passenger rail cars because of its strength, light weight, formability and corrosion resistance.

Market Structure

The aluminum rolled products industry is characterized by economies of scale, significant capital investments required to achieve and maintain technological capabilities and demanding customer qualification standards. The service and efficiency demands of large customers has encouraged consolidation among suppliers of aluminum rolled products. To meet these demands in small but growing markets, established Western companies have entered into joint ventures with local companies to provide necessary product and process know-how and capital.

While our customers tend to be increasingly global, many aluminum rolled products tend to be produced and sold on a regional basis. The regional nature of the markets is influenced in part by the fact that not all mills are equipped to produce all types of aluminum rolled products. For instance, only a few mills in North

America, Europe, Asia, and only one mill in South America produce beverage can body and end stock. In addition, individual aluminum rolling mills generally supply a limited range of products for end-use applications, and seek to maximize profits by producing high volumes of the highest margin mix per mill hour given available capacity and equipment capabilities.

Certain multi-purpose common alloy and plate rolled products are imported into Europe and North America from producers in emerging markets, such as Brazil, South Africa, Russia and China. However, at this time we believe that most of these producers are generally unable to produce flat rolled products that meet the quality requirements, lead times and specifications of customers with more demanding applications. In addition, high freight costs, import duties, inability to take back recycled aluminum, lack of technical service capabilities and long lead-times mean that many developing market exporters are viewed as second-tier suppliers. Therefore, many of our customers in the Americas, Europe and Asia do not look to suppliers in these emerging markets for a significant portion of their requirements.

Competition

The aluminum rolled products market is highly competitive. We face competition from a number of companies in all of the geographic regions and end-use markets in which we operate. Our primary competitors in North America are Alcoa, Inc., Aleris International, Inc., Wise Metal Group LLC, Norandal Aluminum, Arco Aluminium, which is a subsidiary of BP plc, and Alcan. Our primary competitors in Europe are Hydro A.S.A., Alcan, Alcoa and Corus. Our primary competitors in Asia-Pacific are Furukawa-Sky Aluminum Corp., Sumitomo Light Metal Company, Ltd., Kobe Steel Ltd. and Alcoa. Our primary competitors in South America are Companhia Brasileira de Alumínio, Alcoa and Aluar Aluminio Argentino. The factors influencing competition vary by region and end-use market, but generally we compete on the basis of our value proposition, including price, product quality, the ability to meet customers’ specifications, range of products offered, lead times, technical support and customer service. In some regions and end-use markets, competition is also affected by fabricators’ requirements that suppliers complete a qualification process to supply their plants. This process can be rigorous and may take many months to complete. As a result, obtaining business from these customers can be a lengthy and expensive process. However, the ability to obtain and maintain these qualifications can represent a competitive advantage.

In addition to competition from others within the aluminum rolled products industry, we, as well as the other aluminum rolled products manufacturers, face competition from non-aluminum material producers, as fabricators and end-users have, in the past, demonstrated a willingness to substitute other materials for aluminum. In the beverage/food cans end-use market, aluminum rolled products’ primary competitors are glass, PET plastic and steel. In the transportation end-use market, aluminum rolled products compete mainly with steel. Aluminum competes with wood, plastic and steel in building products applications. Factors affecting competition with substitute materials include price, ease of manufacture, consumer preference and performance characteristics.

Key Factors Affecting Supply and Demand

The following factors have historically affected the supply of aluminum rolled products:

Production Capacity.  As in most manufacturing industries with high fixed costs, production capacity has the largest impact on supply in the aluminum rolled products industry. In the aluminum rolled products industry, the addition of production capacity requires large capital investments and significant plant construction or expansion, and typically requires long lead-time equipment orders.

Alternative Technology.  Advances in technological capabilities allow aluminum rolled products producers to better align product portfolio and supply with industry demand. As an example, continuous casting offers the ability in some markets to increase capacity in smaller increments than is possible with hot mill additions. This enables production capacity to better adjust to small year-over-year increases in demand. However, the continuous casting process permits the production of a more limited range of products.

Trade.  Some trade flows do occur between regions despite shipping costs, import duties and the need for localized customer support. Higher value-added, specialty products such as lithographic sheet are more likely to be traded internationally, especially if demand in certain markets exceeds local supply. With respect to less technically demanding applications, emerging markets with low cost inputs may export commodity aluminum rolled products to larger, more mature markets. Accordingly, regional changes in supply, such as plant expansions, may have some effect on the worldwide supply of commodity aluminum rolled products.

The following factors have historically affected the demand for aluminum rolled products:

Economic Growth.  We believe that economic growth is currently the single largest driver of aluminum rolled products demand. In mature markets, growth in demand has typically correlated closely with growth in industrial production. In emerging markets such as China, growth in demand typically exceeds industrial production growth largely because of expanding infrastructures, capital investments and rising incomes that often accompany economic growth in these markets.

Substitution Trends.  Manufacturers’ willingness to substitute other materials for aluminum in their products and competition from substitution materials suppliers also affect demand. For example, in North America, competition from PET plastic containers and glass bottles, and changes in marketing channels and consumer preferences in beverage containers, have, in recent years, reduced the growth rate of aluminum can sheet in North America from the high rates experienced in the 1970s and 1980s. Despite changes in consumer preferences, North American aluminum beverage can shipments have remained at approximately 100 billion cans per year since 1994 according to the Can Manufacturers’ Institute.

LME and Local Currency Effect.  U.S. dollar denominated trading of primary aluminum on the LME has two primary effects on demand. First, significant shifts between the value of the local currency of the end-user and the U.S. dollar may affect the cost of aluminum to the end-user relative to substitute materials, depending on the cost of the substitute material in local currency. Second, the uncertainty of primary metal movements on the LME may discourage product managers in industries such as automotive from making long-term commitments to use aluminum parts. Long-term forward contracts can be used by manufacturers to reduce the impact of LME price volatility.

Downgauging.  Increasing technological and asset sophistication has enabled aluminum rolling companies to offer consistent or even improved product strength using less material, providing customers with a more cost-effective product. This continuing trend reduces raw material requirements, but also effectively increases rolled products’ plant utilization rates and reduces available capacity, because to produce the same number of units requires more rolling hours to achieve thinner gauges. As utilization rates increase, revenues rise as pricing tends to be based on machine hours used rather than on the volume of material rolled. On balance, we believe that downgauging has maintained or enhanced overall market economics for both users and producers of aluminum rolled products.

Seasonality.  While demand for certain aluminum rolled products is affected by seasonal factors, such as increases in consumption of beer and soft drinks packaged in aluminum cans and the use of aluminum sheet used in the construction and industrial end-use market during summer months, our presence in both the northern and southern hemispheres tends to dampen the impact of seasonality on our business.

Our Business Strategy

Our primary objective is to maximize long-term shareholder value through conversion of aluminum into flat rolled products with our world class asset position. We intend to achieve our goal of maximizing shareholder value through the following areas of focus.

Generate stable and predictable earnings and cash flows

•	Move towards a premium product conversion model to maximize the value of our assets.

•	Effectively manage our significant risk exposures impacting cash flows and earnings, including price volatility for aluminum, foreign currency exchange rates, interest rates and energy prices.

•	Disposal of non-core assets to reshape our existing portfolio of businesses to provide for stable and predictable earnings and cash profiles.

Structurally advantaged asset position

•	Maintain high asset utilization rates.

•	Maintain or improve our cost position in all regions where we operate versus our competitors. We will continue to use continuous process improvement initiatives to focus on higher cost per ton products, with the goal of decreasing the cost per ton.

•	Focus on productivity improvements to increase our capacity.

Growth through product mix innovation and opportunistic acquisitions

•	Optimize our portfolio of flat rolled products, improving our product mix and margins by leveraging our assets and technical capabilities into products and markets that have higher margins, stability, barriers to entry and growth. Supply these differentiated and demanding higher value flat rolled products in all regions in which we operate.

•	Grow through the development of new market applications and through the substitution of existing market applications, such as our Novelis Fusiontm technology(1), where our customers benefit from superior characteristics and/or a substitution to a higher value product.

•	Move towards higher technology and more profitable end-use markets by delivering proprietary products and processes that will be unique and attractive to our customers.

•	Continuously review acquisition or partnership opportunities that would enhance both our value and geographical footprint.

Flexible capital structure

•	Continue to reduce our debt using our cash flows and proceeds from the sale of non-core assets, in order to provide flexibility in our capital structure and establish a solid financial platform from which we can take advantage of opportunities to increase shareholder value.

Our Operating Segments

Regional Income

Due in part to the regional nature of supply and demand of aluminum rolled products and in order to best serve our customers, we manage our activities on the basis of geographical areas and are organized under four operating segments: North America; Europe; Asia and South America.

(1)  Novelis Fusiontm technology allows us to produce a high quality ingot with a core of one aluminum alloy, combined with one or more layers of different aluminum alloy(s). The ingot can then be rolled into a sheet product with different properties on the inside and the outside, allowing previously unattainable performance for flat rolled products and creating opportunity for new applications as well as improved performance and efficiency in existing operations.

Our chief operating decision-maker uses regional financial information in deciding how to allocate resources to an individual segment, and in assessing performance of the segment. Novelis’ chief operating decision-maker is its chief executive officer.

We measure the profitability and financial performance of our operating segments based on Regional Income, in accordance with FASB Statement No. 131, Disclosure About the Segments of an Enterprise and Related Information. Regional Income provides a measure of our underlying regional segment results that is in line with our portfolio approach to risk management. We define Regional Income as income before (a) interest expense and amortization of debt issuance costs; (b) gains and losses on change in fair value of derivative instruments — net; (c) depreciation and amortization; (d) impairment charges on long-lived assets; (e) minority interests’ share; (f) adjustments to reconcile our proportional share of Regional Income from non-consolidated affiliates to income as determined on the equity method of accounting; (g) restructuring (charges) recoveries — net; (h) gains or losses on disposals of property, plant and equipment and businesses; (i) corporate selling, general and administrative expenses; (j) other corporate costs — net; (k) litigation settlement — net of insurance recoveries; (l) provision or benefit for taxes on income (loss); and (m) cumulative effect of accounting change — net of tax.

We do not treat all derivative instruments as hedges under FASB Statement No. 133. Accordingly, changes in fair value are recognized immediately in earnings, which results in the recognition of fair value as a gain or loss in advance of the contract settlement. In the accompanying condensed consolidated and combined statements of income (loss), changes in fair value of derivative instruments not accounted for as hedges under FASB Statement No. 133 are recognized in Other (income) expenses — net. These gains or losses may or may not result from cash settlement. For Regional Income purposes we only include the impact of the derivative gains or losses to the extent they are settled in cash during that period.

For a discussion of Regional Income and a reconciliation of Regional Income to Net income, see the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The table below sets forth the contribution of each of our operating segments to our net sales, Regional Income, Total assets, Total shipments and Rolled product shipments for the nine months ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003.

	Nine Months Ended September 30,		Year Ended December 31,
Operating Segment	2006	2005	2005	2004	2003
	(All amounts in $ millions, except shipments,
	which are in kt)

North America
Net sales(i)	$2,841	$2,500	$3,265	$2,964	$2,385
Regional Income(ii)	64	141	196	240	176
Total assets	1,487	1,388	1,547	1,406	2,392
Total shipments(i)	942	913	1,194	1,175	1,083
Rolled product shipments(i)	883	852	1,119	1,115	1,042
Europe
Net sales(i)	$2,688	$2,376	$3,093	$3,081	$2,510
Regional Income(ii)	208	161	206	200	175
Total assets	2,392	2,129	2,139	2,885	2,364
Total shipments(i)	812	831	1,081	1,089	1,012
Rolled product shipments(i)	797	768	1,009	984	860
Asia
Net sales(i)	$1,235	$1,025	$1,391	$1,194	$918
Regional Income(ii)	70	80	108	80	69
Total assets	1,021	971	1,002	954	904
Total shipments(i)	379	386	524	491	428
Rolled product shipments(i)	347	356	484	452	385
South America
Net sales(i)	$626	$448	$630	$525	$414
Regional Income(ii)	122	86	110	134	88
Total assets	814	780	790	779	808
Total shipments(i)	223	212	288	264	258
Rolled product shipments(i)	204	191	261	234	204

(i)	The net sales and shipments information presented excludes intersegment sales and shipments.

(ii)	Prior to our spin-off from Alcan, profitability of the operating segments was measured based on business group profit, or BGP. See “Operating Segment Review for the Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004 and Year Ended December 31, 2004 Compared to the Year Ended December 31, 2003” for a reconciliation. Prior periods have been recast to conform to the definition of Regional Income.

We have highly automated, flexible and advanced manufacturing capabilities in operating facilities around the globe. In addition to the aluminum rolled products plants, South operates bauxite mining, alumina refining, hydro-electric power plants and smelting facilities. We believe our facilities have the assets required for efficient production and are well managed and maintained. For a further discussion of financial information by geographic area, refer to Note 23 — Segment, Geographical Area and Major Customer Information to our consolidated and combined financial statements for the year ended December 31, 2005.

North America

Through 12 aluminum rolled products facilities, including two fully dedicated recycling facilities as of September 30, 2006, North America manufactures aluminum sheet and light gauge products. Important end-use applications for North America include beverage cans, containers and packaging, automotive and other transportation applications, building products and various industrial applications.

In the nine months ended September 30, 2006, North America had net sales of $2.8 billion, representing 39% of our total net sales, and total shipments of 942kt representing 40% of our total shipments. In 2005, North America had net sales of $3.3 billion, representing 39% of our total net sales, and total shipments of 1,194kt representing 39% of our total shipments.

The majority of North America’s efforts are directed towards the beverage can sheet market. The beverage can end-use application is technically demanding to supply and pricing is competitive. We believe we have a competitive advantage in this market due to our low-cost and technologically advanced manufacturing facilities and technical support capability. Recycling is important in the manufacturing process and North America has three facilities that re-melt post-consumer aluminum and recycled process material. Most of the recycled material is from used beverage cans and the material is cast into sheet ingot destined for North America’s can sheet production plants (Logan and Oswego).

Europe

Europe provides European markets with value-added sheet and light gauge products through the 14 operating plants operated as of September 30, 2006, including one recycling facility as of September 30, 2006.

In the nine months ended September 30, 2006, Europe had net sales of $2.7 billion representing 36% of our total net sales, and total shipments of 812kt representing 34% of our total shipments. In 2005, Europe had net sales of $3.1 billion, representing 37% of our total net sales, and total shipments of 1,081kt representing 35% of our total shipments.

Europe serves a broad range of aluminum rolled product end-use applications including: construction and industrial; beverage and food can; foil and technical products; lithographic; automotive and other. Construction and industrial represents the largest end-use market in terms of shipment volume by Europe. Europe supplies plain and painted sheet for building products such as roofing, siding, panel walls and shutters, and supplies lithographic sheet to a worldwide customer base.

Europe also has packaging facilities at four locations, and in addition to rolled product plants, Europe has distribution centers in Italy and France together with sales offices in several European countries.

Asia

Asia operates three manufacturing facilities in the Asian region as of September 30, 2006 and manufactures a broad range of sheet and light gauge products.

In the nine months ended September 30, 2006, Asia had net sales of $1,235 representing 17% of our total net sales, and total shipments of 379kt representing 16% of our total shipments. In 2005, Asia had net sales of $1.4 billion, representing 17% of our total net sales, and total shipments of 524kt representing 17% of our total shipments.

Asia production is balanced between foil, construction and industrial, and beverage/food can end-use applications. We believe that Asia is well-positioned to benefit from further economic development in China as well as other parts of Asia.

South America

South America operates two rolling plants, two primary aluminum smelters, bauxite mines, one alumina refinery, and hydro-electric power plants, as of September 30, 2006, all of which are located in Brazil. South

America manufactures various aluminum rolled products, including can stock, industrial sheet and light gauge for the beverage/food can, construction and industrial, transportation and packaging end-use markets.

In the nine months ended September 30, 2006, South America had net sales of $626 million representing 8% of our total net sales, and total shipments of 223kt representing 9% of our total shipments. In 2005, South America had net sales of $630 million, representing 8% of our total net sales, and total shipments of 288kt representing 9% of our total shipments.

The primary aluminum produced by South America’s mines, refinery and smelters is used by our Brazilian aluminum rolled products operations, with any excess production being sold on the market in the form of aluminum billets. In 2005, South America had shipments of 26kt of primary metal. South America generates a portion of its own power requirements. South America also owns options to develop additional hydroelectric power facilities.

In November 2006, we sold our interest in our calcined coke manufacturing facility in Petrocoque, and transferred our rights to develop a power generation facility at Caçu and Barra dos Coquieros, both located in Brazil.

Raw Materials and Suppliers

The raw materials that we use in manufacturing include primary aluminum, recycled aluminum, sheet ingot, alloying elements and grain refiners. Our smelters also use alumina, caustic soda and calcined petroleum coke and resin. These raw materials are generally available from several sources and are not generally subject to supply constraints under normal market conditions. We also consume considerable amounts of energy in the operation of our facilities.

Aluminum

We obtain aluminum from a number of sources, including the following:

Primary Aluminum Purchases.  We purchased approximately 2,274kt of primary aluminum in 2005 in the form of sheet ingot, standard ingot and molten metal, as quoted on the LME, 40% of which we purchased from Alcan. Following our spin-off from Alcan, we have continued to source aluminum from Alcan pursuant to the metal supply agreements described under “ — Arrangements Between Novelis and Alcan.” We expect our purchase of aluminum from Alcan to decline beginning in 2008.

Primary Aluminum Production.  We produced approximately 109kt of our own primary aluminum requirements in 2005 through our smelter and related facilities in Brazil.

Recycled Aluminum Products.  We operate facilities in several plants to recycle post-consumer aluminum, such as UBCs collected through recycling programs. In addition, we have agreements with several of our large customers where we take recycled processed material from their fabricating activity and re-melt, cast and roll their recycled aluminum products and re-supply them with aluminum sheet. Other sources of recycled material include lithographic plates, where over 90% of aluminum used is recycled, and products with longer lifespans, like cars and buildings, which are just starting to become high volume sources of recycled material. We purchased or tolled approximately 900kt of recycled material in 2005.

The majority of recycled material we re-melt is directed back through can-stock plants. The net effect of these activities is that 28% of our aluminum rolled products production in 2005 was made with recycled material.

Sheet Ingot.  We have the ability to cast sheet ingot, which are the slabs of aluminum that are fed into hot rolling mills to make aluminum rolled products. Casting, which requires precise control of heat and metal alloys, can have a major impact on the quality of the sheet ingot produced and all aluminum rolled products that are subsequently produced from that sheet ingot. In 2005, we were able to supply 66% of our internal needs for sheet ingot, which helped us to control the quality of the sheet ingot we used, and generated cost savings and sourcing flexibility. We purchased the remainder from Alcan and other providers under long-term contracts. Following the spin-off, we have continued to source a portion of our sheet ingot requirements from

Alcan pursuant to the metal supply agreements described under “— Arrangements Between Novelis and Alcan.” We expect our purchases of sheet ingot from Alcan to decline beginning in 2008.

Energy

We use several sources of energy in the manufacture and delivery of our aluminum rolled products. In 2005, natural gas and electricity represented approximately 70% of our energy consumption by cost. We also use fuel oil and transport fuel. The majority of energy usage occurs at our casting centers, at our smelters in South America and during the hot rolling of aluminum. Our cold rolling facilities require relatively less energy. We purchase our natural gas on the open market, which subjects us to market pricing fluctuations. Recent higher natural gas prices in the United States have increased our energy costs. We may seek to stabilize our future exposure to natural gas prices through the use of forward purchase contracts. Natural gas prices in Europe, Asia and South America have historically been more stable than in the United States.

A portion of our electricity requirements are purchased pursuant to long-term contracts in the local regions in which we operate. A number of our facilities are located in regions with regulated prices, which affords relatively stable costs. South America has its own hydroelectric facilities that meet approximately 25% of its total electricity requirements for smelting operations.

Others

We also have bauxite and alumina requirements. We will satisfy some of our alumina requirements for the near term pursuant to the alumina supply agreement we have entered into with Alcan as discussed below under “— Arrangements Between Novelis and Alcan.”

Our Customers

Although we provide products to a wide variety of customers in each of the markets that we serve, we have experienced consolidation trends among our customers in many of our key end-use markets. In 2005, approximately 43% of our total net sales were to our ten largest customers, most of whom we have been supplying for more than 20 years. To address consolidation trends, we focus significant efforts at developing and maintaining close working relationships with our customers and end-users.

Our major customers include Agfa-Gevaert N.V., Alcan’s packaging business group, Anheuser-Busch Companies, Inc., affiliates of Ball Corporation, various bottlers of the Coca-Cola system, Crown Cork & Seal Company, Inc., Daching Holdings Limited, Ford Motor Company, General Motors Corporation, Lotte Aluminum Co. Ltd., Kodak Polychrome Graphics GmbH, Pactiv Corporation, Rexam Plc, Ryerson Tull, Inc., Tetra Pak Ltd., and ThyssenKrupp AG.

In our single largest end-use market, beverage can sheet, we sell directly to beverage makers and bottlers as well as to can fabricators that sell the cans they produce to bottlers. In certain cases, we also operate under umbrella agreements with beverage makers and bottlers under which they direct their can fabricators to source their requirements for beverage can body, end and tab stock from us. Among these umbrella agreements is an agreement, referred to as the CC agreement, with several North American bottlers of Coca-Cola branded products, including Coca-Cola Bottlers’ Sales and Services. This agreement is based on arrangements that have been in place since 1997. The parties entered into a new agreement which will go into effect in January 2007. Under the CC agreement we shipped approximately 400kt of beverage can sheet (including tolled metal) in 2005. These shipments were made to, and we received payment from, our direct customers, being the beverage can fabricators that sell beverage cans to the Coca-Cola associated bottlers. Under the CC agreement, bottlers in the Coca-Cola system may join the CC agreement by committing a specified percentage of the can sheet required by their can fabricators to us.

Purchases by Rexam Plc and its affiliates from our operations in all of our business segments represented approximately 13.8% and 12.5% of our total net sales in the nine months ended September 30, 2006 and 2005, respectively, and approximately 12.5%, 10.8% and 10.7% of our total net sales in 2005, 2004 and 2003, respectively.

Distribution and Backlog

We have two principal distribution channels for the end-use markets in which we operate: direct sales and distributors. In 2005, 12% of our total net sales were derived from distributors and 88% of our total net sales were derived from direct sales to our customers.

Direct Sales

We supply various end-use markets all over the world through a direct sales force that operates from individual plants or sales offices, as well as from regional sales offices in 24 countries. The direct sales channel typically involves very large, sophisticated fabricators and original equipment manufacturers. Long standing relationships are maintained with leading companies in industries that use aluminum rolled products. Supply contracts for large global customers generally range from one to five years in length and historically there has been a high degree of renewal business with these customers. Given the customized nature of products and in some cases, large order sizes, switching costs are significant, thus adding to the overall consistency of the customer base.

We also use third-party agents or traders in some regions to complement our own sales force. They provide service to our customers in countries where we do not have local expertise. We tend to use third-party agents in Asia and South America more frequently than in other regions.

Distributors

We also sell our products through aluminum distributors, particularly in North America and Europe. Customers of distributors are widely dispersed, and sales through this channel are highly fragmented. Distributors sell mostly commodity or less specialized products into many end-use markets, including the construction and industrial and transportation markets. We collaborate with our distributors to develop new end-use applications and improve the supply chain and order efficiencies.

Backlog

We believe that order backlog is not a material aspect of our business.

Research and Development

In the nine months ended September 30, 2006 and the nine months ended September 30, 2005, we expensed $29 million and $29 million, respectively, on research and development activities in our plants and modern research facilities, which included mini-scale production lines equipped with hot mills, can lines and continuous casters. In 2005, we expensed $41 million on research and development activities. We expensed $58 million on research and development activities in 2004 and $62 million in 2003. Our 2005 research and development spending was within the range of our expected normal annual expenditures. For 2004 and 2003, research and development expenses were higher, as they were an allocation of costs to us by Alcan, and included both specific costs related to projects directly identifiable with operations of the businesses subsequently transferred to us, and an allocation of a general pool of research and development expenses.

We conduct research and development activities at our mills in order to satisfy current and future customer requirements, improve our products and reduce our conversion costs. Our customers work closely with our research and development professionals to improve their production processes and market options. We have approximately 225 employees dedicated to research and development and customer technical support, located in many of our plants and research centers.

Our Employees

As of September 30, 2006, we had approximately 12,500 employees. A significant portion of our employees, approximately 5,500, are employed in our European operations, approximately 3,300 are employed in North America, approximately 1,600 are employed in Asia and approximately 2,100 are employed in South America and other areas. Approximately three-quarters of our employees are represented by labor unions and their employment conditions governed by collective bargaining agreements. Collective bargaining agreements are negotiated on a site, regional or national level, and are of different durations. We believe that we have good labor relations in all our operations and have not experienced a significant labor stoppage in any of our principal operations during the last decade.

Intellectual Property

In connection with our spin-off from Alcan, Alcan has assigned or licensed to us a number of important patents, trademarks and other intellectual property rights owned or previously owned by Alcan and required for our business. Ownership of intellectual property that is used by both us and Alcan is owned by one of us, and licensed to the other. Certain specific intellectual property rights which have been determined to be exclusively useful to us or which were required to be transferred to us for regulatory reasons have been assigned to us with no license back to Alcan.

We actively review intellectual property arising from our operations and our research and development activities and when appropriate we apply for patents in the appropriate jurisdictions, including the United States and Canada. We currently hold patents on approximately 190 different items of intellectual property. While these patents are important to our business on an aggregate basis, no single patent is deemed to be material to our business.

We have applied for or received registrations for the “Novelis” word trademark and the Novelis logo trademark in approximately 50 countries where we have significant sales or operations.

We have also registered the word “Novelis” and several derivations thereof as domain names in numerous top level domains around the world to protect our presence on the world wide web.

Environment, Health and Safety

We own and operate numerous manufacturing and other facilities in various countries around the world. Our operations are subject to environmental laws and regulations from various jurisdictions, which govern, among other things, air emissions, wastewater discharges, the handling, storage and disposal of hazardous substances and wastes, the remediation of contaminated sites, natural resource damages, and employee health and safety. Future environmental regulations may be expected to impose stricter compliance requirements on the industries in which we operate. Additional equipment or process changes at some of our facilities may be needed to meet future requirements. The cost of meeting these requirements may be significant. Failure to comply with such laws and regulations could subject us to administrative, civil or criminal penalties, obligations to pay damages or other costs, and injunctions and other orders, including orders to cease operations.

We are involved in proceedings under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, or analogous state provisions regarding our liability arising from the usage, storage, treatment or disposal of hazardous substances and wastes at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which we have operations, including Brazil and certain countries in the European Union. Such laws impose joint and several liability, without regard to fault or the legality of the original conduct, for the costs of environmental remediation, natural resource damages, third-party claims, and other expenses, on those parties who contributed to the release of a hazardous substance into the environment. In addition, we are, from time to time, subject to environmental reviews and investigations by relevant governmental authorities.

We have established procedures for regularly evaluating environmental loss contingencies, including those arising from environmental reviews and investigations and any other environmental remediation or compliance matters. We believe we have a reasonable basis for evaluating these environmental loss contingencies, and we also believe we have made reasonable estimates for the costs that are likely to be ultimately borne by us for these environmental loss contingencies. Accordingly, we have established reserves based on our reasonable estimates for the currently anticipated costs associated with these environmental matters. Management has determined that the currently anticipated costs associated with these environmental matters will not, individually or in the aggregate, materially impair our operations or materially adversely affect our financial condition.

We expect our total expenditures for capital improvements regarding environmental control facilities for 2006 and 2007 to be approximately $16 million and $18 million, respectively.

Arrangements Between Novelis and Alcan

In connection with our spin-off from Alcan, we and Alcan entered into a separation agreement and several ancillary agreements to complete the transfer of the businesses contributed to us by Alcan and the distribution of our shares to Alcan common shareholders. We may in the future enter into other commercial agreements with Alcan, the terms of which will be determined at the relevant times.

Separation Agreement

The separation agreement sets forth the agreement between us and Alcan with respect to: the principal corporate transactions required to effect our spin-off from Alcan; the transfer to us of the contributed businesses; the distribution of our shares to Alcan shareholders; and other agreements governing the relationship between Alcan and us following the spin-off. Under the terms of the separation agreement, we assume and agree to perform and fulfill the liabilities and obligations of the contributed businesses and of the entities through which such businesses were contributed, including liabilities and obligations related to discontinued rolled products businesses conducted by Alcan prior to the spin-off, in accordance with their respective terms.

Releases and Indemnification

The separation agreement provides for a full and complete mutual release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the spin-off, between or among us or any of our subsidiaries, on the one hand, and Alcan or any of its subsidiaries other than us, on the other hand, except as expressly set forth in the agreement. The liabilities released or discharged include liabilities arising under any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the spin-off, other than the separation agreement, the ancillary agreements described below and the other agreements referred to in the separation agreement.

We have agreed to indemnify Alcan and its subsidiaries and each of their respective directors, officers and employees, against liabilities relating to, among other things:

•	the contributed businesses, liabilities or contracts;

•	liabilities or obligations associated with the contributed businesses, as defined in the separation agreement, or otherwise assumed by us pursuant to the separation agreement; and

•	any breach by us of the separation agreement or any of the ancillary agreements we entered into with Alcan in connection with the spin-off.

Alcan has agreed to indemnify us and our subsidiaries and each of our respective directors, officers and employees against liabilities relating to:

•	liabilities of Alcan other than those of an entity forming part of our group or otherwise assumed by us pursuant to the separation agreement;

•	any liability of Alcan or its subsidiaries, other than us, retained by Alcan under the separation agreement; and

•	any breach by Alcan of the separation agreement or any of the ancillary agreements we entered into with Alcan in connection with the spin-off.

The separation agreement also specifies procedures with respect to claims subject to indemnification and related matters.

Further Assurances

Both we and Alcan have agreed to use our commercially reasonable efforts after the spin-off, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary or advisable under applicable laws and agreements to complete the transactions contemplated by the agreement and the other ancillary agreements described below.

Non-solicitation of Employees

Except with the written approval of the other party and subject to certain exceptions provided in the agreement, we and Alcan have agreed not to, for a period of two years following the spin-off, (1) directly or indirectly solicit for employment or recruit the employees of the other party or one of its subsidiaries, or induce or attempt to induce any employee of the other party or one of its subsidiaries to terminate his or her relationship with that other party or subsidiary, or (2) enter into any employment, consulting, independent contractor or similar arrangement with any employee or former employee of the other party or one of its subsidiaries, until one year after the effective date of the termination of such employee’s employment with the other party or one of its subsidiaries, as applicable.

Non-competition

We have agreed not to engage, directly or indirectly, in any manner whatsoever, until January 6, 2010, in the manufacturing, production and sale of certain products for the plate and aerospace markets, unless expressly permitted to do so under the terms of the agreement.

Change in control

We have agreed, in the event of a change in control (including a change in control achieved in an indirect manner) during the four-year period beginning January 6, 2006 and ending January 6, 2010, to provide Alcan, within 30 days thereafter with a written undertaking of the acquirer that such acquirer shall be bound by the non-compete covenants set forth in the separation agreement during the remainder of the four-year period, to the same extent as if it had been an original party to the agreement.

If a change in control event occurs at any time during the four-year period following the first anniversary of the spin-off and the person or group of persons who acquired control of our company fails to execute and deliver the undertaking mentioned above or refuses, neglects or fails to comply with any of its obligations pursuant to such undertaking, Alcan will have a number of remedies, including terminating any or all of the metal supply agreements, the technical services agreements, or the intellectual property licenses granted to us or any of our subsidiaries in the intellectual property agreements, or the transitional services agreement.

Ancillary Agreements

In connection with our spin-off from Alcan, we entered into a number of ancillary agreements with Alcan governing certain terms of our spin-off as well as various aspects of our relationship with Alcan following the spin-off. These ancillary agreements include:

Transitional Services Agreement.  Pursuant to a collection of 131 individual transitional services agreements, Alcan has provided to us and we have provided to Alcan, as applicable, on an interim, transitional basis, various services, including, but not limited to, treasury administration, selected benefits administration functions, employee compensation and information technology services. The agreed upon charges for these services generally allow us or Alcan, as applicable, to recover fully the allocated costs of providing the services, plus all out-of-pocket costs and expenses plus a margin of five percent. No margin is added to the cost of services supplied by external suppliers. In general, the majority of the individual service agreements, which began on the spin-off date, terminated on or prior to December 31, 2005.

Metal Supply Agreements.  We and Alcan have entered into four multi-year metal supply agreements pursuant to which Alcan supplies us with specified quantities of re-melt ingot, molten metal and sheet ingot in North America and Europe on terms and conditions determined primarily by Alcan. We believe these agreements provide us with the ability to cover some metal requirements through a pricing formula. In addition, an ingot supply agreement in effect between Alcan and Novelis Korea Ltd. prior to the spin-off remains in effect following the spin-off.

Foil Supply Agreements.  In 2005, we entered into foil supply agreements with Alcan for the supply of foil from our facilities located in Norf, Ludenscheid and Ohle, Germany to Alcan’s packaging facility located in Rorschach, Switzerland as well as from our facilities located in Utinga, Brazil to Alcan’s packaging facility located in Maua, Brazil. These agreements are for five-year terms during the course of which we will supply specified percentages of Alcan’s requirements for its facilities described above (in the case of Alcan’s Rorschach facility, 94% in 2006, 93% in 2007, 92% in 2008 and 90% in 2009, and in the case of Alcan’s Maua facility, 70%). In addition, we will continue to supply certain of Alcan’s European operations with foil under the terms of two agreements that were in effect prior to the spin-off.

Alumina Supply Agreements.  We have entered into a ten-year alumina supply agreement with Alcan pursuant to which we purchase from Alcan, and Alcan supplies to us, alumina for our primary aluminum smelter located in Aratu, Brazil. The annual quantity of alumina to be supplied under this agreement is between 85,000 metric tonnes and 126,000 metric tonnes. In addition, an alumina supply agreement between Alcan and Novelis Deutschland GmbH that was in effect prior to the spin-off remains in effect following the spin-off.

Intellectual Property Agreements.  We and Alcan have entered into intellectual property agreements pursuant to which Alcan has assigned or licensed to us a number of important patents, trademarks and other intellectual property rights owned by Alcan and required for our business. Ownership of intellectual property that is used by both us and Alcan is owned by one of us and licensed to the other. Certain specific intellectual property rights which were determined to be exclusively useful to us or which were required to be transferred to us for regulatory reasons have been assigned to us with no license back to Alcan.

Sierre Agreements.  We and Alcan entered into a number of agreements pursuant to which:

•	Alcan transferred to us certain assets and liabilities of the automotive and other aluminum rolled products businesses relating to the sales and marketing output of the Sierre North Building, which comprises a portion of the Sierre facility in Switzerland. Pursuant to the terms of the separation and asset transfer agreements, the transfer price was determined by a valuation;

•	Alcan leased to us the Sierre North Building and the machinery and equipment located in the Sierre North Building (including the hot and cold mills) for a term of 15 years, renewable at our option for additional five-year periods, at an annual base rent in an amount equal to 8.5% of the book value of the Sierre North Building, the leased machinery or equipment, as applicable, pursuant to the terms of the real estate lease and equipment lease agreements;

•	We and Alcan have access to, and use of, property and assets that are common to each of our respective operations at the Sierre facility, pursuant to the terms of the access and easement agreement;

•	Alcan agreed to supply us with all our requirements of aluminum rolling ingots for the production of aluminum rolled products at the Sierre facility for a term of ten years, subject to availability, and provided the aluminum rolling slabs meet applicable quality standards and are competitively priced, pursuant to the terms of the metal supply agreement;

•	Alcan provides certain services to us at the Sierre facility, including services consisting of or relating to environmental testing, chemical laboratory services, utilities, waste disposal, facility safety and security, medical services, employee food service and rail transportation, and we provide certain services to Alcan at the Sierre facility, including services consisting of or relating to hydraulic and mechanical maintenance, roll grinding and recycled process material for a two-year renewable term, pursuant to the terms of the shared services agreement; and

•	Alcan retains access to all of the total plate production capacity of the Sierre facility, which represents a portion of Sierre’s total hot mill production capacity. The formula for the price to be charged to Alcan for products from the Sierre hot mill is based upon its proportionate share of the fixed production costs relating to the Sierre hot mill (determined by reference to actual production hours utilized by Alcan) and the variable production costs (determined by reference to the volume of product produced for Alcan). Under the tolling agreement, we have agreed to maintain the pre-spin-off standards of maintenance, management and operation of the Sierre hot mill.

With respect to the use of the machinery or equipment in the Sierre North Building, we have agreed to refrain from making or authorizing any use of it which may benefit any business relating to the sale, marketing, manufacturing, development or distribution of plate or aerospace products.

Neuhausen Agreements.  We have entered into an agreement with Alcan pursuant to which (1) Alcan transferred to us various laboratory and testing equipment used in the aluminum rolling sheet business located in Neuhausen, Switzerland and (2) approximately 35 employees transferred from Alcan to us at the Neuhausen facility. In addition, we have assumed certain obligations in connection with the operations of the Neuhausen facility, including (1) the obligation to reimburse Alcan for 100% of its actual and direct costs incurred in terminating employees, cancelling third-party agreements, and discontinuing the use of assets in the event we request Alcan to discontinue or terminate services under the services agreement, (2) the obligation to reimburse Alcan for 20% of the costs to close the Neuhausen facility in certain circumstances, and (3) the obligation to indemnify Alcan for (a) all liabilities arising from the ownership, operation, maintenance, use, or occupancy of the Neuhausen facility and/or the equipment at any time after the spin-off date and resulting from our acts or omissions or our violation of applicable laws, including environmental laws, (b) all liabilities relating to the employees who transfer from Alcan to us after the spin-off date, and (c) an amount equal to 20% of all environmental legacy costs related to the Neuhausen facility that occurred on or before December 31, 2004.

Tax Sharing and Disaffiliation Agreement.  The tax sharing and disaffiliation agreement provides an indemnification if certain factual representations are breached or if certain transactions are undertaken or certain actions are taken that have the effect of negatively affecting the tax treatment of the spin-off. It further governs the disaffiliation of the tax matters of Alcan and its subsidiaries or affiliates other than us, on the one hand, and us and our subsidiaries or affiliates, on the other hand. In this respect it allocates taxes accrued prior to and after the spin-off, as well as transfer taxes resulting from the spin-off. It also allocates obligations for filing tax returns and the management of certain pending or future tax contests and creates mutual collaboration obligations with respect to tax matters.

Employee Matters Agreement.  Pursuant to the employee matters agreement, assets, liabilities and responsibilities with respect to certain employee compensation, pension and benefit plans, programs and arrangements and certain employment matters were allocated between Novelis and Alcan. The employee matters agreement also sets out the terms and conditions pertaining to the transfer to us of certain Alcan employees. As of the spin-off date, we hired or employed all of the employees of Alcan and its affiliates who were then involved in the businesses transferred to us by Alcan. Employees who transferred to us from Alcan received credit for their years of service with Alcan prior to the spin-off. Effective as of the spin-off date, we generally assumed all employment compensation and employee benefit liabilities relating to our employees.

Technical Services Agreements.  We have entered into technical services agreements with Alcan pursuant to which (1) Alcan provides technical support and related services to certain of our facilities in Canada, and (2) we provide similar services to certain Alcan facilities in Canada. These agreements are not long-term agreements. In addition, we have entered into a technical services agreement with Alcan pursuant to which (1) Alcan provides us with materials characterization, chemical analysis, mechanical testing and formability evaluation and other general support services at the Neuhausen facility, (2) Alcan provides us and our employees with access to and use of those portions of the Neuhausen facility where the laboratory and testing equipment mentioned above is located, and office space suitable for our technical and administrative personnel, and (3) we provide Alcan with access to specific technical equipment and additional services upon request from Alcan, in consideration for agreed upon service fees for a period of two years.

Ohle Agreement.  We and Alcan have entered into an agreement pursuant to which we supply pet food containers to Alcan, which Alcan markets in connection with its related packaging activities. We have agreed for a period of five years not to, directly or indirectly, for ourselves or others, in any way work in or for, or have an interest in, any company or person or organization within the European market which conducts activities competing with the activities of Alcan Packaging Zutphen B.V., a subsidiary of Alcan, related to its pet food containers business.

Foil Supply and Distribution Agreement.  Pursuant to the two-year foil supply and distribution agreement, we (1) manufacture and supply to, or on behalf of, Alcan certain retail and industrial packages of Alcan brand aluminum foil and (2) provide certain services to Alcan in respect of the foil we supply to Alcan under this agreement, such as marketing and payment collection. We receive a service fee based on a percentage of the foil sales under the agreement. Pursuant to the terms of the agreement, we have agreed we will not market retail packages of foil in Canada under a brand name that competes directly with the Alcan brand during the term of the agreement.

Metal Hedging Agreement.  We have also entered into an agreement pursuant to which Alcan provides metal price hedging services to us. These hedging arrangements help us to reduce the risk of metal price fluctuations when we enter into agreements with customers that provide for fixed metal price arrangements. Alcan charges us fees based on the amount of metal covered by each hedge.

Properties

Our executive offices are located in Atlanta, Georgia. We have 34 operating facilities in 11 countries as of September 30, 2006. In March 2006 we closed our operations at Borgofranco, Italy and we sold our aluminum rolling mill in Annecy, France to a third party. We believe our facilities are generally well-maintained and in good operating condition and have adequate capacity to meet our current business needs. Our principal properties and assets have been pledged to banks pursuant to our senior secured credit facilities, as described in “Description of Material Indebtedness”.

In 2005, we had total shipments of 1,194kt (including tolled products) from our operations in North America, 1,081kt from our operations in Europe, 524kt from our operations in Asia and 288kt from our operations in South America. Our production for each of these operating segments was approximately equal to our shipments for each region for 2005.

The following provides a description, by operating segment and location, of the plant processes and major end-use markets/applications for our aluminum rolled products, recycling and primary metal facilities.

North America

Location	Plant Process	Major End-Use Markets/Applications

Berea, Kentucky	Recycling	Recycled ingot
Burnaby, British Columbia	Finishing	Foil containers
Fairmont, West Virginia	Cold rolling, finishing	Foil, HVAC material
Greensboro, Georgia	Recycling	Recycled ingot
Kingston, Ontario	Cold rolling, finishing	Automotive, construction/industrial
Logan, Kentucky(i)	Hot rolling, cold rolling, finishing	Can stock
Louisville, Kentucky	Cold rolling, finishing	Foil, converter foil
Oswego, New York	Hot rolling, cold rolling, recycling, finishing	Can stock, construction/industrial, semi-finished coil
Saguenay, Quebec	Continuous casting	Semi-finished coil
Terre Haute, Indiana	Cold rolling, finishing	Foil
Toronto, Ontario	Finishing	Foil, foil containers
Warren, Ohio	Coating	Can end stock

(i)	We own 40% of the outstanding common shares of Logan Aluminum Inc., but we have made subsequent equipment investments such that we now have rights to approximately 65% of Logan’s total production capacity.

Our Oswego, New York, facility operates modern equipment for used beverage can recycling, ingot casting, hot rolling, cold rolling and finishing. In March 2006, we commenced commercial production using our Novelis Fusiontm technology — able to produce a high quality ingot with a core of one aluminum alloy, combined with one or more layers of different aluminum alloy(s). The ingot can then be rolled into a sheet product with different properties on the inside and the outside, allowing previously unattainable performance for flat rolled products and creating opportunity for new, premium applications. Oswego produces can stock as well as building and industrial products. Oswego also provides feedstock to our Kingston, Ontario, facility, which produces heat-treated automotive sheet, and to our Fairmont, West Virginia, facility, which produces light gauge sheet.

The Logan, Kentucky, facility is a processing joint venture between us and Arco Aluminum, a subsidiary of BP plc. Our original equity investment in the joint venture was 40%, while Arco held the remaining 60% interest. Subsequent equipment investments have resulted in us now having access to approximately 65% of Logan’s total production capacity. Logan, which was built in 1985, is the newest and largest hot mill in North America. Logan operates modern and high-speed equipment for ingot casting, hot-rolling, cold-rolling and finishing. Logan is a dedicated manufacturer of aluminum sheet products for the can stock market with modern equipment, efficient workforce and product focus. A portion of the can end stock is coated at North America’s Warren, Ohio, facility, in addition to Logan’s on-site coating assets. Together with Arco, we operate Logan as a production cooperative, with each party supplying its own primary metal inputs for transformation at the facility. The transformed product is then returned to the supplying party at cost. Logan does not own any of the primary metal inputs or any of the transformed products. All of the fixed assets at Logan are directly owned by us and Arco in varying ownership percentages or solely by us. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, our consolidated and combined balance sheet includes the assets and liabilities of Logan.

We share control of the management of Logan with Arco through a seven-member board of directors on which we appoint four members and Arco appoints three members. Management of Logan is led jointly by two executive officers who are subject to approval by at least five members of the board of directors.

Our Saguenay, Quebec, facility operates the world’s largest continuous caster, which produces feedstock for our three foil rolling plants located in Terre Haute, Indiana, Fairmont, West Virginia and Louisville, Kentucky. The continuous caster was developed through internal research and development and we own the process technology. Our Saguenay facility produces aluminum rolled products directly from molten metal, which are sourced under long-term supply arrangements we have with Alcan.

Our Burnaby, British Columbia and Toronto, Ontario facilities spool and package household foil products and report to our foil business unit based in Toronto, Ontario.

Along with our recycling center in Oswego, New York, we own two other fully dedicated recycling facilities in Berea, Kentucky and Greensboro, Georgia. Each offers a modern, cost-efficient process to recycle used beverage cans and other recycled aluminum into sheet ingot to supply our hot mills in Logan and Oswego. Berea is the largest used beverage can recycling facility in the world.

Europe

Location	Plant Process	Major End-Use Markets/Applications

Annecy, France(i)	Hot rolling, cold rolling, finishing	Painted sheet, circles
Berlin, Germany	Converting	Packaging
Borgofranco, Italy(ii)	Recycling	Recycled ingot
Bresso, Italy	Finishing	Painted sheet, construction/industrial
Bridgnorth, United Kingdom	Cold rolling, finishing, converting	Foil, packaging
Dudelange, Luxembourg	Continuous casting, cold rolling, finishing	Foil
Göttingen, Germany	Cold rolling, finishing	Can end, lithographic, painted sheet
Latchford, United Kingdom	Recycling	Recycled ingot
Ludenscheid, Germany(iii)	Cold rolling, finishing, converting	Foil, packaging
Nachterstedt, Germany	Cold rolling, finishing	Automotive, industrial
Norf, Germany(iv)	Hot rolling, cold rolling	Can stock, foilstock, reroll automotive, industrial
Ohle, Germany(iii)	Cold rolling, finishing, converting	Foil, packaging
Pieve, Italy	Continuous casting, cold rolling	Paintstock, industrial
Rogerstone, United Kingdom	Hot rolling, cold rolling	Foilstock, paintstock, reroll, industrial
Rugles, France	Continuous casting, cold rolling, finishing	Foil
Sierre, Switzerland(v)	Hot rolling, cold rolling	Automotive sheet, industrial

(i)	We sold our aluminum rolling mill in Annecy, France to a third party in March 2006.

(ii)	Our operations in Borgofranco, Italy were closed in March 2006.

(iii)	We reorganized our plants in Ohle and Ludenscheid, Germany, including the closure of two non-core business lines located within those facilities as of May 2006.

(iv)	Operated as a 50/50 joint venture between us and Hydro Aluminium Deutschland GmbH (Hydro).

(v)	We have entered into an agreement with Alcan pursuant to which Alcan, following the spin-off, retains access to the plate production capacity utilized prior to spin-off at the Sierre facility, which represents a portion of the total production capacity of the Sierre hot mill.

Aluminium Norf GmbH in Germany, a 50/50 production-sharing joint venture between us and Hydro, is a large scale, modern manufacturing hub for several of our operations in Europe, and is the largest aluminum rolling mill in the world. Norf supplies hot coil for further processing through cold rolling to some of our other plants including Göttingen and Nachterstedt in Germany and provides foilstock to our plants in Ohle and Ludenscheid in Germany and Rugles in France. Together with Hydro, we operate Norf as a production cooperative, with each party supplying its own primary metal inputs for transformation at the facility. The transformed product is then transferred back to the supplying party on a pre-determined cost-plus basis. The facility’s capacity is, in principle, shared 50/50. We own 50% of the equity interest in Norf and Hydro owns the other 50%. We share control of the management of Norf with Hydro through a jointly-controlled shareholders’ committee. Management of Norf is led jointly by two managing executives, one nominated by us and one nominated by Hydro.

The Rogerstone mill in the United Kingdom supplies Bridgnorth and other foil plants with foilstock and produces hot coil for Nachterstedt and Pieve. In addition, Rogerstone produces standard sheet and coil for the European distributor market. The Pieve plant, located near Milan, Italy, mainly produces continuous cast coil that is cold rolled into paintstock and sent to the Bresso plant for painting, also located near Milan.

The Dudelange and Rugles foil plants in Luxembourg and France utilize continuous twin roll casting equipment and are two of the few foil plants in the world capable of producing 6 micron foil for aseptic packaging applications from continuous cast material. The Sierre hot rolling plant in Switzerland, along with Nachterstedt in Germany, are Europe’s leading producers of automotive sheet in terms of shipments. Sierre also supplies plate stock to Alcan.

Our recycling operations in the United Kingdom position us as one of the major recyclers in Europe. Our plant in Latchford, United Kingdom is the only major recycling plant in Europe mainly dedicated to used beverage cans.

Europe also manages Novelis PAE in Voreppe, France, which sells casthouse technology, including liquid metal treatment devices, such as degassers and filters, direct cast automation packages and twin roll continuous casters, in many parts of the world.

Asia

Location	Plant Process	Major End-Use Markets/Applications

Bukit Raja, Malaysia(i)	Continuous casting, cold rolling	Construction/industrial, foilstock foil, finstock
Ulsan, Korea(ii)	Hot rolling, cold rolling, recycling	Can stock, construction/industrial, foilstock, recycled ingot
Yeongju, Korea(iii)	Hot rolling, cold rolling	Can stock, construction/industrial, foilstock

(i)	Ownership of the Bukit Raja plant corresponds to our 58% equity interest in Aluminium Company of Malaysia Berhad.

(ii)	We hold a 68% equity interest in the Ulsan plant.

(iii)	We hold a 68% equity interest in the Yeongju plant.

Our Korean subsidiary, in which we hold a 68% interest, was formed through acquisitions in 1999 and 2000. Since our acquisitions, product capability has been developed to address higher value and more technically advanced markets such as can sheet.

We hold a 58% equity interest in the Aluminium Company of Malaysia Berhad, a publicly traded company that wholly owns and controls the Bukit Raja, Selangor light gauge rolling facility. Unlike our production sharing joint ventures at Norf, Germany and Logan, Kentucky, our Korean partners are financial partners and we market 100% of the plants’ output.

Asia also operates a recycling furnace in Ulsan, Korea for the conversion of customer and third party recycled aluminum, including used beverage cans. Metal from recycled aluminum purchases represented 10% of Asia’s total shipments in 2005.

South America

Location	Plant Process	Major End-Use Markets/Applications

Pindamonhangaba, Brazil	Hot rolling, cold rolling, recycling	Construction/industrial, can stock, foilstock, recycled ingot, foundry ingot, forge stock
Utinga, Brazil	Finishing	Foil

Our Pindamonhangaba (Pinda) rolling and recycling facility in Brazil has an integrated process that includes recycling, sheet ingot casting, hot mill and cold mill operations. A leased coating line produces painted products, including can end stock. Pinda supplies foilstock to our Utinga foil plant, which produces converter, household and container foil.

Pinda is the largest aluminum rolling and recycling facility in South America in terms of shipments and the only facility in South America capable of producing can body and end stock. Pinda recycles primarily used beverage cans, and is engaged in tolling recycled metal for our customers.

The table below sets forth plant processes and end-use market information about our South American primary metal operations. Total production capacity at these facilities was 109 kilotonnes in 2005.

Location	Plant Process	Major End-Use Markets/Applications

Aratu, Brazil(i)	Smelting	Primary aluminum (sheet ingot and billets)
Ouro Preto, Brazil(i)	Alumina refining, Smelting	Primary aluminum (sheet ingot and billets)
Petrocoque, Brazil(i)(ii)	Refining calcined coke	Carbon products for smelter anodes

(i)	We have begun exploring the sale of our non-core Brazilian upstream operations including mining, energy and smelting, at our Aratu and Ouro Preto facilities. In November 2006, we sold our interest in Petrocoque as well as our rights to develop a power generation facility at Caçu and Barra dos Coquieros, both located in Brazil.

(ii)	Operated as a joint venture in which we had a 25% interest.

We conduct bauxite mining, alumina refining, primary aluminum smelting and hydro-electric power generation operations at our Ouro Preto, Brazil facility. Our owned power generation supplied 62% of the Ouro Preto smelter needs. In the Ouro Preto region, we own the mining rights to approximately 6.0 million tonnes of bauxite reserves. There are additional reserves in the Cataguases and Carangola regions sufficient to meet our requirements in the foreseeable future.

We also conduct primary aluminum smelting operations at our Aratu facility in Candeias, Brazil.

Legal Proceedings

In connection with our spin-off from Alcan, we assumed a number of liabilities, commitments and contingencies mainly related to our historical rolled products operations, including liabilities in respect of legal claims and environmental matters. As a result, we may be required to indemnify Alcan for claims successfully brought against Alcan or for the defense of, or defend, legal actions that arise from time to time in the normal course of our rolled products business including commercial and contract disputes, employee-related claims and tax disputes (including several disputes with Brazil’s Ministry of Treasury regarding taxes and social security contributions). In addition to these assumed liabilities and contingencies, we may, in the future, be involved in, or subject to, other disputes, claims and proceedings that arise in the ordinary course of our business, including some that we assert against others. Where appropriate, we have established reserves in respect of these matters (or, if required, we have posted cash guarantees). While the ultimate resolution of, and liability and costs related to, these matters cannot be determined with certainty due to the considerable uncertainties that exist, we do not believe that any of these pending actions, individually or in the aggregate, will materially impair our obligations or materially affect our financial condition or liquidity. The following describes certain environmental matters relating to our business for which we assumed liability as a result of our spin-off from Alcan. None of the environmental matters include government sanctions of $100,000 or more.

Environmental Matters

We are involved in proceedings under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, or analogous state provisions regarding liability arising from the usage, storage, treatment or disposal of hazardous substances and wastes at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which we have operations, including Brazil and certain countries in the European Union. Such laws typically impose joint and several liability, without regard to fault or the legality of the original conduct, for the costs of environmental remediation, natural resource damages, third-party claims, and other expenses, on those persons who contributed to the release of a hazardous substance into the environment. In addition, we are, from time to time, subject to environmental reviews and investigations by relevant governmental authorities.

As described further in the following paragraph, we have established procedures for regularly evaluating environmental loss contingencies, including those arising from such environmental reviews and investigations and any other environmental remediation or compliance matters. We believe we have a reasonable basis for evaluating these environmental loss contingencies, and we believe we have made reasonable estimates of the costs that are likely to be borne by us for these environmental loss contingencies. Accordingly, we have established reserves based on our reasonable estimates for the currently anticipated costs associated with these environmental matters. We estimate that the undiscounted remaining clean-up costs related to all of our known environmental matters will be approximately $47 million. Management has reviewed the environmental matters that we have previously reported and for which we assumed liability as a result of our spin-off from Alcan. As a result of this review, management has determined that the currently anticipated costs associated with these environmental matters will not, individually or in the aggregate, materially impair our operations or materially adversely affect our financial condition, results of operations or liquidity.

With respect to environmental loss contingencies, we record a loss contingency on a non-discounted basis whenever such contingency is probable and reasonably estimable. The evaluation model includes all asserted and unasserted claims that can be reasonably identified. Under this evaluation model, the liability and the related costs are quantified based upon the best available evidence regarding actual liability loss and cost estimates. Except for those loss contingencies where no estimate can reasonably be made, the evaluation model is fact-driven and attempts to estimate the full costs of each claim. Management reviews the status of, and estimated liability related to, pending claims and civil actions on a quarterly basis. The estimated costs in respect of such reported liabilities are not offset by amounts related to cost-sharing between parties, insurance, indemnification arrangements or contribution from other potentially responsible parties unless otherwise noted.

Oswego North Ponds.  Oswego North Ponds is currently our largest known single environmental loss contingency. In the late 1960s and early 1970s, Novelis Corporation (a wholly-owned subsidiary of ours and formerly known as Alcan Aluminum Corporation, or Alcancorp) in Oswego, New York used an oil containing polychlorinated biphenyls (PCBs) in its re-melt operations. At the time, Novelis Corporation utilized a once-through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water system discharge and Novelis Corporation performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by Novelis Corporation in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. Novelis Corporation ceased discharge through the North Ponds in mid-2002.

In cooperation with the New York State Department of Environmental Conservation (NYSDEC) and the New York State Department of Health, Novelis Corporation entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004. The current estimated cost associated with this remediation is in the range of $12 million to $26 million. Based upon the report and other factors, we accrued $19 million as our estimated cost. In addition, NYSDEC held a public hearing on the remediation plan on March 13, 2006 and we believe that our estimate of $19 million is reasonable, and that the remediation plan will be approved for implementation in 2007 or 2008.

Other Legal Proceedings

Reynolds Boat Case.  As previously disclosed, we and Alcan were defendants in a case in the United States District Court for the Western District of Washington, in Tacoma, Washington, case number C04-0175RJB. Plaintiffs were Reynolds Metals Company, Alcoa, Inc. and National Union Fire Insurance Company of Pittsburgh PA. The case was tried before a jury beginning on May 1, 2006 under warranty theories, based on allegations that from 1998 to 2001 we and Alcan sold certain aluminum products that were ultimately used for marine applications and were unsuitable for such applications. The jury reached a verdict on May 22, 2006 against us and Alcan for approximately $60 million, and the court later awarded Reynolds and Alcoa approximately $16 million in prejudgment interest and court costs.

The case was settled during July 2006 as among us, Alcan, Reynolds, Alcoa and their insurers for $71 million. We contributed approximately $1 million toward the settlement, and the remaining $70 million was funded by our insurers. Although the settlement was substantially funded by our insurance carriers, certain of them have reserved the right to request a refund from us, after reviewing details of the plaintiffs’ damages to determine if they include costs of a nature not covered under the insurance contracts. Of the $70 million funded, $39 million is in dispute with and under further review by certain of our insurance carriers, who have six months from the date of the settlement to complete their review. In the third quarter of 2006, we posted a letter of credit in the amount of approximately $10 million in favor of one of those insurance carriers, while we resolve the questions, if any, about the extent of coverage of the costs included in the settlement.

As of December 31, 2005, we recognized a liability for the full amount of the settlement, included in Accrued expenses and other current liabilities of $71 million, with a corresponding charge against earnings. We also recognized an insurance receivable included in Prepaid expenses and other current assets of $31 million, with a corresponding increase to earnings. Although $70 million of the settlement was funded by our insurers, we only recognized an insurance receivable to the extent that coverage was not in dispute. We recognized a net charge of $40 million during the fourth quarter of 2005.

In July 2006, we contributed and paid $1 million to our insurers who subsequently paid the entire settlement amount of $71 million to the plaintiffs. Accordingly, during the third quarter of 2006 we reversed the previously recorded insurance receivable of $31 million and reduced our recorded liability by the same amount plus the $1 million contributed by us. The remaining liability of $39 million represents the amount of the settlement claim that was funded by our insurers but is still in dispute with and under further review by certain of our insurance carriers, who have six months from the date of settlement to complete their review. The $39 million liability is included in Accrued expenses and other current liabilities in our condensed consolidated balance sheet as of September 30, 2006.

While the ultimate resolution of the nature and extent of any costs not covered under our insurance contracts cannot be determined with certainty or reasonably estimated at this time, if there is an adverse outcome with respect to insurance coverage, and we are required to reimburse our insurers, it could have a material impact on cash flows in the period of resolution. Alternatively, the ultimate resolution could be favorable such that insurance coverage is in excess of what we have recognized to date. This would result in our recording a non-cash gain in the period of resolution, and this non-cash gain could have a material impact on our results of operations during the period in which such a determination is made.

MANAGEMENT

Our Directors

Our board of directors is currently comprised of 11 directors. Our directors’ terms will expire at each annual shareholders meeting. Biographical details for each of our directors are set forth below.

Name	Age	Position

William T. Monahan	59	Chairman of the Board and Interim Chief Executive Officer
Edward Blechschmidt(1) (4)	54	Director
Charles G. Cavell(2) (3)	64	Director
Clarence J. Chandran(3) (4)	57	Director
C. Roberto Cordaro(3) (4)	56	Director
Helmut Eschwey(2) (3)	57	Director
David J. FitzPatrick(1) (2)	52	Director
Suzanne Labarge(1) (4)	60	Director
Rudolf Rupprecht(4)	66	Director
Kevin M. Twomey(1) (2)	59	Director
Edward V. Yang(3) (4)	61	Director

(1)	Member of our Audit Committee.

(2)	Member of our Nominating and Corporate Governance Committee.

(3)	Member of our Human Resources Committee.

(4)	Member of our Customer Relations Committee.

William T. Monahan is Chairman of our board of directors and currently serves as our Interim Chief Executive Officer. Mr. Monahan is the retired chairman and chief executive officer of Imation Corporation (imaging and data storage), where he served in that capacity from its spin-off from 3M Co. (industrial, medical, consumer and office products) in 1996 to May 2004. Prior to that, he held numerous executive positions at 3M, including Group Vice President, Senior Vice President of 3M Italy and Vice President of the data storage division. Mr. Monahan is a member of the board of directors of Pentair, Inc. (water industry), Hutchinson Technology Inc. (computer industry) and Mosaic, Inc. (chemicals).

Edward Blechschmidt was Chairman, Chief Executive Officer and President of Gentiva Health Services, Inc., a leading provider of specialty pharmaceutical and home health care services, from March 2000 to June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as Chief Executive Officer and a director of Olsten Corporation, the conglomerate from which Gentiva Health Services was spun off and taken public. He served as President of Olsten Corporation (staffing services) from October 1998 to March 1999. He also served as President and Chief Executive Officer of Siemens Nixdorf Americas and Siemens Pyramid Technologies (information technology) from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corporation (information technology), including serving as its Chief Financial Officer. Mr. Blechschmidt serves as a director of Healthsouth Corp. (healthcare), Lionbridge Technologies, Inc. (software), Option Care, Inc. (healthcare) and Columbia Laboratories, Inc. (pharmaceuticals).

Charles G. Cavell is a retired former President and Chief Executive Officer of Quebecor World Inc., one of the world’s largest commercial printers, with plants throughout Europe, South America and North America. He served in such capacity from 1989 to his retirement in 2003. He currently serves on the board of several private companies and charitable institutions and he is Vice Chairman of the Board of Governors of Concordia University.

Clarence J. Chandran is Chairman of the Chandran Family Foundation Inc. (health care research and education) and, since 2001, Chairman of Conros Corporation (private mass market consumer products company — including LePages USA and PineMountain). He retired as President, Business Process Services, of

CGI Group Inc. (information technology) in 2004 and retired as Chief Operating Officer of Nortel Networks Corporation (communications) in 2001. Mr. Chandran is a member of the Duke University Board of Visitors and the Strategic Plan Executive Committee of the Pratt School of Engineering at Duke.

C. Roberto Cordaro has been President and Chief Executive Officer and a member of the board of directors of Nuvera Fuel Cells, Inc. (fuel cell power systems manufacturing) since 2002. He was Chief Executive Officer of Motor Coach Industries International (coach manufacturing) from 2000 to 2001 and was Executive Vice President and Group President — Automotive of Cummins Inc. (engine manufacturing) from 1996 to 1999.

Helmut Eschwey has been Chairman of the Board of Management of Heraeus Holding GmbH (precious metals) in Germany since 2003. From 1994 to 2003, Dr. Eschwey was the head of the plastics technology business at SMS AG (engineering). Before he joined SMS AG, he held management positions at Freudenberg Group of Companies (industrial products), Pirelli & C. S.p.A. (tires) and the Henkel Group (chemicals).

David J. FitzPatrick was the senior advisor to the chief executive officer of Tyco International Ltd. (Tyco) (fire, security, electronics, healthcare and other industrial products) from March 2005 until December 2005, at which time he retired. Previously, he was Executive Vice President and Chief Financial Officer of Tyco, a post he held from September 2002 until March 2005. He was Senior Vice President and Chief Financial Officer of United Technologies Corporation (aerospace and building) from June 1998 until September 2002.

Suzanne Labarge retired in 2004 from her position as Vice Chairman and Chief Risk Officer of the Royal Bank of Canada, which she held since 1999. She was Executive Vice President, Corporate Treasury, of the Royal Bank of Canada from 1995 to 1998. She is a member of the Board of Governors of McMaster University.

Rudolf Rupprecht was the chairman of the executive board of MAN AG (mechanical engineering and trucks), in Germany from 1996 until the end of 2004, at which time he retired. Prior to that, Dr. Rupprecht was chairman of various supervisory boards within that company which he joined in 1966. Dr. Rupprecht is also a member of the supervisory boards of Salzgitter AG (steel mill), MAN AG, KME AG (copper manufacturer) and Bayerische Staatsforsten (forestry and related products) and is the chairman of the supervisory board of SMS GmbH (steel mill equipment).

Kevin M. Twomey recently retired as President and Chief Operating Officer of The St. Joe Company (real estate), having joined the company in 1999. He currently serves as a consultant to the St. Joe Company. Mr. Twomey formerly served as Vice Chairman and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America (financial services). Prior to joining Ahmanson in 1993, Mr. Twomey was Chief Financial Officer at First Gibraltar Bank, owned by MacAndrews and Forbes Holdings of New York. Mr. Twomey also held management positions with MCorp and Bank of America. Mr. Twomey is a trustee of the University of North Florida and serves on the board of trustees of the United Way of Northeast Florida and the Schultz Center for Teaching and Leadership Executive Board. Mr. Twomey is also a member of the board of Trustees of the U.S. Navy Supply Corps Foundation. Mr. Twomey is a director of PartnerRe Ltd. (reinsurance) and Intergraph Corporation (computer software).

Edward V. Yang has been Chairman of Cross Shore Acquisition Corporation (service outsourcing) since April 2006. From 2001 to 2006 he has been a senior advisor at ING Barings Private Equity Partners Asia (financial services). He was formerly Vice Chairman and Chief Executive Officer of the Netstar Group (network management services) from 2002 to 2006. Prior to this role, Mr. Yang was also a corporate senior vice president and the president of Asia Pacific at Electronic Data Systems Corporation (information technology outsourcing) from 1992 to 2000.

Our Executive Officers

The following table sets forth information for the executive officers of our company who are not directors. Biographical details for each of our executive officers who are not directors are also set forth below.

Name	Age	Position

Martha Finn Brooks	46	Chief Operating Officer
Rick Dobson	47	Senior Vice President and Chief Financial Officer
Arnaud de Weert	42	Senior Vice President and President — Europe
Kevin Greenawalt	49	Senior Vice President and President — North America
Jack Morrison	54	Senior Vice President and President — Asia
Antonio Tadeu Coelho Nardocci	48	Senior Vice President and President — South America
Steven Fisher	35	Vice President, Strategic Planning and Corporate Development
Steven Fehling	59	Vice President Global Procurement and Metal Management
David Godsell	50	Vice President, Human Resources and Environment, Health and Safety
Robert M. Patterson	33	Vice President and Controller
Orville G. Lunking	50	Vice President and Treasurer
Leslie J. Parrette, Jr.	44	General Counsel
Brenda D. Pulley	48	Vice President, Corporate Affairs and Communications
Thomas Walpole	51	Vice President and General Manager, Can Products Business Unit
Nichole A. Robinson	36	Corporate Secretary

Martha Finn Brooks is our Chief Operating Officer.  Ms. Brooks joined Alcan as the President and Chief Executive Officer of Alcan’s Rolled Products Americas and Asia business group in August 2002. Ms. Brooks led three of Alcan’s business units, namely North America, Asia and Latin America. Prior to joining Alcan, Ms. Brooks was the Vice President, Engine Business, Global Marketing and Sales at Cummins Inc., a global leader in the manufacture of electric power generation systems, engines and related products. She was with Cummins Inc. for 16 years, where she held a variety of positions in strategy, international business development, marketing and sales, engineering and general management. Ms. Brooks is a member of the board of directors of International Paper Company, a member of the Board of Trustees of Manufacturers Alliance, a director of Keep America Beautiful and a Trustee of the Hathaway Brown School. Ms. Brooks holds a B.A. in Economics and Political Science and a Masters of Public and Private Management specializing in international business from Yale University in the United States.

Rick Dobson is our Senior Vice President and Chief Financial Officer. He was the Chief Financial Officer of Aquila, Inc., the Kansas City, Missouri-based operator of electricity and natural gas distribution utilities, from 2002 until mid-2006. Mr. Dobson was Vice President of Financial Management for Aquila Merchant Services, a top five energy merchant company, from 1997 to 2002. He served as Vice President and Controller of ProEnergy, a natural gas marketing venture for Apache, from 1995 to 1997, and of Aquila Energy Corporation from 1989 to 1995. Mr. Dobson began his career in 1981 with Arthur Andersen LLP, specializing in the energy, telecommunications and homebuilding sectors and left in 1989 as an audit manager. Mr. Dobson earned a BBA in Accounting from the University of Wisconsin at Madison and an MBA from the University of Nebraska at Omaha. He is a certified public accountant.

Arnaud de Weert joined Novelis in May 2006 as Senior Vice President and the President of our European Operations. Mr. de Weert was previously chief executive officer of Ontex, Europe’s largest manufacturer of private label hygienic disposables. Prior to joining Ontex in 2004, Mr. de Weert was President, Europe, Middle East and Africa, for U.S.-based tools manufacturer, Stanley Works. From 1993 to 2001, he held executive roles with GE Power Controls in Europe, reaching the position of Vice President Sales and Marketing.

Kevin Greenawalt is a Senior Vice President and the President of our North American operations. Mr. Greenawalt was the President of Rolled Products North America from April 2004 until January 2005. Mr. Greenawalt was with Alcan since 1983, holding various managerial positions in corporate and business planning, operations planning, manufacturing, sales and business unit management. Prior to the Rolled Products North America position, his most recent position at Alcan was Vice President, Manufacturing for Rolled Products Europe based in Zurich, Switzerland, where he was responsible for ten facilities in Germany, Switzerland, Italy and the United Kingdom. In the late 1990s, Mr. Greenawalt led the Alcan North American Light Gauge Products business unit. Mr. Greenawalt holds an MBA and a B.S. in Industrial Administration from Carnegie-Mellon University in the United States. He participated in the International Masters Program in Practicing Management (UK, Canada, India, Japan, and France) and was trained in Japan in Kaizen and Lean Manufacturing.

Jack Morrison is a Senior Vice President and the President of our Asian operations. Mr. Morrison was the President, Rolled Products Asia and Chief Executive Officer of Alcan Taihan Aluminum Limited from June 2000 until January 2005. Mr. Morrison has been responsible for Aluminium Company of Malaysia since November 2001. He is also on the boards of directors of Novelis Korea Limited and Aluminium Company of Malaysia. Mr. Morrison has over 30 years experience in the aluminum industry having worked for Alcoa and Consolidated Aluminum prior to joining Alcan in 1981. Prior to his assignment in Asia, Mr. Morrison was the President of Alcan Sheet Products, North America located in Cleveland, Ohio, United States. Mr. Morrison holds a B.S. in Industrial Management from Purdue University. On November 15, 2006, we announced that Mr. Morrison will be retiring from Novelis effective February 1, 2007.

Antonio Tadeu Coelho Nardocci is a Senior Vice President and the President of our South American operations following the spin-off. Mr. Nardocci joined Alcan in 1980. Mr. Nardocci was the President of Rolled Products South America from March 2002 until January 2005. Prior to that, he was a Vice President of Rolled Products operations in Southeast Asia and Managing Director of the Aluminium Company of Malaysia in Kuala Lumpur, Malaysia. Mr. Nardocci graduated from the University of São Paulo in Brazil with a degree in metallurgy. Mr. Nardocci is a member of the executive board of the Brazilian Aluminum Association.

Steven Fisher is a Vice President, Strategic Planning and Corporate Development. He is responsible for formulating the corporate strategy and originating and executing corporate mergers and acquisition transactions, as well as potential divestiture of non-core assets. This role includes ensuring consistent and rigorous valuation of all major portfolio management decisions and communicating the strategic vision to key stakeholders. Mr. Fisher served as Vice President and Controller for TXU Energy, the non-regulated subsidiary of TXU Corp. at its headquarters in Dallas, Texas from July 2005 to February 2006. Prior to joining TXU Energy, Mr. Fisher served in various senior finance roles at Aquila, Inc., including Vice President, Controller and Strategic Planning, from 2001 to 2005. Mr. Fisher is a graduate of the University of Iowa in 1993, where he holds a B.B.A. in finance and accounting. He is a certified public accountant.

Steven Fehling is Vice President, Global Procurement and Metal Management for Novelis Inc. He is responsible for developing procurement strategy, driving global procurement improvement initiatives and for large and multi-continent contracts. He is also responsible for leading the development and implementation of policies on metal pricing, hedging, trading and the global procurement of metal. Mr. Fehling has 20 years of experience in the aluminum industry. Since joining Alcan in 1990 as Vice President Planning and Marketing for the company’s Recycling Division, Mr. Fehling held a series of senior level management positions for the organization. Prior to the spin-off from Alcan, he led global purchasing, maintained a leadership role in strategic metal policy development and day-to-day metal management and hedging activities for Alcan Rolled Products Americas and Asia business group as Vice President Metal Management and Purchasing. Mr. Fehling holds an MBA with a major in Logistics from Indiana University, and a B.S. in Industrial Management from Purdue University. He is also a graduate of the advanced management program at Harvard University. Active in the aluminum industry, Mr. Fehling has served on the Executive Committee and the Board of Directors of the Aluminum Association. Mr. Fehling will retire later this year.

David Godsell is our Vice President, Human Resources and Environment, Health and Safety. In this position, he has global responsibilities for all aspects of our organization’s human resources function as well as environment, health and safety. Mr. Godsell joined Alcan in 1979. After joining Alcan, he held human resources positions of increasing responsibility within the downstream Alcan fabrication group before transferring to Alcan’s smelting company in British Columbia. From 1996 until January 2005, Mr. Godsell was the Vice President of Human Resources and Environment, Health and Safety for Alcan Rolled Products Americas and Asia. Mr. Godsell began his career with the Continental Can Company in 1978 prior to joining Alcan. Mr. Godsell holds a B.A. in Economics from Carleton University in Ottawa, Canada.

Robert M. Patterson joined Novelis in March 2006 and is our Vice President and Controller. Mr. Patterson also currently serves as our principal accounting officer. From May 2001 until March of 2006, Mr. Patterson was with SPX Corporation, where he held a number of senior financial roles, most recently Vice President and Segment Chief Financial Officer. Prior to that he was with Arthur Andersen LLP from May 1996 to May 2001, most recently as an audit manager. His experience includes extensive work in Europe and China. Mr. Patterson, a certified public accountant, earned a Bachelor in Business Administration and a Master’s Degree in Accounting from the University of Michigan.

Orville G. Lunking is our Vice President and Treasurer. From August 2001 until January 2005, Mr. Lunking was the Corporate Treasurer of Smithfield Foods, Inc. From July 1997 to August 2001, Mr. Lunking was the Assistant Treasurer for Sara Lee Corporation. From 1991 to July 1997, Mr. Lunking was the Director of Global Finance for AlliedSignal Inc., now known as Honeywell International Inc. Mr. Lunking also worked for seven years, from 1984 to 1991, as a senior associate and then Vice President in a broad range of corporate financial service areas at Bankers Trust in New York. He began his career in the Treasurer’s Office of General Motors in New York, from 1981 to 1984. Mr. Lunking graduated with an undergraduate degree in geography from Dartmouth College and an MBA in Finance from the Wharton School of the University of Pennsylvania.

Leslie J. Parrette, Jr. joined Novelis as General Counsel in March 2005. From July 2000 until February 2005, he served as Senior Vice President and General Counsel of Aquila, Inc., an international electric and gas utility and energy trading company. From September 2001 to February 2005, he also served as Corporate Secretary of Aquila. Prior to joining Aquila, Mr. Parrette was a partner in the Kansas City-based law firm of Blackwell Sanders Peper Martin LLP from April 1992 through June 2000. Mr. Parrette holds an A.B., magna cum laude, in Sociology from Harvard College and received his J.D. from Harvard Law School.

Brenda D. Pulley is our Vice President, Corporate Affairs and Communications. She has global responsibility for our organization’s corporate affairs and communication efforts, which include branding, strategic internal and external communications and government relations. Prior to our spin-off from Alcan, Ms. Pulley was Vice President, Corporate Affairs and Government Relations of Alcan from September 2000 to 2004. Upon joining Alcan in 1998, Ms. Pulley was named Director, Government Relations. She has served as Legislative Assistant to Congressman Ike Skelton of Missouri and to the U.S. House of Representatives Subcommittee on Small Business, specializing in energy, environment, and international trade issues. She also served as Executive Director for the National Association of Chemical Recyclers, and as Director, Federal Government Relations for Safety-Kleen Corp. Ms. Pulley currently serves on the board of directors for the Junior Achievement of Georgia and is the immediate past Chairperson for America Recycles Day. Ms. Pulley earned her B.S. degree from Central Missouri State University in the United States majoring in Social Science, with a minor in communications.

Thomas Walpole is our Vice President and General Manager, Can Products Unit. He is responsible for developing and coordinating Novelis’ global strategy in the can market, including recycling and promotion and also leads the Can Product business unit in North America. Mr. Walpole has over twenty-five years of aluminum industry experience having worked for Alcan since 1979. Prior to his recent assignment, Mr. Walpole held international positions within Alcan in Europe and Asia until 2004. He began as Vice President, Sales, Marketing & Business Development for Alcan Taihan Aluminum Ltd. and most recently was President of the Litho/Can and Painted Products for the European region. Mr. Walpole graduated from State University of New York at Oswego with a B.S. degree in Accounting, and holds an MBA from Case Western Reserve University.

Nichole A. Robinson joined Novelis in June 2006 and was appointed Corporate Secretary in August 2006. From December 2003 until June 2006, Ms. Robinson was a Senior Manager with Accenture LLP, and prior to that she was Counsel for Arthur Anderson LLP from March 1999 until October 2002. Ms. Robinson previously worked as an associate for the law firm of Blackwell Sanders Peper Martin LLP from September 1996 until February 1999, where she focused on corporate law and securities matters. Ms. Robinson graduated with a Bachelor of Science degree from Northwestern University and received her J.D. from Georgetown University Law Center.

On August 29, 2006, our board of directors replaced Brian Sturgell, our president and chief executive officer. Immediately thereafter, William T. Monahan, the chairman of our board of directors, assumed the role of interim chief executive officer, and will continue to serve as interim chief executive officer until a successor has been selected and is in place. Our executive team now reports directly to Mr. Monahan. In light of Mr. Monahan’s interim chief executive officer responsibilities, the board of directors formed a temporary office of the chairman that is comprised of Mr. Monahan and directors Clarence J. Chandran and Edward A. Blechschmidt.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

We are committed to the highest levels of corporate governance practices, which we believe are essential to our success and to the enhancement of shareholder value. Our shares are listed on the Toronto Stock Exchange and New York Stock Exchange and we make required filings with the Canadian and U.S. securities regulators. We make these filings available on our website at www.novelis.com as soon as reasonably practicable after they are electronically filed. We are subject to a variety of corporate governance and disclosure requirements. Our corporate governance practices meet the Toronto Stock Exchange Corporate Governance Guidelines (the TSX Guidelines), the New York Stock Exchange rules and other applicable regulatory requirements to ensure transparency and effective governance of the Company.

Our board of directors regularly reviews corporate governance practices in light of developing requirements in this field. As new provisions come into effect, our board of directors will reassess our corporate governance practices and implement changes as and when appropriate. The following is an overview of our corporate governance practices.

Novelis Board of Directors

Our board of directors has the responsibility for stewardship of Novelis, including the responsibility to ensure that we are managed in the interest of our shareholders as a whole, while taking into account the interests of other stakeholders. Our board of directors supervises the management of our business and affairs and discharges its duties and obligations in accordance with the provisions of: (1) the Canada Business Corporations Act (CBCA); (2) our articles of incorporation and bylaws; (3) the charters of our board of directors and its committees; and (4) other applicable legislation and Company policies.

Our corporate governance practices require that, in addition to its statutory duties, the following matters be subject to our board of directors’ approval: (1) capital expenditure budgets and significant investments and divestments; (2) our strategic and value-maximizing plans; (3) the number of directors within the limits provided in our articles of incorporation; and (4) any matter which may have the potential for substantial impact on our business. Our board of directors reviews the composition and size of our board of directors once a year. All new directors will receive a board of directors manual containing a record of historical public information about Novelis, as well as the charters of our board of directors and its committees, and other relevant corporate and business information. Senior management makes regular presentations to our board of directors on the main areas of our business. Directors are invited to tour our various facilities.

Corporate Governance Guidelines

Our board of directors has adopted a charter that establishes various corporate governance guidelines relating to, among other things, the composition and organization of the board of directors, the duties and responsibilities of the board of directors and the resources and authority of the board of directors (the Board of Directors Charter). Under the Board of Directors Charter, which is available on our website at

www.novelis.com and is available in print from our Corporate Secretary upon request, every meeting of the board of directors is to be followed by an executive session at which no executive directors or other members of management are present. These executive sessions are designed to ensure free and open discussion and communication among the non-management directors. The chairman of the board of directors leads these meetings. Mr. Monahan currently serves as chairman. Shareholders and other interested parties may communicate with the board of directors, a committee or an individual director by writing to Novelis Inc., 3399 Peachtree Rd. NE, Suite 1500, Atlanta, GA 30326, Attention: Corporate Secretary — Board Communication. All such communications will be compiled by the Corporate Secretary and submitted to the appropriate director or board committee. The Corporate Secretary will reply or take other actions in accordance with instructions from the applicable board contact.

Independence of Our Board of Directors

To assist in determining the independence of its members, our board of directors has established Guidelines on the Independence of the Directors of Novelis Inc. (Guidelines on Independence). The definition of an Independent Director under the Guidelines on Independence, which is available on our website at www.novelis.com and is available in print from our Corporate Secretary upon request, encompasses both the definition of an “unrelated” director within the meaning of the TSX Guidelines and of an “independent” director within the meaning of the rules of the New York Stock Exchange. Such a director: (1) must not have any relationship with us or any of our employees which is likely to be perceived to interfere with the exercise of his or her judgment in a manner that is independent from management; and (2) must not have an interest or relationship which could reasonably be perceived to materially interfere with his or her ability to act in the best interests of Novelis (an Independent Director). Under the Guidelines on Independence, the following relationships generally will be considered not to be material relationships that would impair a director’s independence: (1) if a director is an officer, partner or significant shareholder in an entity that does business with us and the annual sales or purchases, for goods or services, to or from us are less than two percent of the consolidated gross annual revenues of that entity; (2) if a director is a limited partner, a non-managing member or occupies a similar position in an entity that does business with us, or has a shareholding in such entity which is not significant, and who, in each case, has no active role in sales to or in providing services to us and derives no direct material personal benefit from the same; and (3) if a director serves as an officer, director or trustee of a charitable organization and our charitable contributions to the organization are less than two percent of that organization’s total consolidated gross annual revenues. For purposes of the Guidelines on Independence, a “significant shareholding” means direct or indirect beneficial ownership of five percent or more of the outstanding equity or voting rights of the relevant entity. Our board of directors has determined that all members of the board of directors, with the exception of our Chairman and Interim Chief Executive Officer, William T. Monahan, are Independent Directors.

The Guidelines on Independence establish standards for members of our Audit, Human Resources and Nominating and Corporate Governance Committees. These standards comply with the audit committee member independence qualifications under the U.S. Sarbanes-Oxley Act of 2002 (SOX). To satisfy the SOX audit committee qualifications, a director must not, directly or indirectly, accept any consulting, advisory or other compensatory fee from us (except in his or her capacity as director) and may not be an affiliated person of Novelis or any subsidiary other than in his or her capacity as a member of our board of directors or any committee of our board of directors.

Committees of Our Board of Directors

Our board of directors has established four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Human Resources Committee and the Customer Relations Committee. Each committee is governed by its own charter which is available on our website at www.novelis.com and is available in print from our Corporate Secretary upon request. All four standing committees are required to be composed entirely of Independent Directors.

According to their authority as set out in their charters, our board and each of its committees may engage outside advisors at the expense of Novelis.

Audit Committee and Financial Experts

Our board of directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, (the Exchange Act), the requirements of the CBCA and the New York Stock Exchange and Toronto Stock Exchange rules. Our board of directors has determined that Edward A. Blechschmidt, David J. FitzPatrick, Suzanne Labarge and Kevin M. Twomey are Audit Committee financial experts as defined by the rules of the SEC and that each member of our Audit Committee is an Independent Director within the meaning of the applicable New York Stock Exchange and Toronto Stock Exchange listing standards.

Our Audit Committee’s main objective is to assist our board of directors in fulfilling its oversight responsibilities for the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of both our internal audit function and our independent registered public accounting firm. Under the Audit Committee charter, the Audit Committee is responsible for, among other matters:

•	evaluating and compensating our independent registered public accounting firm;

•	making recommendations to the board and shareholders relating to the appointment, retention and termination of our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and

•	reviewing and monitoring our accounting principles, accounting policies and disclosure, internal control over financial reporting and disclosure controls and procedures.

Our Audit Committee will also assist us in ensuring that our process for monitoring compliance with, and dealing with violations of, our Code of Conduct, which is described below, is established and updated. In particular, our Audit Committee has established procedures in relation to complaints or concerns that we may receive involving accounting, internal accounting controls or audit matters, including the anonymous handling thereof. Such procedures are available at www.novelis.com under our Code of Conduct.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee has the broad responsibility of regularly reviewing our corporate governance practices in general. Our Nominating and Corporate Governance Committee is composed entirely of Independent Directors.

In addition to its responsibilities for the design, implementation, review, and evaluation of our corporate governance policies and practices, our Nominating and Corporate Governance Committee oversees the composition and size of our board of directors. The committee reviews candidates for nomination as directors and recommends candidates for election to our board of directors. The committee also considers nominees submitted by shareholders to our Corporate Secretary. You may submit director nominations in writing to Novelis Inc., 3399 Peachtree Road, NE Suite 1500, Atlanta, Georgia, 30326, Attention: Corporate Secretary.

In identifying and evaluating candidates for nomination to our board of directors, our Nominating and Corporate Governance Committee considers several factors, including judgment, independence, skill, diversity, experience with businesses and other organizations of comparable size, and the requirement that, as a federal Canadian corporation, at least 25% of our directors must be resident Canadians. The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the board of directors to ensure it maintains the proper balance of knowledge, experience and diversity to effectively manage our business for the long-term interests of our shareholders. Our Nominating and Corporate Governance Committee is allowed to employ search firms for identifying and evaluating director nominees.

Our Nominating and Corporate Governance Committee assesses and ensures on an annual basis the effectiveness of our board of directors as a whole, of each committee of our board of directors and the contribution of individual directors. Each director will complete a survey of board effectiveness on an annual basis which we anticipate will cover the subjects under the categories of board composition, responsibility, meetings and committees. As part of this survey, each of our directors will be asked to complete a self-evaluation and an evaluation of the board of directors as a whole and its committees. Our Nominating and Corporate Governance Committee also assesses our board’s relationship with management.

Human Resources Committee

Our Human Resources Committee has the broad responsibility to review human resources policy and employee relations matters and makes recommendations with respect to such matters to our board of directors or our chief executive officer, as appropriate. Our Human Resources Committee is composed entirely of Independent Directors. Its specific roles and responsibilities are set out in its charter. Our Human Resources Committee will periodically review the effectiveness of our overall management organization structure and succession planning for senior management, review recommendations for the appointment of executive officers, and consider and make recommendations to our board of directors based on trends and developments in the area of human resource management.

Our Human Resources Committee will establish our general compensation philosophy and oversee the development and implementation of compensation policies and programs. It also will review and approve the level of and/or changes in the compensation of individual executive officers, except that in the case of the chief executive officer and chief operating officer, it will make recommendations regarding compensation and objectives to the board of directors, in each case taking into consideration individual performance and competitive compensation practices.

Our Human Resources Committee has the responsibility of reviewing our policies, management practices and performance in environment, health and safety matters and making recommendations to our board of directors on such matters in light of current and changing requirements. Our Human Resources Committee will also review, assess and provide advice to our board of directors on policy, legal, regulatory and consumer trends and developments related to the environment, as they impact us, our employees, businesses, processes and products.

Customer Relations Committee

In an advisory capacity, our Customer Relations Committee reviews information furnished by management, provides advice and counsel, and serves as a conduit for communications with our board of directors for the purposes of deepening our board’s understanding of: (1) key end-use markets served by us; (2) our existing and prospective customers in such markets; (3) the nature of our relationships with such customers (and efforts to further develop such relationships); (4) the needs of, and trends facing, our customers and key end-use markets; (5) the fact base regarding flat rolled products markets and competitive environments that, in the foreseeable future, may be served by us; and (6) our efforts to identify and implement best practices in the areas of marketing and sales.

Code of Ethics and Code of Conduct

Novelis has adopted a Code of Ethics for Senior Financial Officers (Code of Ethics) that applies to our senior financial officers including our chief executive officer, chief financial officer and controller. We have also adopted a Code of Conduct that governs all our employees as well as our directors. As an annex to the Code of Conduct and supplemental thereto, we have adopted additional standards specifically tailored to our business operations around the globe. Copies of the Code of Ethics and Code of Conduct are available on our

website at www.novelis.com.   We will promptly disclose any future amendments to these codes on our website as well as any waivers from these codes for executive officers and directors. Copies of these codes are also available in print upon request by our shareholders from our Corporate Secretary.

We have also established “whistleblower” procedures so that an employee can anonymously report concerns that he or she may have regarding compliance with corporate policies, the Code of Conduct, the Code of Ethics, applicable laws or auditing, internal accounting controls and accounting matters. These procedures are part of the Code of Conduct.

Director Compensation

For 2005, each of our non-executive directors was entitled to receive compensation equal to $150,000 per year, payable in quarterly installments, except that the directors who are members of our Audit Committee were entitled to $155,000. The chairman of our board of directors received compensation equal to $250,000, and the chair of our Audit Committee received $175,000. We have adopted a Deferred Share Unit Plan for Non-Executive Directors, pursuant to which 50% of our directors’ compensation is required to be paid in the form of director’s deferred share units (DDSUs), and 50% in the form of either cash, additional DDSUs, or a combination of the two at the election of each non-executive director, unless otherwise determined by our Human Resources Committee. With the exception of our Interim Chief Executive Officer, an employee of our company who is a director is not entitled to receive fees for serving on our board of directors.

Because at least half of our non-executive directors’ compensation will be paid in DDSUs, our non-executive directors are not required to own a specific amount of our common shares. DDSUs are the economic equivalent of our common shares. A director cannot redeem the accumulated DDSUs until he or she ceases to be a member of our board of directors.

Our board of directors believes that compensation in the form of DDSUs together with the requirement that our non-executive directors retain all DDSUs until they cease to be a director helps to align the interests of our non-executive directors with those of our shareholders.

The number of DDSUs to be credited to the account of a non-executive director each quarter will be determined by dividing the quarterly amount payable in DDSUs, by the average closing prices of a common share on the Toronto and New York stock exchanges on the last five trading days of each quarter. Additional DDSUs will be credited to each non-executive director corresponding to dividends declared on our common shares. The DDSUs are redeemable only upon termination of the directorship and may be redeemed in cash, our common shares or a combination thereof, at the election of the director. The amount to be paid by us upon redemption will be calculated by multiplying the accumulated balance of DDSUs by the average closing prices of a common share on the Toronto and New York stock exchanges on the last five trading days prior to the redemption date. For services rendered by directors in 2005, 57,051 DDSUs were granted.

Our non-executive directors are entitled to reimbursement for transportation, lodging and other expenses incurred in attending meetings of our board of directors and meetings of committees of our board of directors. Our non-executive directors who are not Canadian residents are entitled to reimbursement for tax advice related to compensation.

The following table sets out the individual election of each non-executive director in relation to their compensation.

	Portion of Fees
	Paid in the Form of	Portion of Fees	Amount of Fees
Name	DDSUs	Paid in Cash	Paid in Cash (US$)

Edward Blechschmidt	100%	0%	—
Charles G. Cavell	50%	50%	77,500
Clarence J. Chandran	100%	0%	—
C. Roberto Cordaro	50%	50%	75,000
Helmut Eschwey	50%	50%	75,000
David J. FitzPatrick	50%	50%	64,583
Suzanne Labarge	50%	50%	87,500
William T. Monahan	50%	50%	75,000
Rudolf Rupprecht	50%	50%	77,500
Kevin Twomey	50%	50%	—
Edward Yang	50%	50%	77,500

Executive Compensation

Our Human Resources Committee is responsible for administering the compensation program for our executive officers. Our executive compensation program is based upon a pay-for-performance philosophy. Under our program, an executive’s compensation has three components, namely, base salary, short-term (annual) incentive awards (STIP) and long-term incentives. Our Human Resources Committee is assisted by independent consultants.

Base Salary

The target base salary is the median of a salary range for an executive officer and reflects the competitive level of similar positions in a compensation peer group and as reported in the survey information. Actual base salaries for executive officers reflect the individual’s performance and contribution to the company. Base salaries of executive officers are therefore reviewed annually and any proposed changes are approved by our Human Resources Committee before implementation. The board of directors must approve base salaries for our chief executive officer and our chief operating officer and our Human Resources Committee must approve the salaries of our other most senior executive officers, including those listed in the Summary Compensation Table. We have established a compensation peer group, and we utilize published survey information from established human resources consulting firms.

Short-Term (Annual) Incentives

We provide annual incentive benefits, which are administered by our Human Resources Committee. Short-term incentive awards are determined by three components, each based on a different aspect of our performance. For each position, during 2005 a target award was set (expressed as “percent of base salary midpoint”) reflecting both the responsibilities of the position and the competitive compensation levels. For 2005, the short-term incentive awards were determined by performance measured against the following three components:

1. 50% of the incentive opportunity of an executive is based on our overall cash flow generation as measured against working capital turns improvement;

2. 40% of the incentive opportunity is based on our profitability as measured against economic value added targets, or economic value added; and

3. 10% of the incentive opportunity is based on the achievement of environment, health and safety objectives as measured against pre-established continuous improvement targets.

The overall award paid is the sum of the weighted results of each component, modified for individual performance and contribution to the company. Currently, short-term incentive awards are paid in cash. For 2006, the three measurement criteria described above will remain unchanged except that 40% of the incentive opportunity will now be measured against Regional Income targets instead of economic value added targets. Under the 2006 Incentive Plan, short-term incentive awards may be paid in cash, common shares or a combination of both. The award paid may range from zero when the results achieved are less than the minimum target thresholds set by our Human Resources Committee, up to 200% of the target award when the results achieved are at or exceed the maximum target level which was set by our Human Resources Committee. For 2005, executive officers earned STIP awards that were generally above the target amounts reflecting performance on the three performance components that was above the pre-established targets.

Long-Term Incentives

The purpose of our long-term incentives is to attract and retain employees and to encourage them to contribute to our growth and long-term success. Long-term incentives are tied to the successful share price performance of the company thereby aligning the interests of our executives with those of our shareholders.

Stock Options

On January 5, 2005, our board of directors adopted the Novelis Conversion Plan of 2005 (the Conversion Plan) to allow for all Alcan stock options held by employees of Alcan who became our employees following our spin-off from Alcan to be replaced with options to purchase our common shares. While new options may be granted under the Conversion Plan, there were no new options granted in 2005 under the plan. As of December 31, 2005 our employees held stock options covering 2,704,790 of our common shares at a weighted average exercise price per share of $21.60. No future awards will be granted under the Conversion Plan. All converted options that were vested on the spin-off date continued to be vested. Unvested options vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. However, in October 2006, we amended the Conversion Plan to allow for the immediate vesting of all options upon the death or retirement of the optionee. In the case of an unsolicited change in control of Novelis, all options will become immediately exercisable.

Novelis 2006 Incentive Plan

At our annual shareholders meeting on October 26, 2006, our shareholders approved the Novelis 2006 Incentive Plan (2006 Incentive Plan) to effectively replace the Conversion Plan and the Stock Price Appreciation Unit Plan. Under the 2006 Incentive Plan, up to an aggregate number of 7,000,000 shares of Novelis common stock are authorized to be issued in the form of stock options, stock appreciation rights (SARs), restricted shares, restricted share units, performance shares and other stock-based incentives. Stock options and SARs expire seven years from their grant date. SARs may be settled in cash, common shares or a combination thereof, as specified in the applicable award agreement. Any shares that are subject to an award under the 2006 Incentive Plan other than stock options and SARs will be counted against the 7,000,000 share limit as 1.75 shares for every one share subject to the award. The number of annual awards issued to any single employee or non-employee director is limited. The Human Resources Committee of our board of directors has the discretion to determine which employees and non-employee directors receive awards and the type, number and terms and conditions of such awards under the 2006 Incentive Plan. Generally, all vested awards expire 90 days after termination of employment, except in the case of death, disability or retirement, when the vested awards expire over the period provided in the applicable award agreement. All awards vest immediately upon a change in control of the Company.

Stock Appreciation Rights

On October 26, 2006, our board of directors authorized a grant of 381,090 Stock Appreciation Rights under the 2006 Incentive Plan at an exercise price of $25.53 to certain of our executive officers and key employees (as discussed above). The terms of the SARs are identical in all material respects to those of the 2006 Stock Options, except that the incremental increase in the value of the SARs is settled in cash rather than shares of Novelis’ common stock at the time of exercise. The SARs are comprised of two equal portions: premium and non-premium SARs. Both the premium and non-premium SARs vest ratably in 25% annual increments over the four year period measured from October 26, 2006, and may be exercised, in whole or in part, once vested. However, while the premium and non-premium SARs carry the same exercise price of $25.53, in no event may the premium award shares be exercised unless the fair market value per share, as defined in the 2006 Incentive Plan, on the business day preceding the exercise date equals or exceeds $28.59. If the participant retires before October 26, 2007, the SARs will be forfeited. If the participant retires on or after October 26, 2007, SARs will continue to vest in accordance with the vesting schedule, but must be exercised no later than the third anniversary following the participant’s retirement date. In the event of the participant’s death or disability, all of the SARs will become immediately vested, but must be exercised no later than the first anniversary following the participant’s termination of employment. All of the SARs will become immediately vested and exercisable, without regard to the per share price restriction on premium award shares, upon a change in control of the Company.

Stock Price Appreciation Units

Our board of directors approved the Stock Price Appreciation Unit Plan, effective as of January 5, 2005. Prior to the spin-off date, a small number of Alcan employees held Alcan stock price appreciation units (SPAUs) entitling them to receive cash in an amount equal to the excess of the market value of an Alcan common share on the SPAU exercise date over the market value of an Alcan common share on the SPAU grant date. As of the spin-off date, we replaced all of the Alcan SPAUs held by employees of Alcan who became our employees, including our executive officers, with Novelis SPAUs. There were no new SPAUs granted in 2005 under the plan. No future awards will be granted under the Stock Price Appreciation Unit Plan. As of December 31, 2005, our employees held 418,777 SPAUs at a weighted average price of $22.04. All converted SPAUs that were vested on the spin-off date continued to be vested. Unvested SPAUs vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. In the case of a change in control of Novelis, all SPAUs will become immediately exercisable.

Novelis Founders Performance Awards

On March 24, 2005, our board of directors adopted the Novelis Founders Performance Award Plan (the Founders Plan) to allow for an additional compensation opportunity tied to Novelis share price improvement targets for certain of our executives approved by the Human Resources Committee, including those listed in the Summary Compensation Table. Participants earn performance share units (PSUs) if Novelis share price improvement targets are achieved within prescribed time periods. The Founders Plan identifies three relevant performance periods. The first performance period runs from March 24, 2005 to March 23, 2008, the second performance period runs from March 24, 2006 to March 23, 2008 and the third performance period runs from March 24, 2007 to March 23, 2008. The share price improvement targets for these three tranches are $23.57, $25.31 and $27.28, respectively. Participants are eligible to receive an aggregate of 536,100 PSUs under the plan, but only if the share price improvement targets are achieved. An equal amount of PSUs may be earned during each performance period if the applicable share price improvement target is achieved during such period. As described below in footnote 1 under the caption “Long-Term Incentive Plan Table — Founders Plan,” in March 2006 Mr. Sturgell and our board of directors agreed to alter the allocation of Mr. Sturgell’s PSUs for each of the three tranches.

If earned, a particular tranche will be paid in cash on a particular “payment date,” which is defined as the later of six months from the date the specific share price improvement target is achieved or twelve months after the start of the applicable performance period. The value of a PSU equals the average of the daily closing price of our common stock as reported on the New York Stock Exchange for the last five trading days prior to the payment date. For example, the share price improvement target for the performance period running from March 24, 2005 to March 23, 2008 has already been achieved and 180,350 PSUs were earned on June 20, 2005. Subsequent to June 30, 2005, 48,500 PSUs were forfeited, leaving 131,850 PSUs still active. The value of each of these PSU’s was calculated in the manner described above using a valuation date of March 24,

2006 (which is the date that is twelve months after the start of the applicable performance period). In April 2006, these PSUs were settled in cash in the amount of $2,655,459.

On March 14, 2006, the board of directors amended the Founders Plan in order to clarify when PSUs will be earned under the second and third tranches of the Founders Plan for periods beginning in 2006 and 2007, respectively. The amended Founders Plan now provides that the second and third tranches of PSUs will be earned if, during the period of each tranche, the share price reaches (or exceeds) the target price and is maintained or exceeded for 15 consecutive trading days during an open trading period for directors and executive officers. An open trading period is any period, other than a trading blackout period, in which directors and executives are free to purchase or sell shares of our common stock. Previously, the plan did not specify that the 15-day vesting period must occur during an open trading period.

2006 Stock Options

On October 26, 2006, our board of directors authorized a grant of an aggregate of 885,170 seven-year non-qualified stock options under the 2006 Incentive Plan at an exercise price of $25.53 to certain of our executive officers and key employees. These options are comprised of two equal portions: premium and non-premium options. Both the premium and non-premium options vest ratably in 25% annual increments over the four year period measured from October 26, 2006, and may be exercised, in whole or in part, once vested. However, while the premium and non-premium options carry the same exercise price of $25.53, in no event may the premium options be exercised unless the fair market value per share, as defined in the 2006 Incentive Plan, on the business day preceding the exercise date equals or exceeds $28.59. If the participant retires before October 26, 2007, the options will be forfeited. If the participant retires on or after October 26, 2007, the options will continue to vest in accordance with the vesting schedule, but must be exercised no later than the third anniversary following the participant’s retirement date. In the event of the participant’s death or disability, all of the options will become immediately vested, but must be exercised no later than the first anniversary following the participant’s termination of employment. All of the options become immediately vested and exercisable, without regard to the per share price restriction on premium options, upon a change in control of the Company.

Recognition Agreements

On September 25, 2006, we entered into Recognition Agreements (Agreements) with certain executive officers and other key employees (Executives) to retain and reward them for continued dedication towards corporate objectives. Under the terms of the Agreements, Executives that remain continuously employed by us through the vesting dates of December 31, 2007 and December 31, 2008 are entitled to receive one-half of their total awards on each vesting date, payable in shares of Novelis common stock.

The number of shares payable under the Agreements varies by Executive. Currently, there are 145,800 shares subject to award. In accordance with the provisions of FASB Statement No. 123 (Revised), we valued these awards as of the issuance date and will amortize their cost over the requisite service period of the Executives. As of September 30, 2006, there was approximately $1.7 million of unamortized compensation expense related to each of the two vesting dates, which is expected to be recognized over the next 1.25 years and 2.25 years, respectively.

Compensation of the Chief Executive Officer

The CEO’s annual compensation is administered by the board of directors, based on recommendations from the Human Resources Committee according to the policies described above. Mr. Sturgell became CEO on January 6, 2005 and entered into an employment agreement with the Company. The board of directors set Mr. Sturgell’s compensation on a competitive level with other U.S. chief executive officers of global companies of similar size, and also provided Mr. Sturgell with a comparable level of compensation to that received from his previous employer.

On August 29, 2006, the Board of Directors replaced Mr. Sturgell as CEO and appointed Chairman William T. Monahan to also serve as Interim CEO until a successor for Mr. Sturgell is identified. On

October 26, 2006, the Company and Mr. Sturgell finalized the terms of his separation agreement. The Company incurred approximately $6 million in expenses during the third quarter of 2006 related to Mr. Sturgell’s severance.

Decisions pertaining to the CEO’s compensation are based on our board’s evaluation of the CEO’s performance against pre-determined financial and strategic objectives. These objectives are set and approved annually at the beginning of the year. Mr. Sturgell’s goals and objectives for 2005 included performance against pre-established targets for cash flow, economic value added, environment, health and safety. Goals and objectives also included increasing financial awareness of the investment community, succession planning and customer relations. The Human Resources Committee recommended to the board of directors that the CEO’s total direct compensation (base salary, target short-term incentives and target long-term incentives) be set at the median of the U.S. market. The overall performance against the goals and objectives is reflected in establishing the actual compensation of the CEO.

In 2005, Mr. Sturgell’s base salary (representing approximately 17% of his target total direct compensation) was $985,000. It was not increased for 2006. Mr. Sturgell also received short-term incentive award for 2005 equal to $820,147. This amount is approximately 50% less than the amount he would have received ($1,681,130) based on the original short-term incentive targets established by the Company and the Company’s 2005 financial performance. The board of directors reduced Mr. Sturgell’s 2005 short-term incentive pay because of the delay in the Company’s financial reporting and overall share price performance.

Mr. Sturgell received no options in 2005. Mr. Sturgell received a grant in the aggregate of 140,550 PSUs on March 24, 2005, subject to the achievement of share price improvement targets, under the Founders Plan. On March 14, 2006, Mr. Sturgell agreed with the board of directors that, in light of our 2005 and 2006 financial reporting delay and restatement, Mr. Sturgell would forfeit 46,850 PSUs attributable to the first tranche of the award. The board of directors also approved an increase in the size of the award opportunity for Mr. Sturgell for the second and third tranches under the Founders Plan in an amount equal to 23,425 PSUs for each tranche, increasing the total award size to 70,275 PSUs for each PSU tranche. The PSUs for the second and third tranches would not have vested and become payable unless the share price improvement targets specified in the Plan ($25.31 and $27.28 respectively) were achieved. As a result of Mr. Sturgell’s replacement as CEO on August 29, 2006, all of his PSUs attributable to the second and third tranches were forfeited.

Mr. Sturgell’s employment agreement provided for competitive retirement benefits. In addition, Mr. Sturgell and the Company entered into a change in control agreement dated December 5, 2005, which provides for payment and other benefits upon the termination of employment for any reason other than cause, as defined in the agreement. Pursuant to the change in control agreement, Mr. Sturgell was entitled to an amount equal to 36 months of his base salary and target short-term incentive award (payable in one lump sum per the terms of his separation agreement), plus the amount payable under provisions of the TSR Plan. Mr. Sturgell will also be entitled to continuation of certain employee benefits and additional service credits of three years under the Company’s pension plans.

Section 162(m) Limitation

The Human Resources Committee believes that the compensation program serves its intended objectives. Section 162(m) of the United States Internal Revenue Code of 1986, as amended, provides a number of exceptions to the $1 million deduction limitation on compensation paid to executives, and it is the intent of the Human Resources Committee to qualify for these exceptions to the extent feasible and in the best interests of the Company, including the exceptions with respect to performance-based compensation.

While it is the Human Resources Committee’s intention to maximize the deductibility of compensation payable to the Company’s Named Executive Officers, deductibility will be only one among a number of factors used by the Human Resources Committee in ascertaining appropriate levels or methods of compensation. The Company intends to maintain the flexibility to compensate Named Executive Officers based upon an overall determination of what it believes to be in the best interests of the Company and its shareholders.

Summary Compensation Table

The following table sets out the compensation for our chief executive officer and the four other most highly compensated executive officers (collectively, the Named Executive Officers) for the years ended December 31, 2005, December 31, 2004 and December 31, 2003.

						Long-Term
						Compensation Awards
		Annual Compensation						Shares
			Bonus					Under
			(Executive					Options	All
			Performance	Other Annual		Restricted		Granted/	Other
		Salary	Award)	Compensation(1)		Share Units		SPAUs(2)	Compensation(3)
Name And Principal Position	Year	($)	($)	($)		($)		(#)	($)

Brian W. Sturgell(4)	2005	985,000	820,147	426,371	(5)	3,876,090	(6)	—	223,157	(8)
(Former President and	2004	781,200	932,257	280,686	(5)	—		438,751	41,301
Chief Executive Officer)	2003	600,000	561,845	254,115	(5)	347,212	(7)	138,114	29,679
Martha Finn Brooks	2005	655,000	716,252	298,669	(9)	1,828,600	(6)	—	1,889,844	(10)
(Chief Operating Officer)	2004	514,400	631,538	50,723	(9)	—		155,974	14,666
	2003	440,000	445,608	32,661		—		71,438	16,440
Christopher Bark-Jones	2005	440,611	472,667	20,289		1,440,034	(6)	—	—
(Former President —	2004	440,600	395,210	43,892		—		127,398	—
European Operations)(13)	2003	375,000	465,972	9,659		—		54,769	8,348
Kevin Greenawalt	2005	310,000	317,205	18,450		439,044	(6)	—	11,933
(President — North	2004	255,400	192,850	582,751	(11)	—		29,766	15,655
American Operations)	2003	230,800	175,440	381,849	(11)	—		16,669	16,922
David Godsell	2005	310,000	275,244	129,590	(12)	211,582		—	13,604
(Vice President, Human	2004	225,850	148,781	15,802		—		18,455	14,817
Resources and Environment,	2003	216,263	98,762	13,646		—		8,930	13,751
Health and Safety)

(1)	In addition to tax equalization payments and perquisites listed separately below, amounts included in this column for one or more Named Executive Officers include the following perquisites that are either in the aggregate valued at the lesser of $50,000 or 10% of the Named Executive Officer’s total salary and bonus or represent less than 25% of the perquisites reported for a given year: amounts relating to professional financial advice, club memberships, automobile allowance, education expenses, relocation allowances, housing expenses (including interest on housing-related loans transferred to third party financial institutions) and cash payments to be used for perquisites at the Named Executive Officer’s discretion.

(2)	See “— Long-Term Incentives — Stock Options” above for a description of the Conversion Plan and “— Long-Term Incentives — Stock Price Appreciation Units” above for a description of the Stock Price Appreciation Unit Plan. On January 6, 2005, Alcan stock options held by employees of Alcan who became our employees following our spin-off from Alcan were replaced with options to purchase our common shares. The number of options shown for periods prior to 2005 have been recast from the number of Alcan options granted into the as-converted number of Novelis options. On January 6, 2005, all Alcan SPAUs held by our employees were replaced with Novelis SPAUs. The number of SPAUs for periods prior to 2005 have been recalculated from the number of Alcan SPAUs granted into the as-converted number of Novelis SPAUs.

(3)	In addition to the other amounts stated separately below, “All Other Compensation” for each of our Named Executive Officers for 2005 includes:

•	savings plan contributions; and

•	amounts paid by us for term life insurance.

The following table shows the amount of these benefits received by each Named Executive Officer for 2005:

	Savings Plan	Life
	Contributions	Insurance
Name	($)	($)

Brian W. Sturgell	57,614	16,452
Martha Finn Brooks	22,509	2,644
Christopher Bark-Jones	0	0
Kevin Greenawalt	10,617	1,316
David Godsell	11,196	2,408

(4)	On August 29, 2006, our board of directors replaced Brian Sturgell, our president and chief executive officer.

(5)	Amounts include $393,941 (in 2005), $254,756 (in 2004) and $219,155 (in 2003) for tax equalization payments (i.e., amounts paid such that net income after taxes was not less than it would have been in the United States).

(6)	The Named Executive Officers were participants in the Alcan Total Shareholder Returns Performance Plan (TSR Plan) prior to the spin-off. On January 6, 2005, our employees who were Alcan employees immediately prior to the spin-off and who were eligible to participate in the Alcan TSR Plan ceased to actively participate in and accrue benefits under the TSR Plan. The accrued award amounts for each participant in the TSR Plan were converted into Novelis restricted share units. The then current three-year performance periods, namely 2002 — 2005 and 2003 — 2006, were truncated as of the date of the spin-off. At the end of each performance period, each holder of restricted share units will receive the net proceeds based on our common share price at that time, including declared dividends. The number of restricted share units granted to our Named Executive Officers and the dollar value of such restricted share units as of January 6, 2005 was as follows:

		Value of
	Restricted	Restricted
	Share Units	Share Units
Name	(#)	($)

Brian W. Sturgell	166,213	3,876,090
Martha Finn Brooks	78,413	1,828,600
Christopher Bark-Jones	61,751	1,440,034
Kevin Greenawalt	18,827	439,044
David Godsell	9,073	211,582

(7)	Represents the value, at the time of the grant, of restricted share units granted prior to our spin-off from Alcan. These restricted share units vested in full and were paid in January 2005.

(8)	Includes $149,092 that we were obligated to pay under an Alcan employee compensation plan as part of our spin-off from Alcan. No future payments will be required under the plan.

(9)	Amounts for 2005 include reimbursement of relocation expenses of $266,245. Amounts for 2004 include $18,211 for tax equalization.

(10)	Includes $1,864,691 for the cash payout of deferred share units received prior to the spin-off that were converted to Novelis deferred share units as part of the spin-off. The deferred units vested and were paid in August 2005.

(11)	Amounts include $369,293 (in 2004) and $154,815 (in 2003) for tax equalization payments.

(12)	Amounts for 2005 include reimbursement of relocation expenses of $123,896.

(13)	Chris Bark-Jones stepped down as Senior Vice President and President — European Operations on May 1, 2006.

Fiscal Year-End Option/SPAU Table

The following table summarizes, for each of the Named Executive Officers, the total number of shares underlying unexercised options held on December 31, 2005 and the aggregate value of unexercised in-the-money options on December 31, 2005, which is the difference between the exercise price of the options and the market value of the shares on December 31, 2005, which was $20.89 per share. The aggregate values indicated with respect to unexercised in-the-money options at fiscal year-end have not been, and may never be, realized. These options have not been, and may never be exercised and actual gains, if any, on exercise will depend on the value of the shares on the date of exercise. There can be no assurance that these values will be realized.

			Value of Unexercised
	Shares Underlying Unexercised		In-the-Money
	Options and SPAUs		Options and SPAUs
	on December 31, 2005(1)		on December 31, 2005(1)
	(#)		($)

Brian W. Sturgell	Options (E):	—	E:	—
(Former President and Chief Executive Officer)	Options (U):	753,477	U:	508,995
Martha Finn Brooks	Options (E):	89,960	E:	—
(Chief Operating Officer)	Options (U):	298,121	U:	129,679
Christopher Bark-Jones	Options (E):	—	E:	—
(Former President —	Options (U):	4,630	U:	9,029
European Operations)	SPAUs (E):	—	E:	—
	SPAUs (U):	213,850	U:	123,926
Kevin Greenawalt	Options (E):	—	E:	—
(President —	Options (U):	48,550	U:	35,438
North American Operations)	SPAUs (E):	—	E:	—
	SPAUs (U):	22,952	U:	31,666
David Godsell	Options (E):	3,969	E:	—
(Vice President, Human Resources and	Options (U):	41,604	U:	43,384
Environment, Health and Safety)

(1)	E: Exercisable U: Unexercisable

Long-Term Incentive Plan Table — Founders Plan

As described above under the caption “Long-Term Incentives — Founders Performance Awards,” on March 24, 2005, our board of directors adopted the Founders Plan to allow for an additional compensation opportunity tied to Novelis share price improvement targets for certain of our executives approved by the Human Resources Committee. Participants earn PSUs if Novelis share price improvement targets are achieved within three performance periods: March 24, 2005 to March 23, 2008; March 24, 2006 to March 23, 2008; and March 24, 2007 to March 23, 2008. The table below sets forth performance share unit tranches representing the number of PSUs that participants are eligible to receive for the three performance periods under the plan if share improvement targets are achieved. The share price improvement targets for these three tranches are $23.57, $25.31 and $27.28, respectively.

Name	Units Granted		Performance Period

Brian W. Sturgell(1)	0		March 24, 2005 to March 23, 2008
(Former President and	70,275		March 24, 2006 to March 23, 2008
Chief Executive Officer)	70,275		March 24, 2007 to March 23, 2008
Martha Finn Brooks	23,750	(2)	March 24, 2005 to March 23, 2008
(Chief Operating Officer)	23,750		March 24, 2006 to March 23, 2008
	23,750		March 24, 2007 to March 23, 2008
Christopher Bark-Jones	7,200	(2)	March 24, 2005 to March 23, 2008
(Former President —	7,200		March 24, 2006 to March 23, 2008
European Operations)	7,200		March 24, 2007 to March 23, 2008
Kevin Greenawalt	7,200	(2)	March 24, 2005 to March 23, 2008
(President — North American	7,200		March 24, 2006 to March 23, 2008
Operations)	7,200		March 24, 2007 to March 23, 2008
David Godsell	6,000	(2)	March 24, 2005 to March 23, 2008
(Vice President, Human Resources and	6,000		March 24, 2006 to March 23, 2008
Environment, Health and Safety)	6,000		March 24, 2007 to March 23, 2008

(1)	On March 14, 2006, Mr. Sturgell agreed with the board of directors’ decision that, in light of our 2005 and 2006 financial reporting delay and restatement, Mr. Sturgell would forfeit his performance share unit award for the first tranche of the award. The board of directors also approved an increase in the size of the award opportunity for Mr. Sturgell for the second and third tranches under the plan to provide an additional incentive for reaching the share price improvement targets for those tranches. The award size for each tranche was increased from a potential of 46,850 PSUs to a potential of 70,275 PSUs. The PSUs for the second and third tranches will not be earned unless the share price improvement targets specified in the Plan ($25.31 and $27.28, respectively) are achieved. As a result of Mr. Sturgell’s termination as CEO on August 29, 2006, all of his PSUs attributable to the second and third tranches of the Founder’s Plan were forfeited.

(2)	The share price improvement targets for the first tranche were satisfied in June 2005. As a result, Ms. Brooks and Messrs. Bark-Jones, Greenawalt and Godsell received the full amount of their performance unit tranche for the performance period from March 24, 2005 to March 23, 2008. Ms. Brooks and Messrs. Bark-Jones, Greenawalt and Godsell received cash payments for the payout of these awards in April 2006 in the amounts of $478,325, $145,008, $145,008 and $120,840, respectively, which will be reported as 2006 compensation.

Retirement Benefits

Novelis Pension Plan for Officers

Our Human Resources Committee determines participants in the Pension Plan for Officers (PPO). This plan is a supplemental executive retirement plan that provides an additional pension benefit based on combined service up to 20 years as an officer of our company or of Alcan and eligible earnings which consist of the excess of the average annual salary and target short-term incentive award during the 60 consecutive months when they were the greatest over eligible earnings in the U.S. Plan or the U.K. Plan, as applicable. Both the U.S. Plan and U.K. Plan are described below. Each provides for a maximum pension benefit on eligible earnings that is established with reference to the position of the officer prior to being designated a PPO participant. The following table shows the percentage of eligible earnings in the PPO, payable upon normal retirement after age 60, according to combined years of service as an officer of our company or of Alcan.

Years as Officer
5	10	15	20

15%	30%	40%	50%

The normal form of payment of pensions is a lifetime annuity. Pensions are not subject to any deduction for social security or other offset amounts.

Prior to their termination, Brian W. Sturgell and Christopher Bark-Jones were the only participants in the PPO. Mr. Sturgell has 9 years and 10 months of combined service and Mr. Bark-Jones has 14 years and 10 months of combined service under the PPO. Eligible earnings under the PPO for 2005 for Mr. Sturgell were $983,556 and were $282,414 for Mr. Bark-Jones. Our board of directors discharged the PPO and authorized lump sum payments of amounts owing to Mr. Sturgell and Mr. Bark-Jones in September, 2006.

U.S. Plan

During 2005, those of our employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan (collectively referred to as the U.S. Plan) received up to one year of additional service under each plan to the extent that such employees continued to be employed by us during the year. We paid to Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan) with respect to those employees. The U.S. Plan provides for pensions calculated based upon combined service with us or Alcan of up to 35 years. Eligible earnings consist of the average annual salary and the short-term incentive award up to its target during the 3 consecutive calendar years when they were the greatest, subject to a cap for those participating in the PPO.

Effective January 1, 2006, Novelis adopted the Novelis Pension Plan which provides benefits identical to the benefits provided under the Alcancorp Pension Plan. Executive officers who were participants in the Alcancorp Pension Plan will participate in the Novelis Plan. Executive officers who were not participants in the Alcancorp Pension Plan will not participate in the Novelis Plan. Executive officers who were hired on January 1, 2005 or later will participate in the Novelis Savings and Retirement Plan.

The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to years of combined service.

Years of Service
10	15	20	25	30	35

17%	25%	34%	42%	51%	59%

The normal form of payment of pensions is a lifetime annuity with either a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.

At age 65, the estimated credited years of combined service for Brian W. Sturgell, Martha Finn Brooks, Kevin Greenawalt and David Godsell would be approximately 25 years, 22 years, 39 years and 41 years, respectively. Eligible earnings under the plan for 2005 for Mr. Sturgell, Ms. Brooks, Mr. Greenawalt and Mr. Godsell were $938,340, $1,029,800, $443,000 and $398,560, respectively.

Individual Pension Undertakings

In addition to participation in the U.S. Plan described above, Martha Finn Brooks will receive from us a supplemental pension equal to the excess, if any, of the pension she would have received from her employer prior to joining Alcan had she been covered by her prior employer’s pension plan until her separation or retirement from Novelis, over the sum of her pension from the U.S. Plan and the pension rights actually accrued with her previous employer.

U.K. Plan.

The U.K. Plan, which was transferred to us from Alcan in connection with the spin-off, provides for pensions calculated on service of up to 40 years and eligible earnings, which consist of the average annual salary and the short-term incentive award up to its target during the last 12 months before retirement, subject to a cap for those participating in the PPO.

The following table shows estimated retirement benefits, expressed as a percentage of eligible earnings, payable upon normal retirement at age 65 according to combined years of service.

Years of Service
10	15	20	25	30	35

17%	26%	35%	43%	52%	60%

The normal form of payment of pensions is a lifetime annuity with a guaranteed minimum of 60 monthly payments and a 60% lifetime pension to the surviving spouse.

Prior to his termination, Christopher Bark-Jones was the only executive officer entitled to participate in the U.K. Plan. Mr. Bark-Jones has approximately 29 credited years of combined service under the U.K. Plan and his eligible earnings in 2005 were $480,386.

Value of the Retirement Benefits

A measure of the value of the U.S. Plan, U.K. Plan and of the Pension Plan for Officers that can be deemed to be part of the total 2005 compensation of the five aforementioned Named Executive Officers is the service cost of the plans. The service cost is the estimated present value of benefits attributable by the pension benefit formula to services rendered by the plan members during a given period. The valuation of benefits is based on actuarial assumptions in relation to future events that will vary by plan to take into account the general characteristics of its membership.

Another measure of the value of pension plans or pension benefits is the projected benefit obligation (PBO). The PBO is the actuarial present value of the part of the total pension payable at retirement that is attributable to service rendered up to the date of valuation.

The following table indicates the total projected annual pension of each Named Executive Officer from the plans described above, based on years of credited combined service up to the normal retirement age of 65 and eligible earnings to the end of 2005. The table also indicates 2005 service cost and the PBO as of December 31, 2005 in relation to each Named Executive Officer.

The service cost and the PBO amounts are only estimates using prevailing interest rates of the discounted value of contractual entitlements. The value of these estimated entitlements may change over time because they are based on long-term assumptions, such as the expected distribution of retirement ages, future compensation increases and life expectancy, that may not represent actual developments. Furthermore, the methods used to determine these amounts will not be the same as those used by other companies and therefore will not be directly comparable. The actuarial assumptions applied are the same as those used to determine the service cost and the benefit obligation as described in Note 15 to our combined and consolidated financial statements for the year ended December 31, 2005. There is no contractual undertaking by the company to pay benefits of equivalent amounts.

	Projected Annual		Projected Benefit
	Pension Payable at	2005 Service	Obligation as of
	Age 65	Cost	December 31, 2005
Name	($)	($)	($)

Brian W. Sturgell	850,068	425,124	5,261,224
Martha Finn Brooks	306,821	109,686	396,400
Christopher Bark-Jones	396,084	194,751	4,739,233
Kevin Greenawalt	235,673	52,933	1,271,600
David Godsell	201,161	45,453	1,090,200

Employment Agreements and Change in Control Agreements

In connection with our spin-off from Alcan, we entered into employment agreements with Brian W. Sturgell, our Former President Chief Executive Officer, Martha Finn Brooks, our Chief Operating Officer, Chris Bark-Jones, Former President of our European operations, Kevin Greenawalt, President of our North American operations and David Godsell, our Vice President, Human Resources and Environment, Health and Safety, and other executive officers, setting out the terms and conditions of their employment. In 2005, under their respective employment agreements, Brian W. Sturgell was entitled to a base salary of $985,000, Martha Finn Brooks was entitled to a base salary of $655,000, Chris Bark-Jones was entitled to a base salary of $440,611, Kevin Greenawalt was entitled to a base salary of $310,000 and David Godsell was entitled to a base salary of $310,000. Each of these officers was also eligible for participation in programs providing short-term incentives, long-term incentives and other types of compensation that reflect the competitive level of similar positions in the compensation peer groups or as included in published survey information.

Certain of our executive officers have also entered into change in control agreements that provide for payment by us upon the termination of the executive officer’s employment without cause or by the executive officer for good reason. Upon the occurrence of such an event, the executive would be entitled to an amount equal to 24 months of their base salary and target short-term incentive award (except in the case of Mr. Sturgell, who was entitled to 36 months of his base salary and target short-term incentive award). Change in control provisions will expire after 24 months of employment with us. In 2006, the Company expensed approximately $6 million and approximately $2 million in connection with the departure of Messrs. Sturgell and Bark-Jones, respectively, under their change in control agreements and related severance and separate agreements.

On July 1, 2002, Alcancorp entered into a Deferred Share Agreement with Martha Finn Brooks pursuant to which Alcancorp agreed to grant to Ms. Brooks 33,500 shares of Alcan common shares on August 1, 2005, the date of her third anniversary of employment, as compensation for the loss by Ms. Brooks of accrued benefits and unvested restricted shares at her former employer. In connection with our spin-off from Alcan, on January 6, 2005, we assumed Alcancorp’s obligations under the Deferred Share Agreement and the 33,500 shares of Alcan common stock to be granted were converted into 66,477 common shares. On July 27, 2005, the Deferred Share Agreement was amended to provide that we will, in lieu of granting Ms. Brooks 66,477 common shares, pay Ms. Brooks cash in an amount equal to the value of such shares based on the closing price of such shares on the New York Stock Exchange on August 1, 2005, subject to applicable withholding taxes. Ms. Brooks received a payment in the gross amount of $1,864,691.

Human Resources Committee Interlocks and Insider Participation

In fiscal 2005, only Independent Directors served on our Human Resources Committee. Clarence J. Chandran was the chairman of our Human Resources Committee. The other committee members during all or part of the year were Charles G. Cavell, C. Robert Cordaro, Helmut Eschwey, Suzanne Labarge, William Monahan and J.E. Newall. No member of our Human Resources Committee had any relationship with us requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of Novelis served on any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time during fiscal 2005.

OWNERSHIP OF OUR STOCK

Share Ownership of Certain Beneficial Owners

Based on filings with the SEC, the following shareholders are known by us to own more than 5% of our shares as of September 8, 2006:

	Shares Beneficially	Percentage of
Name and Address of Beneficial Owner	Owned	Class*

FMR Corp.(i)	11,405,602	15.4%
82 Devonshire Street Boston, MA 02109
McLean Budden Ltd.(ii)	7,270,318	9.8%
145 King Street West Suite 2525 Toronto, ON M5H 1J8
Kensico Capital Management Corporation(iii)	4,633,700	6.27%
55 Railroad Avenue, 2nd Floor Greenwich, Connecticut 06830

*	As of September 8, 2006, we had 74,005,649 shares outstanding.

(i)	The following information is based on the Schedule 13G, filed on February 14, 2006 with the SEC by FMR Corp. Fidelity Management & Research Company (Fidelity), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 10,830,102 shares as a result of acting as investment adviser to various investment companies. The ownership of one investment company, FA Mid Cap Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to 6,553,560 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 10,830,102 shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 129,800 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 129,800 shares and sole power to vote or to direct the voting of 129,800 shares owned by the institutional account(s). Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the United States Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Fidelity International (FIL), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 445,700 shares and has the sole power to vote and dispose of such shares. FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. The Schedule 13G states that FMR Corp. is making the filing on a voluntary basis as if all the shares are beneficially owned by FMR Corp. and FIL on a joint basis.

(ii)	The following information is based on the Form 13F filed on August 11, 2006 with the SEC by McLean Budden Ltd. (McLean Budden). The Form 13F indicates that McLean Budden is the beneficial owner of

7,270,318 shares. McLean Budden has sole voting power and sole dispositive power over 7,270,318 shares.

(iii)	The following information is based on the Form 13D filed on September 8, 2006 with the SEC by Kensico Capital Management Corporation (Kensico). The Form 13D indicates that Kensico is the beneficial owner of 4,633,700 shares. Kensico has sole voting power and sole dispositive power over 4,633,700 shares.

Share Ownership of Directors and Executive Officers

The following table sets forth, as of August 10, 2006, beneficial ownership of shares of our common stock, no par value, by each director and each executive officer named in the Summary Compensation Table, and all directors, nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of August 10, 2006, into our common shares are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The address for the following individuals is: c/o Novelis Inc., 3399 Peachtree Road NE; Suite 1500; Atlanta, GA 30326.

	Shares
	Beneficially	Percentage
Name of Beneficial Owner	Owned	of Class **

William T. Monahan, Chairman of the Board and Interim Chief Executive Officer(i)	8,622	*
Edward Blechschmidt, Director(ii)	136	*
Jacques Bougie, O.C., Director(iii)	10,459	*
Charles G. Cavell, Director(iv)	5,404	*
Clarence J. Chandran, Director(v)	11,259	*
C. Roberto Cordaro, Director(vi)	5,230	*
Helmut Eschwey, Director(vii)	5,230	*
David J. FitzPatrick, Director(viii)	9,798	*
Suzanne Labarge, Director(ix)	9,101	*
Rudolf Rupprecht, Director(x)	5,404	*
Kevin M. Twomey, Director(xi)	361	*
Edward V. Yang, Director(xii)	5,404	*
Martha Finn Brooks, Chief Operating Officer(xiii)	189,489	*
Chris Bark-Jones, Senior Vice President and President — Europe(xiv)	1,177	*
Kevin Greenawalt, Senior Vice President and President — North America(xv)	12,166	*
David Godsell, Vice President, Human Resources and Environment, Health and Safety(xvi)	14,369	*
Directors and executive officers as a group (28 persons)(xvii)	566,000	*

*	Indicates less than 1% of the common shares.

**	As of August 10, 2006, we had 74,005,649 common shares outstanding.

(i)	Includes 5,622 DDSUs. See “Directors’ Compensation.”

(ii)	Includes 136 DDSUs. See “Directors’ Compensation.”

(iii)	Includes 10,459 DDSUs. See “Directors’ Compensation.”

(iv)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(v)	Includes 10,459 DDSUs. See “Directors’ Compensation.”

(vi)	Includes 5,230 DDSUs. See “Directors’ Compensation.”

(vii)	Includes 5,230 DDSUs. See “Directors’ Compensation.”

(viii)	Includes 4,798 DDSUs. See “Directors’ Compensation.”

(ix)	Includes 6,101 DDSUs. See “Directors’ Compensation.”

(x)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(xi)	Includes 361 DDSUs. See “Directors’ Compensation.”

(xii)	Includes 5,404 DDSUs. See “Directors’ Compensation.”

(xiii)	Includes options to purchase 164,489 shares that are exercisable within 60 days.

(xiv)	Includes options to purchase 1,157 shares that are exercisable within 60 days.

(xv)	Includes options to purchase 12,137 shares that are exercisable within 60 days.

(xvi)	Includes options to purchase 14,369 shares that are exercisable within 60 days.

(xvii)	Our directors and executive officers as a group hold 566,000 of our shares. Our directors and executive officers as a group hold options to purchase 426,829 of our shares that are currently exercisable or are exercisable within 60 days. Our directors as a group hold 64,608 DDSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Alcancorp established a real estate loan program to assist relocating employees in the United States. Under the program, an employee was permitted to obtain an interest-free loan from Alcancorp, the proceeds of which were to be used only to purchase a new principal residence. The loan is secured by a mortgage on the new principal residence. On July 1, 2003, Jo-Ann Longworth, our former Vice President and Controller, received a loan from Alcancorp in the amount of $75,000 under this program. As of January 20, 2005, the loan was transferred to a third-party bank. The largest amount outstanding under the loan in 2005 was $73,125. There was no interest paid to us for the loan prior to it being transferred to the third party bank.

DESCRIPTION OF MATERIAL INDEBTEDNESS

In connection with the reorganization transactions, we and certain of our subsidiaries entered into senior secured credit facilities providing for aggregate loans of up to $1.8 billion. These facilities consist of a $1.3 billion seven-year senior secured Term Loan B facility, all of which we borrowed upon our separation from Alcan, and a $500 million five-year multi-currency revolving credit facility, none of which was borrowed in connection with the reorganization transactions. The Term Loan B facility consists of an $825 million U.S. Term Loan B and a $475 million Canadian Term Loan B. The proceeds from the Term Loan B facility were used in connection with the reorganization transactions and our separation from Alcan and to pay related fees and expenses. Borrowings under the revolving credit facility will be used for working capital and general corporate purposes.

The revolving credit facility and the Term Loan B facilities have maturities of 5 years and 7 years, respectively. Under the terms of the Term Loan B debt, we are required to pay a 1% per annum minimum principal amortization requirement through fiscal year 2010 of $78 million, as well as $917 million principal amortization required for 2011. During 2005, we made principal payments of $85 million, $90 million, $110 million and $80 million in the first, second, third and fourth quarters of 2005, respectively. Additionally, during the nine months ended September 30, 2006 we paid down an additional $224 million on our Term Loan B debt. Through September 30, 2006, we satisfied the 1% per annum principal amortization requirement through fiscal year 2010, as well as $511 million of the principal amortization requirement for 2011. No further minimum principal payments are due until 2011. As of September 30, 2006, there was $711 million outstanding under this facility. Additionally, as of September 30, 2006, we had $413 million available under the revolving credit facility.

The credit agreement relating to the senior secured credit facilities includes customary affirmative and negative covenants, as well as financial covenants relating to our maximum total leverage ratio, minimum interest coverage ratio, and minimum fixed charge coverage ratio. Several of the covenants use Adjusted EBITDA as a measure. As defined in the credit agreement, EBITDA means, for any period, consolidated net income plus, to the extent included in the calculation of consolidated net income, (i) any provision for income taxes, (ii) interest expense, (iii) loss from extraordinary items, (iv) depreciation, depletion and amortization expenses, (v) all other non-cash expenses, charges and losses that are not payable in cash in any subsequent period and (vi) non-recurring cash restructuring expenses, charges and losses, minus, to the extent included in the calculation of such consolidated net income, (a) any credit for income tax, (b) interest income, (c) gains from extraordinary items, (d) any aggregate net gain (but not any aggregate net loss) from the sale exchange or other disposition of capital assets, (e) any other non-cash gains or other items which have been added in determining consolidated net income. Adjusted EBITDA means EBITDA for such period, provided that consolidated net income for such period includes (i) 100% of the net income of our joint venture subsidiaries in Malaysia and Korea less (ii) the amount of any dividends or distributions paid to the holder of any minority interest in our Malaysian or Korean joint ventures, plus our proportional share of EBITDA of our Norf joint venture as long as Norf is in compliance with certain covenants specified in the credit agreement. In addition, during a transitional period, for any calculation of Adjusted EBITDA that includes quarters ended prior to the date the credit agreement was executed, the amount of Adjusted EBITDA will be reduced by an amount equal to $6.25 million multiplied by the number of quarters ended prior to the execution of the credit agreement that are included in the calculation.

On October 16, 2006, we amended the financial covenants to our senior secured credit facilities. In particular, we amended our maximum total leverage, minimum interest coverage, and minimum fixed charge coverage ratios through the quarter ending March 31, 2008. We also amended and modified other provisions of the senior secured credit facilities to permit more efficient ordinary-course operations, including increasing the amounts of certain permitted investments and asset-backed securitizations, permitting nominal quarterly dividends, and the transfer of an intercompany loan to another subsidiary. In return for these amendments and modifications, we paid aggregate fees of approximately $3 million to lenders who consented to the amendments and modifications, and agreed to continue paying the higher applicable margins on our senior secured credit facilities, and the higher unused commitment fees on our revolving credit facilities that were instated with a prior waiver and consent agreement in May 2006. Specifically, we agreed to a 1.25%

applicable margin for Term Loans maintained as Base Rate Loans, a 2.25% applicable margin for Term Loans maintained as Eurocurrency Rate Loans, a 1.50% applicable margin for Revolver Loans maintained as Base Rate Loans, a 2.50% applicable margin for Revolver Loans maintained as Eurocurrency Rate Loans and a 62.5 basis point commitment fee on the unused portion of the revolving credit facility, until such time as the compliance certificate for the fiscal quarter ending March 31, 2008 has been delivered.

The senior secured credit facilities (i) are guaranteed by our principal wholly-owned subsidiaries organized in the United States, Canada, the United Kingdom, Germany, Ireland, Brazil and Switzerland; and (ii) are secured by certain of our assets, including stock of our subsidiaries and intercompany notes representing amounts owed by our subsidiaries to us, and the assets of certain of our subsidiaries, including stock in other subsidiaries, who have guaranteed the senior secured credit facilities. Our subsidiaries organized in France, Luxembourg, Belgium, Italy and Mexico have not guaranteed the senior secured credit facilities. Our non-wholly owned subsidiaries and joint ventures, including Logan Aluminum Inc. (U.S.A.), Aluminium Norf GmbH (Germany), Novelis Korea Limited, Alcom Nikkei Specialty Coatings SDN Berhad (Malaysia) and Aluminum Company of Malaysia Berhad have not and will not guarantee the senior secured credit facilities.

We also issued the Alcan Note on January 6, 2005 in respect of $1.4 billion that we owed Alcan in connection with the reorganization transactions. We used the proceeds of the offering of the old notes to repay the principal and accrued unpaid interest on the Alcan Note.

In 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 million floating rate long-term loan which was subsequently swapped into a 4.55% fixed rate Korean won (KRW) 71 billion loan and two long-term floating rate loans of $40 million (KRW 40 billion) and $25 million (KRW 25 billion) which were then swapped into fixed rate loans of 4.80% and 4.45%, respectively. In February 2005, Novelis Korea entered into a $50 million floating rate long-term loan which was subsequently swapped into a 5.30% fixed rate KRW 51 billion loan. In October 2005, Novelis Korea entered into a $29 million (KRW 30 billion) long-term loan at a fixed rate of 5.75%. In the first quarter of 2006, we repaid our KRW 30 billion ($30 million) 5.75% fixed rate loan originally due October 2008. In May 2006, a portion of the $50 million (KRW 51 billion) 5.30% fixed rate loan was refinanced into a KRW 19 billion ($20 million) short-term floating rate loan, which was paid in June 2006. In October 2006, the balance of this loan was refinanced into two short-term floating rate loans: (1) a KRW 10 billion ($11 million) loan, which was repaid in October 2006 and (2) a KRW 20 billion ($21 million) loan due within six months.

Our subsidiaries in Brazil have access to committed local credit lines totaling approximately $25 million.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The sole purpose of the Exchange Offer is to fulfill our obligations with respect to the registration of the old notes. We originally issued and sold the old notes on February 3, 2005. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the old notes, we agreed to file with the SEC an Exchange Offer registration statement relating to the Exchange Offer. Under the Exchange Offer registration statement, we will offer the Notes, in exchange for the old notes, as evidence of the same continuing indebtedness.

How to Determine If You Are Eligible to Participate in the Exchange Offer

We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the old notes that you hold. The terms of the Notes are substantially identical to the terms of the old notes that you may exchange pursuant to this Exchange Offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the old notes under the registration rights agreement. The Notes will be entitled to the benefits of the indenture. See “Description of the Notes.”

We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding old notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We are not making the Exchange Offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of old notes.

Under existing SEC interpretations, the Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers that acquired old notes for market-making or other trading activities will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in Exchange Offers like this one. We have not, however, asked the SEC to consider this particular Exchange Offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other Exchange Offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

•	if you are a broker dealer and you will receive Notes for your own account in exchange for old notes that you acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the Notes, as more particularly described below;

•	you acquired the Notes in the ordinary course of your business;

•	you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•	you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange old notes for Notes in the Exchange Offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

The SEC considers broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the Exchange Offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.

A broker-dealer that has bought old notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the Exchange Offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the Exchange Offer. Each broker-dealer that receives Notes for its own account pursuant to this Exchange Offer, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of this Exchange Offer and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the Exchange Offer registration statement of which this prospectus forms a part have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of the old notes (which may include the initial purchasers of the old notes) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from us or our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, we will make this prospectus available to any broker-dealer for use in connection with any such resale.

By tendering old notes for exchange, you will exchange, assign and transfer the old notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the old notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire Notes issuable upon the exchange of such tendered old notes. The letter of transmittal requires you to agree that, when we accept your old notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.

You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered old notes. You must further agree that our acceptance of any tendered old notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.

If you are tendering old notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the old notes pursuant to the Exchange Offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged, or if no interest has been paid, from February 3, 2005, which was the date of original issuance of the old notes. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable semiannually in arrears on February 15 and August 15.

Information About the Expiration Date of the Exchange Offer and Changes to It

The Exchange Offer expires on the expiration date, which is 5:00 p.m., Eastern Standard Time, January 4, 2007, unless we, in our sole discretion, extend the period during which the Exchange Offer is open. If we extend the expiration date for the Exchange Offer, the term “expiration date” means the latest time and date on which the Exchange Offer, as so extended, expires. We reserve the right to extend the Exchange Offer at any time and from time to time prior to the expiration date by giving written notice to The Bank of New York Trust Company, N.A., which is the exchange agent, and by timely public announcement communicated by no later than 9:00 a.m. Eastern Standard Time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all old notes previously tendered and not validly withdrawn will remain subject to the Exchange Offer.

The initial exchange date will be the first business day following the expiration date. We expressly reserve the right to terminate the Exchange Offer and not accept for exchange any old notes for any reason, including if any of the events set forth below under “We may modify or terminate the Exchange Offer under some circumstances” have occurred and we have not waived them. We also reserve the right to amend the terms of the Exchange Offer in any manner, whether before or after any tender of the old notes. If we terminate or amend the Exchange Offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the old notes as promptly as practicable. If we amend the Exchange Offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment, and we will extend the Exchange Offer for a period of time that we determine in compliance with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would have otherwise expired. Unless we terminate or amend the Exchange Offer prior to 5:00 p.m., Eastern Standard Time, on the expiration date, we will exchange the Notes for all old notes tendered on or prior to the exchange date.

We will mail this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of old notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of old notes.

How to Tender Your Old Notes

If you tender to us any of your old notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the Exchange Offer.

You may tender old notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter (or, in the case of a book-entry transfer of old notes, such term shall include a properly transmitted agent’s message). You must deliver it, together with the certificate or certificates representing the old notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to DTC’s Amended Tender Offer Program procedures that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender old notes by complying with the guaranteed delivery procedures that we describe below.

Your signature does not need to be guaranteed if you registered your old notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged old notes to an address other than that of the registered holder appearing on the note register for the old notes, an “eligible institution” must guarantee the signature on the letter of transmittal.

If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old notes, you should contact the registered holder promptly and instruct the holder to tender old notes on your behalf. If you wish to tender your old notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.

How to Tender If You Hold Your Old Notes Through a Broker or Other Institution and You Do Not Have the Actual Old Notes

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the Exchange Offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

•	The participant has received and agrees to be bound by the terms of the accompanying letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	The agreement may be enforced against that participant.

You assume the risk of choosing the method of delivery of old notes and all other documents. If you send your old notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company or other nominee effect delivery of your old notes for you.

How to Use the Guaranteed Delivery Procedures if You Will Not Have Enough Time to Send All Documents to Us

If you desire to accept the Exchange Offer, but time will not permit a letter of transmittal or old notes to reach the exchange agent (or you are unable to comply with the applicable procedures under DTC’s Automated Tender Offer Program) before the expiration date, you may still tender your old notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date either a properly completed, duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery, from an eligible institution or a properly transmitted agent’s message and notice of guaranteed delivery, setting forth your name and address, the principal amount of the old notes that you are tendering, the names in which you registered the old notes and, if possible, the certificate numbers of the old notes that you are tendering.

The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the old notes (or a book-entry confirmation), in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your old notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your old notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.

Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the old notes or a timely book-entry confirmation. We will issue Notes in exchange for old notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered old notes or a timely book-entry confirmation.

We Reserve the Right to Determine Validity of All Tenders

We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of old notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal and its instructions, will be final and binding.

If You Tender Old Notes Pursuant to the Exchange Offer, You May Withdraw Them at any Time Prior to the Expiration Date

For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus or you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program. Your notice of withdrawal must specify the following information:

•	Identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of old notes;

•	A statement that you are withdrawing your election to have us exchange such old notes; and

•	The person named in the letter of transmittal as tendering old notes you are withdrawing;

•	The certificate numbers of old notes you are withdrawing;

•	Specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the old notes that you are withdrawing. The exchange agent will return the properly withdrawn old notes promptly following receipt of notice of withdrawal. If old notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.

How We Will Either Exchange Your Old Notes for Notes or Return Them to You

On the exchange date, we will determine which old notes the holders validly tendered, and we will issue promptly thereafter Notes in exchange for the validly tendered old notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the old notes to you in exchange for Notes promptly after acceptance of the tendered old notes. If we do not accept your old notes for exchange, we will return them without expense to you. If you tender your old notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your old notes for exchange, DTC will credit your non-exchanged old notes to an account maintained with DTC. In either case, we will return your non-exchanged old notes to you promptly following the expiration of the Exchange Offer.

We May Modify or Terminate the Exchange Offer Under Some Circumstances

Notwithstanding any other term of the Exchange Offer, or any extension of the Exchange Offer, we may terminate the Exchange Offer before acceptance of the old notes if in our reasonable judgment:

•	the Exchange Offer, or the making of any exchange by a holder of old notes, violates applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer that might materially impair our ability to proceed with the Exchange Offer or, in any such action or proceeding, any material adverse development has occurred with respect to us; or

•	we have not obtained any governmental approval that we deem necessary for the consummation of the Exchange Offer.

If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

•	terminate the Exchange Offer and return all tendered old notes to the tendering holders;

•	extend the Exchange Offer and retain all old notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the old notes; or

•	waive any unsatisfied conditions regarding the Exchange Offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the Exchange Offer, we will promptly disclose the waiver, and we will extend the Exchange Offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would have otherwise expired.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the Exchange Offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any tendered old notes, and we will not issue Notes in exchange for any such old notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.

Where to Send Your Documents for the Exchange Offer

We have appointed The Bank of New York Trust Company, N.A. as the exchange agent for the Exchange Offer. You must send your letter of transmittal to the exchange agent at:

The Bank of New York Trust Company, N.A.
Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286

Attn: Randolph Holder

To Confirm by Telephone:
(212) 815- 5098

Facsimile Transmissions (eligible institutions only):
(212) 298-1915

If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your old notes. We will return your old notes to you.

We Are Paying our Costs for the Exchange Offer

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting tenders.

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. We will pay the expenses incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these fees are approximately $500,000.

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the Exchange Offer.

If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

No person has been authorized to give you any information or to make any representations to you in connection with the Exchange Offer other than those that this prospectus contains.

If anyone else gives you information or representations about the Exchange Offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the Exchange Offer to, nor will we accept tenders from or on behalf of, holders of old notes in any jurisdiction in which it is unlawful to make the Exchange Offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of old notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the Exchange Offer one or more registered brokers or dealers that are licensed under the laws of that jurisdiction is making the Exchange Offer on our behalf.

There Are No Dissenter or Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the Exchange Offer.

Canadian Federal and United States Federal Income Tax Consequences to You

Your exchange of old notes for Notes should not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss for United States federal income tax purposes as a result of the exchange. Similarly, your exchange of old notes for Notes will not constitute a disposition of the old notes for Canadian federal income tax purposes, and therefore you will not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax as a result of the exchange. See “Important Canadian Federal and United States Federal Income Tax Considerations” below.

This Is the Only Exchange Offer for the Old Notes that We Are Required to Make

Your participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the Exchange Offer. If you do not tender your old notes in the Exchange Offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes under the indenture. All non-exchanged old notes will continue to be subject to the restriction on transfer set forth in the indenture. If we exchange old notes in the Exchange Offer, the trading market, if any, for any remaining old notes could be much less liquid.

We may in the future seek to acquire non-exchanged old notes in the open market or privately negotiated transactions, through subsequent Exchange Offers or otherwise. We have no present plan to acquire any old notes that are not exchanged in the Exchange Offer.

Accounting Treatment

We will record the Notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offer will be expensed as incurred.

DESCRIPTION OF THE NOTES

The Company will issue the Notes under the indenture dated as of February 3, 2005 (the Indenture), among the Company, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as trustee (the Trustee). The Indenture complies with the Trust Indenture Act of 1939 (the Trust Indenture Act). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The terms of the Notes will be substantially identical to the terms of the old notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, the Company’s affiliates or certain other persons.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You should read the Indenture and the Registration Rights Agreement referred to under “Registration Rights” below because those documents, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and Registration Rights Agreement are available upon request to the Company at the address indicated under “Where You Can Find More Information.” You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Company” refers only to Novelis Inc. and not to any of its subsidiaries.

Principal, Maturity and Interest

The Company is offering to exchange, upon the terms and subject to the conditions of this prospectus and the accompanying letter of transmittal, the Notes for all of the outstanding old notes. In addition, subject to compliance with the limitations described under “— Certain Covenants — Limitation on Debt,” the Company can issue an unlimited principal amount of additional Notes at later dates under the same Indenture (the Additional Notes). The Company can issue the Additional Notes as part of the same series or as an additional series. Any Additional Notes that the Company issues in the future will be identical in all respects to the Notes that the Company is issuing now, except that Notes issued in the future will have different issuance dates and may have different issuance prices. The Company will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

The Notes will mature on February 15, 2015.

Interest on the Notes will accrue at a rate of 7 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2007. Each of the Notes will bear interest from the most recent date through which interest has been paid on the old notes for which they were exchanged. If we accept your old notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the old notes from the most recent interest payment date to the date of the issuance of the Notes. The Company will pay interest to those persons who were holders of record on the February 1 or August 1 immediately preceding each interest payment date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The interest rate on the old notes and the Notes, as applicable, will increase if:

(1) the Company does not file within the required time period either:

(A) a registration statement to allow for an Exchange Offer or

(B) a resale shelf registration statement for the Notes;

(2) one of the registration statements referred to above is not declared effective within the required time period;

(3) the Exchange Offer referred to above is not consummated or the resale shelf registration statement referred to above is not declared effective within the required time period; or

(4) certain other conditions are not satisfied as described under “Registration Rights.”

Any additional interest payable as a result of any such event is referred to as “Special Interest” and all references to interest in this description include any Special Interest that becomes payable. You should refer to the description under the heading Registration Rights for a more detailed description of the circumstances under which the interest rate will increase.

Ranking

The Notes will be:

•	senior, unsecured obligations of the Company;

•	effectively junior in right of payment to all existing and future secured debt of the Company (including the Senior Credit Facility) to the extent of the value of the assets securing that debt;

•	equal in right of payment (pari passu) with all existing and future senior debt of the Company;

•	senior in right of payment to all future subordinated debt of the Company; and

•	guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.

As of September 30, 2006, the Company and its subsidiaries on a consolidated basis, had $711 million of senior secured debt outstanding none of which would have been subordinated to the Notes or the Subsidiary Guaranties.

Most of the operations of the Company will be conducted through its subsidiaries. Therefore, the Company’s ability to service its debt, including the Notes, will depend substantially upon the cash flows of its subsidiaries and their ability to distribute those cash flows to the Company as dividends, loans or other payments. Certain laws restrict the ability of the Company’s subsidiaries to pay dividends or to make loans and advances to it. The Company’s ability to use the cash flows of those subsidiaries to make payments on the Notes will be limited to the extent of any such restrictions. Furthermore, in certain circumstances, bankruptcy, “fraudulent conveyance” laws or other similar laws could invalidate or limit the efficacy of the Subsidiary Guaranties. Any of the situations described above could make it more difficult for the Company to service its debt, including the Notes.

Except to the extent of any intercompany loans or other advances, the Company only has a stockholder’s claim in the assets of its subsidiaries. Its rights as a stockholder are junior in right of payment to the valid claims of creditors of the Company’s subsidiaries against those subsidiaries. Holders of the Notes will only be creditors of the Company and those subsidiaries of the Company that are Subsidiary Guarantors. In the case of subsidiaries of the Company that are not Subsidiary Guarantors, all the existing and future liabilities of those subsidiaries, including any claims of trade creditors and preferred stockholders, will effectively rank senior to the Notes.

As of September 30, 2006, the Company had $5.4 billion in total consolidated debt and other liabilities (excluding inter-company balances), of which $6.2 billion (including inter-company balances) was debt and other liabilities of the Company and the Subsidiary Guarantors, $1.3 billion (including inter-company balances) of which was debt and other liabilities of the Company’s other subsidiaries and ($2.1) billion was intercompany balances. The Subsidiary Guarantors and the Company’s other subsidiaries have other liabilities, including contingent liabilities, that may be significant. The Indenture limits the amount of additional Debt that the Company and the Restricted Subsidiaries may incur. Notwithstanding these limitations, the Company and its Subsidiaries may incur substantial additional Debt. Debt may be incurred either by Subsidiary Guarantors or by the Company’s other subsidiaries.

The Notes and the Subsidiary Guaranties are unsecured obligations of the Company and the Subsidiary Guarantors, respectively. Secured Debt of the Company and the Subsidiary Guarantors, including their obligations under the Senior Credit Facility, will be effectively senior to the Notes and the Subsidiary Guaranties to the extent of the value of the assets securing such Debt.

As of September 30, 2006, the outstanding secured Debt of the Company and the Subsidiary Guarantors on a consolidated basis was $711 million.

See “Risk Factors — We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the Notes,” “— Fraudulent conveyance laws and other legal restrictions may permit courts to void our subsidiaries’ guarantees of the Notes in specific circumstances, which would interfere with payment under our subsidiaries’ guarantees.”

Subsidiary Guaranties

The obligations of the Company under the Indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by: (a) all the existing and all future Canadian Restricted Subsidiaries and U.S. Restricted Subsidiaries of the Company; (b) Novelis do Brasil Ltda, Novelis UK Ltd., Novelis Europe Holdings Ltd., Novelis Aluminium Holding Company, Novelis Deutschland GmbH, Novelis Switzerland S.A., Novelis Technology AG and Novelis AG; and (c) any other Restricted Subsidiaries of the Company that Guarantee Debt in the future under Credit Facilities, provided that the borrower of such Debt is the Company or a Canadian Restricted Subsidiary or a U.S. Restricted Subsidiary. See “Certain Covenants — Future Subsidiary Guarantors.” The liability of each Subsidiary Guarantor under its Subsidiary Guaranty will be subject to the limitations applicable under local law, including limitations related to insolvency, minimum capital requirements, and fraudulent conveyances. For example, with respect to Novelis Deutschland GmbH, its liability under its Subsidiary Guaranty will be limited to the extent that its net assets (Eigenkapital) may not fall below the amount of its stated share capital (Stammkapital) as a result of the enforcement of the Subsidiary Guaranty and that such an enforcement must not result in a breach of the prohibition of insolvency causing intervention (Verbot des existenzvernichtenden Eingriffs) by depriving Novelis Deutschland GmbH of the liquidity necessary to fulfill its financial liabilities to its creditors. With respect to the Subsidiary Guarantors organized under Swiss law, namely, Novelis AG, Novelis Switzerland S.A. and Novelis Technology AG, the liability of each such Subsidiary Guarantor under its Subsidiary Guaranty will be limited to the maximum amount of its profits and reserves available for distribution.

The Subsidiary Guarantors currently generate most of the Company’s consolidated net sales and own most of its assets. The subsidiaries of the Company that will not be Subsidiary Guarantors at the consummation of this Exchange Offer represented the following approximate percentages of (a) net sales, (b) income (loss) before provision (benefit) for taxes on income (loss), equity in net income of non-consolidated affiliates, minority interests’ share, and interest expense and amortization of debt issuance costs — net, and (c) total assets of the Company on an historical combined and consolidated basis:

28% and 30%, respectively	of the Company’s total net sales are represented by net sales to third parties by subsidiaries that are not Subsidiary Guarantors for the nine months ended September 30, 2006 and the year ended December 31, 2005.

9%	of the Company’s income before provision for taxes on income, equity in net income of non-consolidated affiliates, minority interests’ share, and interest expense and amortization of debt issuance costs — net are represented by the subsidiaries that are not Subsidiary Guarantors of the Company for the year ended December 31, 2005. For the nine months ended September 30, 2006, the Company’s subsidiaries that are not Subsidiary Guarantors had a combined income before provision for taxes, equity in net income of affiliates, minority interests’ share, and interest expense and amortization debt issuance costs — net totaling $10 million compared to a loss (as defined) of $1 million.

33% and 34%, respectively	of the Company’s total assets are owned by subsidiaries that are not Subsidiary Guarantors as of September 30, 2006 and December 31, 2005.

If the Company or a Subsidiary Guarantor, sells or otherwise disposes of either:

(1) its ownership interest in a Subsidiary Guarantor, or

(2) all or substantially all the assets of a Subsidiary Guarantor, then the Subsidiary Guarantor so sold or disposed of will be released from all of its obligations under its Subsidiary Guaranty. In addition, if, consistent with the requirements of the Indenture, the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” “— Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries” and “— Merger, Consolidation and Sale of Property.”

Optional Redemption

Except as set forth in this section and below under “— Tax Redemption,” the Notes will not be redeemable at the option of the Company prior to February 15, 2010. Starting on that date, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on February 15 of the years set forth below, and are expressed as percentages of principal amount:

Redemption
Year	Price

2010	103.625%
2011	102.417%
2012	101.208%
2013 and thereafter	100.000%

At any time prior to February 15, 2010, the Company may from time to time redeem all or any portion of the Notes after giving the required notice under the Indenture at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed, and

(b) the sum of the present values of (1) the redemption price of the Notes at February 15, 2010 (as set forth in the preceding paragraph) and (2) the remaining scheduled payments of interest from the redemption date through February 15, 2010, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360 — day year consisting of twelve 30 — day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Any notice to holders of Notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two business days prior to the redemption date unless clause (b) of the definition of “Comparable Treasury Price” is applicable, in which such Officer’s Certificate should be delivered on the redemption date.

In addition, at any time and from time to time prior to February 15, 2008, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the old notes and the Notes (as well as any Additional Notes) with the proceeds of one or more Public Equity Offerings at a redemption price equal to 107.250% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the old notes and the Notes

(as well as any Additional Notes) remains outstanding. Notice of any such redemption shall be made within 90 days of such Public Equity Offering and such redemption shall be effected upon not less than 30 nor more than 60 days’ prior notice.

Tax Redemption

The Company may, at its option, at any time redeem in whole but not in part the outstanding old notes and Notes at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) if it has become obligated to pay any Additional Amounts (as defined herein) in respect of the notes as a result of:

(a) any change in or amendment to the laws (or regulations promulgated thereunder) of any Taxing Jurisdiction, or

(b) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

See “— Additional Amounts.”

Additional Amounts

The Indenture provides that payments made by or on behalf of the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of a Taxing Jurisdiction, unless the Company or any Subsidiary Guarantor is required by law to withhold or deduct Taxes from any payment made under or with respect to the Notes or by the interpretation or administration thereof. If, after the Issue Date, the Company or any Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Subsidiary Guarantor will pay to each holder of Notes that are outstanding on the date of the required payment, such additional amounts (Additional Amounts) as may be necessary so that the net amount received by such holder (including the Additional Amounts) after such withholding or deduction will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of the Notes (an “Excluded holder”):

(a) with which the Company or such Subsidiary Guarantor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or

(b) which is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by the mere acquisition, holding or disposition of the Notes or the Subsidiary Guaranty or the receipt of payments thereunder.

The Company and the Subsidiary Guarantors will also:

(a) make such withholding or deduction, and

(b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company and the Subsidiary Guarantors will furnish to the Trustee, or cause to be furnished to the Trustee, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made by the Company or any such Subsidiary Guarantor or other evidence of such payment satisfactory to the Trustee. The Trustee shall make such evidence available upon the written request of any holder of the Notes that are outstanding on the date of any such withholding or deduction.

The Company and the Subsidiary Guarantors will indemnify and hold harmless each holder of Notes that are outstanding on the date of the required payment (other than an Excluded holder) and upon written request reimburse each such holder for the amount of:

(a) any Taxes so levied or imposed by or on behalf of a Taxing Jurisdiction and paid by such holder as a result of payments made under or with respect to the Notes and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and

(b) any Taxes (other than Taxes on such holder’s profits or net income) imposed with respect to any reimbursement under clause (a) above so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if such reimbursement had not been imposed.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any such Subsidiary Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or such Subsidiary Guarantor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Notes on the payment date. Whenever in the Indenture there is mentioned, in any context:

(a) the payment of principal (and premium, if any),

(b) purchase prices in connection with a repurchase of Notes,

(c) interest, or

(d) any other amount payable on or with respect to any of the Notes,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Sinking Fund

There will be no mandatory sinking fund payments for the Notes.

Change of Control Offer

Upon the occurrence of a Change of Control, the Company will be required to make an offer to each holder of Notes to repurchase all or any part (of $1,000 or any integral multiple thereof) of such holder’s Notes pursuant to the offer described below (the Change of Control Offer) at a purchase price (the Change of Control Purchase Price) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the Trustee, to each holder of Notes, at such holder’s address appearing in the Security Register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Offer” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including, if applicable, information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

Subject to compliance with the other covenants described in this prospectus, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company’s liquidity, capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” the Property of the Company and the Restricted Subsidiaries, considered as a whole. Although there is a body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company and the Restricted Subsidiaries, considered as a whole, dispose of less than all this Property by any of the means described above, the ability of a holder of Notes to require the Company to repurchase its Notes may be uncertain. In such a case, holders of the Notes may not be able to resolve this uncertainty without resorting to legal action.

The Senior Credit Facility provides that certain of the events that would constitute a Change of Control would also constitute a default under the Senior Credit Facility and entitle the lenders under that facility to require that such debt be repaid. Other future debt of the Company may prohibit certain events that would constitute a Change of Control or require such debt to be repurchased or repaid upon a Change of Control. Moreover, if holders of Notes exercise their right to require the Company to repurchase such Notes, the Company could be in breach of obligations under existing and future debt of the Company. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s then existing financial resources. The Company cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase Notes, as required following a Change of Control Offer, would result in a default under the Indenture. Such a default would, in turn, constitute a default under the Senior Credit Facility and other existing debt of the Company and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of at least a majority in aggregate principal amount of the old notes and Notes. See “— Amendments and Waivers.”

Certain Covenants

Covenant Termination and Suspension.  The Indenture provides that the covenants set forth in this section will be applicable to the Company and its Restricted Subsidiaries unless the Company reaches Investment Grade Status. After the Company has reached Investment Grade Status, and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies, the Company and the Restricted Subsidiaries will be under no obligation to comply with the covenants set forth in this section, except for the covenants described under the following headings:

•	the second paragraph under “— Limitation on Liens,”

•	the second paragraph under “— Limitation on Sale and Leaseback Transactions,”

•	‘‘— Designation of Restricted and Unrestricted Subsidiaries” (other than clause (x) of the third paragraph (and such clause (x) as referred to in the first paragraph thereunder)),” and

•	‘‘— Future Subsidiary Guarantors.”

The Company and the Subsidiary Guarantors will also, upon reaching Investment Grade Status, remain obligated to comply with the provisions described under “— Merger, Consolidation and Sale of Property” (other than clause (e) of the first and second paragraphs thereunder).

If, prior to the Company reaching Investment Grade Status, the Notes receive an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing then, beginning on that day and continuing until the Investment Grade Rating assigned by that Rating Agency to the Notes subsequently decline as a result of which the Notes do not carry an Investment Grade Rating from at least one Rating Agency (such period being referred to as a (Suspension Period), the covenants set forth in the Indenture, except for those specifically listed above, will be suspended and will not be applicable during that Suspension Period.

In the event that the Company and the Restricted Subsidiaries are not subject to the suspended covenants for any period of time as a result of the preceding paragraph and, subsequently, the Rating Agency withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the suspended covenants, and compliance with the suspended covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under “— Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

There can be no assurance that the Notes will ever achieve an Investment Grade Rating from one or both Ratings Agencies.

Limitation on Debt.  The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

(1) such Debt is Debt of the Company or a Subsidiary Guarantor and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00: 1.00, or

(2) such Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a) (i) Debt of the Company evidenced by the old notes and the Notes issued in exchange for such old notes and in exchange for any Additional Notes and (ii) Debt of the Subsidiary Guarantors evidenced by Subsidiary Guaranties relating to the old notes and the Notes issued in exchange for such old notes and in exchange for any Additional Notes;

(b) Debt of the Company or a Restricted Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $2.1 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to the covenant described under “— Limitation on Asset Sales;”

(c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt does not exceed the cost of construction, acquisition or improvement of the Property acquired, constructed or leased together with the reasonable costs of acquisition, and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of Consolidated Net Tangible Assets;

(d) Debt of the Company owing to and held by any Wholly Owned Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

(e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary is acquired by the Company or otherwise becomes a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

(f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(h) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(i) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j) Debt Incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(k) Debt of the Company or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (j) above (including in such clauses (a) through (j), but not limited to, any Debt incurred under Credit Facilities prior to the Issue Date);

(l) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $150.0 million; and

(m) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (c) and (k) above.

Notwithstanding anything to the contrary contained in this covenant, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (m) above or is entitled to be incurred pursuant to clause (l) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify (and may later reclassify in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this covenant; provided, however, that any incurrences of Debt under Credit Facilities prior to the Issue Date shall be treated as having been incurred under clause (b) above.

Limitation on Restricted Payments.  The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements have been provided (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of the Capital Stock Sale Proceeds, plus

(3) the sum of:

(A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B) the aggregate amount by which Debt (other than Subordinated Debt) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

(y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

(4) an amount equal to the sum of:

(A) the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person, and

(B) the portion (proportionate to the Company’s equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing limitation, the Company may:

(a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that at the time of such payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

(1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2) the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above; and

(c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Debt in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year and such repurchases shall be included in the calculation of the amount of Restricted Payments;

(e) make payments in connection with the Reorganization Transactions of not more than $2.7 billion in the aggregate to Alcan and its subsidiaries as contemplated in this prospectus, provided that such payment shall be excluded from the calculation of the amount of Restricted Payments;

(f) make payments in connection with Specified Post Closing Transactions; and

(g) make other Restricted Payments in an aggregate amount after the Issue Date not to exceed $75.0 million.

Limitation on Liens.  Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period (and during any period that this paragraph shall apply when there is no election by the Company pursuant to the following paragraph), the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guaranty will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien.

After the Notes achieve Investment Grade Status and during any Suspension Period, the Company may elect by written notice to the Trustee and the holders of the Notes to be subject to an alternative covenant with respect to “Limitation on Liens,” in lieu of the preceding paragraph. Under this alternative covenant, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien securing Debt (other than Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of “Permitted Liens”) upon (1) any Principal Property of the Company or any Restricted Subsidiary, (2) any Capital Stock of a Restricted Subsidiary or (3) any Indebtedness of a Restricted Subsidiary owed to us or another Restricted Subsidiary, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with (or prior to) the obligations so secured until such time as such other obligations are no longer secured by such lien. Notwithstanding the foregoing, after the Notes achieve Investment Grade Status and during a Suspension Period, the Company and its Restricted Subsidiaries will be permitted to create, incur, assume or suffer to exist Liens, and renew, extend or replace such Liens, in each case without complying with the foregoing; provided that the aggregate amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by these Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) (each inclusive) of the definition of “Permitted Liens,” (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) plus the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the second paragraph under “— Sale and Leaseback Transactions”), would not exceed the greater of 10% of Consolidated Net Tangible Assets, determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished, and $400,000,000.

Limitation on Asset Sales.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of any one or a combination of the following: (i) cash, Cash Equivalents or Additional Assets, (ii) the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, or (iii) securities, notes or other obligations received by the Company or such Restricted Subsidiary to the extent such securities, notes or other obligations are converted by the Company or such Restricted Subsidiary into cash, Cash Equivalents or Additional Assets within 90 days of such Asset Sale;

(c) no Default or Event of Default would occur as a result of such Asset Sale; and

(d) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (c).

The Net Available Cash (or any portion thereof, if any) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to Repay Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced and for which binding contractual commitments have been entered into prior to the end of such 365-day period and that shall not have been completed or abandoned, shall constitute “Excess Proceeds”; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute “Excess Proceeds” at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to repurchase (the Prepayment Offer) the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount (of a minimum $1,000 or any integral multiple thereof) at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the Indenture, and the amount of Excess Proceeds will be reset to zero; provided, however, that the amount of the Unoffered Excess Proceeds (as defined herein) shall constitute Excess Proceeds in respect of the Notes for purposes of the first Prepayment Offer that is made after the Fifth Anniversary (as defined herein).

The term “Allocable Excess Proceeds” shall mean the product of:

(a) the Excess Proceeds; and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the old notes and Notes outstanding on the date of the Prepayment Offer, and

(2) the denominator of which is the sum of the aggregate principal amount of the old notes and Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the old notes and Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

Notwithstanding the foregoing, in no event shall the Company be required to repurchase or make a Prepayment Offer or Prepayment Offers (including, without limitation, with respect to the proceeds of an Asset Sale arising from the issuance of shares of Capital Stock of any Restricted Subsidiary) to purchase more than 25% of the original aggregate principal amount of the old notes on or prior to the fifth anniversary of the Issue Date (the Fifth Anniversary). If the aggregate Allocable Excess Proceeds (disregarding any resetting to zero pursuant to the foregoing paragraphs) resulting from Asset Sales occurring on or prior to the Fifth Anniversary that, but for the first sentence of this paragraph, the Company would be required to apply to repurchase or make an offer to purchase Notes, exceed 25% of the original aggregate principal amount of the old notes and Notes, then, subject to and in accordance with the procedures set forth in this covenant, within five Business Days after the Fifth Anniversary the Company shall make a Prepayment Offer for the old notes and Notes in an amount equal to such excess (Unoffered Excess Proceeds).

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary;

(b) make any loans or advances to the Company or any other Restricted Subsidiary; or

(c) transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) to restrictions or encumbrances existing under or by reason of:

(A) agreements in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes, the Indenture, the Subsidiary Guaranties and the Senior Credit Facility), and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those agreements, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in agreements to which they relate as in place on the date of the Indenture,

(B) Debt or Capital Stock of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary or at the time it merges with or into the Company or a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, and any amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements of those instruments, provided that the encumbrances or restrictions contained in any such amendments, modifications, restatements, renewals, replacements, refundings, refinancings, increases or supplements, taken as a whole, are not materially more restrictive than the encumbrances or restrictions contained in instruments in effect on the date of acquisition,

(C) the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided such restrictions are not materially less favorable, taken as a whole to the holders of Notes than those under the agreement evidencing the Debt so Refinanced,

(D) any applicable law, rule, regulation or order,

(E) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt, taken as a whole, are not materially more restrictive than those contained in the agreements governing the Debt being refinanced,

(F) Liens securing obligations otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Limitation on Liens” or below under the caption “— Limitation on Sale and Leaseback Transactions” that limit the right of the debtor to dispose of the assets subject to such Liens,

(G) customary provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, Sale and Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation or prohibition is applicable only to the assets that are the subject of such agreements,

(H) restrictions on cash or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business, or

(I) arising under Debt or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity, and

(2) with respect to clause (c) only, to restrictions or encumbrances:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenants described under “— Limitation on Debt” and “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt,

(B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder,

(D) customary restrictions contained in any asset purchase, stock purchase, merger or other similar agreement, pending the closing of the transaction contemplated thereby, or

(E) customary restrictions contained in joint venture agreements entered into in the ordinary course of business in good faith.

Limitation on Transactions with Affiliates.  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company;

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million (1) the Board of Directors (including at least a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, or (2) the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following, which shall not be deemed to be Affiliate Transactions and therefore will not be subject to the provisions of clauses (a), (b) and (c) above of this covenant:

(a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b) any Restricted Payment permitted to be made pursuant to the covenant described under “— Limitation on Restricted Payments” or any Permitted Investment;

(c) any employment, compensation, benefit or indemnification agreement or arrangement (and any payments or other transactions pursuant thereto) entered into by the Company or any Restricted Subsidiary in the ordinary course of business (or that is otherwise reasonable as determined in good faith by the board of directors of the Company or the Restricted Subsidiary, as the case may be) with an officer, employee, consultant or director and any transactions pursuant to stock option plans, stock ownership plans and employee benefit plans or arrangements;

(d) loans and advances to employees made in the ordinary course of business other than any loans or advances that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided that the Dollar Equivalent of the aggregate principal amount of such loans and advances do not exceed $15.0 million in the aggregate at any time outstanding;

(e) any transactions between or among any of the Company, any Restricted Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by terms of the Indenture;

(f) agreements in effect on the Issue Date and any amendments, modifications, extensions or renewals thereto that are no less favorable to the Company or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

(g) transactions with a Person that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary owns Capital Stock of and/or controls, such Person;

(h) payment of fees and expenses to directors who are not otherwise employees of the Company or a Restricted Subsidiary, for services provided in such capacity, so long as the Board of Directors or a duly authorized committee thereof shall have approved the terms thereof;

(i) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by the Company’s Board of Directors as a duly authorized committee thereof;

(j) transactions with Affiliates solely in their capacity as holders of Debt or Capital Stock of the Company or any of its Subsidiaries, provided that a significant amount of the Debt or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and those Affiliates are treated no more favorably than holders of the Debt or Capital Stock generally; and

(k) any action required to be taken in connection with the Specified Post Closing Transactions.

Limitation on Sale and Leaseback Transactions.  Prior to the Notes achieving Investment Grade Status and during any period other than a Suspension Period, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

(a) the Company or such Restricted Subsidiary would be entitled to:

(1) Incur Debt in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitation on Debt,” and

(2) create a Lien on such Property securing such Attributable Debt without also securing the Notes or the applicable Subsidiary Guaranty pursuant to the covenant described under “— Limitation on Liens,” and

(b) such Sale and Leaseback Transaction is effected in compliance with the covenant described under “— Limitation on Asset Sales.”

After the Notes achieve Investment Grade Status or during any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, except for any Sale and Leaseback Transaction involving a lease not exceeding three years unless:

(1) the Company or that Restricted Subsidiary, as applicable, would at the time of entering into the transaction be entitled to incur Debt secured by a Lien on that Principal Property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2) an amount equal to the net cash proceeds of the Sale and Leaseback Transaction is applied within 180 days to:

(a) the voluntary retirement or prepayment of any Debt of the Company or any Restricted Subsidiary maturing more than one year after the date incurred, and which is senior to or pari passu in right of payment with the Notes, or

(b) the purchase of other property that will constitute Principal Property having a value (as determined in good faith by the Board of Directors) in an amount at least equal to the net cash proceeds of the Sale and Leaseback Transaction; or

(3) within the 180-day period specified in clause (2) above, the Company or that Restricted Subsidiary, as applicable, deliver to the trustee for cancellation old notes and Notes in an aggregate principal amount at least equal to the net proceeds of the Sale and Leaseback Transaction.

Notwithstanding the foregoing, after the Notes achieve Investment Grade Status or during any Suspension Period, the Company and any Restricted Subsidiary may enter into Sale and Leaseback Transactions that would not otherwise be permitted under the limitations described in the preceding paragraph, provided that the sum of the aggregate amount of all Debt of the Company and its Restricted Subsidiaries that is secured by Liens (other than (1) Debt secured solely by Permitted Liens pursuant to clauses (c) through (j) and (l) (but disregarding the reference to clause (b) therein) through (s) of the definition of “Permitted Liens,” (2) Debt that is secured equally and ratably with (or on a basis subordinated to) the Notes and (3) the Notes) and the aggregate amount of all Attributable Debt of the Company and our Restricted Subsidiaries with respect to all Sale and Leaseback Transactions outstanding at such time (other than Sale and Leaseback Transactions permitted by the preceding paragraph) would not exceed 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary; and

(b) either:

(1) the Subsidiary to be so designated has total assets of $1,000 or less, or

(2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company, or

(3) the Investment by the Company or another Restricted Subsidiary in such Subsidiary is treated as a Restricted Payment under the covenant described under “— Limitation on Restricted Payments” and such Restricted Payment is permitted under such covenant at the time such Investment is made.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary, and neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary). Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this covenant, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers’ Certificate that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of such fiscal year).

Future Subsidiary Guarantors.  The Company shall cause each Person that becomes (a) a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or (b) a Restricted Subsidiary that Guarantees Debt in the future under Credit Facilities, provided that the borrower of such Debt is the Company or a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary, in each case following the Issue Date, to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Person becomes a Canadian Restricted Subsidiary or U.S. Restricted Subsidiary or otherwise becomes obligated to become a Subsidiary Guarantor under the Indenture.

Merger, Consolidation and Sale of Property

The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States, any State thereof, the District of Columbia, Canada or any province or territory of Canada;

(b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;”

(f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

(g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if the transaction or series of transactions had not occurred; and

(h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States, any State thereof, the District of Columbia or Canada or any province or territory of Canada;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

(c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

(d) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt;”

(f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied;

(g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction or series of transactions and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred; and

(h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such transaction or series of transactions and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such transaction or series of transactions had not occurred.

The foregoing provisions of this paragraph (other than clause (d)) shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with the covenant described under “— Certain Covenants — Limitation on Asset Sales.”

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

(a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b) a lease,

shall not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

Payments for Consents

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

The Company shall provide the Trustee and holders of Notes, within 15 days after it files with, or furnishes to, the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or is required to furnish to the SEC pursuant to the Indenture. Regardless of whether the Company is required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Company to continue to file with, or furnish to, the SEC and provide the Trustee and holders of Notes:

(a) within 90 days after the end of each fiscal year (or such shorter period as the SEC may in the future prescribe), an annual report containing substantially the same information required to be contained in Form 10-K or Form 20-F (or any successor form) that would be required if the Company were subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act; and

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as the SEC may in the future prescribe), a quarterly report containing substantially the same information required to be contained in Form 10-Q (or any successor form) that would be required if the Company were organized in the United States and subject to the reporting requirements of Section 13 or 15(d)) of the Exchange Act, provided, however, that the Company shall not be so obligated to file any of the foregoing reports with the SEC if the SEC does not permit such filings.

Events of Default

Events of Default in respect of the Notes include:

(1) failure to make the payment of any interest (including Additional Amounts) or Special Interest, if any, on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

(2) failure to make the payment of any principal of, or premium, if any, on, any of the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) failure to comply with the covenant described under “— Merger, Consolidation and Sale of Property;”

(4) failure to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)), and such failure continues for 60 days after written notice is given to the Company as provided below;

(5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $50.0 million (the cross acceleration provisions);

(6) any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the judgment default provisions);

(7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the bankruptcy provisions);

(8) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the guaranty provisions); and

(9) any security interest securing the Notes or any Subsidiary Guaranty that may be granted after the Issue Date pursuant to the terms of the Indenture shall, at any time, (A) cease to be in full force and effect for any reason other than in accordance with its terms or the satisfaction in full of all obligations under the Indenture and discharge of the Indenture or (B) be declared invalid or unenforceable or the Company or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable (the security default provisions).

A Default under clause (4) is not an Event of Default until the Trustee or the holders of not less than 25% in aggregate principal amount of the old notes and Notes then outstanding notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon an Officer becoming aware of any Default or Event of Default, the Company shall deliver to the Trustee, within 10 days of becoming so aware, written notice in the form of an Officers’ Certificate specifying such Default or Event of Default, its status, and the action the Company proposes to take with respect thereto.

If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the old notes and Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued and unpaid interest, including Special Interest, if any to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the old notes and Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the old notes and Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The holders of a majority in aggregate principal amount of the old notes and Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default: (a) in the payment of the principal or, premium, if any, or interest, including Special Interest, if any, and (b) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected thereby.

No holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered holders of at least 25% in aggregate principal amount of the old notes and Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and

(c) the Trustee shall not have received from the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest, including Special Interest, if any, on, such Note on or after the respective due dates expressed in such Note.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or member of the Company or any Subsidiary or Affiliate of the Company, as such, will have any liability for any obligations under the Notes, the Indenture, the Subsidiary Guaranties, the registration rights agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Amendments and Waivers

Subject to certain exceptions, the Company and the Trustee with the consent of the registered holders of at least a majority in aggregate principal amount of the old notes and Notes then outstanding (including consents obtained in connection with a tender offer or Exchange Offer for the Notes) may amend the Indenture and the old notes and Notes, and the registered holders of at least a majority in aggregate principal amount of the old notes and Notes outstanding may waive any past default or compliance with any provisions of the Indenture and the Notes (except a default in the payment of principal, premium, interest, including Special Interest, if any, and certain covenants and provisions of the Indenture which cannot be amended without the consent of each holder of an outstanding Note). However, without the consent of each holder of an outstanding Note, no amendment may, among other things,

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the rate of, or extend the time for payment of, interest, including Special Interest, if any, on, any Note;

(3) reduce the principal of, or extend the Stated Maturity of, any Note, or alter the provisions with respect to the redemption of the Notes;

(4) make any Note payable in money other than that stated in the Note;

(5) impair the right of any holder of the Notes to receive payment of principal of, premium, if any, and interest, including Special Interest, if any, on, such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or any Subsidiary Guaranty;

(6) waive a Default or Event of Default in the payment of principal of, premium, if any, and interest, including Special Interest, if any, on such Notes (except a rescission of acceleration of such Notes by the holders of at least a majority in aggregate principal amount of the old notes and Notes and a waiver of the payment default that resulted from such acceleration);

(7) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of such Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on such Notes;

(8) subordinate the Notes or any Subsidiary Guaranty to any other obligation of the Company or the applicable Subsidiary Guarantor;

(9) release any security interest that may have been granted in favor of the holders of the Notes other than pursuant to the terms of such security interest;

(10) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, as described under “— Optional Redemption” and “— Additional Amounts;”

(11) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

(12) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

(13) amend or modify the provisions described under “— Additional Amounts;”

(14) make any change in any Subsidiary Guaranty, that would adversely affect the holders of the Notes; or

(15) make any change in the preceding amendment and waiver provisions.

The Indenture and the Notes may be amended by the Company and the Trustee without the consent of any holder of the Notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a Surviving Person of the obligations of the Company under the Indenture, provided, that the Company delivers to the Trustee:

(A) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such assumption by a successor corporation and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred, and

(B) an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such assumption by a successor corporation and will be subject to Canadian federal, provincial or territorial income taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such assumption had not occurred;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add additional Guarantees with respect to the Notes or release Subsidiary Guarantors from Subsidiary Guaranties as provided or permitted by the terms of the Indenture;

(5) secure the Notes, add to the covenants of the Company for the benefit of the holders of the Notes or surrender any right or power conferred upon the Company;

(6) make any change that does not adversely affect the rights of any holder of the Notes;

(7) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8) evidence or provide for a successor Trustee; or

(9) provide for the issuance of Additional Notes in accordance with the Indenture.

The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver becomes effective, the Company is required to mail to each registered holder of the Notes at such holder’s address appearing in the Security Register a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Defeasance

The Company may, at its option and at any time, terminate all its obligations under the Notes and the Indenture (legal defeasance), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes and to pay Additional Amounts, if any. The Company at any time also may terminate:

(1) its obligations under the covenants described under “— Change of Control Offer” and “— Certain Covenants,”

(2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions, in each case described under “— Events of Default” above, and

(3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, “— Merger, Consolidation and Sale of Property” above (covenant defeasance).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “— Certain Covenants”), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “— Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph of, or with the second paragraph of, “— Merger, Consolidation and Sale of Property” above. If the Company exercises its legal defeasance option or its covenant defeasance option, any collateral then securing the Notes will be released and each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

The legal defeasance option or the covenant defeasance option may be exercised only if:

(a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest, including Special Interest, if any, on the Notes to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

(c) 90 days pass after the deposit is made, and during the 90-day period, no Default described in clause (7) under “— Events of Default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from the Internal Revenue Service a ruling, or

(2) since the date of the Indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would be the case if such defeasance has not occurred;

(h) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such covenant defeasance had not occurred;

(i) the Company delivers to the Trustee an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial taxes (including withholding taxes) on the same amounts, in the same manner and at the same times as would be the case if such deposit and defeasance had not occurred; and

(j) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Satisfaction and Discharge

The Company may discharge the Indenture such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all outstanding Notes when:

(1) either

(a) all the Notes previously authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not previously delivered to the Trustee for cancellation

(A) have become due and payable, or

(B) will become due and payable at their maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of a redemption by the Trustee, and in the case of (A), (B) or (C), the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of such cash and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption, for principal, premium, if any, and interest and Special Interest, if any, on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable by it under the Indenture; and

(3) if required by the Trustee, the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been satisfied.

Foreign Currency Equivalents

For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar equivalent principal amount of any amount denominated in a foreign currency will be the Dollar Equivalent calculated on the date the Debt was incurred or other transaction was entered into, or first committed, in the case of revolving credit debt, provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the Indenture, no restriction or amount will be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Consent to Jurisdiction and Service of Process

The Company will irrevocably appoint Corporation Service Company as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Notes brought in any Federal or state court located in New York City and that each of the parties submit to the jurisdiction thereof.

Enforceability of Judgments

Since most of the Company’s assets are located outside the United States, any judgment obtained in the United States against it, including judgments with respect to the payment of any principal, premium, interest, including Special Interest, and Additional Amounts may not be collectible within United States.

The Company has been advised by its counsel, Ogilvy Renault LLP, that the laws of the Provinces of Québec, Ontario and British Columbia and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Provinces of Québec, Ontario and British Columbia (a Canadian Court) on any final, conclusive and enforceable judgment of any federal or state court located in the Borough of Manhattan in The City of New York (New York Court) that is subsisting and unsatisfied, not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indenture or the Notes if (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company in the Indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy as such term is understood under the laws of the Provinces of Ontario and British Columbia, as the case may be (or in the Province of Québec if the outcome of the decision of the New York Court is not manifestly inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in the Province of Québec); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws), expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; (v) in the Province of Québec, a dispute between the same parties, based on the same facts and having the same object, has not given rise to a decision rendered in the Province of Québec, whether it has acquired the authority of a final judgment or not, or is not pending before a Québec authority, in the first instance, or has not been decided in a third country and the decision has met the necessary conditions for recognition in the Province of Québec; (vi) in the Province of Québec, the decision has not been rendered by default unless the plaintiff proves that the act of procedure initiating the proceedings was duly served on the defaulting party in accordance with the law of the place where the decision was rendered, provided that the defaulting party does not prove that, owing to the circumstances, it was unable to learn of the act of procedure initiating the proceedings or was not given sufficient time to offer its defense; and (vii) in the Provinces of Ontario and British Columbia, a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by the Canadian Court or been decided by a foreign authority and the decision meets the necessary conditions for recognition under the law of the relevant province.

The Company has been advised by its counsel, Ogilvy Renault LLP, that they know of no reason under the laws of the Provinces of Québec, Ontario and British Columbia and the federal laws of Canada applicable therein, for avoiding recognition of a judgment of a New York Court to enforce the Indenture or the Notes on the basis of public policy or public order, as these terms are understood in international relations and under the laws of the relevant province and the laws of Canada applicable therein.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian court will render its decisions in the Canadian currency equivalent of such foreign currency, calculated at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

Governing Law

The Indenture and the Notes are governed by the laws of the State of New York.

The Trustee

The Bank of New York Trust Company, N.A. is the Trustee under the Indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Additional Assets” means:

(a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b) any other Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (a) above.

For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Certain Covenants — Limitation on Transactions with Affiliates and — Limitation on Asset Sales” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof; provided, however, that Alcan shall not be deemed to be an Affiliate of the Company solely by virtue of the agreements it entered into with the Company in connection with the Reorganization Transactions as described in this prospectus.

“Alcan” means Alcan Inc., a corporation organized under the laws of Canada.

“Alternative Currency” means any lawful currency other than U.S. dollars that is freely transferable into U.S. dollars.

“Approved Member States” means Belgium, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of the following:

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), or

(b) any other Property of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

(1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments,”

(3) any disposition effected in compliance with the first or second paragraph of the covenant described under “— Merger, Consolidation and Sale of Property”),

(4) any sale of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to or by a Securitization Entity for the fair market value thereof,

(5) any sale pursuant to any Specified Post Closing Transactions;

(6) any sale of assets pursuant to a Sale and Leaseback Transaction, provided that neither the Company nor any Restricted Subsidiary shall, nor shall they permit any of their respective Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases does not exceed $25.0 million in any fiscal year;

(7) any sale or disposition of cash or Cash Equivalents;

(8) the granting of Liens not prohibited by the Indenture; and

(9) any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $10.0 million.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligations,” and

(b) in all other instances, the greater of:

(1) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction, and

(2) the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(b) the sum of all such payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the board of directors of such Person and to be in full force and effect on the date of such certification.

“Canadian Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada or any province thereof.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “— Certain Covenants — Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

“Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.

“Cash Equivalents” means any of the following:

(a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing maturing within 365 days of the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, eurocurrency time deposits, overnight bank deposits, money market deposits and bankers’ acceptances maturing within 365 days of the date of acquisition thereof and issued by a bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-1” by S&P or “P-1” by Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or the “R-1” category by the Dominion Bond Rating Service Limited and has capital, surplus and undivided profits aggregating in excess of $500 million;

(c) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets that exceed $500 million and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1) a bank meeting the qualifications described in clause (b) above, or

(2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(e) commercial paper issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)) or in the “R-1” category by the Dominion Bond Rating Service Limited; and

(f) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States or the District of Columbia or any political subdivision or instrumentality thereof (including any agency or instrumentality thereof) or any province of Canada (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state or province is pledged and maturing within 365 days of the date of acquisition thereof, provided that the long-term debt of such state, province or political subdivision is rated, in the case of a state of the United States, one of the two highest ratings from Moody’s or S&P (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), or the “R-1” category by the Dominion Bond Rating Service Limited;

provided, however, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clauses (a), (b) and (e) of this definition to the extent that such obligations have a credit rating equal to the sovereign rating of such jurisdiction.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act or any successor of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the parent corporation) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the U.S. treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15(519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b) all current maturities of long-term Debt.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of:

(a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

(b) Consolidated Interest Expense for such four fiscal quarters;

provided, however, that:

(1) if

(A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2) if

(A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

(C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b) amortization of debt discount and debt issuance cost, including commitment fees,

(c) capitalized interest,

(d) non-cash interest expense,

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker’s acceptance financing,

(f) net costs associated with Hedging Obligations (including amortization of fees),

(g) Disqualified Stock Dividends,

(h) Preferred Stock Dividends,

(i) interest Incurred in connection with Investments in discontinued operations,

(j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

(k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(1) subject to the exclusion contained in clause (c) below, equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below), and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(b) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

(1) subject to the exclusion contained in clause (c) below, the equity of the Company and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

(2) the equity of the Company and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(c) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

(d) any extraordinary gain or loss,

(e) the cumulative effect of a change in accounting principles, and

(f) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a) the excess of cost over fair market value of assets or businesses acquired;

(b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e) treasury stock;

(f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g) Investments in and assets of Unrestricted Subsidiaries.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) or indentures, in each case, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any) in respect of:

(1) debt of such Person for money borrowed, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

(c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f) all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” or

(2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in U.S. dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination (or, if such date is not a Business Day, the last Business Day prior thereto) to prime banks in New York for the spot purchase in the New York currency exchange market of such amount of U.S. dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in U.S. dollars as determined by the Trustee using any method of determination it deems appropriate.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a) the sum of Consolidated Net Income for such period, plus

(1) any provision for taxes based on income or profits,

(2) Consolidated Interest Expense,

(3) loss from extraordinary items,

(4) depreciation, depletion and amortization expenses,

(5) all other non-cash expenses, charges and losses that are not payable in cash in any subsequent period, and

(6) non-recurring cash restructuring expenses, charges and losses, minus

(b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income for such period, but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets, (v) any other non-cash gains or other items which have been added in determining Consolidated Net Income, including any reversal of a change referred to in clause (5) above by reason of a decrease in the value of any Capital Stock or Capital Stock Equivalent.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

“Event of Default” has the meaning set forth under “— Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(a) if such Property has a Fair Market Value equal to or less than $50.0 million, by any Officer of the Company, or

(b) if such Property has a Fair Market Value in excess of $50.0 million, by at least a majority of the Board of Directors and evidenced by a Board Resolution, dated within 45 days of the relevant transaction, delivered to the Trustee.

“GAAP” means U.S. generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

(a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(b) the statements and pronouncements of the Financial Accounting Standards Board,

(c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

(d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of “Permitted Investment.”

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“holder” means a Person in whose name a Note is registered in the Security Register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “— Certain Covenants — Limitation on Debt,” amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” the term “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Investment Grade Status” shall be deemed to have been reached on the date that the Notes have an Investment Grade Rating from both Rating Agencies.

“Issue Date” means the date on which the old notes were initially issued pursuant to the Indenture.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“NKL” means Novelis Korea Ltd.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any other executive officer of the Company.

“Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Investment” means any Investment by the Company or a Restricted Subsidiary in:

(a) the Company or any Restricted Subsidiary;

(b) any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(c) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary;

(d) Cash Equivalents;

(e) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances;

(f) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(g) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $15.0 million in the aggregate at any one time outstanding;

(h) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

(i) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with (A) an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales,” or (B) any disposition of Property not constituting an Asset Sale;

(j) any Persons made for Fair Market Value that do not exceed 5% of Consolidated Net Tangible Assets in the aggregate outstanding at any one time;

(k) a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(l) any Specified Post Closing Transactions; and

(m) other Investments made for Fair Market Value that do not exceed $20.0 million in the aggregate outstanding at any one time.

“Permitted Liens” means:

(a) Liens to secure Debt permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings timely instituted and diligently pursued, provided that any reserve or other appropriate provision that shall be required in accordance with GAAP shall have been established with respect thereto;

(d) Deposit account banks’ rights of set-off, Liens of landlords arising by statute, Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

(g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

(h) pledges or deposits by the Company or any Restricted Subsidiary under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j) Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above;

(k) Liens not otherwise described in clauses (a) through (k) above on the Property of any Restricted Subsidiary that is not a Subsidiary Guarantor to secure any Debt permitted to be Incurred by such Restricted Subsidiary pursuant to the covenant described under “— Certain Covenants — Limitation on Debt”;

(l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g), or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

(m) Liens on accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” transferred to a Securitization Entity in a Qualified Securitization Transaction;

(n) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(o) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(p) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Capital Lease;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r) licenses of patents, trademarks and other intellectual property rights granted in the ordinary course of business and not interfering in any respect with the ordinary conduct of such Person’s business;

(s) Liens arising out of conditional sale, retention, consignment or similar arrangement, incurred in the ordinary course of business, for the sale of goods; and

(t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 5% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed or furnished.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

(y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

“Principal Property” means any manufacturing plant or facility owned by the Company and/or one or more Restricted Subsidiaries having a gross book value in excess of 1.5% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

“Public Equity Offering” means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Debt owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Rating Agencies” means Moody’s and S&P.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the

Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Reorganization Transactions” means the transactions pursuant to which the Company acquired the majority of Alcan’s aluminum rolled products business prior to the Issue Date, and the related financing transactions, each as described in this prospectus.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Certain Covenants — Limitation on Asset Sales” and the definition of “Consolidated Interest Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for (i) any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company or (iii) payments of up to $13.0 million required to be paid as a priority payment to Taihan Electric Wire Co., Ltd. under the constituent documents of NKL;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d) any Investment (other than Permitted Investments) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such Property to another Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Entity” means any wholly owned Subsidiary of the Company or any Restricted Subsidiary (or another Person in which the Company or any Restricted Subsidiary make an Investment and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets) (a) which engages in no activities other than in connection with the financing of accounts receivable or related assets, (b) which is designated by the Board of Directors (as provided below) as a Securitization Entity, (c) no portion of the Debt or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity, (ii) is recourse to or obligates the Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Restricted Subsidiary, (d) with which none of the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company or such Restricted Subsidiary, and (e) to which none of the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Senior Credit Facility” means the credit agreement, dated as of January 7, 2005, by and among the Company, Citicorp North America, Inc., as Administrative Agent, and the several banks and other financial institutions or entities from time to time parties thereto, including any notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the preceding, as any or all such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that Refinances any or all of such agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements, indentures or otherwise.

“Senior Debt” of the Company means:

(a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of:

(1) Debt of the Company for borrowed money, and

(2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the Indenture for the payment of which the Company is responsible or liable;

(b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

(c) all obligations of the Company

(1) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

(2) under Hedging Obligations, or

(3) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the Indenture; and

(d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

(A) Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated Debt;

(B) any Debt Incurred in violation of the provisions of the Indenture;

(C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

(D) any liability for Federal, state, local or other taxes owed or owing by the Company;

(E) any obligation of the Company to any Subsidiary; or

(F) any obligations with respect to any Capital Stock of the Company.

To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Debt” of any Subsidiary Guarantor has a correlative meaning to Senior Debt of the Company.

“Separation Agreement” means the Separation Agreement between the Company and Alcan, dated as of December 31, 2004, as in effect on such date.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Exchange Act.

“Special Interest” means the additional interest, if any, to be paid on the Notes as described under “Exchange Offer; Registration Rights.”

“Specified Post Closing Transactions” means the payment by the Company or any Restricted Subsidiary to (i) Alcan of cash consideration for the transfer of certain equity interests in Germany to the Company or a Subsidiary of the Company; (ii) Alcan for reimbursement of the payment of Canadian transfer taxes in connection with the transfer of certain real property in Canada to the Company; (iii) United Kingdom and Malaysian governmental authorities for stamp duties payable in connection with the transfer of certain equity interests and real property in the United Kingdom and Malaysia to the Company or a Subsidiary of the Company; (iv) South Korean governmental authorities for Taxes payable in connection with the transfer of certain equity interests in South Korea to the Company or a Subsidiary of the Company; and (v) Alcan Holdings Switzerland AG of a cash price adjustment relating to the sale of certain Swiss assets to the Company or a Subsidiary of the Company.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction so long as none of the same constitute Debt, a Guarantee or otherwise require the provision of credit support.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Debt” means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which an aggregate of 50% or more of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means (a) each Canadian Restricted Subsidiary and U.S. Restricted Subsidiary; (b) Novelis do Brasil Ltda, Novelis UK Ltd., Novelis Europe Holdings Ltd., Novelis Aluminium Holding Company, Novelis Deutschland GmbH, Novelis Switzerland S.A., Novelis Technology AG and Novelis AG; and (c) any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors” or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guaranty.

“Subsidiary Guaranty” means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Surviving Person” means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under “— Merger, Consolidation and Sale of Property,” a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

“Taxing Jurisdiction” means (i) with respect to any payment made under the Notes, any jurisdiction (or any political subdivision thereof or therein) in which the Company, or any of its successors, are organized or resident for tax purposes or conduct of business, or from or through which payment is made and (ii) with respect to any payment made by a Subsidiary Guarantor, any jurisdiction (or any political subdivision thereof or therein) in which such Subsidiary Guarantor is organized or resident for tax purposes or conduct of business, or from or through which payment is made.

“Taxes” means any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means:

(a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

Book-Entry System

The Notes will be initially issued in the form of one or more global securities registered in the name of The Depository Trust Company (DTC) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the Notes represented by such global security for which old notes were exchanged by such Persons in the Exchange Offer. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (participants) or Persons that may hold interests through participants, including through Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and interest on Notes represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the Notes represented thereby for all purposes under the Indenture. The Company has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to a nominee of DTC or to DTC. A global security is exchangeable for certificated Notes only if:

(a) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,

(b) the Company in its discretion at any time determines not to have all the Notes represented by such global security, or

(c) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes represented by such global security.

Any global security that is exchangeable for certificated Notes pursuant to the preceding sentence will be exchanged for certificated Notes in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated Notes,

(a) certificated Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof,

(b) payment of principal of, and premium, if any, and interest on, the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes, and

(c) no service charge will be made for any registration of transfer or exchange of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global security for all purposes under the Indenture and the Notes. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the initial purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the initial purchasers or the Exchange Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

REGISTRATION RIGHTS

We are making the Exchange Offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the old notes. In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain old notes and Notes. The following summary of the registration rights that are provided in the registration rights agreement and the Notes is not complete. You should refer to the registration rights agreement and the Notes for a full description of the registration rights that apply to the Notes.

The Company, the Subsidiary Guarantors and the initial purchasers entered into the registration rights agreement on February 3, 2005 (the Registration Rights Agreement). In the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file the Exchange Offer registration statement (the Exchange Offer Registration Statement) relating to the old notes with the SEC within 180 days after the date of original issuance of the old notes, and use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC not later than 270 days after date of original issuance of the old notes. The Company and the Subsidiary Guarantors also agreed to commence and complete the Exchange Offer (the Registered Exchange Offer) as promptly as practicable after the effectiveness of the Exchange Offer Registration Statement and, in any event, to keep the Exchange Offer open for a period not less than 30 days and not more than 45 days after the date notice of the Registered Exchange Offer is mailed to the holders of the old notes (or in each case, longer if required by applicable law). In addition, the Company is required to allow Participating Broker-Dealers (as defined below) and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Notes for 180 days following the effective date of the Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

In the event that (1) any change in law or applicable interpretations of the staff of the SEC does not permit us to effect the Exchange Offer, (2) for any other reason the Exchange Offer Registration Statement is not declared effective within 270 days after the date of the original issuance of the old notes or the registered Exchange Offer is not consummated within 45 days after the effectiveness of the Exchange Offer Registration Statement, (3) any initial purchaser so requests with respect to old notes not eligible to be exchanged for Notes in the Registered Exchange Offer or (4) any holder of old notes (other than an initial purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Notes in the Registered Exchange Offer other than by reason of such holder being an affiliate of the Company (it being understood that the requirement that a broker-dealer (a Participating Broker-Dealer) receiving Notes in the Registered Exchange Offer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of Notes shall not result in such Notes being not “freely tradeable”), the Company and the Subsidiary Guarantors will prepare at their cost and,

(a) as promptly as practicable (but in no event more than 180 days after so required or requested), file a registration statement (the Shelf Registration Statement) covering resales of the old notes or the Notes, as the case may be,

(b) use their respective reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 270 days after so required or requested, and

(c) use their respective reasonable best efforts to keep the Shelf Registration Statement continuously effective (subject to certain exceptions), supplemented and amended as required by the Securities Act until (1) the second anniversary of its effective date, or (2) the date upon which all the old notes or the Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (3) the date upon which the old notes or the Notes, as applicable, covered by the Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Securities Act pursuant to paragraph (k) thereof.

We and the Subsidiary Guarantors will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the Notes, as the case may be. A holder selling such old notes or Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

Pursuant to the Registration Rights Agreement, we were required to complete the Registered Exchange Offer by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the Registration Rights Agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Registered Exchange Offer closes, with the maximum amount of additional special interest being 1.00% per year. On August 8, 2006, the rate of additional special interest increased to 1.00%. On December 14, 2006, we extended the Registered Exchange Offer to January 4, 2007. We will cease paying additional special interest once the Registered Exchange Offer is completed.

Holders of old notes will be required to make certain representations to us (as described elsewhere in this prospectus and the accompanying letter of transmittal) in order to participate in this Exchange Offer and Holders of old notes or Notes, as the case may be, will be required to deliver certain information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their old notes or Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring old notes or Notes, as applicable, a Holder will be deemed to have agreed to indemnify the Company and the Subsidiary Guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of old notes or Notes, as applicable, will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

Pursuant to the terms of the Registration Rights Agreement, the Company and the Subsidiary Guarantors are not required to make a Registered Exchange Offer in any province or territory of Canada or to accept old notes surrendered by residents of Canada in the Registered Exchange Offer unless the distribution of Notes pursuant to such offer can be effected pursuant to exemptions from the registration and prospectus requirements of the applicable securities laws of such province or territory and, as a condition to the sale of the old notes pursuant to a Registered Exchange Offer, such Holders of old notes in Canada will be required to make certain representations to the Company, including a representation that they are entitled under the applicable securities laws of such province or territory to acquire the Notes without the benefit of a prospectus qualified under such securities laws.

IMPORTANT CANADIAN FEDERAL AND
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Canadian Taxation

The following summary describes certain Canadian federal income tax consequences to a holder of the Notes who acquires Notes in exchange for the old notes pursuant to this Exchange Offer and who, at all relevant times, (i) is not and is not deemed to be a resident of Canada for purposes of the Income Tax Act Canada (the Tax Act) and any applicable income tax convention, (ii) deals at arm’s length with us for purposes of the Tax Act, (iii) does not use or hold and is not deemed to use or hold the notes in the course of carrying on business in Canada, and (iv) is not an insurer for purposes of the Tax Act (a Non-Resident Holder). This summary is based on the current provisions of the Tax Act and the regulations thereunder, the current published administrative practices and policies of the Canada Revenue Agency and all specific proposals to amend the Tax Act and the regulations announced by the Minister of Finance (Canada) prior to the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of the notes. Prospective holders should consult their own tax advisors with respect to the income tax considerations applicable to them.

Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of the principal of the notes or premium, discount or interest on the Notes by us to a Non-Resident Holder, including in respect of a required offer to purchase the Notes, will be exempt from Canadian withholding tax.

No other taxes on income (including taxable capital gains) will be payable under the Tax Act by Non-Resident Holders of the Notes in respect of the acquisition, ownership or disposition of the Notes.

The exchange of old notes for Notes pursuant to the Exchange Offer will not constitute a disposition of the old notes for Canadian federal income tax purposes. A Non-Resident Holder will therefore not recognize a taxable capital gain for Canadian federal income tax purposes, or otherwise be subject to Canadian federal income tax, as a result of the exchange.

United States Taxation

This section describes the material United States federal income tax consequences of (i) the exchange to holders of old notes, and (ii) owning Notes to holders that acquire Notes other than in the Exchange Offer. It applies to you only if you hold your Notes as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Notes that are a hedge or that are hedged against interest rate risks,

•	a person that owns Notes as part of a straddle or conversion transaction for tax purposes,

•	a United States holder (as defined below) or a person related to a United States holder, that actually or constructively owns 10% or more of our voting stock, or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these Notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

If a partnership or other pass-through entity holds Notes, the tax treatment of a partner or owner in the partnership or pass-through entity will generally depend upon the status of the partner and the activities of the partnership or pass-through entity. If you are a partner or owner in a partnership or other pass-through entity that will hold Notes, you should consult your tax advisor.

Tax Consequences of the Exchange

The exchange of old notes for Notes should not be treated as a taxable event for United States federal income tax purposes. For United States federal income tax purposes, a holder of old notes should therefore not recognize any gain or loss as a result of the exchange and should have a tax basis in its Notes equal to the holder’s tax basis in the old notes exchanged. The United States federal income tax consequences of holding Notes to a holder that acquires Notes in exchange for old notes should be the same as the United States federal income tax consequences of holding old notes to the holder.

Tax Consequences of Acquiring Notes (Other Than in the Exchange)

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.

Payments of Interest.  You will be taxed on interest on your Note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by us on the Notes is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest paid in taxable years beginning before January 1, 2007 generally will be “passive income” or “financial services income,” and interest paid in taxable years beginning after December 31, 2006 will be, depending on your circumstances, “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Optional Redemption and Change of Control.  We intend to take the position that the likelihood of an optional redemption, as described under “Description of the Notes — Optional Redemption,” a Change of Control Offer, as described under “Description of the Notes — Change of Control Offer,” is remote within the meaning of the applicable United States Treasury regulations. We do not intend to treat those possibilities as affecting the yield to maturity of the Notes for purposes of the original issue discount provisions of the Internal Revenue Code.

Market Discount on the Notes.  If you are a United States holder and you purchase a Note for an amount that is less than its principal amount, you will be treated as having purchased the Note at a market discount if the excess of the Note’s principal amount over your tax basis immediately after the acquisition of the Note is equal to or greater than 1/4 of 1 percent of the Note’s principal amount multiplied by the number of complete years to the Note’s maturity.

In that case, you must treat any gain recognized on the maturity or disposition of your market discount Note as ordinary income to the extent of the accrued market discount on your Note. Alternatively, you may elect to include market discount in income currently over the life of the market discount Note. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount Note and do not make this election, you generally will be required to defer deductions for interest on borrowings allocable to your Note in an amount not exceeding the accrued market discount on your Note until the maturity or disposition of the Note. You will accrue market discount on your market discount Note on a straight-line basis unless you elect to accrue market discount using a constant-yield method. The election, if made, will apply only to the Note with respect to which it is made, and you may not revoke it.

If your Note’s stated redemption price at maturity exceeds the price that you paid for the Note by less than 1/4 of 1 percent multiplied by the number of complete years to the Note’s maturity, the excess constitutes de minimis market discount, and the rules discussed above do not apply.

Notes Purchased at a Premium.  If you are a United States holder and you purchase a Note for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on the Note by the amount of amortizable bond premium allocable to that year, based on the Note’s yield to maturity. This election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire. You may not revoke the election without the consent of the Internal Revenue Service.

Sale or Retirement of the Notes.  You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, and your tax basis in your Note. Any amounts of gain attributable to accrued interest or market discount, however, will be taxed as ordinary income (as discussed above under “Payments of Interest” and “Market Discount on the Notes”) to the extent you have not previously included such amounts in taxable income. Your adjusted tax basis in your Note generally will equal your cost in acquiring the Note, plus any amount of accrued but unpaid interest and market discount that you previously included in taxable income. Capital gain of a noncorporate United States holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. If you are a United States holder, this subsection does not apply to you. You are a United States alien holder if you are a beneficial owner of a Note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder, interest on a Note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.

Sale, Retirement or Other Disposition of the Notes.  If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a Note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized, and certain other conditions exist.

For purposes of the United States federal estate tax, the Notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by us or another non-United States payor and

•	other payments of principal and interest and the payment of the proceeds from the sale of a Note effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

PLAN OF DISTRIBUTION

Based on interpretations by the Staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired old notes directly from us or our affiliate or (iii) a broker-dealer who acquired old notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the old notes to the initial purchasers) with the prospectus contained in the registration statement relating to the Exchange Offer. Each holder of the old notes who wishes to exchange its old notes for Notes in the Exchange Offer will be required to make certain representations to us as set forth in “The Exchange Offer.”

In addition, each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the Exchange Offer and ending on the close of business one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by this Exchange Offer registration statement have been distributed pursuant thereto and (ii) an exchanging dealer (meaning any holder of old notes (which may include the initial purchasers) that is a broker-dealer and elects to exchange for Notes any old notes that it acquired for its own account as a result of market-making or other trading activities (but not directly from us or any of our affiliates)) is no longer required to deliver a prospectus in connection with sales of the Notes, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of Notes by brokers-dealers. Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date, or such shorter period as will terminate when (i) all of the Notes covered by the Exchange Offer registration statement have been distributed pursuant thereto and (ii) an exchanging dealer is no longer required to deliver a prospectus in connection with sales of the Notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

Following consummation of the Exchange Offer, we may, in our sole discretion, commence one or more additional Exchange Offers to holders of old notes who did not exchange their old notes for Notes in the Exchange Offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional Exchange Offers. Such additional Exchange Offers will take place from time to time until all outstanding old notes have been exchanged for Notes pursuant to the terms and conditions herein.

VALIDITY OF THE SECURITIES

The validity of the Notes offered hereby will be passed upon by Sullivan & Cromwell LLP. Certain legal matters in connection with the exchange offer will also be passed upon for us by King & Spalding LLP, Ogilvy Renault LLP, Montréal, Canada, with respect to matters of Canadian law, by Jones Day, with respect to matters of Texas law, by MacFarlanes, with respect to matters of U.K. law, by A&L Goodbody, with respect to matters of Irish law, by Levy & Salomão Advogados, with respect to matters of Brazilian law and by internal counsel of Novelis Inc. with respect to matters of Swiss and German law.

EXPERTS

The consolidated and combined financial statements as of December 31, 2005, and for the year ended December 31, 2005 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP — United States, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined financial statements as of December 31, 2004, and for each of the years in the two year period ended December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP — Canada, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

NOVELIS, INC.

INDEX TO CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Condensed Consolidated and Combined Statements of Operations and Comprehensive Income (Loss) (unaudited) Nine Months Ended September 30, 2006 and September 30, 2005	F-2
Condensed Consolidated Balance Sheet (unaudited) as of September 30, 2006	F-3
Condensed Consolidated and Combined Statements of Cash Flows (unaudited) Nine Months Ended September 30, 2006 and September 30, 2005	F-4
Condensed Consolidated Statement of Shareholders’ Equity (unaudited) Nine Months Ended September 30, 2006	F-5
Notes to the Condensed Consolidated and Combined Financial Statements (unaudited)	F-6

Novelis Inc.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In millions, except per share amounts)

	Nine Months Ended
	September 30,
	2006	2005

Net sales	$7,377	$6,337

Cost of goods sold (exclusive of depreciation and amortization shown below)	6,931	5,678
Selling, general and administrative expenses	293	260
Depreciation and amortization	174	173
Research and development expenses	29	29
Restructuring charges — net	13	4
Impairment charges on long-lived assets	—	5
Interest expense and amortization of debt issuance costs — net	149	148
Equity in net income of non-consolidated affiliates	(12)	(6)
Other (income) expenses — net	(62)	(72)

	7,515	6,219

Income (loss) before provision for taxes on income (loss) and minority interests’ share	(138)	118
Provision for taxes on income (loss)	30	67

Income (loss) before minority interests’ share	(168)	51
Minority interests’ share	(2)	(19)

Net income (loss)	(170)	32

Other comprehensive income (loss) — net of tax
Currency translation adjustment	105	(146)
Change in fair value of effective portion of hedges — net	(30)	—
Change in minimum pension liability	(4)	(12)

Other comprehensive income (loss) — net of tax	71	(158)

Comprehensive loss	$(99)	$(126)

Earnings (loss) per share:
Net income (loss) per share — basic	$(2.30)	$0.43

Net income (loss) per share — diluted	$(2.30)	$0.43

Dividends per common share	$0.19	$0.27

Supplemental information for 2005 only:
Net income attributable to the consolidated and combined results of Novelis from January 6 to September 30, 2005 — increase to Retained earnings		$61
Net loss attributable to the combined results of Novelis from January 1 to January 5, 2005 — decrease to Owner’s net investment		(29)

Net income		$32

The accompanying notes to the condensed consolidated and combined financial statements are an integral part of these condensed statements.

Novelis Inc.

CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(In millions, except number of shares)

September 30, 2006

ASSETS
Current assets
Cash and cash equivalents	$71
Accounts receivable (net of allowance of $29)
— third parties	1,241
— related parties	22
Inventories	1,309
Prepaid expenses and other current assets	72
Current portion of fair value of derivative instruments	107
Deferred income tax assets	19

Total current assets	2,841
Property, plant and equipment — net	2,130
Goodwill	228
Intangible assets — net	20
Investment in and advances to non-consolidated affiliates	155
Fair value of derivative instruments — net of current portion	55
Deferred income tax assets	67
Other long-term assets
— third parties	123
— related parties	61

Total assets	$5,680

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$4
Short-term borrowings	113
Accounts payable
— third parties	1,188
— related parties	38
Accrued expenses and other current liabilities	702
Deferred income tax liabilities	86

Total current liabilities	2,131
Long-term debt — net of current portion	2,329
Deferred income tax liabilities	143
Accrued post-retirement benefits	335
Other long-term liabilities	264

5,202

Commitments and contingencies

Minority interests in equity of consolidated affiliates	156

Shareholders’ equity
Preferred stock, no par value; unlimited number of first preferred and second preferred shares authorized; none issued and outstanding	—
Common stock, no par value; unlimited number of shares authorized; 74,006,375 shares issued and outstanding as of September 30, 2006	—
Additional paid-in capital	427
Accumulated deficit	(92)
Accumulated other comprehensive loss	(13)

Total shareholders’ equity	322

Total liabilities and shareholders’ equity	$5,680

The accompanying notes to the condensed consolidated and combined financial statements are an integral part of this condensed balance sheet.

Novelis Inc.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2006	2005

OPERATING ACTIVITIES
Net income (loss)	$(170)	$32
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	174	173
Net gain on change in fair value of derivative instruments	(58)	(87)
Deferred income taxes	(29)	(6)
Amortization of debt issuance costs	7	16
Provision for uncollectible accounts receivable	3	2
Equity in net income of non-consolidated affiliates	(12)	(6)
Dividends from non-consolidated affiliates	4	—
Minority interests’ share	2	19
Stock-based compensation	2	2
(Gain) loss on sales of businesses, investments and assets — net	16	(11)
Impairment charges on long-lived assets	—	5
Changes in assets and liabilities (net of effects from acquisitions and divestitures):
Accounts receivable
— third parties	(112)	(44)
— related parties	1	—
Inventories	(149)	118
Prepaid expenses and other current assets	(2)	(2)
Other long-term assets	(13)	(11)
Accounts payable
— third parties	287	39
— related parties	(2)	(7)
Accrued expenses and other current liabilities	16	90
Accrued post-retirement benefits	23	21
Other long-term liabilities	18	23

Net cash provided by operating activities	6	366

INVESTING ACTIVITIES
Capital expenditures	(77)	(104)
Disposal of business — net	(7)	—
Cash advance received on pending transfer of rights	15	—
Proceeds from sales of assets	3	9
Proceeds from loans receivable — net
— third parties	—	19
— related parties	27	373
Changes in investment in and advances to non-consolidated affiliates	4	—
Premiums paid to purchase derivative instruments	(2)	(26)
Net proceeds from settlement of derivative instruments	227	96

Net cash provided by investing activities	190	367

FINANCING ACTIVITIES
Proceeds from issuance of debt	$20	$2,750
Principal repayments
— third parties	(297)	(1,742)
— related parties	—	(1,180)
Short-term borrowings — net
— third parties	84	(137)
— related parties	—	(302)
Dividends
— common shareholders	(14)	(20)
— minority interests	(14)	(7)
Net receipts from Alcan	—	72
Debt issuance costs	(9)	(71)

Net cash used in financing activities	(230)	(637)

Net (decrease) increase in cash and cash equivalents	(34)	96
Effect of exchange rate changes on cash balances held in foreign currencies	5	(3)
Cash and cash equivalents — beginning of period	100	31

Cash and cash equivalents — end of period	$71	$124

Supplemental disclosures of cash flow information:
Interest paid	$179	$119
Income taxes paid	24	35
Principal payments on capital lease obligations (included above in principal repayments — third parties)	2	1

Supplemental schedule of non-cash investing and financing activities relating to the spin-off transaction and post-closing adjustments (2005 only):
Other receivables		$433
Short-term borrowings — related parties		(57)
Long-term debt — related parties		32
Capital lease obligation		52
Additional paid-in capital		(98)

The accompanying notes to the condensed consolidated and combined financial statements are an integral part of these condensed statements.

Novelis Inc.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Unaudited)
(In millions, except number of common shares, which is in thousands)

				Retained	Accumulated
			Additional	Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Loss	Total

Balance as of December 31, 2005	74,006	$—	$425	$92	$(84)	$433
Activity for the Nine Months Ended September 30, 2006:
Net loss	—	—	—	(170)	—	(170)
Stock-based compensation	—	—	2	—	—	2
Currency translation adjustment — net of tax	—	—	—	—	105	105
Change in fair value of effective portion of hedges — net	—	—	—	—	(30)	(30)
Change in minimum pension liability	—	—	—	—	(4)	(4)
Dividends on common shares ($0.19 per share)	—	—	—	(14)	—	(14)

Balance as of September 30, 2006	74,006	$—	$427	$(92)	$(13)	$322

The accompanying notes to the condensed consolidated and combined financial statements are an integral part of this condensed statement.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited)

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Novelis Inc., formed in Canada on September 21, 2004, and its subsidiaries, is the world’s leading aluminum rolled products producer based on shipment volume. We produce aluminum sheet and light gauge products where the end-use destination of the products includes the construction and industrial, beverage and food cans, foil products and transportation markets. As of September 30, 2006, we had operations on four continents: North America; Europe; Asia and South America, through 34 operating plants and three research facilities in 11 countries. In addition to aluminum rolled products plants, our South American businesses include bauxite mining, alumina refining, primary aluminum smelting and power generation facilities that are integrated with our rolling plants in Brazil.

References herein to “Novelis”, the “Company”, “we”, “our”, or “us” refer to Novelis Inc. and its subsidiaries unless the context specifically indicates otherwise. References herein to “Alcan” refer to Alcan, Inc.

The accompanying unaudited condensed consolidated and combined financial statements should be read in conjunction with our audited consolidated and combined financial statements and accompanying notes in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the United States Securities and Exchange Commission (SEC) on August 25, 2006, as amended on October 20, 2006. Unless otherwise specifically identified as our “original Form 10-K”, any references to our Form 10-K made throughout this document shall refer to our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on August 25, 2006, as amended.

The accompanying unaudited condensed consolidated and combined financial statements have been prepared pursuant to SEC Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles in the United States of America (GAAP) have been condensed or omitted pursuant to those rules and regulations, although we believe that the disclosures made are adequate to make the information not misleading.

The unaudited results of operations for the interim periods shown in these financial statements are not necessarily indicative of operating results for the entire year. In the opinion of management, the accompanying unaudited condensed consolidated and combined financial statements recognize all adjustments of a normal recurring nature considered necessary to fairly state our financial position as of September 30, 2006; the results of our operations for the nine months ended September 30, 2006 and 2005; our cash flows for the nine months ended September 30, 2006 and 2005; and changes in our shareholders’ equity for the nine months ended September 30, 2006.

Certain reclassifications of prior periods’ amounts have been made to conform to the presentation adopted for the current period.

Recently Issued Accounting Standards

In September 2006, the Staff of the SEC issued Staff Accounting Bulletin (SAB) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements. SAB No. 108 is effective for fiscal years ending after November 15, 2006. We will adopt SAB No. 108 as of December 31, 2006. We do not expect the adoption of SAB No. 108 to have a material impact on our consolidated financial position, results of operations and cash flows.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

In September 2006, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which requires a company that sponsors one or more single-employer defined benefit pension and other postretirement benefit plans (benefit plans) to recognize in its balance sheet the funded status of a benefit plan, which is the difference between the fair value of plan assets and the benefit obligation, as a net asset or liability, with an offsetting adjustment to accumulated other comprehensive income in shareholders’ equity. FASB Statement No. 158 requires additional financial statement disclosure regarding certain effects on net periodic benefit cost. FASB Statement No. 158 requires prospective application and the recognition and disclosure requirements are effective for fiscal years ending after December 15, 2006. We will adopt FASB Statement No. 158 as of December 31, 2006. We are currently evaluating the impact of the adoption of FASB Statement No. 158 on our consolidated financial position, results of operations and cash flows.

In addition, FASB Statement No. 158 requires that a company measure defined benefit plan assets and obligations at its year-end balance sheet date. We currently use our year-end balance sheet date as our measurement date and, as a result, that new requirement will not affect us.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. FASB Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. We are currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 157 on our consolidated financial position, results of operations and cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which is effective for fiscal years beginning after December 15, 2006. FASB Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB Interpretation No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. We are currently evaluating the potential impact, if any, of the adoption of FASB Interpretation No. 48 on our consolidated financial position, results of operations and cash flows.

We have determined that all other recently issued accounting pronouncements will not have a material impact on our consolidated financial position, results of operations and cash flows, or do not apply to our operations.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

2.	RESTRUCTURING PROGRAMS

All restructuring provisions and recoveries are included in Restructuring charges — net in the accompanying condensed consolidated and combined statements of operations unless otherwise stated below. The following table summarizes the changes in our restructuring liabilities during the nine months ended September 30, 2006 (in millions).

	Europe		North America		Total
		Other Exit		Other Exit		Other Exit
	Severance	Related	Severance	Related	Severance	Related

Balance as of December 31, 2005	$9	$19	$1	$—	$10	$19
Provisions — net	10	3	—	—	10	3
Cash payments	(5)	(6)	(1)	—	(6)	(6)
Adjustments — other	—	1	—	—	—	1

Balance as of September 30, 2006	$14	$17	$—	$—	$14	$17

In August 2006, we announced a restructuring of our European central management and administration activities in Zurich, Switzerland, to reduce overhead costs and streamline support functions. In addition, we are exiting our Neuhausen research and development center in Switzerland. These programs have begun and through September 30, 2006, we have incurred costs of approximately $3 million. We expect to incur total costs of approximately $6 million related to these programs.

In July 2006, we announced additional restructuring actions at our Goettingen facility in Germany to reduce overhead administrative costs and streamline functions. We incurred approximately $3 million related to severance costs during the nine months ended September 30, 2006.

In March 2006, we announced additional actions in the restructuring of our European operations, with the reorganization of our plants in Ohle and Ludenscheid, Germany, including the closing of two non-core business lines located within those facilities. In connection with the reorganization of our Ohle and Ludenscheid plants, we incurred costs of approximately $3 million during the nine months ended September 30, 2006, and expect to incur additional costs of $3 million (primarily severance) by the end of 2007.

In November 2005, we announced our intent to close our casting alloy facility in Borgofranco, Italy during March 2006. In 2005, we recognized charges of $5 million for asset impairments and $9 million for other exit related costs, including $6 million for environmental remediation expenses relating to this plant closing. We have incurred additional costs of approximately $2 million through September 30, 2006 and expect all activities (including environmental remediation) to be complete by 2009.

3.	LOSS ON DISPOSAL OF BUSINESS

In March 2006, we disposed of our aluminum rolling mill in Annecy, France (Annecy) for consideration in the amount of one Euro. We recorded a pre-tax charge of $15 million in connection with the sale, which is included in Other (income) expenses — net in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2006. The charge was comprised primarily of $8 million representing our investment in and advances to Annecy, cash payments of $5 million we made in connection with the disposal of the business, and other cash fees and expenses we paid of an additional $2 million.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4.	INVENTORIES

Inventories consist of the following (in millions).

September 30, 2006

Finished goods	$393
Work in process	314
Raw materials	527
Supplies	123

1,357
Allowances	(48)

$1,309

In November 2004, the FASB issued FASB Statement No. 151, Inventory Cost, which amends the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials by requiring those items to be recognized as current period charges. Additionally, FASB Statement No. 151 requires that fixed production overheads be allocated to conversion costs based on the normal capacity of the production facilities. FASB Statement No. 151 is effective prospectively for inventory costs incurred in fiscal years beginning after June 15, 2005. We adopted FASB Statement No. 151 on January 1, 2006, and its adoption did not have a material effect on our consolidated financial position, results of operations or cash flows.

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment — net, consists of the following (in millions).

September 30, 2006

Land and property rights	$96
Buildings	881
Machinery and equipment	4,616

5,593
Accumulated depreciation and amortization	(3,557)

2,036
Construction in progress	94

$2,130

In August 2006, we entered into a preliminary agreement to transfer our rights to develop and operate two hydroelectric power plants in South America with generating capacity of 155 megawatts. We received an advance cash payment of approximately $15 million upon signing of the preliminary agreement, however no gain was recognized at that time because the transfer was subject to regulatory approval by the National Electric Energy Agency, which we received in November 2006. Accordingly, we will recognize a pre-tax gain of approximately $12 million during the fourth quarter of 2006.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

6.	INVESTMENT IN AND ADVANCES TO NON-CONSOLIDATED AFFILIATES AND RELATED PARTY TRANSACTIONS

The following table summarizes the ownership structure and our ownership percentage of the non-consolidated affiliates we account for using the equity method. We have no material investments in affiliates accounted for using the cost method.

Affiliate Name	Ownership Structure	Ownership Percentage

Aluminium Norf GmbH	Corporation	50%
Consorcio Candonga	Unincorporated Joint Venture	50%
Petrocoque S.A. Industria e Comercio	Corporation	25%
EuroNorca Partners	General Partnership	50%
Deutsche Aluminium Verpackung Recycling GmbH	Corporation	30%
France Aluminium Recyclage S.A.	Public Limited Company	20%

We do not control these affiliates, but have the ability to exercise significant influence over their operating and financial policies. The following table summarizes the combined results of operations of our equity method affiliates (on a 100% basis, in millions).

	Nine Months Ended
	September 30,
	2006	2005

Net sales	$420	$361
Costs, expenses and provisions for taxes on income	392	346

Net income	$28	$15

Included in the accompanying condensed consolidated and combined financial statements are transactions and balances arising from business we conduct with these non-consolidated affiliates, which we classify as related party transactions and balances. The following table describes the nature and amounts of transactions that we had with these non-consolidated related parties during the nine months ended September 30, 2006 and 2005 (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Purchases of tolling services, electricity and inventories
Aluminium Norf GmbH(A)	$170	$154
Consorcio Candonga(B)	10	6
Petrocoque S.A. Industria e Comercio(C)	2	2
Interest income
Aluminium Norf GmbH(D)	1	1

(A)	We purchase tolling services (the conversion of customer-owned metal) from Aluminium Norf GmbH.

(B)	We purchase electricity from Consorcio Candonga for our operations in South America.

(C)	We purchase calcined-coke from Petrocoque S.A. Industria e Comercio for use in our smelting operations in South America.

(D)	We earn interest income on a loan due from Aluminium Norf GmbH.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The table below describes the period-end account balances that we have with these non-consolidated affiliates, shown as related party balances in the accompanying condensed consolidated balance sheet (in millions). We have no other material related party balances.

September 30, 2006

Accounts receivable(A)	$22
Other long-term assets(A)	61
Accounts payable(B)	38

(A)	The balances represent current and non-current portions of a loan due from Aluminium Norf GmbH.

(B)	We purchase tolling services from Aluminium Norf GmbH and electricity from Consorcio Candonga.

We entered into an agreement to sell the common and preferred shares of our 25% interest in Petrocoque S.A. Industria e Comercio (Petrocoque) to an existing shareholder of Petrocoque for approximately $20 million. In November 2006, the sale was consummated, and we will recognize a pre-tax gain of approximately $14 million in the fourth quarter.

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (in millions).

September 30, 2006

Accrued payroll	$145
Accrued settlement of legal claim	39
Accrued interest payable	25
Accrued income taxes	68
Current portion of fair value of derivative instruments	41
Other current liabilities	384

$702

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

8.	LONG-TERM DEBT

Long-term debt consists of the following (in millions).

	Interest		September 30,
	Rates(A)		2006

Novelis Inc.
Floating rate Term Loan B, due 2012	7.22	%(B)	$260
7.25% Senior Notes, due 2015	7.25	%(C)	1,400
Novelis Corporation
Floating rate Term Loan B, due 2012	7.22	%(B)	451
Novelis Switzerland S.A.
Capital lease obligation, due 2020 (Swiss francs (CHF) 58 million)	7.50%		46
Capital lease obligation, due 2011 (CHF 4 million)	2.49%		4
Novelis Korea Limited
Bank loan, due 2008	5.30%		30
Bank loan, due 2008 (Korean won (KRW) 30 billion)			—
Bank loan, due 2007	4.55%		70
Bank loan, due 2007 (KRW 40 billion)	4.80%		42
Bank loan, due 2007 (KRW 25 billion)	4.45%		27
Bank loans, due 2008 through 2011 (KRW 1 billion)	4.07	%(D)	1
Other
Other debt, due 2006 through 2012	2.55	%(D)	2

Total debt			2,333
Less: current portion			(4)

Long-term debt — net of current portion			$2,329

(A)	Interest rates are as of September 30, 2006 and exclude the effects of any related interest rate swaps or amortization of debt issuance costs.

(B)	The interest rate for the Term Loans does not include any applicable margin discussed below.

(C)	The interest rate for the Senior Notes does not include additional special interest discussed below.

(D)	Weighted average interest rate.

Floating Rate Term Loan B

In connection with our spin-off from Alcan, we entered into senior secured credit facilities providing for aggregate borrowings of up to $1.8 billion. These facilities consist of: (1) a $1.3 billion seven-year senior secured Term Loan B facility, bearing interest at London Interbank Offered Rate (LIBOR) plus 1.75%, all of which was borrowed on January 10, 2005; and (2) a $500 million five-year multi-currency revolving credit and letters of credit facility.

Unamortized debt issuance costs related to the senior secured credit facilities are included in Other long-term assets in the accompanying condensed and consolidated balance sheet, and were $22 million as of September 30, 2006.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Through September 30, 2006, we satisfied the 1% per annum principal amortization requirement through fiscal year 2010, as well as $511 million of the principal amortization requirement for 2011. No further minimum principal payments are due until 2011. As of September 30, 2006, there was $711 million outstanding under this facility.

Our senior secured credit facilities include customary affirmative and negative covenants, as well as financial covenants relating to our maximum total leverage ratio, minimum interest coverage ratio, and minimum fixed charge coverage ratio.

On October 16, 2006, we amended the financial covenants to our senior secured credit facilities. In particular, we amended our maximum total leverage, minimum interest coverage, and minimum fixed charge coverage ratios through the quarter ending March 31, 2008. We also amended and modified other provisions of the senior secured credit facilities to permit more efficient ordinary-course operations, including increasing the amounts of certain permitted investments and asset-backed securitizations, permitting nominal quarterly dividends, and the transfer of an intercompany loan to another subsidiary. In return for these amendments and modifications, we paid aggregate fees of approximately $3 million to lenders who consented to the amendments and modifications, and agreed to continue paying the higher applicable margins on our senior secured credit facilities, and the higher unused commitment fees on our revolving credit facilities that were instated with a prior waiver and consent agreement in May 2006. Specifically, we agreed to a 1.25% applicable margin for Term Loans maintained as Base Rate Loans, a 2.25% applicable margin for Term Loans maintained as Eurocurrency Rate Loans, a 1.50% applicable margin for Revolver Loans maintained as Base Rate Loans, a 2.50% applicable margin for Revolver Loans maintained as Eurocurrency Rate Loans and a 62.5 basis point commitment fee on the unused portion of the revolving credit facility, until such time as the compliance certificate for the fiscal quarter ending March 31, 2008 has been delivered.

The amended maximum total leverage, minimum interest coverage and minimum fixed charge coverage ratios for the period ended September 30, 2006 are 6.5 to 1; 2 to 1; and 0.8 to 1, respectively. We were in compliance with these financial covenants as of the period ended September 30, 2006. In addition, as described below, we previously obtained waivers from our lenders related to our inability to timely file our SEC reports.

7.25% Senior Notes

On February 3, 2005, we issued $1.4 billion aggregate principal amount of senior unsecured debt securities (Senior Notes). Unamortized debt issuance costs related to the Senior Notes are included in Other long-term assets in the accompanying condensed consolidated balance sheet and were $25 million as of September 30, 2006.

Under the indenture that governs the Senior Notes, we are subject to certain restrictive covenants applicable to incurring additional debt and providing additional guarantees, paying dividends beyond certain amounts and making other restricted payments, sales and transfers of assets, certain consolidations or mergers, and certain transactions with affiliates. We were in compliance with these covenants as of September 30, 2006.

The indenture governing the Senior Notes and the related registration rights agreement required us to file a registration statement for the notes and exchange the original, privately placed notes with registered notes. The registration statement was declared effective by the SEC on September 27, 2005. Under the indenture and the related registration rights agreement, we were required to complete the Exchange Offer for the Senior Notes by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the registration rights agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Exchange Offer closes, with the maximum amount of additional special

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

interest being 1.00% per year. On August 8, 2006, the rate of additional special interest increased to 1.00%. On October 17, 2006, we extended the offer to exchange the Senior Notes to December 15, 2006. We expect to file a post-effective amendment to the registration statement and complete the exchange as soon as practicable. We will cease paying additional special interest once the Exchange Offer is completed.

Korean Bank Loans

In December 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 million floating rate long-term loan which was subsequently swapped into a 4.55% fixed rate KRW 73 billion loan due in December 2007. In February 2005, Novelis Korea entered into a $50 million floating rate long-term loan which was subsequently swapped into a 5.30% fixed rate KRW 51 billion loan due in February 2008.

In the first quarter of 2006, we repaid our KRW 30 billion ($30 million) 5.75% fixed rate loan originally due October 2008. In May 2006, a portion of the $50 million (KRW 51 billion) 5.30% fixed rate loan was refinanced into a KRW 19 billion ($20 million) short-term floating rate loan, which was paid in June 2006. In October 2006, the balance of this loan was refinanced into two short-term floating rate loans: (1) a KRW 10 billion ($11 million) loan, which was repaid in October 2006 and (2) a KRW 20 billion ($21 million) loan due within six months. We were in compliance with all debt covenants related to our Novelis Korea bank loans as of September 30, 2006.

Interest Rate Swaps

As of September 30, 2006, we had entered into interest rate swaps to fix the 3-month LIBOR interest rate on a total of $200 million of the floating rate Term Loan B debt at effective weighted average interest rates and amounts expiring as follows: 3.8% on $100 million through February 3, 2007; and 3.9% on $100 million through February 3, 2008. We are still obligated to pay any applicable margin, as defined in our senior secured credit facilities, as amended, in addition to these interest rates. As of September 30, 2006, 78% of our debt was fixed rate and 22% was variable rate.

Impact of Late SEC Filings on our Debt Agreements

The restatement of our unaudited condensed consolidated and combined financial statements for the quarters ended March 31, 2005 and June 30, 2005 (filed on May 16, 2006) resulted in delays in the filing of our Quarterly Report on Form 10-Q for the period ended September 30, 2005 (filed on May 16, 2006), our Annual Report on Form 10-K for the year ended December 31, 2005 (filed on August 25, 2006 and amended on October 20, 2006), our Quarterly Report on Form 10-Q for the period ended March 31, 2006 (filed on September 15, 2006) and our Quarterly Report on Form 10-Q for the period ended June 30, 2006 (filed on October 20, 2006).

The terms of our senior secured credit facilities require that we deliver unaudited quarterly and audited annual financial statements to our lenders within specified periods of time. Due to the delays, we obtained a series of five waiver and consent agreements from the lenders under the facility to extend the various filing deadlines. Under the most recent waiver, we extended the filing deadline for our Form 10-Q for the quarter ended September 30, 2006 to the earlier of 30 days after the receipt of an effective notice of default under the Senior Notes and December 29, 2006 (as applicable).

To date, fees related to the five waiver and consent agreements total $6 million, including $5 million which were incurred during the nine months ended September 30, 2006. These fees are being amortized over the remaining life of the related borrowing in Interest expense and amortization of debt issuance costs — net using the “effective interest amortization” method. Unamortized fees related to these waiver and consent

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

agreements are included in Other long-term assets in the accompanying condensed consolidated balance sheet and total $5 million as of September 30, 2006.

On July 26, 2006, we entered into a Commitment Letter with Citigroup Global Markets Inc. for backstop financing facilities in an amount up to $2.855 billion. We paid fees of approximately $4 million in conjunction with this commitment. The Commitment Letter was originally set to expire on October 2, 2006; however, it was amended to and did expire on October 31, 2006. Accordingly, during the fourth quarter of 2006, we will charge the $4 million in fees to Interest expense and debt issuance costs — net.

Lines of Credit /Short Term Borrowings

As of September 30, 2006, our short-term borrowings were $113 million, consisting of (1) $70 million in short-term loans in the United States and the United Kingdom under our $500 million revolving credit facility; (2) a $15 million unsecured short-term loan in Korea; and (3) $28 million in bank overdrafts. As of September 30, 2006, $17 million of our $500 million revolving credit facility was utilized for letters of credit. As of September 30, 2006, we had approximately $413 million available under our $500 million revolving credit facility, and the weighted average interest rate on our short-term borrowings was 6.96%.

Commitment fees related to the unused portion of the $500 million revolving credit facility, prior to the fourth waiver and consent agreement dated May 10, 2006, ranged between 0.375% and 0.5% per annum, depending on certain financial ratios we achieve. As discussed above, in connection with the fourth waiver and consent agreement, these commitment fees increased to 0.625%. Under the terms of the October 16, 2006 amendment to our senior secured credit facilities, these higher fees will remain in effect until such time as the compliance certificate for the fiscal quarter ending March 31, 2008 has been delivered.

As of September 30, 2006, all of our $25 million unsecured line of credit facility in Brazil was available for use.

9.	OTHER COMPREHENSIVE INCOME (LOSS)

A summary of the components of other comprehensive income (loss) is as follows (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Net change in foreign currency translation adjustments	$109	$(146)
Net change in fair value of effective portion of hedges	(30)	—
Net change in minimum pension liability	(4)	(5)

Net other comprehensive income (loss) adjustments, before income tax effect	75	(151)
Income tax effect	(4)	(7)

Other comprehensive income (loss)	$71	$(158)

Accumulated other comprehensive loss, net of income tax effects, consists of the following (in millions).

September 30, 2006

Foreign currency translation adjustments	$70
Fair value of effective portion of hedges — net	(30)
Minimum pension liability	(53)

$(13)

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

10.	STOCK-BASED COMPENSATION

On January 1, 2006, we adopted FASB Statement No. 123 (Revised), Share-Based Payment, which is a revision to FASB Statement No. 123, Accounting for Stock-Based Compensation. FASB Statement No. 123 (Revised) requires the recognition of compensation expense for a share-based award over an employee’s requisite service period based on the award’s grant date fair value, subject to adjustment.

We adopted FASB Statement No. 123 (Revised) using the modified prospective method. The modified prospective method requires companies to record compensation cost beginning with the effective date based on the requirements of FASB Statement No. 123 (Revised) for all share-based payments granted after the effective date. All awards granted to employees prior to the effective date of FASB Statement No. 123 (Revised) that remain unvested at the adoption date will continue to be expensed over the remaining service period.

The cumulative effect of the accounting change, net of tax, as of January 1, 2006 was approximately $1 million, and was not considered material as to require presentation as a cumulative effect of accounting change in the accompanying condensed consolidated and combined statements of operations. Accordingly, the expense recognized as a result of adopting FASB Statement No. 123 (Revised) was included in Selling, general and administrative expenses in our condensed consolidated statement of operations in the first quarter of 2006.

Prior to the adoption of FASB Statement No. 123 (Revised), we presented all tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the condensed consolidated and combined statements of cash flows. Beginning on January 1, 2006, we changed our cash flow presentation in accordance with FASB Statement No. 123 (Revised), which requires that the cash flows resulting from tax benefits for deductions in excess of compensation cost recognized be classified within financing cash flows. During the nine months ended September 30, 2006, there were no tax payments made that were reduced by excess tax benefits.

Compensation to be Settled in Stock

Novelis 2006 Incentive Plan

At our annual shareholders meeting on October 26, 2006, our shareholders approved the Novelis 2006 Incentive Plan (2006 Incentive Plan) to effectively replace the Novelis Conversion Plan of 2005 (the Conversion Plan) and Stock Price Appreciation Unit Plan (both described below). Under the 2006 Incentive Plan, up to an aggregate number of 7,000,000 shares of Novelis common stock are authorized to be issued in the form of stock options, stock appreciation rights (SARs), restricted shares, restricted share units, performance shares and other stock-based incentives. Stock options and SARs expire seven years from their grant date. SARs may be settled in cash, common shares or a combination thereof, at the election of the holder. Any shares that are subject to an award under the 2006 Incentive Plan other than stock options and SARs will be counted against the 7,000,000 share limit as 1.75 shares for every one share subject to the award. The number of annual awards issued to any single employee or non-employee director is limited. The Human Resources Committee of our board of directors has the discretion to determine which employees and non-employee directors receive awards and the type, number and terms and conditions of such awards under the 2006 Incentive Plan. Generally, all vested awards expire 90 days after termination of employment, except in the case of death, disability or retirement, when the vested awards expire after one year. All awards vest immediately upon a change in control of the Company.

2006 Stock Options

On October 26, 2006, our board of directors authorized a grant of an aggregate of 884,080 seven-year non-qualified stock options under the 2006 Incentive Plan at an exercise price of $25.53 to certain of our

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

executive officers and key employees. These options are comprised of two equal portions: premium and non-premium options. Both the premium and non-premium options vest ratably in 25% annual increments over the four year period measured from October 26, 2006, and may be exercised, in whole or in part, once vested. However, while the premium and non-premium options carry the same exercise price of $25.53, in no event may the premium options be exercised unless the fair market value per share, as defined in the 2006 Incentive Plan, on the business day preceding the exercise date equals or exceeds $28.59. If the participant retires before October 26, 2007, the options will be forfeited. If the participant retires on or after October 26, 2007, the options will continue to vest in accordance with the vesting schedule, but must be exercised no later than the third anniversary following the participant’s retirement date. In the event of the participant’s death or disability, all of the options will become immediately vested, but must be exercised no later than the first anniversary following the participant’s termination of employment. All of the options become immediately vested and exercisable, without regard to the per share price restriction on premium options, upon a change in control of the Company.

Recognition Agreements

On September 25, 2006, we entered into Recognition Agreements (Agreements) with certain executive officers and other key employees (Executives) to retain and reward them for continued dedication towards corporate objectives. Under the terms of the Agreements, Executives that remain continuously employed by us through the vesting dates of December 31, 2007 and December 31, 2008 are entitled to receive one-half of their total awards on each vesting date, payable in shares of Novelis common stock.

The number of shares payable under the Agreements varies by Executive. Currently, there are 145,800 shares subject to award. In accordance with the provisions of FASB Statement No. 123 (Revised), we valued these awards as of the issuance date and will amortize their cost over the requisite service period of the Executives. As of September 30, 2006, there was approximately $1.7 million of unamortized compensation expense related to each of the two vesting dates, which is expected to be recognized over the next 1.25 years and 2.25 years, respectively.

Novelis Conversion Plan of 2005

On January 5, 2005, our board of directors adopted the Novelis Conversion Plan of 2005 (the Conversion Plan) to allow for all Alcan stock options held by employees of Alcan who became our employees following our spin-off from Alcan to be replaced with options to purchase our common shares. While new options may be granted under the Conversion Plan, none have been granted through September 30, 2006. All options expire ten years from their date of grant. All converted options that were vested on the spin-off date continued to be vested. Unvested options as of the spin-off date vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. However, in October 2006, we amended the Conversion Plan to allow (1) the immediate vesting of all options upon the death or retirement of the optionee and (2) in the case of an unsolicited change of control of Novelis, all options will vest immediately. The amendment of the Conversion Plan will be accounted for as a modification under FASB Statement No. 123 (Revised) and as such, we will recognize additional compensation cost for the excess, if any, of the fair value of the modified options over the fair value of the original options immediately before the terms were modified. We are currently in the process of evaluating the impact, if any, of this modification on our consolidated financial position, results of operations and cash flows.

As of September 30, 2006, there were 2,644,665 options outstanding at a weighted average exercise price of $21.62, and 871,246 of these options were exercisable at a weighted average exercise price of $21.28.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The table below shows our stock option activity for the nine months ended September 30, 2006 (all amounts actual).

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual
	Number	Exercise	Term	Aggregate Intrinsic
	of Options	Price	(In Years)	Value

Options outstanding as of December 31, 2005	2,704,790	$21.60
Granted	—	—
Exercised	(4,298)	$18.31
Forfeited	—	—
Expired/Cancelled	(55,827)	$20.90

Options outstanding as of September 30, 2006	2,644,665	$21.62	6.5	$10,497,443

Options exercisable as of September 30, 2006	871,246	$21.28	6.1	$3,752,931

We used the Black-Scholes valuation model to determine the fair value of the options outstanding. The fair value of each option was estimated using the weighted average assumptions shown below. No new options have been issued since the adoption of the Conversion Plan. Through September 30, 2006, we have not changed the assumptions we use to measure the fair value of the options.

September 30, 2006

Dividend yield	1.56%
Expected volatility	30.30%
Risk-free interest rate	3.73%
Expected life	5.47 years

Total compensation cost recognized for stock options issued to employees was $2 million for both of the nine months ended September 30, 2006 and 2005. These amounts were included in Selling, general and administrative expenses.

Compensation to be Settled in Cash

Upon adoption of FASB Statement No. 123 (Revised), we determined that all of our compensation plans settled in cash are considered liability based awards. As such, liabilities for awards under these plans are required to be measured at each reporting date until the date of settlement. Various valuation methods were used to determine the fair value of these awards, as discussed below.

Prior to January 1, 2006, we applied the intrinsic value based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for stock-based compensation plans settled in cash. We incurred a liability when the vesting of the award became probable under the guidance provided by FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. When variable plan awards were granted, we measured compensation expense as the amount by which the quoted market value of the shares of our stock covered by the grant exceeded the option price or value specified, by reference to a market price or otherwise, subject to any appreciation limitations under the plan. Changes, either increases

Novelis Inc.

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or decreases, in the quoted market value of those shares between the date of grant and the measurement date resulted in a prospective change in the measurement of compensation expense for the right or award.

Stock Appreciation Rights

On October 26, 2006, our board of directors authorized a grant of 381,090 Stock Appreciation Rights under the 2006 Incentive Plan at an exercise price of $25.53 to certain of our executive officers and key employees (as discussed above). The terms of the SARs are identical in all material respects to those of the 2006 Stock Options, except that the incremental increase in the value of the SARs is settled in cash rather than shares of Novelis’ common stock at the time of exercise. The SARs are comprised of two equal portions: premium and non-premium SARs. Both the premium and non-premium SARs vest ratably in 25% annual increments over the four year period measured from October 26, 2006, and may be exercised, in whole or in part, once vested. However, while the premium and non-premium SARS carry the same exercise price of $25.53, in no event may the premium award shares be exercised unless the fair market value per share, as defined in the 2006 Incentive Plan, on the business day preceding the exercise date equals or exceeds $28.59. If the participant retires before October 26, 2007, the SARs will be forfeited. If the participant retires on or after October 26, 2007, SARs will continue to vest in accordance with the vesting schedule, but must be exercised no later than the third anniversary following the participant’s retirement date. In the event of the participant’s death or disability, all of the SARs will become immediately vested, but must be exercised no later than the first anniversary following the participant’s termination of employment. All of the SARs will become immediately vested and exercisable, without regard to the per share price restriction on premium award shares, upon a change in control of the Company.

Stock Price Appreciation Unit Plan

Prior to the spin-off, some Alcan employees who later transferred to Novelis held Alcan stock price appreciation units (SPAUs). These units entitled them to receive cash equal to the excess of the market value of an Alcan common share on the exercise date of a SPAU over the market value of an Alcan common share on its grant date. On January 6, 2005, these employees received 418,777 Novelis SPAUs to replace their 211,035 Alcan SPAUs at a weighted average exercise price of $22.04. None of the SPAUs have been exercised, but as of September 30, 2006, 115,419 SPAUs were exercisable at a weighted average exercise price of $21.53. As of September 30, 2006, there was $2 million of unamortized compensation cost related to non-vested SPAUs, which is expected to be recognized over a remaining vesting period of 2.25 years.

Upon adoption of FASB Statement No. 123 (Revised), we changed from the intrinsic value method to the Black-Scholes valuation model to estimate the fair value of SPAUs granted to employees.

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The table below shows our SPAU activity for the nine months ended September 30, 2006 (all amounts actual).

Weighted Average
Remaining
			Contractual	Aggregate
		Weighted Average	Term	Intrinsic
	Number of SPAUs	Exercise Price	(In Years)	Value

SPAUs outstanding as of December 31, 2005	418,777	$22.04
Granted	—	—
Exercised	—	—
Forfeited	—	—
Expired/Cancelled	—	—

SPAUs outstanding as of September 30, 2006	418,777	$22.04	7.3	$1,488,315

SPAUs exercisable as of September 30, 2006	115,419	$21.53	7.2	$468,660

The fair value of each SPAU was estimated as of September 30, 2006 using the following weighted average assumptions:

	Range of	Weighted Average
	Assumptions	Assumptions

Dividend yield	0.16%	0.16%
Expected volatility	38.10 to 42.40%	41.34%
Risk-free interest rate	4.56 to 4.68%	4.58%
Expected life	2.49 to 4.62 years	4.13 years

Total Shareholder Returns Performance Plan

Some Alcan employees who later transferred to Novelis were entitled to receive cash awards under the Alcan Total Shareholder Returns Performance Plan (TSR). TSR was a cash incentive plan which rewarded eligible employees based on the relative performance of Alcan’s common share price and cumulative dividend yield performance compared to other corporations included in the Standard & Poor’s Industrials Index, measured over three-year periods starting on October 1, 2002 and 2003. On January 6, 2005, these employees immediately ceased participating in and accruing benefits under the TSR. The current three-year performance periods, namely 2002 to 2005 and 2003 to 2006, were truncated as of the date of the spin-off. The accrued awards for all of the TSR participants were converted into 452,667 Novelis restricted share units (RSUs). At the end of each performance period, each holder of RSUs will receive net proceeds based on the price of Novelis common shares at that time, including declared dividends. In October 2005, an aggregate of $7 million was paid to employees who held RSUs that had vested on September 30, 2005. On September 30, 2006, there were 120,949 RSUs and related dividends outstanding, and these were paid to employees in October 2006 in the aggregate amount of $2.8 million. During the three months ended September 30, 2006, $0.6 million of compensation cost was expensed, of which $0.4 million was previously unamortized.

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COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The table below shows our RSU activity for the nine months ended September 30, 2006. RSUs granted represent the unit equivalent of dividends earned during the period (all amounts actual).

	Number of	Redemption	Aggregate Intrinsic
	RSUs	Price	Value

RSUs outstanding as of December 31, 2005	119,842	$20.89
Granted	1,107
Exercised	—
Forfeited	—
Expired/Cancelled	—

RSUs outstanding as of September 30, 2006	120,949	$23.68	$2,864,446

Deferred Share Unit Plan For Non-Executive Directors

On January 5, 2005, Novelis established the Deferred Share Unit Plan for Non-Executive Directors under which non-executive directors receive 50% of their compensation payable in the form of directors’ deferred share units (DDSUs) and the other 50% in the form of either cash, additional DDSUs or a combination of these two (at the individual election of each non-executive director). The number of DDSUs is determined by dividing the quarterly amount payable, as elected, by the average closing prices of a common share on the Toronto Stock Exchange (TSX) and New York Stock Exchange (NYSE) on the last five trading days of each quarter. Additional DDSUs representing the equivalent of dividends declared on common shares are credited to each holder of DDSUs.

The DDSUs are redeemable in cash and/or in shares of our common stock following the participant’s retirement from the board. The redemption amount is calculated by multiplying the accumulated balance of DDSUs by the average closing price of a common share on the TSX and NYSE on the last five trading days prior to the redemption date.

The table below shows our DDSU activity for the nine months ended September 30, 2006 (all amounts actual).

	Number of	Redemption	Aggregate Intrinsic
	DDSUs	Price	Value

DDSUs outstanding as of December 31, 2005	41,862	$20.94
Granted	45,726	—
Exercised	—	—
Forfeited	—	—
Expired/Cancelled	—	—

DDSUs outstanding as of September 30, 2006	87,588	$23.68	$2,074,357

Novelis Founders Performance Awards

In March 2005, Novelis established a plan to reward certain key executives with Performance Share Units (PSUs) if Novelis common share price improvement targets were achieved within specific time periods. There are three equal tranches of PSUs, and each has a specific share price improvement target. For the first tranche, the target applies for the period from March 24, 2005 to March 23, 2008. For the second tranche, the target applies for the period from March 24, 2006 to March 23, 2008. For the third tranche, the target applies for the period from March 24, 2007 to March 23, 2008. If awarded, a particular tranche will be paid in cash on the later of six months from the date the specific common share price target is reached or twelve months after the

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start of the performance period, and will be based on the average of the daily common share closing prices on the NYSE for the last five trading days prior to the payment date. Upon a participant’s termination due to retirement, death or disability, all PSUs awarded prior to the termination will be paid at the same time as for active participants. For any other termination, all PSUs will be forfeited.

Upon adoption of FASB Statement No. 123 (Revised), we changed our valuation technique to the Monte Carlo method due to the fact that the PSUs contain a market condition for vesting of the award. The Monte Carlo method utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award and calculates the fair market value of each award. Key assumptions used to determine the fair value of PSUs as of September 30, 2006 were as follows.

Weighted average expected stock price volatility	40.00%
Annual expected dividend yield	0.16%
Risk-free interest rate	4.72%

Weighted average expected stock price volatility is a weighted measure of the historical volatility and the implied volatility of the closest to at-the-money publicly traded Novelis call options, with weights determined by the remaining life of the longest term call options. Due to limited trading activity and the short contractual term of Novelis call options, we did not give any weight to implied volatility in the valuation of PSUs. The annual expected dividend yield is based on historical and anticipated dividend payments. The risk-free interest rate represents the 2-year daily U.S. Treasury yield curve rate as of the valuation date. The fair value of the PSUs is amortized over the derived service period of each award, which is up to three years, subject to acceleration in the event the vesting condition is met (as defined above). The liability for the first tranche was accrued over its term, was valued on March 24, 2006, and was paid in April 2006 in the aggregate amount of $3 million. As of September 30, 2006, there was approximately $0.6 million of unamortized compensation expense related to the second tranche, which is expected to be recognized over the next three quarters, and approximately $0.8 million of unamortized compensation expense related to the third tranche, which is expected to be recognized over the next 1.5 years.

Compensation Cost

For the nine months ended September 30, 2006, stock-based compensation expense for arrangements that are settled in cash, including amounts related to the cumulative effect of an accounting change, net of tax, from adopting FASB Statement No. 123 (Revised), was $7 million, and was included in Selling, general and administrative expenses.  Stock-based compensation expense for arrangements that are settled in cash for the nine months ended September 30, 2005 was $3 million.

Novelis Inc.

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11.	POST-RETIREMENT BENEFIT PLANS

Components of net periodic benefit cost for all of our significant plans are shown in the table below (in millions).

	Pension Benefits		Other Post-Retirement Benefits
	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Service cost	$29	$14	$3	$3
Interest cost	32	22	6	5
Expected return on assets	(28)	(15)	—	—
Amortization
— actuarial losses	4	4	1	1
— prior service cost	2	2	—	—

Net periodic benefit cost	$39	$27	$10	$9

The expected long-term rate of return on plan assets is 7.6% in 2006 compared to 7.4% in 2005.

Employer Contributions to Plans

For pension plans, our policy is to fund an amount required to provide for contractual benefits attributed to service to date, and amortize unfunded actuarial liabilities typically over periods of 15 years or less.

We also participate in savings plans in Canada and the United States as well as defined contribution pension plans in the United Kingdom, Canada, Malaysia and Brazil.

We contributed the following amounts to our plans (in millions):

	Nine Months Ended
	September 30,
	2006	2005

Funded pension plans	$22	$14
Unfunded pension plans	9	9
Savings and defined contribution pension plans	8	7

We expect to contribute an additional $6 million to our funded pension plans and $3 million to our unfunded pension plans for the remainder of 2006.

We are also a participating employer in the Alcan Swiss Pension Plan. We have contributed $2.7 million to this plan through September 30, 2006 and expect to contribute an additional $0.5 million for the remainder of 2006.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

12.	CURRENCY GAINS (LOSSES)

The following currency gains (losses) are included in Other (income) expenses — net in the accompanying condensed consolidated and combined statements of operations (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Net gain (loss) on change in fair value of currency derivative instruments	$(18)	$76
Net gain on translation of monetary assets and liabilities	15	43

	$(3)	$119

The following currency gains (losses) are included in Accumulated other comprehensive loss (net of tax effect, and in millions).

	Nine Months Ended
	September 30,
	2006	2005

Cumulative currency translation adjustment — beginning of period	$(35)	$120
Current period gain (loss) arising from changes in foreign currency exchange rates — net	105	(146)

Cumulative currency translation adjustment — end of period	$70	$(26)

13.	FINANCIAL INSTRUMENTS AND COMMODITY CONTRACTS

In conducting our business, we use various derivative and non-derivative instruments, including forward contracts, to manage the risks arising from fluctuations in exchange rates, interest rates, aluminum prices and energy prices. Such instruments are used for risk management purposes only. We may be exposed to losses in the future if the counterparties to the contracts fail to perform. We are satisfied that the risk of such non-performance is remote, based on our monitoring of credit exposures.

In the first quarter of 2006, we implemented hedge accounting for certain of our cross-currency interest rate swaps with respect to intercompany loans to several European subsidiaries and forward foreign exchange contracts. As of September 30, 2006, we had $712 million of cross-currency interest rate swaps (Euro 475 million, British Pound (GBP) 62 million and Swiss Franc (CHF) 35 million) and $114 million of forward foreign exchange contracts (267 million Brazilian real (BRL)).

The Euro and GBP cross-currency interest rate swaps have been designated as net investment hedges, while the CHF cross-currency interest rate swaps and the BRL forward foreign exchange contracts have been designated as cash flow hedges.

For contracts designated as net investment hedges and cash flow hedges, we recognize the change in fair value of the ineffective portion of the hedge as a gain or loss in our current period results of operations. We include the change in fair value of the effective and interest portions of these hedges in Accumulated other comprehensive loss within Shareholders’ equity in the accompanying condensed consolidated balance sheet. During the nine months ended September 30 2006, the change in fair value of the effective and interest portions of our net investment hedges were losses of $34 million. During the nine months ended September 30, 2006, the change in fair value of the effective portion of our cash flow hedges were gains of $4 million. Accordingly, $30 million of cumulative pre-tax net losses are included in Accumulated other comprehensive loss as of September 30, 2006.

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NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of September 30, 2006, the amount of effective net gains and losses expected to be realized during the next twelve months is $3 million. No cash flow hedges were discontinued during the nine months ended September 30, 2006. The maximum period over which we have hedged our exposure to cash flow variability is through February 2015.

The fair values of our financial instruments and commodity contracts as of September 30, 2006, were as follows (in millions).

		As of September 30, 2006
				Net Fair
	Maturity Dates	Assets	Liabilities	Value

Forward foreign exchange contracts	2006 through 2011	$12	$(11)	$1
Interest rate swaps	2007 through 2008	3	—	3
Cross-currency interest rate swaps	2006 through 2015	—	(76)	(76)
Aluminum forward contracts	2006 through 2009	68	(21)	47
Aluminum options	2006	25	—	25
Fixed price electricity contract	2016	49	—	49
Embedded derivative instruments	2007	5	—	5

		162	(108)	54
Less: current portion(A)		107	(41)	66

		$55	$(67)	$(12)

(A)	The amounts of the current and long-term portions of fair values under assets are each presented in the accompanying condensed consolidated balance sheet. The amounts of the current and long-term portions of fair values under liabilities are included in Accrued expenses and other current liabilities and Other long-term liabilities, respectively, in the accompanying condensed consolidated balance sheet.

14.	OTHER (INCOME) EXPENSES — NET

Other (income) expenses — net is comprised of the following (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Gain on change in fair value of derivative instruments — net	$(58)	$(56)
Loss on disposal of business	15	—
Exchange (gain) loss — net	(15)	1
Loss (gain) on disposals of property, plant and equipment — net	1	(11)
Other income — net	(5)	(6)

	$(62)	$(72)

15.	INCOME TAXES

We provide for income taxes using the liability method in accordance with FASB Statement No. 109, Accounting for Income Taxes. In accordance with APB Opinion No. 28, Interim Financial Reporting, and FASB Interpretation No. 18, Accounting for Income Taxes in Interim Periods, the provision for taxes on income recognizes our estimate of the effective tax rate expected to be applicable for the full fiscal year,

Novelis Inc.

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COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

adjusted for the impact of any discrete events, which are reported in the period in which they occur. Each quarter, we re-evaluate our estimated tax expense for the year and make adjustments for changes in the estimated tax rate. Additionally, we evaluate the realizability of our deferred tax assets on a quarterly basis. Our evaluation considers all positive and negative evidence and factors, such as the scheduled reversal of temporary differences, historical and projected future taxable income or losses, and prudent and feasible tax planning strategies. As a result, the provision for taxes on income (loss) for the nine months ended September 30, 2006 and 2005 were based on the estimated effective tax rates applicable for the years ending December 31, 2006 and ended December 31, 2005, respectively, after considering items specifically related to the interim periods.

A reconciliation of the Canadian statutory tax rates to our effective tax rates for the nine months ended September 30, 2006 and 2005 is as follows (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Pre-tax income (loss) before equity in net income of non-consolidated affiliates and minority interests’ share	$(150)	$112

Canadian statutory tax rate	33%	33%

Income taxes (benefit) at the Canadian statutory tax rate	$(50)	$37
Increase (decrease) in tax rate resulting from:
Exchange translation items	36	24
Exchange remeasurement of deferred income taxes	2	6
Change in valuation allowances	42	—
Expense/income items with no tax effect — net	(5)	(6)
Tax rate differences on foreign earnings	4	4
Out-of-period adjustments — net	—	(7)
Other — net	1	9

Provision for taxes on income (loss)	$30	$67

Effective tax rate	(20)%	60%

For the nine months ended September 30, 2006, our effective tax rate differs from the benefit at the Canadian statutory rate of 33% due primarily to (1) a $42 million increase in valuation allowances primarily related to tax losses in certain jurisdictions where we believe it is more likely than not that we will not be able to utilize those losses, and (2) $38 million of expense for (a) pre-tax foreign currency gains or losses with no tax effect, (b) the tax effect of U.S. dollar denominated currency gains or losses with no pre-tax effect and (c) the remeasurement of deferred income taxes.

For the nine months ended September 30, 2005, our effective tax rate is greater than the Canadian statutory rate of 33% due primarily to (1) $30 million of expense for (a) pre-tax foreign currency gains or losses with no tax effect, (b) the tax effect of U.S. dollar denominated currency gains or losses with no pre-tax effect, and (c) the remeasurement of deferred income taxes.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

16.	EARNINGS PER SHARE

The following table shows the information used in the calculation of basic and diluted earnings (loss) per share (in millions, except per share amounts).

	Nine Months Ended
	September 30,
	2006	2005

Numerator:
Net income (loss)	$(170)	$32

Denominators:
Weighted average number of outstanding shares — basic	74.01	73.99
Effect of dilutive shares	—	0.25

Weighted average number of outstanding shares — diluted	74.01	74.24

Earnings (loss) per share:
Net income (loss) per share — basic	$(2.30)	$0.43

Net income (loss) per share — diluted	$(2.30)	$0.43

We use the treasury stock method to calculate the dilutive effect of stock options and other common stock equivalents (potentially dilutive shares) on earnings per share. Diluted earnings per share recognizes the dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. These potential shares include dilutive stock options and DDSUs.

Options to purchase an aggregate of 2,644,665 of our common shares were held by our employees as of September 30, 2006. For the nine months ended September 30, 2006, 734,394 of these options are potentially dilutive at an average exercise price of $17.80. Additionally, there were 100,944 DDSUs that were considered potentially dilutive shares for the 2006 period presented (see Note 10 — Stock-Based Compensation). A total of 1,910,271 anti-dilutive options were held by our employees as of September 30, 2006 and would not have been included in our calculation of diluted loss per share because their exercise prices were greater than our average stock price during the period. The potentially dilutive shares described above were not included in our calculation of diluted loss per share for the nine months ended September 30, 2006 as they would be anti-dilutive due to our net loss reported for the period presented.

Options to purchase an aggregate of 2,707,171 of our common shares were held by our employees as of September 30, 2005. For the nine months ended September 30, 2005, 1,366,028 options to purchase common shares at an average exercise price of $19.43 per share were dilutive. Additionally, there were 41,652 DDSUs that were considered dilutive shares for the 2005 period presented (see Note 10 — Stock Based Compensation). A total of 1,341,143 anti-dilutive options were held by our employees as of September 30, 2005 and were not included in our calculation of diluted loss per share because their exercise prices were greater than our average stock price during the period.

17.	COMMITMENTS AND CONTINGENCIES

Alcan is our primary supplier of prime and sheet ingot. Purchases from Alcan represented 40% of our total combined prime and sheet ingot purchases for the nine months ended September 30, 2006 and 49% of our total combined prime and sheet ingot purchases for the nine months ended September 30, 2005.

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Legal Proceedings

Reynolds Boat Case.  As previously disclosed, we and Alcan were defendants in a case in the United States District Court for the Western District of Washington, in Tacoma, Washington, case number C04-0175RJB. Plaintiffs were Reynolds Metals Company, Alcoa, Inc. and National Union Fire Insurance Company of Pittsburgh PA. The case was tried before a jury beginning on May 1, 2006 under warranty theories, based on allegations that from 1998 to 2001 we and Alcan sold certain aluminum products that were ultimately used for marine applications and were unsuitable for such applications. The jury reached a verdict on May 22, 2006 against us and Alcan for approximately $60 million, and the court later awarded Reynolds and Alcoa approximately $16 million in prejudgment interest and court costs.

The case was settled during July 2006 as among us, Alcan, Reynolds, Alcoa and their insurers for $71 million. We contributed approximately $1 million toward the settlement, and the remaining $70 million was funded by our insurers. Although the settlement was substantially funded by our insurance carriers, certain of them have reserved the right to request a refund from us, after reviewing details of the plaintiffs’ damages to determine if they include costs of a nature not covered under the insurance contracts. Of the $70 million funded, $39 million is in dispute with and under further review by certain of our insurance carriers, who have six months from the date of the settlement to complete their review. In the third quarter of 2006, we posted a letter of credit in the amount of approximately $10 million in favor of one of those insurance carriers, while we resolve the questions, if any, about the extent of coverage of the costs included in the settlement.

As of December 31, 2005, we recognized a liability for the full amount of the settlement, included in Accrued expenses and other current liabilities of $71 million, with a corresponding charge against earnings. We also recognized an insurance receivable included in Prepaid expenses and other current assets of $31 million, with a corresponding increase to earnings. Although $70 million of the settlement was funded by our insurers, we only recognized an insurance receivable to the extent that coverage was not in dispute. We recognized a net charge of $40 million during the fourth quarter of 2005.

In July 2006, we contributed and paid $1 million to our insurers who subsequently paid the entire settlement amount of $71 million to the plaintiffs. Accordingly, during the third quarter of 2006 we reversed the previously recorded insurance receivable of $31 million and reduced our recorded liability by the same amount plus the $1 million contributed by us. The remaining liability of $39 million represents the amount of the settlement claim that was funded by our insurers but is still in dispute with and under further review by certain of our insurance carriers, who have six months from the date of settlement to complete their review. The $39 million liability is included in Accrued expenses and other current liabilities in our condensed consolidated balance sheet as of September 30, 2006.

While the ultimate resolution of the nature and extent of any costs not covered under our insurance contracts cannot be determined with certainty or reasonably estimated at this time, if there is an adverse outcome with respect to insurance coverage, and we are required to reimburse our insurers, it could have a material impact on cash flows in the period of resolution. Alternatively, the ultimate resolution could be favorable such that insurance coverage is in excess of what we have recognized to date. This would result in our recording a non-cash gain in the period of resolution, and this non-cash gain could have a material impact on our results of operations during the period in which such a determination is made.

Environmental Matters

Oswego North Ponds.  Oswego North Ponds is currently our largest known single environmental loss contingency. In the late 1960s and early 1970s, Novelis Corporation (a wholly-owned subsidiary of ours and formerly known as Alcan Aluminum Corporation, or Alcancorp) in Oswego, New York used an oil containing polychlorinated biphenyls (PCBs) in its re-melt operations. At the time, Novelis Corporation utilized a once-

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water system discharge and Novelis Corporation performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by Novelis Corporation in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. Novelis Corporation ceased discharge through the North Ponds in mid-2002.

In cooperation with the New York State Department of Environmental Conservation (NYSDEC) and the New York State Department of Health, Novelis Corporation entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004. The current estimated cost associated with this remediation is in the range of $12 million to $26 million. Based upon the report and other factors, we accrued $19 million as our estimated cost. In addition, NYSDEC held a public hearing on the remediation plan on March 13, 2006 and we believe that our estimate of $19 million is reasonable, and that the remediation plan will be approved for implementation in 2007 or 2008.

Indirect Guarantees of the Indebtedness of Others

We have issued indirect guarantees of the indebtedness of others and we recognize a liability for the fair value of obligations assumed under such guarantees. Currently, we only issue indirect guarantees for the indebtedness of others. The guarantees may cover the following entities:

•	wholly-owned or majority-owned subsidiaries;

•	variable interest entities consolidated under FASB Interpretation No. 46 (Revised), Consolidation of Variable Interest Entities; and

•	Aluminium Norf GmbH, which is a fifty percent (50%) owned joint venture that does not meet the consolidation tests under FASB Interpretation No. 46 (Revised).

In the case of our wholly-owned subsidiaries, the indebtedness guaranteed is for trade accounts payable to third parties. For our majority-owned subsidiaries, the indebtedness guaranteed is for short-term loan, overdraft and other debt facilities with financial institutions.

Since we consolidate wholly-owned and majority-owned subsidiaries and variable interest entities in our financial statements, all outstanding liabilities associated with trade accounts payable and short-term debt facilities for these entities are already included in our condensed consolidated balance sheet.

The following table discloses information about our obligations under indirect guarantees of indebtedness of others as of September 30, 2006 (in millions).

		Liability	Assets
	Maximum Potential	Carrying	Held for
Type of Entity	Future Payment	Value	Collateral

Wholly-owned subsidiaries	$35	$21	$—
Majority-owned subsidiaries	2	—	—
Aluminium Norf GmbH	13	—	—

18.	SEGMENT, GEOGRAPHICAL AREA AND MAJOR CUSTOMER INFORMATION

Due in part to the regional nature of supply and demand of aluminum rolled products and in order to best serve our customers, we manage our activities on the basis of geographical areas and are organized under four operating segments: North America; Europe; Asia and South America.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

We measure the profitability and financial performance of our operating segments, based on Regional Income, in accordance with FASB Statement No. 131, Disclosure About the Segments of an Enterprise and Related Information. Regional Income provides a measure of our underlying regional segment results that is in line with our portfolio approach to risk management. We define Regional Income as income before (a) interest expense and amortization of debt issuance costs; (b) gains and losses on change in fair value of derivative instruments — net; (c) depreciation and amortization; (d) impairment charges on long-lived assets; (e) minority interests’ share; (f) adjustments to reconcile our proportional share of Regional Income from non-consolidated affiliates to income as determined on the equity method of accounting; (g) restructuring (charges) recoveries — net; (h) gains or losses on disposals of property, plant and equipment and businesses; (i) corporate selling, general and administrative expenses; (j) other corporate costs; (k) litigation settlement — net of insurance recoveries; (l) provision or benefit for taxes on income (loss); and (m) cumulative effect of accounting change — net of tax.

Net sales and expenses are measured in accordance with the policies and procedures described in Note 1 — Business and Summary of Significant Accounting Policies to our consolidated and combined financial statements for the year ended December 31, 2005, except the operating segments include our proportionate share of net sales, expenses, assets and liabilities of our non-consolidated affiliates accounted for using the equity method, since they are managed within each operating segment.

We do not treat all derivative instruments as hedges under FASB Statement No. 133. Accordingly, changes in fair value are recognized immediately in earnings, which results in the recognition of fair value as a gain or loss in advance of the contract settlement. In the accompanying condensed consolidated and combined statements of operations, changes in fair value of derivative instruments not accounted for as hedges under FASB Statement No. 133 are recognized in Other (income) expenses — net. These gains or losses may or may not result from cash settlement. For Regional Income purposes we only include the impact of the derivative gains or losses to the extent they are settled in cash during that period.

During the quarter ended September 30, 2006 we added a line to our Regional Income reconciliation to improve the disclosure of gains or losses resulting from cash settlement of derivatives that have been included in Regional Income. Prior periods have been revised to conform to the current period presentation.

Selected Segment Financial Information

The following tables present selected segment financial information as of and for the nine months ended September 30, 2006 and 2005 (in millions).

					Adjustment to
					Eliminate
As of and for the Nine Months	North			South	Proportional	Corporate
Ended September 30, 2006	America	Europe	Asia	America	Consolidation	and Other	Total

Net sales (to third parties)	$2,841	$2,688	$1,235	$626	$(13)	$—	$7,377
Intersegment sales	1	2	12	39	—	(54)	—
Regional Income	64	208	70	122	—	—	464
Depreciation and amortization	53	68	41	33	(24)	3	174
Capital expenditures	24	26	15	17	(8)	3	77
Total assets	1,487	2,392	1,021	814	(98)	64	5,680

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

					Adjustment to
					Eliminate
As of and for the Nine Months	North			South	Proportional	Corporate
Ended September 30, 2005	America	Europe	Asia	America	Consolidation	and Other	Total

Net sales (to third parties)	$2,500	$2,376	$1,025	$448	$(12)	$—	$6,337
Intersegment sales	2	30	6	37	—	(75)	—
Regional Income	141	161	80	86	—	—	468
Depreciation and amortization	54	74	37	33	(25)	—	173
Capital expenditures	35	38	15	13	(5)	8	104
Total assets	1,388	2,129	971	780	(81)	77	5,264

The following table presents the reconciliations from Total Regional Income to Net income (loss) for the nine months ended September 30, 2006 and 2005 (in millions).

	Nine Months Ended
	September 30,
	2006	2005

Total Regional Income	$464	$468
Interest expense and amortization of debt issuance costs	(160)	(155)
Gain on cash settlement of derivative instruments — net, included in Regional Income	(193)	(10)
Gain on change in fair value of derivative instruments — net	58	56
Depreciation and amortization	(174)	(173)
Minority interests’ share	(2)	(19)
Adjustment to eliminate proportional consolidation(A)	(26)	(27)
Restructuring (charges) recoveries — net	(13)	(4)
Impairment charges on long-lived assets	—	(5)
Gain (loss) on disposals of property, plant and equipment and businesses — net	(16)	11
Corporate selling, general and administrative expenses	(88)	(49)
Other corporate costs — net	10	6
Provision for taxes on income (loss)	(30)	(67)

Net income (loss)	$(170)	$32

(A)	Our financial information for our segments (including Regional Income) includes the results of our non-consolidated affiliates on a proportionately consolidated basis, which is consistent with the way we manage our business segments. However, under GAAP, these non-consolidated affiliates are accounted for using the equity method of accounting. Therefore, in order to reconcile Total Regional Income to Net income, the proportional Regional Income of these non-consolidated affiliates is removed from Total Regional Income, net of our share of their net after-tax results, which is reported as Equity in net income of non-consolidated affiliates on our condensed consolidated and combined statements of operations. See Note 6 — Investment in and Advances to Non-consolidated Affiliates and Related Party Transactions to our condensed consolidated and combined financial statements for further information about these non-consolidated affiliates.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Information about Major Customers

All of our operating segments had net sales to Rexam Plc (Rexam), our largest customer and our only customer accounting for more than 10% of our total net sales. Net sales to Rexam and the percentages of our total net sales for the nine months ended September 30, 2006 and 2005 were as follows:

	Nine Months Ended
	September 30,
	2006	2005

Net sales to Rexam (in millions)	$1,021	$792

Percentage of total net sales	13.8%	12.5%

19.	SUPPLEMENTAL GUARANTOR INFORMATION

In connection with the issuance of our Senior Notes, certain of our wholly-owned subsidiaries provided guarantees of the Senior Notes. These guarantees are full and unconditional as well as joint and several. The guarantor subsidiaries (the Guarantors) are comprised of the majority of our businesses in Canada, the United States, the United Kingdom, Brazil and Switzerland, as well as certain businesses in Germany. Certain Guarantors may be subject to restrictions on their ability to distribute earnings to Novelis Inc. (the Parent). The remaining subsidiaries (the Non-Guarantors) of the Parent are not guarantors of the Senior Notes.

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following information presents condensed consolidating and combining statements of operations for the nine months ended September 30, 2006 and 2005, condensed consolidating balance sheet as of September 30, 2006, and condensed consolidating and combining statements of cash flows for the nine months ended September 30, 2006 and 2005 of the Parent, the Guarantors, and the Non-Guarantors. Investments include investment in and advances to non-consolidated affiliates as well as investments in net assets of divisions included in the Parent, and have been presented using the equity method of accounting.

NOVELIS INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2006
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated
	(In millions)

Net sales	$1,204	$6,309	$2,086	$(2,222)	$7,377

Cost of goods sold (exclusive of depreciation and amortization shown below)	1,164	6,017	1,969	(2,219)	6,931
Selling, general and administrative expenses	47	193	53	—	293
Depreciation and amortization	11	114	49	—	174
Research and development expenses	20	8	1	—	29
Restructuring charges — net	—	11	2	—	13
Interest expense and amortization of debt issuance costs — net	33	102	14	—	149
Equity in net income of affiliates	75	(12)	—	(75)	(12)
Other (income) expenses — net	13	(77)	2	—	(62)

	1,363	6,356	2,090	(2,294)	7,515

Loss before provision for taxes on loss and minority interests’ share	(159)	(47)	(4)	72	(138)
Provision for taxes on loss	11	8	11	—	30

Loss before minority interests’ share	(170)	(55)	(15)	72	(168)
Minority interests’ share	—	—	(2)	—	(2)

Net loss	$(170)	$(55)	$(17)	$72	$(170)

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

NOVELIS INC.

CONDENSED CONSOLIDATING AND COMBINING STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2005
			Non-		Consolidated and
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

Net sales	$960	$5,218	$1,835	$(1,676)	$6,337

Cost of goods sold (exclusive of depreciation and amortization shown below)	933	4,718	1,703	(1,676)	5,678
Selling, general and administrative expenses	52	159	49	—	260
Depreciation and amortization	8	119	46	—	173
Research and development expenses	19	9	1	—	29
Restructuring charges (recoveries) — net	—	(4)	8	—	4
Impairment charges on long-lived assets	—	—	5	—	5
Interest expense and amortization of debt issuance costs — net	46	87	15	—	148
Equity in net income of affiliates	(89)	(6)	—	89	(6)
Other income — net	(31)	(37)	(4)	—	(72)

	938	5,045	1,823	(1,587)	6,219

Income before provision (benefit) for taxes on income and minority interests’ share	22	173	12	(89)	118
Provision (benefit) for taxes on income	(10)	83	(6)	—	67

Income before minority interests’ share	32	90	18	(89)	51
Minority interests’ share	—	—	(19)	—	(19)

Net income (loss)	$32	$90	$(1)	$(89)	$32

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

NOVELIS INC.

CONDENSED CONSOLIDATING BALANCE SHEET

	As of September 30, 2006
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated
	(In millions)

ASSETS
Current assets
Cash and cash equivalents	$2	$49	$20	$—	$71
Accounts receivable — net of allowances
— third parties	64	846	331	—	1,241
— related parties	376	409	21	(784)	22
Inventories	59	875	378	(3)	1,309
Prepaid expenses and other current assets	3	54	15	—	72
Current portion of fair value of derivative instruments	—	104	3	—	107
Deferred income tax assets	2	8	9	—	19

Total current assets	506	2,345	777	(787)	2,841
Property, plant and equipment — net	115	1,256	759	—	2,130
Goodwill	—	27	201	—	228
Intangible assets — net	—	17	3	—	20
Investments	539	155	—	(539)	155
Fair value of derivative instruments — net of current portion	—	55	—	—	55
Deferred income tax assets	19	16	32	—	67
Other long-term assets	1,185	175	130	(1,306)	184

Total assets	$2,364	$4,046	$1,902	$(2,632)	$5,680

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$3	$1	$—	$4
Short-term borrowings
— third parties	5	80	28	—	113
— related parties	—	469	30	(499)	—
Accounts payable
— third parties	99	706	383	—	1,188
— related parties	78	188	57	(285)	38
Accrued expenses and other current liabilities	102	479	121	—	702
Deferred income tax liabilities	—	82	4	—	86

Total current liabilities	284	2,007	624	(784)	2,131
Long-term debt — net of current portion
— third parties	1,660	498	171	—	2,329
— related parties	—	1,069	237	(1,306)	—
Deferred income tax liabilities	19	108	16	—	143
Accrued post-retirement benefits	12	236	87	—	335
Other long-term liabilities	67	181	16	—	264

	2,042	4,099	1,151	(2,090)	5,202

Commitments and contingencies
Minority interests in equity of consolidated affiliates	—	—	156	—	156

Shareholders’ equity
Preferred stock	—	—	—	—	—
Common stock	—	—	—	—	—
Additional paid-in capital	427	—	—	—	427
(Accumulated deficit)/retained earnings/owner’s net investment	(92)	(247)	580	(333)	(92)
Accumulated other comprehensive income (loss)	(13)	194	15	(209)	(13)

Total shareholders’ equity	322	(53)	595	(542)	322

Total liabilities and shareholders’ equity	$2,364	$4,046	$1,902	$(2,632)	$5,680

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

NOVELIS INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

	Nine Months Ended September 30, 2006
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Consolidated
	(In millions)

OPERATING ACTIVITIES
Net cash provided by operating activities	$152	$2	$35	$(183)	$6

INVESTING ACTIVITIES
Capital expenditures	(5)	(49)	(23)	—	(77)
Disposal of business — net	(7)	—	—	—	(7)
Cash advance received on pending transfer of rights	—	15	—	—	15
Proceeds from sales of assets	—	3	—	—	3
Proceeds from loans receivable — net	—	—	—	—
— related parties	53	(29)	(1)	4	27
Changes in investment in and advances to non-consolidated affiliates	—	4	—	—	4
Premiums paid to purchase derivative instruments	—	(2)	—	—	(2)
Net proceeds from settlement of derivative instruments	—	232	(5)	—	227

Net cash provided by (used in) investing activities	41	174	(29)	4	190

FINANCING ACTIVITIES
Proceeds from issuance of new debt
— third parties	—	—	20	—	20
— related parties	—	199	—	(199)	—
Principal repayments
— third parties	(82)	(143)	(72)	—	(297)
— related parties	(73)	(119)	(3)	195	—
Short-term borrowings — net
— third parties	5	55	24	—	84
— related parties	(20)	12	8	—	—
Dividends
— preference shares	—	(12)	—	12	—
— common shareholders	(14)	(155)	(16)	171	(14)
— minority interests	—	—	(14)	—	(14)
Debt issuance costs	(9)	—	—	—	(9)

Net cash used in financing activities	(193)	(163)	(53)	179	(230)

Net increase (decrease) in cash and cash equivalents	—	13	(47)	—	(34)
Effect of exchange rate changes on cash balances held in foreign currencies	—	2	3	—	5
Cash and cash equivalents — beginning of period	2	34	64	—	100

Cash and cash equivalents — end of period	$2	$49	$20	$—	$71

Novelis Inc.

NOTES TO THE CONDENSED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS (Unaudited) — (Continued)

NOVELIS INC.

CONDENSED CONSOLIDATING AND COMBINING STATEMENT OF CASH FLOWS

	Nine Months Ended September 30, 2005
					Consolidated
			Non-		and
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$116	$399	$(14)	$(135)	$366

INVESTING ACTIVITIES
Capital expenditures	(12)	(67)	(25)	—	(104)
Proceeds from sales of assets	—	1	8	—	9
Proceeds from loans receivable — net
— third parties	—	4	15	—	19
— related parties	(1,104)	(157)	(118)	1,752	373
Share repurchase — intercompany	400	—	—	(400)	—
Premiums paid to purchase derivative instruments	—	(26)	—	—	(26)
Net proceeds from settlement of derivative instruments	—	96	—	—	96

Net cash provided by (used in) investing activities	(716)	(149)	(120)	1,352	367

FINANCING ACTIVITIES
Proceeds from issuance of debt
— third parties	1,875	825	50	—	2,750
— related parties	40	1,459	253	(1,752)	—
Principal repayments	(1,316)	(1,512)	(94)	—	(2,922)
Short-term borrowings — net
— third parties	2	(68)	(71)	—	(137)
— related parties	(30)	(281)	9	—	(302)
Share repurchase — intercompany	—	(400)	—	400	—
Issuance of preference shares	—	—	32	(32)	—
Dividends
— preference shares	—	—	(7)	7	—
— common shareholders	(20)	(158)	(2)	160	(20)
— minority interests	—	—	(7)	—	(7)
Net receipts from (payments to) Alcan	100	(21)	(7)	—	72
Debt issuance costs	(49)	(22)	—	—	(71)

Net cash provided by (used in) financing activities	602	(178)	156	(1,217)	(637)

Net increase in cash and cash equivalents	2	72	22	—	96
Effect of exchange rate changes on cash balances held in foreign currencies	—	(2)	(1)	—	(3)
Cash and cash equivalents — beginning of period	—	12	19	—	31

Cash and cash equivalents — end of period	$2	$82	$40	$—	$124

NOVELIS INC.

INDEX TO AUDITED CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-39
Report of Independent Registered Public Accounting Firm	F-40
Consolidated and Combined Statements of Income and Comprehensive Income (Loss)	F-41
Consolidated and Combined Balance Sheets	F-42
Consolidated and Combined Statements of Cash Flows	F-43
Consolidated and Combined Statements of Shareholders’/Invested Equity	F-45
Notes to Consolidated and Combined Financial Statements	F-46

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Novelis Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated and combined statements of income and comprehensive income (loss), shareholders’/invested equity and cash flows present fairly, in all material respects, the financial position of Novelis Inc. and its subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Atlanta, Georgia
August 24, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Novelis Inc.:

In our opinion, the accompanying combined balance sheet and related combined statements of income, invested equity and cash flows present fairly, in all material respects, the financial position of the Novelis Group as described in Note 1, at December 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Novelis Group’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants

Montreal, Quebec, Canada
March 24, 2005, except as to Note 23 and Note 25, which are as of August 3, 2005

Novelis Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME (LOSS)
(in millions, except per share amounts)

	Year Ended December 31,
	2005	2004	2003

Net sales	$8,363	$7,755	$6,221

Cost of goods sold (exclusive of depreciation and amortization shown below)	7,570	6,856	5,482
Selling, general and administrative expenses	352	289	255
Litigation settlement — net of insurance recoveries	40	—	—
Provision for depreciation and amortization	230	246	222
Research and development expenses	41	58	62
Restructuring charges	10	20	8
Impairment charges on long-lived assets	7	75	4
Interest expense and amortization of debt issuance costs — net	194	48	33
Equity in net income of non-consolidated affiliates	(6)	(6)	(6)
Other income — net	(299)	(62)	(49)

	8,139	7,524	6,011

Income before provision for taxes on income, minority interests’ share and cumulative effect of accounting change	224	231	210
Provision for taxes on income	107	166	50

Income before minority interests’ share and cumulative effect of accounting change	117	65	160
Minority interests’ share	(21)	(10)	(3)

Net income before cumulative effect of accounting change	96	55	157
Cumulative effect of accounting change — net of tax	(6)	—	—

Net income	90	55	157

Other comprehensive income (loss) — net of tax
Currency translation adjustment	(155)	30	102
Change in minimum pension liability	(17)	(26)	1

Other comprehensive income (loss) — net of tax	(172)	4	103

Comprehensive income (loss)	$(82)	$59	$260

Earnings per share:
— Basic:
Net income before cumulative effect of accounting change	$1.29	$0.74	$2.12
Cumulative effect of accounting change — net of tax	(0.08)	—	—

Net income per share — basic	$1.21	$0.74	$2.12

— Diluted:
Net income before cumulative effect of accounting change	$1.29	$0.74	$2.11
Cumulative effect of accounting change — net of tax	(0.08)	—	—

Net income per share — diluted	$1.21	$0.74	$2.11

Dividends per common share	$0.36	$—	$—

Supplemental information for 2005 only:
Net income attributable to the consolidated and combined results of Novelis from January 6 to December 31, 2005 — increase to Retained earnings	$119
Net loss attributable to the combined results of Novelis from January 1 to January 5, 2005 — decrease to Owner’s net investment	(29)

Net income	$90

The accompanying notes to the consolidated and combined financial statements are an integral part of these statements.

Novelis Inc.

CONSOLIDATED AND COMBINED BALANCE SHEETS
(in millions, except number of shares)

	As of December 31,
	2005	2004

ASSETS
Current assets
Cash and cash equivalents	$100	$31
Accounts receivable (net of allowances of $26 in 2005 and $33 in 2004)
— third parties	1,098	770
— related parties	33	798
Inventories	1,128	1,226
Prepaid expenses and other current assets	66	36
Current portion of fair value of derivative contracts
— third parties	194	22
— related parties	—	134
Deferred income tax assets	8	—

Total current assets	2,627	3,017
Property and equipment — net	2,160	2,347
Goodwill	211	256
Intangible assets — net	21	27
Investment in and advances to non-consolidated affiliates	144	122
Fair value of derivative contracts — net of current portion	90	3
Deferred income tax assets	21	12
Other long-term assets
— third parties	131	66
— related parties	71	104

Total assets	$5,476	$5,954

LIABILITIES AND SHAREHOLDERS’/INVESTED EQUITY
Current liabilities
Current portion of long-term debt
— third parties	$3	$1
— related parties	—	290
Short-term borrowings
— third parties	27	229
— related parties	—	312
Accounts payable
— third parties	866	492
— related parties	38	342
Accrued expenses and other current liabilities	641	425
Deferred income tax liabilities	26	1

Total current liabilities	1,601	2,092
Long-term debt — net of current portion
— third parties	2,600	139
— related parties	—	2,307
Deferred income tax liabilities	186	249
Accrued post-retirement benefits	305	284
Other long-term liabilities	192	188

	4,884	5,259

Commitments and contingencies
Minority interests in equity of consolidated affiliates	159	140

Shareholders’/invested equity
Preferred stock, no par value; unlimited number of first preferred and second preferred shares authorized; none issued and outstanding	—	—
Common stock, no par value; unlimited number of shares authorized; 74,005,649 shares issued and outstanding as of December 31, 2005	—	—
Additional paid-in capital	425	—
Retained earnings	92	—
Accumulated other comprehensive income (loss)	(84)	88
Owner’s net investment	—	467

Total shareholders’/invested equity	433	555

Total liabilities and shareholders’/invested equity	$5,476	$5,954

The accompanying notes to the consolidated and combined financial statements are an integral part of these balance sheets.

Novelis Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2005	2004	2003

OPERATING ACTIVITIES
Net income	$90	$55	$157
Adjustments to determine net cash provided by operating activities:
Cumulative effect of accounting change — net of tax	6	—	—
Depreciation and amortization	230	246	222
Net (gains) losses on change in fair market value of derivatives	(269)	(69)	(20)
Litigation settlement — net of insurance recoveries	40	—	—
Deferred income taxes	30	97	(20)
Amortization of debt issuance costs	17	—	—
Provision for uncollectible accounts	3	6	4
Equity in net income of non-consolidated affiliates	(6)	(6)	(6)
Minority interests’ share of net income	21	10	3
Impairment charges on long-lived assets	7	75	4
Stock-based compensation	3	2	2
Gain on sales of businesses and investments and assets — net	(17)	(5)	(28)
Changes in assets and liabilities (net of effects from acquisitions)
Accounts receivable
— third parties	(91)	(94)	4
— related parties	(1)	72	190
Inventories	52	(144)	(18)
Prepaid expenses and other current assets	18	(4)	(3)
Other long-term assets	(13)	(7)	(28)
Accounts payable
— third parties	144	(7)	34
— related parties	2	40	(46)
Accrued expenses and other current liabilities	167	(14)	(63)
Accrued post-retirement benefits	13	(42)	43
Other long-term liabilities	(1)	29	5
Other — net	4	(32)	8

Net cash provided by operating activities	449	208	444

INVESTING ACTIVITIES
Capital expenditures	(178)	(165)	(189)
Proceeds from sales of assets	19	17	33
Investment in and advances to non-consolidated affiliates	—	—	(11)
Proceeds from (advances on) loans receivable — net
— third parties	19	—	—
— related parties	374	874	(1,210)
Premiums paid to purchase derivative instruments	(57)	—	—
Net proceeds from settlement of derivative instruments	148	—	—

Net cash provided by (used in) investing activities	325	726	(1,377)

(continued)

Novelis Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS — (Continued)

	Year Ended December 31,
	2005	2004	2003

FINANCING ACTIVITIES
Proceeds from issuance of new debt
— third parties	2,779	575	500
— related parties	—	1,561	471
Principal repayments
— third parties	(1,822)	(993)	—
— related parties	(1,180)	(5)	—
Short-term borrowings — net
— third parties	(145)	(774)	577
— related parties	(302)	221	(29)
Dividends — common shareholders	(27)	—	—
Dividends — minority interests	(7)	(4)	—
Net receipts from (payments to) Alcan	72	(1,512)	(592)
Debt issuance costs	(71)	—	—

Net cash provided by (used in) financing activities	(703)	(931)	927

Net increase (decrease) in cash and cash equivalents	71	3	(6)
Effect of exchange rate changes on cash balances held in foreign currencies	(2)	1	2
Cash and cash equivalents — beginning of year	31	27	31

Cash and cash equivalents — end of year	$100	$31	$27

Supplemental disclosures of cash flow information:
Interest paid	$153	$76	$41
Income taxes paid	39	70	19
Principal payments on capital lease obligations (included in principal repayments — third parties)	3	—	—
Supplemental schedule of non-cash investing and financing activities relating to the spin-off transaction and post-closing adjustments (2005 only):
Other receivables	$433
Short-term borrowings — related parties	(57)
Long-term debt — related parties	32
Capital lease obligation	52
Additional paid-in capital	(109)
Supplemental schedule of non-cash transaction (Pechiney acquisition):
Assets	$8	$(197)	$(298)
Liabilities	—	28	170

Net assets allocated to us from Alcan	$8	$(169)	$(128)

The accompanying notes to the consolidated and combined financial statements are an integral part of these statements.

Novelis Inc.

CONSOLIDATED AND COMBINED STATEMENTS OF SHAREHOLDERS’/INVESTED EQUITY
(In millions, except number of common shares, which is in thousands)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Retained	Comprehensive	Owner’s Net
	Shares	Amount	Capital	Earnings	Income (Loss)	Investment	Total

Balance as of December 31, 2002	—	$—	$—	$—	$(19)	$2,200	$2,181
2003 Activity:
Net income						157	157
Transfers (to)/from Alcan — net						(467)	(467)
Currency translation adjustment					102		102
Change in minimum pension liability					1		1

Balance as of December 31, 2003	—	—	—	—	84	1,890	1,974
2004 Activity:
Net income						55	55
Transfers (to) /from Alcan — net						(1,478)	(1,478)
Currency translation adjustment					30		30
Change in minimum pension liability					(26)		(26)

Balance as of December 31, 2004	—	—	—	—	88	467	555
2005 Activity:
January 1 to January 5, 2005 — Net loss						(29)	(29)

Adjusted Invested equity at spin-off date — January 6, 2005	—	—	—	—	88	438	526
Issuance of common stock in connection with the spin-off	73,989	—	438			(438)	—
Spin-off settlement and post-closing adjustments			(6)				(6)
Issuance of common stock in connection with stock plans	17	—					—
January 6 to December 31, 2005 — Net income				119			119
Currency translation adjustment					(155)		(155)
Change in minimum pension liability					(17)		(17)
Dividends on common shares ($0.36 per share)				(27)			(27)
Dividends on preferred shares of consolidated affiliates			(7)				(7)

Balance as of December 31, 2005	74,006	$—	$425	$92	$(84)	$—	$433

The accompanying notes to the consolidated and combined financial statements are an integral part of these statements.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Novelis Inc., formed in Canada on September 21, 2004, and its subsidiaries, is the world’s leading aluminum rolled products producer based on shipment volume. We produce aluminum sheet and light gauge products where the end-use destination of the products includes the construction and industrial, beverage and food cans, foil products and transportation markets. As of December 31, 2005, we had operations on four continents: North America; South America; Asia; and Europe, through 36 operating plants and three research facilities in 11 countries. In addition to aluminum rolled products plants, our South American businesses include bauxite mining, alumina refining, primary aluminum smelting and power generation facilities that are integrated with our rolling plants in Brazil.

References herein to “Novelis”, the “Company”, “we”, “our”, or “us” refer to Novelis Inc. and its subsidiaries unless the context specifically indicates otherwise.

On May 18, 2004, Alcan Inc. (Alcan) announced its intention to transfer its rolled products businesses into a separate company and to pursue a spin-off of that company to its shareholders. The rolled products businesses were managed under two separate operating segments within Alcan — Rolled Products Americas and Asia, and Rolled Products Europe. On January 6, 2005, Alcan and its subsidiaries contributed and transferred to Novelis substantially all of the aluminum rolled products businesses operated by Alcan, together with some of Alcan’s alumina and primary metal-related businesses in Brazil, which are fully integrated with the rolled products operations there, as well as four rolling facilities in Europe whose end-use markets and customers were similar.

The spin-off occurred on January 6, 2005 following approval by Alcan’s board of directors and shareholders, and legal and regulatory approvals. Alcan shareholders received one Novelis common share for every five Alcan common shares held. Our common shares began trading on a “when issued” basis on the Toronto (TSX) and New York (NYSE) stock exchanges on January 6, 2005, with a distribution record date of January 11, 2005. “Regular Way” trading began on the TSX on January 7, 2005, and on the NYSE on January 19, 2005.

We have determined that, under the rules and regulations promulgated by the United States Securities and Exchange Commission (SEC), as of February 27, 2006, a majority of our outstanding shares were directly or indirectly held by U.S. residents and, accordingly, we ceased to qualify as a foreign private issuer. We are now a domestic issuer for purposes of the Securities Exchange Act of 1934, as amended.

In 2004 and prior, Alcan was considered a related party due to its parent-subsidiary relationship with the Novelis entities. Following the spin-off, Alcan is no longer a related party as defined in Financial Accounting Standards Board (FASB) Statement No. 57, Related Party Disclosures (Refer to Note 20 — Related Party Transactions).

Post-Transaction Adjustments

The agreements giving effect to the spin-off provide for various post-transaction adjustments and the resolution of outstanding matters, which are expected to be carried out by the parties by the end of 2006. These adjustments, for the most part, have been and will be recognized as changes to Shareholders’/invested equity and include items such as working capital, pension assets and liabilities, and adjustments to opening balance sheet accounts.

Agreements between Novelis and Alcan

We have entered into various agreements with Alcan including the use of transitional and technical services, the supply of Alcan’s metal and alumina, the licensing of certain of Alcan’s patents, trademarks and

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

other intellectual property rights, and the use of certain buildings, machinery and equipment, technology and employees at certain facilities retained by Alcan, but required in our business.

Basis of Presentation and Combination: Pre-Spin-off

The combined balance sheet as of December 31, 2004 and the combined financial statements for the years ended December 31, 2004 and 2003 (historical combined financial statements) have been derived from the accounting records of Alcan using the historical results of operations and historical basis of assets and liabilities of the businesses subsequently transferred to us, and were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) on a carve-out accounting basis. Management believes the assumptions underlying the historical combined financial statements, including the allocations described below, are reasonable. However, the historical combined financial statements included herein may not necessarily reflect our financial position, results of operations and cash flows or what our past financial position, results of operations and cash flows would have been had we been a stand-alone company during the periods presented. Alcan’s investment in the Novelis businesses, presented as Owner’s net investment in the historical combined financial statements, includes the accumulated earnings of the businesses as well as net cash transfers related to cash management functions performed by Alcan.

The financial results for the period from January 1 to January 5, 2005 represent our combined results of operations and cash flows on a carve-out accounting basis, prior to our spin-off from Alcan, and are included in our consolidated and combined financial statements for the year ended December 31, 2005. The consolidated balance sheet as of December 31, 2005 and the results for the period from January 6 (the date of the spin-off) to December 31, 2005 present our financial position, results of operations, and cash flows as a stand-alone entity.

As we operated as a part of Alcan and were not a stand-alone company prior to 2005, our historical combined financial statements include allocations of certain Alcan expenses, assets and liabilities, including the items described below.

General Corporate Expenses

The general corporate expense allocations are primarily for human resources, legal, treasury, insurance, finance, internal audit, strategy and public affairs, and amounted to $34 million and $24 million for the years ended December 31, 2004 and 2003, respectively. Total corporate office costs, including the amounts allocated, amounted to $49 million and $36 million for the years ended December 31, 2004 and 2003, respectively.

Alcan allocated these general corporate expenses to us based on average head count and capital employed. Capital employed represents Total assets less Total current liabilities (excluding current portion of long-term debt and short-term borrowings), Accrued post-retirement benefits and Other long-term liabilities.  These allocations are reported in Selling, general and administrative expenses in the historical combined financial statements for the years ended December 31, 2004 and 2003. The costs allocated are not necessarily indicative of the costs that would have been incurred had we performed these functions as a stand-alone company, nor are they indicative of costs that will be incurred in the future.

Following the spin-off, we performed the majority of these functions with our own resources or through purchased services, with some services provided by Alcan on an interim basis. As of June 30, 2006, the majority of the approximately 130 transitional service agreements between Alcan and Novelis have ended.

Interest Expense and Amortization of Debt Issuance Costs — net

Historically, Alcan provided intercompany financing to us and incurred third party debt at the parent level. This financing is recognized in the combined balance sheet as of December 31, 2004 as amounts due to

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Alcan within Short-term borrowings — related parties and Long-term debt — related parties (including the current portion thereof) and is interest-bearing as described in Note 20 — Related Party Transactions. As a result of this arrangement, the historical combined financial statements for the years ended December 31, 2004 and 2003 do not include interest expense (or interest payable) at third party rates.

Prior to and following the spin-off from Alcan, we obtained short and long-term financing from third parties. Interest charged on all short-term borrowings and long-term debt is included in Interest expense and amortization of debt issuance costs — net in the accompanying consolidated and combined statements of income.

Basis of Presentation and Consolidation: Post Spin-off

Beginning January 6, 2005, the accompanying consolidated and combined financial statements of Novelis and its subsidiaries include the assets, liabilities, revenues, and expenses of all wholly-owned subsidiaries, majority-owned subsidiaries over which the Company exercises control and, when applicable, entities in which the Company has a controlling financial interest.

As of December 31, 2005, we had investments in six partially-owned subsidiaries, which include two corporations, one limited liability corporation, one general partnership, one public limited company and one unincorporated joint venture, in which Novelis Inc. or one of our subsidiaries is a shareholder, general or limited partner, managing member, or venturer, as applicable.

To determine if partially owned affiliates should be consolidated, we evaluate them in accordance with the provisions of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 78-9, Accounting for Investments in Real Estate Ventures, and Emerging Issues Task Force (EITF) Issue No. 98-6, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Approval or Veto Rights”, to determine whether the rights held by other investors constitute “important rights” as defined therein.

For general partners of all new limited partnerships formed and for existing limited partnerships for which the partnership agreements were modified on or subsequent to June 29, 2005, we evaluate partially owned subsidiaries and joint ventures held in partnership form using the guidance in EITF Issue No. 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights”, which includes a framework for evaluating whether a general partner or a group of general partners controls a limited partnership and therefore should include it in consolidation.

In January 2003, FASB Interpretation No. 46, Consolidation of Variable Interest Entities, was issued. It was revised in December 2003 by FASB Interpretation No. 46 (Revised), which addresses the consolidation of business enterprises to which the usual condition (ownership of a majority voting interest) of consolidation does not apply. In 2004, we determined we were the primary beneficiary of Logan Aluminum Inc. (Logan), a variable interest entity. As a result, the consolidated and combined balance sheets as of December 31, 2005 and 2004 include the assets and liabilities of Logan. Logan is a joint venture that manages a tolling arrangement for Novelis and a third party. At the date of adoption of FASB Interpretation No. 46 (Revised), January 1, 2004, we recorded assets of $38 million and liabilities of $38 million related to Logan that were previously not recorded on our balance sheet. Prior periods were not restated.

For partially-owned subsidiaries or joint ventures held in corporate form, we utilize the guidance of FASB Statement No. 94, Consolidation of All Majority-Owned Subsidiaries, and EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights”. To the extent that any minority investor has important rights in a partnership or participating rights in a corporation that inhibit our ability to control the corporation, including substantive veto rights, we will not include the entity in consolidation.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

We use the equity method to account for our investments in entities that we do not control, but where we have the ability to exercise significant influence over operating and financial policies. Consolidated net income includes our share of the net earnings of these entities. The difference between consolidation and the equity method impacts certain of our financial ratios because of the presentation of the detailed line items reported in the consolidated and combined financial statements for consolidated entities, compared to a two-line presentation of equity method investments and earnings.

We use the cost method to account for our investments in entities that we do not control and for which we do not have the ability to exercise significant influence over operating and financial policies. These investments are recorded at the lower of their cost or fair value.

We eliminate all significant intercompany accounts and transactions from our financial statements.

Certain reclassifications of prior years’ amounts have been made to conform to the presentation adopted for the current year.

2005 Out-of-Period Adjustments — Net of Tax

During the preparation of our financial statements for the year ended December 31, 2005, we identified errors in our combined financial statements for the year ended December 31, 2004 and for prior periods. These errors, net of tax, primarily related to: (1) the overstatement of tax expense of approximately $9.3 million because we did not properly exclude the impact of inflation indexing of certain long-lived assets in South America; (2) the improper deferral of approximately $6.5 million of gains from the settlement of certain derivative instruments primarily in Europe and South America; (3) the understatement of approximately $5.7 million of option premium expense in North America; (4) the understatement of approximately $4.1 million of various working capital and employee-related accruals primarily in North America and Europe, (5) the improper calculation and understatement of approximately $1.8 million of income tax expense related to various tax matters primarily in Europe and South America, (6) understated accruals of approximately $3.5 million related to certain labor claims in South America and (7) certain other miscellaneous items approximating a net amount of $0.7 million in overstated expenses. In total, the net impact of these corrections increased 2005 Net income by $1.4 million for the year ended December 31, 2005. We do not believe these adjustments are material, individually or in the aggregate, to our financial position, results of operations or cash flows for the year ended December 31, 2005 or to any prior periods’ annual or quarterly financial statements. As a result, we have not restated any prior period amounts.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

These adjustments are summarized as follows:

Effect on 2005 Net income — increase/(decrease)

		$ in millions

(1)	Overstatement of tax expense related to improper asset indexation in South America	$9.3
(2)	Improper deferral of gains from the settlement of certain derivative instruments primarily in Europe and South America	6.5
(3)	Understatement of option premium expense in North America	(5.7)
(4)	Understatement of various accruals primarily in North America and Europe	(4.1)
(5)	Improper calculation of certain tax expenses primarily in Europe and South America	(1.8)
(6)	Understatement of accruals for labor claims in South America	(3.5)
(7)	Other miscellaneous items	0.7

	Net increase to 2005 Net income	$1.4

Cumulative Effect of Accounting Change

On December 31, 2005, we adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations. As a result of our adoption of FASB Interpretation No. 47, we identified conditional retirement obligations primarily related to environmental contamination of equipment and buildings at certain of our plant and administrative sites in North America, South America, Asia and Europe. See Note 6 — Property, Plant and Equipment.

Use of Estimates and Assumptions

The preparation of our consolidated and combined financial statements in conformity with GAAP requires us to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions are used for, but are not limited to: (1) allowances for sales discounts; (2) allowances for doubtful accounts; (3) inventory valuation allowances; (4) fair value of derivative financial instruments; (5) asset impairments, including goodwill; (6) depreciable lives of assets; (7) useful lives of intangible assets; (8) economic lives and fair value of leased assets; (9) income tax reserves and valuation allowances; (10) fair value of stock options; (11) actuarial assumptions related to pension and other post-retirement benefit plans; (12) environmental cost reserves; and (13) litigation reserves. Future events and their effects cannot be predicted with certainty, and accordingly, our accounting estimates require the exercise of judgment. The accounting estimates used in the preparation of our consolidated and combined financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. We evaluate and update our assumptions and estimates on an ongoing basis and may employ outside experts to assist in our evaluations. Actual results could differ from the estimates we have used.

Risks and Uncertainties

We are exposed to a number of risks in the normal course of our operations that could potentially affect our financial position, results of operations, and cash flows.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Laws and regulations

We operate in an industry that is subject to a broad range of environmental, health and safety laws and regulations in the jurisdictions in which we operate. These laws and regulations impose increasingly stringent environmental, health and safety protection standards and permitting requirements regarding, among other things, air emissions, wastewater storage, treatment and discharges, the use and handling of hazardous or toxic materials, waste disposal practices, and the remediation of environmental contamination and working conditions for our employees. Some environmental laws, such as Superfund and comparable state laws, impose joint and several liability for the cost of environmental remediation, natural resource damages, third-party claims, and other expenses, without regard to the fault or the legality of the original conduct, on those persons who contributed to the release of a hazardous substance into the environment.

The costs of complying with these laws and regulations, including participation in assessments and remediation of contaminated sites and installation of pollution control facilities, have been, and in the future could be, significant. In addition, these laws and regulations may also result in substantial environmental liabilities associated with divested assets, third-party locations and past activities. In certain instances, these costs and liabilities, as well as related action to be taken by us, could be accelerated or increased if we were to close, divest of or change the principal use of certain facilities with respect to which we may have environmental liabilities or remediation obligations. Currently, we are involved in a number of compliance efforts, remediation activities and legal proceedings concerning environmental matters, including certain activities and proceedings arising under Superfund and comparable state laws.

We have established reserves for environmental remediation activities and liabilities where appropriate. However, the cost of addressing environmental matters (including the timing of any charges related thereto) cannot be predicted with certainty, and these reserves may not ultimately be adequate, especially in light of potential changes in environmental conditions, changing interpretations of laws and regulations by regulators and courts, the discovery of previously unknown environmental conditions, the risk of governmental orders to carry out additional compliance on certain sites not initially included in remediation in progress, our potential liability to remediate sites for which provisions have not been previously established and the adoption of more stringent environmental laws. Such future developments could result in increased environmental costs and liabilities and could require significant capital expenditures, any of which could have a material adverse effect on our financial position or results. Furthermore, the failure to comply with our obligations under the environmental laws and regulations could subject us to administrative, civil or criminal penalties, obligations to pay damages or other costs, and injunctions or other orders, including orders to cease operations. In addition, the presence of environmental contamination at our properties could adversely affect our ability to sell a property, receive full value for a property or use a property as collateral for a loan.

Some of our current and potential operations are located or could be located in or near communities that may regard such operations as having a detrimental effect on their social and economic circumstances. Environmental laws typically provide for participation in permitting decisions, site remediation decisions and other matters. Concern about environmental justice issues may affect our operations. Should such community objections be presented to government officials, the consequences of such a development may have a material adverse impact upon the profitability or, in extreme cases, the viability of an operation. In addition, such developments may adversely affect our ability to expand or enter into new operations in such location or elsewhere and may also have an effect on the cost of our environmental remediation projects.

We use a variety of hazardous materials and chemicals in our rolling processes, as well as in our smelting operations in Brazil and in connection with maintenance work on our manufacturing facilities. Because of the nature of these substances or related residues, we may be liable for certain costs, including, among others, costs for health-related claims or removal or re-treatment of such substances. Certain of our current and former facilities incorporate asbestos-containing materials, a hazardous substance that has been the subject of health-

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

related claims for occupation exposure. In addition, although we have developed environmental, health and safety programs for our employees, including measures to reduce employee exposure to hazardous substances, and conduct regular assessments at our facilities, we are currently, and in the future may be, involved in claims and litigation filed on behalf of persons alleging injury predominantly as a result of occupational exposure to substances at our current or former facilities. It is not possible to predict the ultimate outcome of these claims and lawsuits due to the unpredictable nature of personal injury litigation. If these claims and lawsuits, individually or in the aggregate, were finally resolved against us, our financial position, results of operations and cash flows could be adversely affected.

Materials and labor

In the aluminum rolled products industry, our raw materials are subject to continuous price volatility. We may not be able to pass on the entire cost of the increases to our customers or offset fully the effects of higher raw material costs, other than metal, through productivity improvements, which may cause our profitability to decline. In addition, there is a potential time lag between changes in prices under our purchase contracts and the point when we can implement a corresponding change under our sales contracts with our customers. As a result, we could be exposed to fluctuations in raw materials prices, including metal, since, during the time lag period, we may have to temporarily bear the additional cost of the change under our purchase contracts, which could have a material adverse effect on our financial position, results of operations, and cash flows. Significant price increases may result in our customers’ substituting other materials, such as plastic or glass, for aluminum or switch to another aluminum rolled products producer, which could have a material adverse effect on our financial position, results of operations, and cash flows.

We consume substantial amounts of energy in our rolling operations, our cast house operations and our Brazilian smelting operations. The factors that affect our energy costs and supply reliability tend to be specific to each of our facilities. A number of factors could materially adversely affect our energy position including, but not limited to (a) increases in the cost of natural gas; (b) increases in the cost of supplied electricity or fuel oil related to transportation, (c) interruptions in energy supply due to equipment failure or other causes; and (d) the inability to extend energy supply contracts upon expiration on economical terms. A significant increase in energy costs or disruption of energy supplies or supply arrangements could have a material impact on our financial position, results of operations, and cash flows.

Approximately 75 percent of our employees are represented by labor unions under a large number of collective bargaining agreements with varying durations and expiration dates. Approximately 28 percent of our labor force is covered by collective bargaining agreements that will expire during the year ended December 31, 2006. We may not be able to satisfactorily renegotiate our collective bargaining agreements when they expire. In addition, existing collective bargaining agreements may not prevent a strike or work stoppage at our facilities in the future, and any such work stoppage could have a material adverse effect on our financial position, results of operations, and cash flows.

Geographic markets

We are, and will continue to be, subject to financial, political, economic and business risks in connection with our global operations. We have made investments and carry on production activities in various emerging markets, including Brazil, Korea and Malaysia, and we market our products in these countries, as well as China and certain other countries in Asia. While we anticipate higher growth or attractive production opportunities from these emerging markets, they also present a higher degree of risk than more developed markets. In addition to the business risks inherent in developing and servicing new markets, economic conditions may be more volatile, legal and regulatory systems less developed and predictable, and the possibility of various types of adverse governmental action more pronounced. In addition, inflation,

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

fluctuations in currency and interest rates, competitive factors, civil unrest and labor problems could affect our revenues, expenses and results of operations. Our operations could also be adversely affected by acts of war, terrorism or the threat of any of these events as well as government actions such as controls on imports, exports and prices, tariffs, new forms of taxation, or changes in fiscal regimes and increased government regulation in the countries in which we operate or service customers. Unexpected or uncontrollable events or circumstances in any of these markets could have a material adverse effect on our financial position, results of operations, and cash flows.

In addition, refer to Note 13 — Fair Value of Financial Instruments and Note 21 — Commitments and Contingencies to our consolidated and combined financial statements for a discussion of financial instruments and commodity contracts and commitments and contingencies.

Revenue Recognition

We recognize net sales when the revenue is realized or realizable, and has been earned, in accordance with the SEC’s Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements.  We record sales when a firm sales agreement is in place, delivery has occurred and collectibility of the fixed or determinable sales price is reasonably assured.

We recognize product revenue, net of trade discounts and allowances, in the reporting period in which the products are shipped and the title and risk of ownership pass to the customer. We generally ship our product to our customers FOB (free on board) destination point. Our standard terms of delivery are included in our contracts of sale, order confirmation documents and invoices. We sell most of our products under contracts with pricing based on “margin over metal” pricing, which is subject to periodic adjustments based on market factors. As a result, the aluminum price risk is largely absorbed by the customer. In situations where we offer customers fixed prices for future delivery of our products, we may enter into derivative instruments for all or a portion of the cost of metal inputs to protect our profit on the conversion of the product. In addition, sales contracts currently representing approximately 20% of our estimated total shipments provide for a ceiling over which metal prices cannot contractually be passed through to our customers, unless adjusted. We partially mitigate the risk of this metal price exposure through the purchase of metal options.

We record tolling revenue when the revenue is realized or realizable, and has been earned. Tolling refers to the process by which certain customers provide metal to us for conversion to rolled product. We do not take title to the metal and, after the conversion and return shipment of the rolled product to the customer, we charge them for the value-added conversion cost and record these amounts in Net sales.

Shipping and handling amounts we bill to our customers are included in Net sales and the related shipping and handling costs we incur are included in Cost of sales.

Cash and Cash Equivalents

Cash and cash equivalents includes investments that are highly liquid and have maturities of three months or less when purchased. The carrying values of cash and cash equivalents approximate their fair value due to the short-term nature of these instruments.

We maintain amounts on deposit with various financial institutions, which may, at times, exceed federally insured limits. However, management periodically evaluates the credit-worthiness of those institutions, and we have not experienced any losses on such deposits.

Alcan performed cash management functions on behalf of certain of our businesses in North America, the U.K. and other parts of Europe. Cash deposits from these businesses were transferred to Alcan on a regular basis. As a result, none of Alcan’s cash and cash equivalents for these businesses was allocated to Novelis in

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

the historical combined financial statements. Transfers to and from Alcan were included in Owner’s net investment. Subsequent to the spin-off, we perform our own cash management functions.

Cash and cash equivalents in the combined balance sheet as of December 31, 2004 include amounts only for businesses that had performed their own cash management functions prior to the spin-off, which are primarily located in South America, Asia and parts of Europe.

Accounts Receivable

Our accounts receivable are geographically dispersed. We do not obtain collateral or other forms of security relating to our accounts receivable. We do not believe there are any significant concentrations of revenues from any particular customer or group of customers that would subject us to any significant credit risks in the collection of our accounts receivable. We report accounts receivable at the estimated net realizable amount we expect to collect from our customers.

Additions to the allowance for doubtful accounts are made by means of the provision for doubtful accounts. We write off uncollectible receivables against the allowance for doubtful accounts after exhausting collection efforts.

For each of the three years in the period ended December 31, 2005, we performed an analysis of our historical cash collection patterns and considered the impact of any known material events in determining the allowance for doubtful accounts. In performing the analysis, the impact of any adverse changes in general economic conditions was considered, and for certain customers we reviewed a variety of factors including: past due receivables; macro-economic conditions; significant one-time events and historical experience. Specific reserves for individual accounts may be established due to a customer’s inability to meet their financial obligations, such as in the case of bankruptcy filings or the deterioration in a customer’s operating results or financial position. As circumstances related to customers change, we adjust our estimates of the recoverability of receivables.

Derivative Instruments

We utilize derivative instruments to manage our exposure to changes in foreign currency exchange rates, commodity prices and interest rates. The fair values of all derivative instruments are recognized as assets or liabilities at the balance sheet date. Changes in the fair value of these instruments are recognized in income or included in Accumulated other comprehensive income (loss) (AOCI), depending on the nature or use of the derivative and whether it qualifies for hedge accounting treatment under the provisions of FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.

Gains and losses on derivative instruments qualifying as cash flow hedges are included, to the extent the hedges are effective, in AOCI, until the underlying transactions are recognized in income. Gains and losses on derivative instruments used as hedges of our net investment in foreign operations are included, net of taxes, to the extent the hedges are effective, in AOCI as part of the cumulative translation adjustment. The ineffective portions of cash flow hedges and hedges of net investments in foreign operations, if any, are recognized in Other income — net in the current period.

During 2004 and 2003, we entered into derivative contracts, primarily with Alcan, to manage some of our foreign currency and commodity price risk. These contracts are reported at their fair value on our combined balance sheet as of December 31, 2004. Changes in the fair value of these derivatives were recorded as net gains on changes in fair market value of derivative instruments in the accompanying consolidated and combined statements of income in Other income — net. For the years ended December 31, 2004 and 2003, the cash flows from these hedges were included in Net cash provided by operating activities in our combined statements of cash flows. For the year ended December 31, 2005, we included the proceeds and disbursement

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

from transactions which did not qualify for hedge accounting in Net cash provided by (used in) investing activities.

Inventories

We carry our inventories at the lower of their cost or market value, reduced by allowances for excess and obsolete items. We use both the “average cost” and “first-in/first-out” methods to determine cost.

Property, Plant and Equipment

We report land, buildings, leasehold improvements and machinery and equipment at cost, net of asset impairments, and we report assets under capital lease obligations at the lower of their fair value or the present value of the aggregate future minimum lease payments as of the beginning of the lease term. We depreciate our assets using the straight-line method over the shorter of the estimated useful life of the assets or the lease term, excluding any lease renewals, unless the lease renewals are reasonably assured. The ranges of estimated useful lives are as follows:

Years

Buildings	30 to 40
Leasehold improvements	7 to 20
Machinery and equipment	5 to 25
Furniture, fixtures and equipment	3 to 7
Equipment under capital lease obligations	6 to 15

Maintenance and repairs of property and equipment are expensed as incurred. We capitalize replacements and improvements that increase the estimated useful life of an asset and we capitalize interest on major construction and development projects while in progress.

We retain fully depreciated assets in property and accumulated depreciation accounts until we remove them from service. In the case of sale, retirement or disposal, the asset cost and related accumulated depreciation balances are removed from the respective accounts, and the resulting net amount, less any proceeds, is included as a gain or loss in Other income — net in our statements of income.

We account for operating leases under the provisions of FASB Statement No. 13, Accounting for Leases, and FASB Technical Bulletin No. 85-3, Accounting for Operating Leases with Scheduled Rent Increases.  These pronouncements require us to recognize escalating rents, including any rent holidays, on a straight-line basis over the term of the lease for those lease agreements where we receive the right to control the use of the entire leased property at the beginning of the lease term.

Goodwill and Other Intangible Assets

We account for goodwill and other intangible assets under the guidance in FASB Statement No. 141, Business Combinations, FASB Statement No. 142, Goodwill and Other Intangible Assets, and FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

We test goodwill for impairment using a fair value approach at the reporting unit level. We use our operating segments as our reporting units. We test for impairment at least annually as of October 31st each year, unless some triggering event occurs that would require an impairment assessment.

We use the present value of estimated future cash flows to establish the estimated fair value of our reporting units as of the testing dates. This approach includes many assumptions related to future growth rates, discount factors and tax rates, among other considerations. Changes in economic and operating conditions

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NOTES TO THE CONSOLIDATED AND
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impacting these assumptions could result in goodwill impairment in future periods. When available and as appropriate, we use comparative market multiples to corroborate the estimated fair value. If the carrying amount of a reporting unit’s goodwill were to exceed its implied fair value, we would recognize an impairment charge in Impairment charges on long-lived assets, in our statements of income.

When a business within a reporting unit is disposed of, goodwill is allocated to the gain or loss on disposition using the relative fair value methodology of FASB Statement No. 142.

In accordance with FASB Statement No. 142, we amortize the cost of intangible assets with finite useful lives over their respective estimated useful lives to their estimated residual value.

Impairment of Long-Lived Assets and Other Intangible Assets

Under the guidance in FASB Statement No. 144, we assess the recoverability of long-lived assets (excluding goodwill) and identifiable acquired intangible assets with finite useful lives, whenever events or changes in circumstances indicate that we may not be able to recover the asset’s carrying amount. We measure the recoverability of assets to be held and used by a comparison of the carrying amount of the asset (groups) to the expected, undiscounted future net cash flows to be generated by that asset (groups), or, for identifiable intangible assets with finite useful lives, by determining whether the amortization of the intangible asset balance over its remaining life can be recovered through undiscounted future cash flows. The amount of impairment of identifiable intangible assets with finite useful lives is based on the present value of estimated future cash flows. We measure the amount of impairment of other long-lived assets (excluding goodwill) as the amount by which the carrying value of the asset exceeds the fair market value of the asset, which is generally determined as the present value of estimated future cash flows or as the appraised value. If the carrying amount of an intangible asset were to exceed its fair market value, we would recognize an impairment charge in Impairment charges on long-lived assets in our statements of income.

We continue to amortize long-lived assets to be disposed of other than by sale. We carry long-lived assets to be disposed of by sale in our balance sheets at the lower of net book value or the fair value less cost to sell, and we cease depreciation.

Investment in and Advances to Non-consolidated Affiliates

Investments in entities in which we have the ability to exercise significant influence over the operating and financial policies of the investee and are not the primary beneficiary are accounted for under the equity method. Equity method investments are recorded at original cost and adjusted periodically to recognize our proportionate share of the investees’ net income or losses after the date of investment; additional contributions made and dividends or distributions received; and impairment losses resulting from adjustments to net realizable value. We record equity method losses in excess of the carrying amount of an investment when we guarantee obligations or we are otherwise committed to provide further financial support to the affiliate.

We use the cost method to account for equity investments for which the equity securities do not have readily determinable fair values and for which we do not have the ability to exercise significant influence and for which we are not the primary beneficiary. Under the cost method of accounting, private equity investments are carried at cost and are adjusted only for other-than-temporary declines in fair value and additional investments.

Management assesses the potential impairment of our equity method and cost method investments. We consider all available information, including the recoverability of the investment, the earnings and near-term prospects of the affiliate, factors related to the industry, conditions of the affiliate, and our ability, if any, to influence the management of the affiliate. We assess fair value based on valuation methodologies, as appropriate, including the present value of estimated future cash flows, estimates of sales proceeds, and

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NOTES TO THE CONSOLIDATED AND
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external appraisals. If an investment is considered to be impaired and the decline in value is other than temporary, we record an appropriate write-down.

Guarantees

We account for certain guarantees in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.  FASB Interpretation No. 45 requires that a guarantor recognize a liability for the fair value of obligations undertaken at the inception of a guarantee.

Financing Costs and Interest Income

We amortize financing costs and premiums, and accrete discounts, over the remaining life of the related debt using the “effective interest amortization” and straight-line methods. The related income or expense is included in Interest expense and amortization of debt issuance costs — net in our consolidated and combined statements of income. We record discounts or premiums as a direct deduction from, or addition to, the face amount of the financing.

We net interest income earned against interest expense and include both in Interest expense and amortization of debt issuance costs — net in our consolidated and combined statements of income.

Fair Value of Financial Instruments

FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosures of the fair value of financial instruments. Our financial instruments include cash and cash equivalents, certificates of deposit, accounts receivable, accounts payable, foreign currency, energy and interest rate derivative instruments, cross-currency swaps, metal option and forward contracts, related party notes receivable and payable, letters of credit, short-term borrowings and long-term debt.

The carrying amounts of cash and cash equivalents, certificates of deposit, accounts receivable, current related party notes receivable and payable, and accounts payable approximate their fair value because of the short-term maturity and highly liquid nature of these instruments. The fair value of our letters of credit is deemed to be the amount of payment guaranteed on our behalf by third party financial institutions. We determine the fair value of our short-term borrowings and long-term debt based on various factors including maturity schedules, call features and current market rates. We also use quoted market prices, when available, or the present value of estimated future cash flows to determine fair value of short-term borrowings and long-term debt. When quoted market prices are not available for various types of financial instruments (such as currency and interest rate derivatives, swaps, options and forward contracts), we use standard pricing models with market-based inputs, which take into account the present value of estimated future cash flows.

Pensions and Post-Retirement Benefits

We use standard actuarial methods and assumptions to account for our defined benefit pension plans in accordance with FASB Statement No. 87, Employers’ Accounting for Pensions. Other post-retirement benefits are accounted for in accordance with FASB Statement No. 106, Employers’ Accounting for Post-Retirement Benefits Other than Pensions. Pension and post-retirement benefit obligations are actuarially calculated using management’s best estimates of expected service periods, salary increases and retirement ages of employees. Pension and post-retirement benefit expense includes the actuarially computed cost of benefits earned during the current service period, the interest cost on accrued obligations, the expected return on plan assets based on fair market value and the straight-line amortization of net actuarial gains and losses and adjustments due to

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NOTES TO THE CONSOLIDATED AND
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plan amendments. All net actuarial gains and losses are amortized over the expected average remaining service lives of the employees.

Prior to the spin-off, certain of our entities had pension obligations primarily comprised of defined benefit plans in the U.S. and the U.K., unfunded pension benefits in Germany and lump sum indemnities payable upon retirement to employees of businesses in France, Italy, Korea and Malaysia. These pension benefits are managed regionally and the related assets, liabilities and costs are included in the consolidated and combined balance sheets as of December 31, 2005 and 2004.

Prior to the spin-off, Alcan managed defined benefit plans in Canada, the U.S., the U.K. and Switzerland that include certain of our entities. Our share of these plans’ assets and liabilities is not included in the accompanying combined balance sheet as of December 31, 2004 as they were retained by Alcan. The combined statements of income for the years ended December 31, 2004 and 2003, however, include an allocation of the costs of the plans. The costs vary depending on whether the entity was a subsidiary or a division of Alcan at that time. Pension costs of divisions of Alcan that were transferred to us were allocated based on the following methods: service costs were allocated based on a percentage of payroll costs; interest costs, the expected return on assets, and amortization of actuarial gains and losses were allocated based on a percentage of the projected benefit obligation (PBO); and prior service costs were allocated based on headcount. The total allocation of such pension costs amounted to $13 million and $15 million for the years ended December 31, 2004 and 2003, respectively. Pension costs of subsidiaries of Alcan that were transferred to us were accounted for on the same basis as a multi-employer pension plan whereby the subsidiaries’ contributions for the period were recognized as net periodic pension cost. There were no contributions by the subsidiaries for the years ended December 31, 2004 and 2003.

Prior to the spin-off, Alcan provided unfunded healthcare and life insurance benefits to retired employees of some of our businesses in Canada and the U.S. Our share of these plans’ liabilities is included in the combined balance sheet as of December 31, 2004 and our share of these plans’ costs is included in the combined statements of income for the years ended December 31, 2004 and 2003.

Minority Interests in Consolidated Affiliates

Our consolidated and combined financial statements include all assets, liabilities, revenues and expenses of less-than-100%-owned affiliates that we control or for which we are the primary beneficiary. We record a minority interest for the allocable portion of income or loss to which the minority interest holders are entitled based upon their ownership share of the affiliate. Distributions made to the holders of minority interests are charged to the respective minority interest balance.

We suspend allocation of losses to minority interest holders when the minority interest balance for an affiliate is reduced to zero and the minority interest holder does not have an obligation to fund such losses. Any excess loss above the minority interest balance is recognized by us in our statements of income until the affiliate begins earning income again, at which time the minority interest holder’s share of the income is offset against the previously unrecorded losses, and only cumulative income in excess of the previously unrecorded losses will be credited and/or distributed to the minority interest holder.

Environmental Liabilities

We record accruals for environmental matters when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, based on current law and existing technologies. We adjust these accruals periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Accruals for environmental liabilities are stated at undiscounted amounts and included in the consolidated and combined balance sheets in both Accrued expenses and other current

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

liabilities and Other long-term liabilities, depending on their short-or long-term nature. Any receivables for related insurance or other third-party recoveries for environmental liabilities are recorded when it is probable that a recovery will be realized and are included in the consolidated and combined balance sheets in Prepaid expenses and other current assets.

Costs related to environmental contamination treatment and clean-up are charged to expense. Estimated future incremental operations, maintenance and management costs directly related to remediation are accrued in the period in which such costs are determined to be probable and estimable.

Litigation Reserves

FASB Statement No. 5, Accounting for Contingencies, requires that we accrue for loss contingencies associated with outstanding litigation, claims and assessments for which management has determined it is probable that a loss contingency exists and the amount of loss can be reasonably estimated. We expense legal costs as incurred, including those legal costs expected to be incurred in connection with a loss contingency.

Advertising Costs

We expense advertising costs as incurred. Advertising expenses are included in Selling, general and administrative expenses in the accompanying consolidated and combined statements of income and were $1 million in 2005, and negligible in 2004 and 2003.

Income Taxes

We provide for income taxes using the asset and liability method as required by FASB Statement No. 109, Accounting for Income Taxes. This approach recognizes the amount of federal, state and local taxes payable or refundable for the current year, as well as deferred tax assets and liabilities for the future tax consequence of events recognized in the consolidated and combined financial statements and income tax returns. Deferred income tax assets and liabilities are adjusted to recognize the effects of changes in tax laws or enacted tax rates. Under FASB Statement No. 109, a valuation allowance is required when it is more likely than not that some portion of the deferred tax assets will not be realized. Realization is dependent on generating sufficient future taxable income.

In connection with our spin-off from Alcan we entered into a tax sharing and disaffiliation agreement that provides indemnification if certain factual representations are breached or if certain transactions are undertaken or certain actions are taken that have the effect of negatively affecting the tax treatment of the spin-off. It further governs the disaffiliation of the tax matters of Alcan and its subsidiaries or affiliates other than us, on the one hand, and us and our subsidiaries or affiliates, on the other hand. In this respect it allocates taxes accrued prior to the spin-off and after the spin-off as well as transfer taxes resulting therefrom. It also allocates obligations for filing tax returns and the management of certain pending or future tax contests and creates mutual collaboration obligations with respect to tax matters.

We are subject to income taxes in Canada and numerous foreign jurisdictions.

We calculated our income taxes for the years ended December 31, 2004 and 2003 as if all of our businesses had been separate tax paying legal entities, each filing a separate tax return in its local tax jurisdiction. For jurisdictions where there was no tax sharing agreement, amounts currently payable were included in Owner’s net investment.

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Comprehensive Income (Loss)

Comprehensive income (loss) is comprised of net income, foreign currency translation adjustments and changes in the minimum pension liability. Accumulated other comprehensive income (loss) is included as a component of shareholders’/invested equity and is further described in Note 12 — Other Comprehensive Income (Loss).

Dividends

We record dividends as payable on their declaration date with a corresponding charge against our retained earnings.

Stock-Based Compensation

On January 1, 2004, we adopted the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, using the retroactive restatement method described in FASB Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Under the fair value recognition provisions of FASB Statement No. 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. In connection with the use of the retroactive restatement method, income statement amounts were restated for fiscal year 2003 to recognize results as if the fair value method of FASB Statement No. 123 had been applied from its original effective date.

For the years ended December 31, 2004 and 2003, stock options expense and other stock-based compensation expense in the combined statements of income included the Alcan expenses related to the fair value of awards held by certain employees of Alcan’s rolled products businesses during the periods presented as well as an allocation, calculated based on the average of headcount and capital employed, for Alcan’s corporate office employees. These expenses are not necessarily indicative of what the expenses would have been had we been a separate stand-alone company during the years ended December 31, 2004 and 2003.

Foreign Currency Translation

In accordance with FASB Statement No. 52, Foreign Currency Translation, the asset and liabilities of foreign operations, whose functional currency is other than the U.S. dollar (located principally in Europe and Asia), are translated to U.S. dollars at the year end exchange rates, and revenues and expenses are translated at average exchange rates for the year. Differences arising from exchange rate changes are included in the Currency translation adjustments (CTA) component of Accumulated other comprehensive income (loss). If there is a reduction in our ownership in a foreign operation, the relevant portion of the CTA is recognized in Other income — net. All other operations, including most of those in Canada and Brazil, have the U.S. dollar as the functional currency. For these operations, monetary items denominated in currencies other than the U.S. dollar are translated at year-end exchange rates and translation gains and losses are included in income. Non-monetary items are translated at historical rates.

Research and Development

We incur costs in connection with research and development programs that are expected to contribute to future earnings, and charge such costs against income as incurred.

Restructuring Activities

We assess the need to record restructuring charges in accordance with FASB Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses the financial accounting and

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

reporting for costs associated with exit or disposal activities and requires a company to recognize costs associated with exit or disposal activities when they are incurred. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with restructuring activities, discontinued operations, facility closings or other exit or disposal activities.

We recognize liabilities that primarily include one-time termination benefits, or severance, and contract termination costs, primarily related to equipment and facility lease obligations. These amounts are based on the remaining amounts due under various contractual agreements, and are periodically adjusted for any anticipated or unanticipated events or changes in circumstances that would reduce or increase these obligations. The settlement of these liabilities could differ materially from recorded amounts.

Earnings Per Share

The calculation of earnings per common share for the year ended December 31, 2005 is based on the weighted-average number of our common shares outstanding during the year. The calculation for diluted earnings per common share for the year ended December 31, 2005 recognizes the effect of all dilutive potential common shares that were outstanding during the year.

Prior to the spin-off, we were not a separate legal entity with common shares outstanding. We calculated our earnings per common share for the years ended December 31, 2004 and 2003 using our common shares outstanding immediately after the completion of the spin-off. The calculations for diluted earnings per common share for the years ended December 31, 2004 and 2003 recognized the effect of all dilutive potential common shares that were outstanding immediately after the completion of the spin-off on January 6, 2005.

Recently Issued Accounting Standards

In November 2004, FASB issued FASB Statement No. 151, Inventory Costs, which amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted materials by requiring those items to be recognized as current period charges. Additionally, FASB Statement No. 151 requires that fixed production overheads be allocated to conversion costs based on the normal capacity of the production facilities. The new standard is effective prospectively for inventory costs incurred in fiscal years beginning after June 15, 2005. We will adopt the FASB Statement No. 151 on January 1, 2006, and we do not expect its adoption to have a material effect on our financial position, results of operations, or cash flows.

In December 2004, the FASB issued FASB Statement No. 123(R), Share-Based Payment, which is a revision to FASB Statement No. 123, Accounting for Stock-Based Compensation (FASB 123). FASB Statement No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. We adopted the fair value based method of accounting for share-based payments effective January 1, 2004 using the retroactive restatement method described in FASB Statement No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. Currently, we use the Black-Scholes valuation model to estimate the value of stock options granted to employees. We expect to adopt FASB Statement No. 123(R) on January 1, 2006 and expect to apply the modified prospective method upon adoption. The modified prospective method requires companies to record compensation cost beginning with the effective date based on the requirements of FASB Statement No. 123(R) for all share-based payments granted after the effective date. All awards granted to employees prior to the effective date of FASB Statement No. 123(R) that remain unvested at the adoption date will continue to be expensed over the remaining service period in accordance with FASB 123. We are still in the process of determining the impact that the adoption of Statement No. 123(R) will have on our financial position, results of operations or cash flows.

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

In June 2005, the FASB ratified the consensus reached in EITF Issue No. 05-5, “Accounting for Early Retirement or Postemployment Programs with Specific Features (Such As Terms Specified in Altersteilzeit Early Retirement Arrangements)”. EITF Issue No. 05-5 addresses the timing of recognition of salaries, bonuses and additional pension contributions associated with certain early retirement arrangements typical in Germany (as well as similar programs). The Task Force also specifies the accounting for government subsidies related to these arrangements. EITF Issue No. 05-5 is effective in fiscal years beginning after December 15, 2005. The adoption of EITF Issue No. 05-5 is not expected to have a material impact on our financial position, results of operations or cash flows.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which is effective for fiscal years beginning after December 15, 2006. Earlier adoption is permitted as of the beginning of the fiscal year, provided an enterprise has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. FASB Interpretation No. 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The new Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition We are currently evaluating the Interpretation potential impact on our financial position, results of operations, and cash flows.

We have determined that all other recently issued accounting pronouncements will not have a material impact on our financial position, results of operations or cash flows or do not apply to our operations.

2.	BUSINESS COMBINATIONS

In December 2003, Alcan completed the acquisition of 100% of the common stock of Pechiney in a public offer for a cost of approximately $5,458 million, net of cash and cash equivalents acquired. A portion of the acquisition cost, relating to four Pechiney plants in three countries, was allocated to us and accounted for as additional invested equity. As this transaction represented a transfer of these plants to us rather than an acquisition, we incurred no cash outflows. The four plants produce rolled products in foil, painted sheet and circles. Alcan used the purchase method to account for the business combination. The net assets of the Pechiney plants are included in our balance sheets from December 31, 2003 forward and the results of operations and cash flows of the Pechiney plants are included in our results of operations and cash flows from January 1, 2004 forward.

Allocation of the purchase price involved estimates and information gathered during months following the date of the acquisition. Given the magnitude of the Pechiney acquisition and due to the fact that the transaction was completed at the end of 2003, a preliminary valuation of the net assets acquired and a preliminary purchase price allocation was performed as of December 31, 2003. This resulted in a preliminary estimated purchase price of $128 million (net of cash and cash equivalents acquired) for the businesses of Pechiney that were allocated to us. When the Pechiney valuation and purchase price allocation was completed in 2004 by Alcan, the purchase price of the businesses allocated to us was revised to $297 million (net of cash and cash equivalents acquired), an increase of $169 million. These revisions resulted in an increase to goodwill of $183 million in 2004.

During the first quarter of 2005, we recorded a final downward adjustment to the purchase price of $8 million, making the final allocated purchase price $289 million. The preliminary and final purchase price

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allocations for the plants allocated to us are shown below (in millions). The most significant change was a net increase in allocated goodwill of $175 million.

	Final	Preliminary
	Purchase Price	Purchase Price
	Allocation	Allocation

Accounts receivable	$82	$82
Inventories	101	101
Property, plant and equipment	80	70
Goodwill(A)	220	45
Intangible assets(A)	4	—

Total assets	487	298

Accounts payable and accrued liabilities(B)	158	139
Long-term debt	4	4
Other long-term liabilities	18	14
Deferred income taxes — non-current	18	13

Total liabilities	198	170

Fair value of net assets acquired — at date of acquisition (net of cash and cash equivalents acquired of $5 million)	$289	$128

(A)	See Note 7 — Goodwill and Intangible Assets.

(B)	Includes $23 million of accrued restructuring costs as described in Note 3 — Restructuring Programs.

3.	RESTRUCTURING PROGRAMS

All restructuring provisions and recoveries are included in Restructuring charges in the accompanying consolidated and combined statements of income unless otherwise stated below. The following table summarizes our restructuring liabilities for the three years in the period ended December 31, 2005 (in millions).

	Novelis		Novelis
	Europe		North America		Total
		Other Exit		Other Exit		Other Exit
	Severance	Related	Severance	Related	Severance	Related

Balance as of December 31, 2003	$16	$15	$3	$—	$19	$15
Provisions (recoveries) — net	12	8	—	—	12	8
Cash payments	(12)	(5)	(1)	—	(13)	(5)
Adjustments to Goodwill	19	4	—	—	19	4
Adjustments — other	—	(2)	—	—	—	(2)

Balance as of December 31, 2004	35	20	2	—	37	20
Provisions (recoveries) — net	—	10	—	—	—	10
Cash payments	(18)	(8)	(1)	—	(19)	(8)
Adjustments to Goodwill	(5)	—	—	—	(5)	—
Adjustments — other	(3)	(3)	—	—	(3)	(3)

Balance as of December 31, 2005	$9	$19	$1	$—	$10	$19

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NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

2005 Restructuring Activities

Borgofranco Italy

As we announced in November 2005, our casting alloy facility in Borgofranco, Italy was closed in March 2006. In 2005 we recognized charges of $5 million for asset impairments and $9 million for other exit related costs, including $6 million for environmental remediation expenses relating to this plant closing. We have incurred additional costs of less than $1 million through June 30, 2006 and expect all activities (including environmental remediation) to be complete in 2009.

2004 Restructuring Activities

Pechiney

In the fourth quarter of 2004, we recorded liabilities of $23 million for restructuring costs in connection with the exit of certain operations of Pechiney and these costs were recorded in the allocation of the purchase price of Pechiney as of December 31, 2004. These costs relate to a plant closure in Flemalle, Belgium and are comprised of $19 million in severance costs and $4 million of other exit related charges. No further charges are expected to be incurred in relation to this plant closure.

In 2005, we recorded recoveries of $5 million in connection with the operations of Pechiney. These recoveries were used to reduce the goodwill associated with the Pechiney acquisition.

Other 2004 Restructuring Activities

In the third quarter of 2004, we incurred restructuring charges of $11 million relating to the consolidation of our U.K. aluminum sheet-rolling activities in Rogerstone, Wales. Production ceased at the rolling mill in Falkirk, Scotland in December 2004 and the facility was closed in the first quarter of 2005. The charges of $11 million include $5 million of severance costs and $6 million of other exit related costs.

In 2004, we incurred restructuring charges of $6 million relating to the closure and restructuring of corporate offices and our Nachterstedt plant in Germany, comprised of $5 million for severance costs and $1 million related to costs to consolidate facilities. No further charges are expected to be incurred in relation to these restructuring activities.

In 2005, we recorded recoveries of $1 million in connection with 2004 restructuring program activities for the plant in Nachterstedt, Germany. In addition, we received $7 million in proceeds from the sale of land at the closed rolling mill in Falkirk, Scotland in October 2005 resulting in a gain of $7 million, which is included in Other income — net in the accompanying consolidated statements of income.

2001 Restructuring Activities

In 2001, Alcan implemented a restructuring program, resulting in a series of plant sales, closures and divestitures throughout the organization. A detailed business portfolio review was undertaken in 2001 to identify high cost operations, excess capacity and non-core products. Impairment charges were recognized as a result of negative projected cash flows and recurring losses. These charges related principally to buildings, machinery and equipment. This program was essentially completed in 2003.

In 2004, we recorded recoveries related to the 2001 restructuring program comprised of $7 million relating to a gain on the sale of assets related to the closure of facilities in Glasgow, U.K. and a recovery of $1 million relating to a provision in the U.S.

In 2005, we recorded recoveries of $2 million in connection with 2001 restructuring program activities in Rogerstone, Wales.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Subsequent Events

In March 2006, we announced additional actions in the restructuring of our European operations, with the sale of our aluminum rolling mill in Annecy, France to private equity firm American Industrial Acquisition Corporation and the reorganization of our plants in Ohle and Ludenscheid, Germany, including the closure of two non-core business lines located within those facilities. In the first quarter of 2006, we disposed of Annecy for consideration in the amount of one Euro, and recorded pre-tax charges of $20 million in connection with the sale. In connection with the reorganization of our Ohle and Ludenscheid plants, we have incurred costs of $6 million (including an asset impairment charge of $1 million) through the end of June 2006, and expect to incur additional costs of $5 million (primarily severance) by the end of 2007.

4.	ACCOUNTS RECEIVABLE

Accounts receivable consists of the following (in millions):

	As of December 31,
	2005	2004

Customer accounts receivable
Third parties	$993	$736
Related parties	—	87

	993	823

Other accounts receivable
Third parties	131	67
Related parties	33	711

	164	778

Total accounts receivable — gross	1,157	1,601
Less: allowance for doubtful accounts — all third parties	(26)	(33)

	$1,131	$1,568

Allowance for Doubtful Accounts

The allowance for doubtful accounts is management’s best estimate of probable losses inherent in the receivables balance. Management determines the allowance based on known uncollectible accounts, historical experience and other currently available evidence. As of December 31, 2005 and 2004, our allowance for doubtful accounts represented approximately 2.2% and 2.1%, respectively, of gross accounts receivable before allowances. Activity in the allowance for doubtful accounts is as follows (in millions).

	Balance at	Additions	Accounts	Foreign
	Beginning	Charged to	Recovered/	Exchange	Balance at
Year Ended December 31,	of Year	Expense	Written-Off	and Other	End of Year

2005	$33	$3	$(8)	$(2)	$26
2004	30	6	(3)	—	33
2003	25	4	(1)	2	30

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Sales, Forfaiting and Factoring of Trade Receivables

Sales of Trade Receivables

Prior to the spin-off, we transferred third party trade receivables to Alcan, a related party, which were then subsequently sold to a financial institution under Alcan’s accounts receivable securitization program. Subsequent to the spin-off, we have not securitized any of our third party trade receivables.

Forfaiting of Trade Receivables

Novelis Korea Limited forfaits trade receivables in the ordinary course of business. These trade receivables are typically outstanding for 60 to 120 days. Forfaiting is a non-recourse method to manage credit and interest rate risks. Under this method, customers contract to pay a financial institution. The institution assumes the risk of non-payment and remits the invoice value (net of a fee) to us after presentation of a proof of delivery of goods to the customer. We do not retain a financial or legal interest in these receivables, and they are not included in the accompanying consolidated and combined balance sheets. We incurred forfaiting expenses of $2.4 million, $1.8 million and $1.5 million for the years ended December 31, 2005, 2004 and 2003, respectively. These amounts are included in Selling, general and administrative expenses in our consolidated and combined statements of income.

Factoring of Trade Receivables

Our Brazilian operations factor, without recourse, certain trade receivables that are unencumbered by pledge restrictions. Under this method, customers are directed to make payments on invoices to a financial institution, but are not contractually required to do so. The financial institution pays us any invoices it has approved for payment (net of a fee). We do not retain financial or legal interest in these receivables, and they are not included in the accompanying consolidated and combined balance sheets. We incurred factoring expenses of $1.3 million, $0.4 million and $0.3 million for the years ended December 31, 2005, 2004 and 2003, respectively. These amounts are included in Selling, general and administrative expenses in our consolidated and combined statements of income.

Summary Disclosures of Financial Amounts

The following tables summarize our forfaiting and factoring amounts for the periods presented (in millions).

	Year Ended December 31,
	2005	2004	2003

Receivables forfaited	$285	$190	$162

Receivables factored	$94	$27	$8

	As of December 31,
	2005	2004

Forfaited receivables outstanding	$59	$50

Factored receivables outstanding	$12	$—

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

5.	INVENTORIES

Inventories consist of the following (in millions).

	As of December 31,
	2005	2004

Finished goods	$326	$309
Work in process	240	196
Raw materials	509	658
Supplies	122	124

	1,197	1,287
Allowances	(69)	(61)

	$1,128	$1,226

6.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment — net, consists of the following (in millions).

	As of December 31,
	2005	2004

Land and property rights	$90	$93
Buildings	845	935
Machinery and equipment	4,407	4,478

	5,342	5,506
Accumulated depreciation and amortization	(3,319)	(3,271)

	2,023	2,235
Construction in progress	137	112

	$2,160	$2,347

The amounts of fully depreciated assets, and assets and related accumulated amortization under capital lease obligations as of December 31, 2005 and 2004 are as follows (in millions):

	As of December 31,
	2005	2004

Fully depreciated assets	$1,250	$1,150

Assets under capital lease obligations
Land	$1	$—
Buildings	9	—
Machinery and equipment	41	3

	51	3
Accumulated amortization	(7)	(3)

	$44	$—

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

The amounts of depreciation expense, amortization expense and interest capitalized on construction projects for each of the three years in the period ended December 31, 2005 are as follows (in millions).

	Year Ended December 31,
	2005	2004	2003

Depreciation expense	$228	$244	$220

Amortization expense	$2	$2	$2

Interest capitalized on construction projects	$—	$1	$1

Asset impairments

In 2003, we recognized an impairment charge to reduce the net book value of all fixed assets in our Annecy plant to zero. In 2005 and 2004, capital expenditures required to keep the business operating were fully impaired as incurred and included in Impairment charges on long-lived assets in our consolidated and combined statements of income. These amounted to $2 million and $2 million, respectively.

In 2004, we recorded an impairment charge of $65 million to reduce the carrying value of the production equipment at two facilities in Italy to their fair value of $56 million. We determined the fair value of the impaired assets based on the discounted future cash flows of these facilities using a 7% discount rate.

In 2004, we announced that we would cease operations in Falkirk, Scotland. We designated certain production equipment with a nominal carrying value for transfer to our Rogerstone facility. We reduced the carrying value of the remaining fixed assets to zero, which resulted in an $8 million impairment charge.

In 2005, in connection with the decision to close and sell our plant in Borgofranco, Italy, we recognized an impairment charge of $5 million to reduce the net book value of the plant’s fixed assets to zero. We based our estimate on third-party offers and negotiations to sell the business.

In March 2006, we announced that we would end production of plastic containers and manufactured sealing machines in our Ludenscheid and Ohle plants in Germany. In March 2006 we recognized a $1 million impairment charge to reduce the carrying value of the related production equipment to $0.4 million, which we estimate to be its net sales value.

Leases

We lease certain land, buildings and equipment under non-cancelable operating leases expiring at various dates through 2015, and we lease assets in Sierre, Switzerland from Alcan under a 15-year capital lease through 2020. Operating leases generally have five to ten-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Various facility leases include provisions for rent escalation to recognize increased operating costs or require us to pay certain maintenance and utility costs. We incurred rent expense of $14 million, $17 million and $16 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Future minimum lease payments as of December 31, 2005 for our operating and capital leases having an initial or remaining non-cancelable lease term in excess of one year are as follows (in millions):

	Operating	Capital Lease
Year Ending December 31,	Leases	Obligations

2006	$14	$6
2007	11	6
2008	9	6
2009	6	6
2010	5	6
Thereafter	12	48

Total payments	$57	78

Less: interest portion on capital leases		(29)

Principal obligation on capital leases		$49

Sale of assets

In 2005, we sold land and a building in Malaysia and recorded a gain of $11 million in Other income — net.

In December 2003, we sold the extrusions operations of Aluminium Company of Malaysia (Novelis Asia), for net proceeds of $2 million. A pre-tax amount of $6 million, which is included in Restructuring charges, consists of a favorable adjustment to a previously recorded impairment provision.

In 2003, we sold our Borgofranco power facilities in Italy and recorded a gain of $19 million in Other income — net.

Asset Retirement Obligations

On December 31, 2005, we adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations. The interpretation clarifies that the term conditional asset retirement obligation, as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within an entity’s control. FASB Interpretation No. 47 also clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred, if fair value can be reasonably estimated. The interpretation was effective no later than the end of fiscal years ending after December 15, 2005. FASB Interpretation No. 47 uses the same methodology as FASB Statement No. 143, which requires an entity to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the related long-lived asset. The liability is adjusted to its present value each period and the asset is depreciated over its useful life. A gain or loss may be incurred upon settlement of the liability.

As a result of our adoption of FASB Interpretation No. 47, we identified conditional retirement obligations primarily related to environmental contamination of equipment and buildings at certain of our plants and administrative sites. Upon adoption, we recognized assets of $6 million with offsetting accumulated depreciation of $4 million, and an asset retirement obligation of $11 million. We also recognized a charge of $9 million ($6 million after tax), which is classified as a Cumulative effect of accounting change — net of tax in the accompanying statements of income.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

If the conditional asset retirement obligation measurement and recognition provisions of FASB Interpretation No. 47 had been in effect on January 1, 2004, the aggregate carrying amount of those obligations on that date would have been $10 million. The aggregate amount of those obligations would have been $11 million on December 31, 2004 and the impact on net income each year would have been immaterial. Further, the impact on earnings per common share (both basic and diluted) would have been less than $0.01 per share each year.

The following is an analysis of the activity in our asset retirement obligation for the year ended December 31, 2005, the year end balance of which is included in Other long-term liabilities in the accompanying consolidated balance sheet as of December 31, 2005 (in millions).

Amount

Asset retirement obligation as of January 1, 2005	$—
Liability accrued upon adoption	11
Liability settled	—
Accretion	—

Asset retirement obligation as of December 31, 2005	$11

7.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

We have Goodwill in our Novelis Europe operating segment. The following is a summary of the activity in Goodwill (in millions).

Total

Balance as of December 31, 2003	$69
Additions	—
Cumulative translation adjustment	4
Adjustments	183
Impairment charges	—

Balance as of December 31, 2004	256
Additions	—
Cumulative translation adjustment	(32)
Adjustments	(13)
Impairment charges	—

Balance as of December 31, 2005	$211

In 2004, the $183 million adjustment was due to changes to the preliminary purchase price allocation related to the Pechiney acquisition. In 2005, we received a further and final allocation adjustment for Pechiney from Alcan, which reduced goodwill by $8 million. Also in 2005, we reduced goodwill by $5 million for the recovery of restructuring liabilities that had been established in connection with the Pechiney acquisition for our Flemalle, Belgium operations, included in the purchase price and initially allocated to goodwill. See Note 2 — Business Combinations and Note 3 — Restructuring Programs.

We performed annual impairment tests in 2005, 2004 and 2003 and determined that there was no impairment of goodwill.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Intangible Assets with Finite Lives

The following is a summary of the components of intangible assets with finite lives (in millions).

	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount

Trademarks
2005	$12	$4	$8
2004	14	4	10
2003	11	2	9
Patented and non-patented technology
2005	$19	$6	$13
2004	22	5	17
2003	17	4	13
Total intangible assets
2005	$31	$10	$21
2004	36	9	27
2003	28	6	22

As of December 31, 2005, all of our finite life intangible assets have useful lives of 15 years, no estimated residual value and are amortized using the straight-line method. We have no intangible assets with indefinite lives.

Amortization expense for intangible assets was $2 million in each of the years ended December 31, 2005, 2004 and 2003, and we expect amortization expense for the five succeeding fiscal years to be approximately $2 million per year.

8.	INVESTMENT IN AND ADVANCES TO NON-CONSOLIDATED AFFILIATES

The following table summarizes the ownership structure and our percentage ownership of the non-consolidated affiliates we account for using the equity method. We have no material investments we account for under the cost method.

		Percentage
	Ownership Structure	Ownership

Aluminium Norf GmbH	Corporation	50%
Consorcio Candonga	Unincorporated Joint Venture	50%
Petrocoque S.A. — Industria e Comercio	Limited Liability Corporation	25%
EuroNorca Partners	General Partnership	50%
Deutsche Aluminium Verpackung Recycling GmbH	Corporation	30%
France Aluminum Recyclage SA	Public Limited Company	20%

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

We do not control these affiliates, but have the ability to exercise significant influence over their operating and financial policies. The following tables summarize the combined assets, liabilities and equity and the combined results of operations of our equity method affiliates (on a 100% basis, in millions).

	As of December 31,
	2005	2004

Assets
Current	$228	$253
Non-current	605	609

Total assets	$833	$862

Liabilities and Equity
Current liabilities	$349	$457
Non-current liabilities	188	153

Total liabilities	537	610
Partners’ capital and shareholders’/invested equity
Novelis	144	122
Third parties	152	130

Total liabilities and equity	$833	$862

	Year Ended December 31,
	2005	2004	2003

Net sales	$497	$451	$411
Costs, expenses and provision for taxes on income	479	434	396

Net income	$18	$17	$15

As described in Note 1 — Business and Summary of Significant Accounting Policies, beginning in 2004, we consolidated the financial statements of Logan under the provisions of FASB Interpretation No. 46 (Revised). Prior to 2004, we accounted for Logan using the equity method of accounting. The results of Logan’s operations for the year ended December 31, 2003 are included in the table above.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

9.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities are comprised of the following (in millions):

	As of December 31,
	2005	2004

Accrued payroll	$152	$150
Accrued litigation settlement	71	—
Accrued interest payable	51	2
Accrued income taxes	55	1
Current portion of fair value of derivative contracts	22	91
Other current liabilities	290	181

	$641	$425

10.	LONG-TERM DEBT

Long-term debt is comprised of the following (in millions):

	Interest		As of December 31,
	Rates(A)		2005	2004

Due to related parties
Total related party debt			$—	$2,597
Less: current portion			—	(290)

Long-term related party debt — net of current portion			$—	$2,307

Due to third parties
Novelis Inc.
Floating rate Term Loan B, due 2012	6.01%		$342	$—
7.25% Senior Notes, due 2015	7.25	%(B)	1,400	—
Novelis Corporation
Floating rate Term Loan B, due 2012	6.01%		593	—
Novelis Switzerland S.A.
Capital lease obligation, due 2020 (Swiss francs (CHF) 60 million)	7.50%		45	—
Capital lease obligation, due 2011 (CHF 5 million)	2.49%		4	—
Novelis Korea Limited
Bank loan, due 2008	5.30%		50	—
Bank loan, due 2008 (Korean won (KRW) 30 billion)	5.75%		30	—
Bank loan, due 2007	4.55%		70	70
Bank loan, due 2007 (KRW 40 billion)	4.80%		40	39
Bank loan, due 2007 (KRW 25 billion)	4.45%		25	24
Bank loans, due 2008 through 2011 (KRW 1 billion)	4.09	%(C)	1	2
Other
Other debt, due 2006 through 2012	2.70	%(C)	3	5

Total third party debt			2,603	140
Less: current portion			(3)	(1)

Long-term third party debt — net of current portion			$2,600	$139

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

(A)	Interest rates are as of December 31, 2005 and exclude the effects of any related interest swaps or amortization of debt issuance and other costs.

(B)	The interest rate for the Senior Notes does not include additional “special interest” discussed below.

(C)	Weighted average interest rate.

Based on rates of exchange as of December 31, 2005, principal repayment requirements for our debt over the next five years and thereafter are as follows (in millions):

Year Ending December 31,	Amount

2006	$3
2007	139
2008	84
2009	4
2010	3
Thereafter	2,370

Total	$2,603

Significant Changes in Debt

In order to facilitate the separation of Novelis and Alcan as described in Note 1 — Business and Summary of Significant Accounting Policies, we executed debt restructuring and financing transactions in early January and February of 2005, which effectively replaced all of our financing obligations to Alcan and certain other third parties with new third party debt aggregating $2,951 million. On January 10, 2005, we entered into senior secured credit facilities providing for aggregate borrowings of up to $1,800 million. These facilities consist of a $1,300 million seven-year senior secured Term Loan B facility, all of which was borrowed on January 10, 2005, and a $500 million five-year multi-currency revolving credit and letters of credit facility. Additionally, on February 3, 2005, Alcan was repaid with the net proceeds from issuance of $1,400 million of ten-year 7.25% Senior Notes.

The Alcan debt as of December 31, 2004, plus additional Alcan debt of $170 million issued in January 2005, provided $1,375 million of bridge financing for the spin-off transaction. Alcan was a related party as of December 31, 2004, and was repaid in the first quarter of 2005.

Debt Due to Third Parties

Floating Rate Term Loan B

In connection with the spin-off transaction, we entered into senior secured credit facilities providing for aggregate borrowings of up to $1,800 million. These facilities consist of: (1) a $1,300 million seven-year senior secured Term Loan B facility, bearing interest at LIBOR plus 1.75% (subject to change based on certain leverage ratios), all of which was borrowed on January 10, 2005; and (2) a $500 million five-year multi-currency revolving credit and letters of credit facility. The $1,300 million facility consists of an $825 million Term Loan B in the U.S. and a $475 million Term Loan B in Canada. The proceeds of the Term Loan B facility were used to refinance our related party debt with Alcan and to pay related fees and expenses. Debt issuance costs totalling $32 million have been recorded in Other long-term assets and are being amortized over the life of the related borrowing in Interest expense and amortization of debt issuance costs — net using the “effective interest amortization” method for the Term Loans and the straight-line method for the revolving

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

credit and letters of credit facility. The unamortized amount of these costs was $26 million as of December 31, 2005.

Under the terms of the Term Loan B debt, we are required to pay a 1% per annum minimum principal amortization requirement through fiscal year 2010 of $78 million, as well as $917 million principal amortization required for 2011. During 2005, we made principal payments of $85 million, $90 million, $110 million and $80 million in the first, second, third and fourth quarters of 2005, respectively, and as a result, satisfied the 1% per annum principal amortization requirement through fiscal year 2010, as well as $287 million of the principal amortization requirement for 2011. No further minimum principal payments are due until 2011. As of December 31, 2005, we had $935 million outstanding under this facility. Additionally, in March, May and June of 2006, we made additional principal repayments of $80 million, $40 million and $15 million, respectively and as of June 30, 2006, we had $800 million outstanding under this facility.

The credit agreement relating to the senior secured credit facilities includes customary affirmative and negative covenants, as well as financial covenants. As of December 31, 2005 the maximum total leverage, minimum interest coverage, and minimum fixed charge coverage ratios were 5.00 to 1; 2.75 to 1; and 1.20 to 1, respectively. As of December 31, 2005, we were in compliance with these covenants.

7.25% Senior Notes

On February 3, 2005, we issued $1,400 million aggregate principal amount of senior unsecured debt securities (Senior Notes). The Senior Notes were priced at par, bear interest at 7.25% and mature on February 15, 2015. The net proceeds of the Senior Notes were used to repay the Alcan debt. Debt issuance costs totalling $28 million have been recorded in Other long-term assets and are being amortized over the life of the related borrowing in Interest expense and amortization of debt issuance costs — net using the “effective interest amortization” method. The unamortized amount of these costs was $26 million as of December 31, 2005.

Under the indenture that governs the Senior Notes, we are subject to certain restrictive covenants applicable to incurring additional debt and providing additional guarantees (see Note 25 — Supplemental Guarantor Information), paying dividends beyond certain amounts and making other restricted payments, sales and transfers of assets, certain consolidations or mergers, and certain transactions with affiliates. We were in compliance with these covenants as of December 31, 2005.

We believe that we are currently in compliance with the covenants in our senior secured credit facility. However, as described below, we obtained waivers from our lenders related to our inability to timely file our SEC reports. In addition, future operating results substantially below our business plan or other adverse factors, including a significant increase in interest rates, could result in our being unable to comply with our financial covenants. If we do not comply with these covenants and are unable to obtain waivers from our lenders, we would be unable to make additional borrowings under these facilities, our indebtedness under these agreements would be in default and could be accelerated by our lenders and could cause a cross-default under our other indebtedness. In particular, we expect it will be necessary to amend the financial covenant related to our interest coverage and leverage ratios in order to align them with our current business outlook for the remainder of the 2006 fiscal year. In addition, if we incur additional debt in the future, we may be subject to additional covenants, which may be more restrictive than those that we are subject to now.

The indenture governing the Senior Notes and the related registration rights agreement required us to file a registration statement for the notes and exchange the original, privately placed notes for registered notes. The registration statement was declared effective by the SEC on September 27, 2005. Under the indenture and the related registration rights agreement, we were required to complete the Exchange Offer for the Senior Notes by November 11, 2005. We did not complete the Exchange Offer by that date. As a result, we began to

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

accrue additional special interest at a rate of 0.25% from November 11, 2005. The indenture and the registration rights agreement provide that the rate of additional special interest increases by 0.25% during each subsequent 90-day period until the Exchange Offer closes, with the maximum amount of additional special interest being 1.00% per year. On August 8, 2006 the rate of additional special interest increased to 1.00%. On August 14, 2006, we extended the offer to exchange the Senior Notes to October 20, 2006. We expect to file a post-effective amendment to the registration statement and complete the exchange as soon as practicable following the date we are current on our reporting requirements. We will cease paying additional special interest once the Exchange Offer is completed.

Korean Bank Loans

In 2004, Novelis Korea Limited (Novelis Korea), formerly Alcan Taihan Aluminium Limited, entered into a $70 million floating rate long-term loan which was subsequently swapped into a 4.55% fixed rate KRW 73 billion loan and two long-term floating rate loans of $40 million (KRW 40 billion) and $25 million (KRW 25 billion) which were then swapped into fixed rate loans of 4.80% and 4.45%, respectively. In February 2005, Novelis Korea entered into a $50 million floating rate long-term loan which was subsequently swapped into a 5.30% fixed rate KRW 51 billion loan. In October 2005, Novelis Korea entered into a $29 million (KRW 30 billion) long-term loan at a fixed rate of 5.75%. In 2005, interest on other loans for $1 million (KRW 1 billion) ranged from 3.25% to 5.50% (2004: 3.00% to 5.50%). We were in compliance with all debt covenants related to the Korean bank loans as of December 31, 2005.

In May 2006, $19 million (KRW 19 billion) of the 5.30% fixed rate loan was refinanced into a short-term floating rate loan with an interest rate of 4.21% due June 30, 2006.

Other Agreements

In 2004, we entered into a loan and a corresponding deposit-and-guarantee agreement for up to $90 million. As of December 31, 2005, this arrangement had a balance of $80 million. We do not include the loan or deposit amounts in our balance sheet as the agreements include a legal right of setoff.

Interest Rate Swaps

As of December 31, 2005, we had entered into interest rate swaps to fix the 3-month LIBOR interest rate on a total of $310 million of the floating rate Term Loan B debt at effective weighted average interest rates and amounts expiring as follows: 3.7% on $310 million through February 3, 2006; 3.8% on $200 million through February 3, 2007; and 3.9% on $100 million through February 3, 2008. We are still obligated to pay any applicable margin, as defined in the credit agreement, in addition to these interest rates. See Note 17 — Financial Instruments and Commodity Contracts for additional disclosure about our interest rate swaps and the effectiveness of these transactions. As of December 31, 2005, our fixed-to-variable rate debt ratio was 76:24.

Capital Lease Obligations

In December 2004, in connection with the spin-off, we entered into a fifteen-year capital lease obligation with Alcan for assets in Sierre, Switzerland, which has an interest rate of 7.5% and calls for fixed quarterly payments of 1.7 million CHF, which is equivalent to $1.3 million at the exchange rate as of December 31, 2005.

In September 2005, we entered into a six-year capital lease obligation for equipment in Switzerland which has an interest rate of 2.49% and calls for fixed monthly payments of 0.1 million CHF, which is equivalent to $0.1 million at the exchange rate as of December 31, 2005.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Impact of Late SEC Filings on our Debt Agreements

As a result of the restatement of our unaudited condensed consolidated and combined financial statements for the quarters ended March 31, 2005 and June 30, 2005, we delayed the filing of our quarterly report on Form 10-Q for the quarter ended September 30, 2005, our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q for the first two quarters of 2006.

The terms of our senior secured credit facility require that we deliver unaudited quarterly and audited annual financial statements to our lenders within specified periods of time. Due to the restatement, we obtained a series of waiver and consent agreements from the lenders under the facility to extend the various filing deadlines. The fourth waiver and consent agreement, dated May 10, 2006, extended the filing deadline for our Annual Report on Form 10-K to September 29, 2006, and the Form 10-Q filing deadlines for the first, second and third quarters of 2006 to October 31, 2006, November 30, 2006, and December 29, 2006, respectively. These extended filing deadlines were subject to acceleration to 30 days after the receipt of an effective notice of default under the indenture governing our Senior Notes relating to our inability to timely file such periodic reports with the SEC. We received an effective notice of default with respect to our Annual Report on Form 10-K and our Form 10-Q for the first quarter of 2006 on July 21, 2006 causing these deadlines to accelerate to August 18, 2006. As a result, we entered into a fifth waiver and consent agreement, dated August 11, 2006, which again extended the filing deadline for our Annual Report on Form 10-K and our Form 10-Q for the first quarter of 2006 to September 18, 2006. Subsequent to the effective date of the fifth waiver and consent agreement, we also received an effective notice of default with respect to our Form 10-Q for the second quarter of 2006 on August 24, 2006. The fifth waiver and consent agreement extended the accelerated filing deadline caused as a result of the receipt of the effective notice of default with respect to our Form 10-Q for the second quarter of 2006 to October 22, 2006 (59 days after the receipt of any notice). The fifth waiver and consent agreement would also extend any accelerated filing deadline caused as a result of the receipt of an effective notice of default under the Senior Notes with respect to our Form 10-Q for the third quarter of 2006 to the earlier of 30 days after the receipt of any such notice of default and December 29, 2006.

Beginning with the fourth waiver and consent agreement, we agreed to a 50 basis point increase in the applicable margin on all current and future borrowings outstanding under our senior secured credit facility, and a 12.5 basis point increase in the commitment fee on the unused portion of our revolving credit facility. These increases will continue until we inform our lenders that we no longer need the benefit of the extended filing deadlines granted in the fifth waiver and consent agreement, at which time the fifth waiver and consent agreement will expire and obligate us to the filing requirements set forth in the senior secured credit facility and the fourth waiver and consent agreement.

We believe it is probable that we will file our Form 10-Q for the first quarter of 2006 by September 18, 2006 and our Form 10-Q for the second quarter of 2006 by October 22, 2006; however, there can be no assurance that we will be able to do so. If we are unable to file our Form 10-Q for the first and second quarters of 2006 by the applicable deadlines, we intend to seek additional waivers from the lenders under our senior secured credit facility to avoid an event of default under the facility. An event of default under the senior secured credit facility would entitle the lenders to terminate the senior secured credit facility and declare all or any portion of the obligations under the facility due and payable. If we were unable to timely file our Form 10-Qs for the first and second quarters of 2006 or obtain additional waivers, we would seek to refinance our senior secured credit facility using a $2,855 million commitment for financing facilities that we obtained from Citigroup Global Markets Inc. described below (the Commitment Letter).

Under the indenture governing the Senior Notes, we are required to deliver to the trustee a copy of our periodic reports filed with the SEC within the time periods specified by SEC rules. As a result of our receipt of effective notices of default from the trustee on July 21, 2006, with respect to our Annual Report on

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Form 10-K and our Form 10-Q for the first quarter of 2006 and on August 24, 2006 with respect to our Form 10-Q for the second quarter of 2006, we are required to file our Form 10-Q for the first quarter of 2006 by September 19, 2006, and our Form 10-Q for the second quarter of 2006 by October 23, 2006 in order to prevent an event of default. From June 22, 2006 to July 19, 2006, we solicited consents from the noteholders to a proposed amendment of certain provisions of the indenture and a waiver of defaults thereunder; however, we did not receive a sufficient number of consents and the consent solicitation lapsed. If we fail to file our Form 10-Qs for the first and second quarters of 2006 by the applicable deadlines, the trustee or holders of at least 25% in aggregate principal amount of the Senior Notes may elect to accelerate the maturity of the Senior Notes. We believe it is probable that we will file our Form 10-Qs for the first and second quarters of 2006 by the applicable deadlines; however, there can be no assurance that we will be able to do so. If we are unable to file our Form 10-Qs for the first and second quarters of 2006 by the applicable deadlines, we intend to amend the facility so we may refinance the Senior Notes utilizing the Commitment Letter, likely through a tender offer for the Senior Notes. We will obtain this refinancing from the lenders under our senior secured credit facility or, if we are unsuccessful in obtaining the necessary approvals from our lenders to refinance the Senior Notes, we intend to rely on the Commitment Letter to refinance the senior secured credit facility and repay the Senior Notes.

On July 26, 2006, we entered into the Commitment Letter with Citigroup Global Markets Inc. (Citigroup) for backstop financing facilities totaling approximately $2,855 million. Under the terms of the Commitment Letter, Citigroup has agreed that, in the event we are unable to cure the default under the Senior Notes by September 19, 2006, Citigroup will (a) provide loans in an amount sufficient to repurchase the Senior Notes, (b) use commercially reasonable efforts to obtain the requisite approval from the lenders under our senior secured credit facility for an amendment permitting these additional loans, and (c) in the event that such lender approval is not obtained, provide us with replacement senior secured credit facilities, in addition to the loans to be used to repay the Senior Notes.

Under any of the refinancing alternatives discussed above, we would incur significant costs and expenses, including professional fees and other transaction costs. We also anticipate that it will be necessary to pay significant waiver and amendment fees in connection with the potential amendments to our senior secured credit facility described above. In addition, if we are successful in refinancing any or all of our outstanding debt under the Commitment Letter, we are likely to experience an increase to the applicable interest rates over the life of any new debt in excess of our current interest rates, based on prevailing market conditions and our credit risk.

While we expect that funding will be available under the Commitment Letter to refinance our Senior Notes and/or our senior secured credit facility if necessary, if financing is not available under the Commitment Letter for any reason, we would not have sufficient liquidity to repay our debt. Accordingly, we would be required to negotiate an alternative restructuring or refinancing of our debt.

Any acceleration of the outstanding debt under the senior secured credit facility would result in a cross-default under our Senior Notes. Similarly, the occurrence of an event of default under our Senior Notes would result in a cross-default under the senior secured credit facility. Further, the acceleration of outstanding debt under our senior secured credit facility or our Senior Notes would result in defaults under other contracts and agreements, including certain interest rate and foreign currency derivative contracts, giving the counterparty to such contracts the right to terminate. As of June 30, 2006, we had out-of-the-money derivatives valued at approximately $86 million that the counterparties would have the ability to terminate upon the occurrence of an event of default.

We believe it is probable that we will file our Form 10-Q for the first quarter of 2006 by September 18, 2006 and our Form 10-Q for the second quarter of 2006 by October 22, 2006. Accordingly, we continue to classify the senior secured credit facility and our Senior Notes as long-term debt as of December 31, 2005.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Lines of Credit/Short Term Borrowings

As noted above, the senior secured credit facility for $1,800 million includes a $500 million five-year multi-currency revolving credit and letter of credit facility. As of December 31, 2005, $2 million of the $500 million facility was utilized for letters of credit. Commitment fees related to the unused portion of the senior secured credit facility, prior to the Waiver and Consent dated May 10, 2006, ranged between 0.375% and 0.5% per annum, depending on certain financial ratios we achieve. After the Waiver and Consent dated May 10, 2006, these commitment fees increased to 0.625%, where they will remain until the earlier of December 29, 2006 and such date when we no longer have delayed financial reports, and we request in writing that we no longer need the benefit of the extended reporting deadlines. Additionally, we also have an unsecured line of credit facility in Brazil for $25 million, of which $2 million was available as of December 31, 2005.

As of December 31, 2005, our short-term borrowings were $27 million, consisting of $23 million under an unsecured line of credit in Brazil and $4 million in Italy through local banking relationships not under lines of credit. As of December 31, 2005 the weighted average interest rate on our short-term borrowings was 2.69% (2.50% in 2004).

11.	PREFERRED AND COMMON SHARES

Authorization of Shares

Upon approval by our board of directors, and our shareholders in accordance with NYSE rules, we may issue an unlimited number of common and preferred shares from time to time for such consideration as the board of directors determines is appropriate. The terms of any preferred shares, including dividend rates, conversion and voting rights, if any, redemption prices and similar matters will be established by the board of directors prior to issuance.

Preferred Shares

Our board of directors may, from time to time, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to, each series of preferred shares subject to the limitations in our articles of incorporation. Holders of preferred shares are not entitled to receive notice of, or to attend, any meeting of shareholders and are not entitled to vote at any such meeting, except to the extent otherwise provided in our articles of incorporation in respect of preferred shares. Holders of our preferred shares are entitled to receive dividends in such amounts and at such intervals as may be determined by the board of directors. As of December 31, 2005, there were no preferred shares issued and outstanding.

Common Shares

Our common shares have no nominal or par value and are subordinate to the rights, privileges, restrictions and conditions attaching to any of our preferred shares and shares of any other class ranking senior to the common shares we may issue in the future.

Holders of our common shares are entitled to one vote per common share at all meetings of shareholders, to participate ratably in any dividends which may be declared on our common shares by the board of directors and, in the event of our dissolution, to our remaining property. Our common shares have no pre-emptive, redemption or conversion rights.

The provisions of the Canada Business Corporations Act require that the amendment of certain rights of holders of any class of shares, including the common shares, must be approved by not less than two-thirds of the votes cast by the holders of such shares. A quorum for any meeting of the holders of common shares is

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

25% of the common shares then outstanding. Therefore, it is possible for the rights of the holders of common shares to be changed other than by the affirmative vote of the holders of the majority of the outstanding common shares. In circumstances where certain rights of holders of common shares may be amended, holders of common shares have the right, under the Canada Business Corporations Act, to dissent from such amendment and we would be required to pay them the then fair value of their common shares.

Shareholders are also entitled to rights and privileges under the shareholder rights plan summarized below.

Shareholder Rights Plan

In 2004, our board of directors approved a plan whereby each of our common shares carries one right to purchase additional common shares. The rights expire in 2014, subject to re-confirmation at the annual meetings of shareholders in 2008 and 2011. The rights under the plan are not currently exercisable. The rights may become exercisable upon the acquisition by a person or group of affiliated or associated persons (Acquiring Person) of beneficial ownership of 20% or more of our outstanding voting shares or upon the commencement of a takeover bid. Under those circumstances, holders of rights, with the exception of an Acquiring Person or bidding party, will be entitled to purchase from us, upon payment of the exercise price (currently $200.00 U.S. per right), the number of common shares that can be purchased for twice the exercise price, based on the market value of our common shares at the time the rights become exercisable.

The plan also has a permitted bid feature which allows a takeover bid to proceed without the rights becoming exercisable, provided that the bid meets specified minimum standards of fairness and disclosure, even if our board of directors does not support the bid. The rights may be redeemed by our board of directors prior to the expiration or re-authorization of the rights agreement, with the prior consent of the holders of rights or common shares, for $0.01 U.S. per right. In addition, under specified conditions, our board of directors may waive the application of the rights.

12.	OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated other comprehensive income (loss), net of income tax effects, consists of the following (in millions):

	As of December 31,
	2005	2004

Foreign currency translation adjustments	$(35)	$120
Minimum pension liability	(49)	(32)

	$(84)	$88

A summary of the components of other comprehensive income (loss) is as follows (in millions):

	Year Ended December 31,
	2005	2004	2003

Net change in foreign currency translation adjustments	$(169)	$30	$102
Net change in minimum pension liability	(14)	(41)	4

Net other comprehensive income (loss) adjustments, before income tax (expense) benefit	(183)	(11)	106
Income tax (expense) benefit	11	15	(3)

Other comprehensive income (loss)	$(172)	$4	$103

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

13.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value approximates fair value for our financial instruments that are classified as current in our consolidated and combined balance sheets. The fair values of financial instruments that are recorded at cost and classified as long-term are summarized in the table below (in millions).

	As of December 31,
	2005		2004
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Assets
Long-term receivables from related parties	$71	$71	$104	$104

Liabilities
Long-term debt
Long-term related party debt — net of current portion	—	—	2,307	2,307
Novelis Inc.
Floating rate Term Loan B, due 2012	342	342	—	—
7.25% Senior Notes, due 2015	1,400	1,306	—	—
Novelis Corporation
Floating rate Term Loan B, due 2012	593	593	—	—
Novelis Switzerland S.A.
Capital lease obligation, due 2020 (CHF 60 million)	45	44	—	—
Capital lease obligation, due 2011 (CHF 5 million)	4	4	—	—
Novelis Korea Limited
Bank loan, due 2008	50	45	—	—
Bank loan, due 2008 (KRW 30 billion)	30	25	—	—
Bank loan, due 2007	70	64	70	65
Bank loan, due 2007 (KRW 40 billion)	40	36	39	37
Bank loan, due 2007 (KRW 25 billion)	25	22	24	23
Bank loans, due 2008 through 2011 (KRW 1 billion)	1	1	2	1
Other
Other debt, due 2006 through 2012	3	2	5	4
Financial commitments
Letters of credit	—	2	—	1

Other financial instruments are marked to market to adjust to fair value, and are disclosed in Note 17 — Financial Instruments and Commodity Contracts.

14.	STOCK-BASED COMPENSATION

Stock Options

On January 5, 2005, our board of directors adopted the Novelis Conversion Plan of 2005. The plan allows Novelis employees who transferred from Alcan in connection with the spin-off to replace Alcan stock options with options to purchase our common shares. On January 6, 2005, 1,372,663 Alcan options granted under the Alcan executive stock option plan and held by Novelis employees who worked for Alcan immediately before

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

the spin-off were replaced with options to purchase our common shares. The new options cover 2,723,914 common shares at a weighted average exercise price of $21.57. Converted options that were vested as of the spin-off date continue to be vested. Any unvested options will vest in four equal installments on the anniversary of the spin-off date over the next four years.

As of December 31, 2005, 2,704,790 options were outstanding at a weighted average exercise price of $21.60, and 293,983 of these options were exercisable at a weighted average price of $20.14.

The table below lists key categories of stock option activity for the year ended December 31, 2005.

		Weighted Average
	Options	Exercise Price
	(In thousands)

Equivalent converted Novelis options outstanding as of December 31, 2004	2,724	$21.57
Granted	—	—
Exercised	17	$17.48
Forfeited	—	—
Expired/Cancelled	2	$16.71

Options outstanding as of December 31, 2005	2,705	$21.60

The table below lists information related to options outstanding and vested as of December 31, 2005.

	Options Outstanding
		Weighted Average		Vested Options
		Remaining	Weighted		Weighted
		Contractual Life	Average		Average
Range of Exercise Prices	Options	(Years)	Exercise Price	Options	Exercise Price
	(In thousands)			(In thousands)

$14.17 through $19.74	761	6	$17.81	178	$17.60
$21.49 through $28.17	1,944	9	$23.08	116	$24.05

	2,705	8	$21.60	294	$20.14

As described in Note 1 — Business and Summary of Significant Accounting Policies, we retroactively adopted FASB Statement No. 123, Accounting for Stock-Based Compensation and used the Black-Scholes valuation model to determine the fair value of the options granted. The fair value of each option grant was estimated on the date of grant using the following weighted average assumptions:

	2005	2004	2003

Dividend yield (%)	1.56	1.85	1.88
Expected volatility (%)	30.30	27.87	29.16
Risk-free interest rate (%)	3.73	4.56	3.39
Expected life (years)	5.47	6.00	6.00

Total compensation cost recognized for stock-based employee compensation awards was $3 million in 2005, $2 million in 2004, and $2 million in 2003 and was included in Selling, general and administrative expenses.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Compensation to be Settled in Cash

Stock Price Appreciation Unit Plan

Prior to the spin-off, some Alcan employees who later transferred to Novelis held Alcan stock price appreciation units (SPAUs). These units entitled them to receive cash equal to the excess of the market value of an Alcan common share on the exercise date of a SPAU over the market value of an Alcan common share on its grant date. On January 6, 2005, these employees received 418,777 Novelis SPAUs to replace their 211,035 Alcan SPAUs at a weighted average exercise price of $22.04. All converted SPAUs that were vested on the spin-off date continue to be vested. Unvested SPAUs vest in four equal annual installments beginning on January 6, 2006, the first anniversary of the spin-off date. In case of a change of control of Novelis, all SPAUs shall become immediately exercisable. As of December 31, 2005, 14,315 SPAUs were exercisable at a weighted average price of $16.59.

Total Shareholder Returns Performance Plan

Some Alcan employees who later transferred to Novelis were entitled to receive cash awards under the Alcan Total Shareholder Returns Performance Plan (TSR). TSR was a cash incentive plan which rewarded eligible employees based on the relative performance of Alcan’s common share price and cumulative dividend yield performance compared to other corporations included in the Standard & Poor’s Industrials Index measured over three-year periods starting on October 1, 2002 and 2003. These awards had to be held for three years. On January 6, 2005, these employees immediately ceased participating in and accruing benefits under the TSR. The current three-year performance periods, namely 2002 to 2005 and 2003 to 2006, were truncated as of the date of the spin-off. The accrued awards for all of the TSR participants were converted into 452,667 Novelis restricted share units (RSUs). At the end of each performance period, each holder of RSUs will receive net proceeds based on the price of Novelis common shares at that time, including declared dividends. On October 15, 2005, an aggregate of $7 million was paid to employees who held RSUs that had vested on September 30, 2005. As of December 31, 2005, there were 119,842 RSUs and related dividends outstanding.

Deferred Share Unit Plan For Non-Executive Directors

On January 5, 2005, Novelis established the Deferred Share Unit Plan for Non-Executive Directors under which non-executive directors receive 50% of their compensation payable in the form of directors’ deferred share units (DDSUs) and the other 50% in the form of either cash, additional DDSUs or a combination of these two (at the individual election of each non-executive director). The number of DDSUs is determined by dividing the quarterly amount payable, as elected, by the average closing prices of a common share on the TSX and NYSE on the last five trading days of each quarter. Additional DDSUs representing the equivalent of dividends declared on common shares are credited to each holder of DDSUs.

The DDSUs are redeemable in cash and/or in shares of our common stock following the participant’s retirement from the board. The redemption amount is calculated by multiplying the accumulated balance of DDSUs by the average closing price of a common share on the TSX and NYSE on the last five trading days prior to the redemption date. For the year ended December 31, 2005, 41,862 DDSUs were granted and none were redeemed. On January 1, 2006, 15,189 additional DDSUs were granted resulting in 57,051 DDSUs outstanding.

Novelis Founders Performance Awards

In March 2005, Novelis established a plan to reward certain key executives with Performance Share Units (PSUs) if Novelis share price improvement targets are achieved within specific time periods. For all participants other than the company’s chief executive officer, there are three equal tranches of PSUs, and each

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

has a specific share price improvement target. For the first tranche, the target applies for the period March 24, 2005 to March 23, 2008. For the second tranche, the target applies for the period March 24, 2006 to March 23, 2008. For the third tranche, the target applies for the period March 24, 2007 to March 23, 2008. If awarded, a particular tranche will be paid in cash on the later of six months from the date the specific share price target is reached or twelve months after the start of the performance period and will be based on the average of the daily stock closing prices on the NYSE for the last five trading days prior to the payment date. Upon a participant’s termination due to retirement, death or disability, all PSUs awarded prior to the termination will be paid at the same time as for active participants. For any other termination, all PSUs will be forfeited. The share price improvement targets for the first tranche have been achieved and 180,350 PSUs were awarded on June 20, 2005. For the year ended December 31, 2005, 1,650 PSUs were forfeited and 178,700 remained outstanding. In March 2006, 46,850 PSUs were forfeited. The liability for this award was accrued over the term of the first tranche, was valued on March 24, 2006, and was settled in cash in April 2006 for $3 million.

Deferred Share Agreements

On January 6, 2005, 33,500 Alcan deferred shares held by one of our executives who was an Alcan employee immediately prior to the spin-off were replaced with the right to receive 66,477 Novelis shares. On July 27, 2005, the deferred share agreement was amended to provide that we will, in lieu of granting the executive 66,477 common shares, pay the executive in cash in an amount equal to the value of the shares based on the closing price of the shares on the NYSE on August 1, 2005. This obligation was paid in cash in lieu of shares on August 3, 2005 for $2 million.

Compensation Cost

For the year ended December 31, 2005, stock-based compensation expense for arrangements that are settled in cash was $4 million (2004: $4 million and 2003: $3 million), and was included in Selling, general and administrative expenses.

15.	POST-RETIREMENT BENEFIT PLANS

Our pension obligations relate to funded defined benefit pension plans in the United States, Canada and the United Kingdom, unfunded pension benefits primarily in Germany, and lump sum indemnities to employees of businesses in France, Korea, Malaysia and Italy. Our other post-retirement obligations (Other Benefits) include unfunded health care and life insurance benefits provided to retired employees in Canada and the United States.

Some of our employees participate in defined benefit plans managed by Alcan in the U.S., the U.K. and Switzerland. These benefits are generally based on the employee’s years of service and either a flat dollar rate or on the highest average eligible compensation before retirement.

In 2005, the following occurred related to existing Alcan pension plans covering our employees:

a) In the U.S., for our employees previously participating in the Alcancorp Pension Plan and the Alcan Supplemental Executive Retirement Plan, Alcan agreed to recognize up to one year of additional service in its plan if the employee worked for us and we paid Alcan the normal cost (in the case of the Alcancorp Pension Plan) and the current service cost (in the case of the Alcan Supplemental Executive Retirement Plan);

b) In the U.K., the sponsorship of the Alusuisse Holdings U.K. Ltd Pension Plan was transferred from Alcan to us, and the plan was renamed the Novelis U.K. Pension Plan. No new plan was established. Approximately 575 of our employees who had participated in the British Alcan RILA Plan remained in

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

that plan for 2005. As agreed with the trustees of the plan, we are responsible for remitting to Alcan both the employee and employer contributions for the 2005 year; and

c) In Switzerland, we became a participating employer in the Alcan Swiss Pension Plans. Our employees are participating in these plans for up to one year (or longer with Alcan approval) provided we make the required pension contributions.

For the year ended December 31, 2005, we contributed $14 million to the Alcan sponsored plans described above.

The following plans were established in 2005 to replace the Alcan pension plans that previously covered both Alcan and Novelis employees:

Novelis Pension Plan (Canada) — The Novelis Pension Plan (Canada) provides for pensions calculated on years of service and eligible earnings. There is no service cap. Eligible earnings are based on the average of an employee’s highest 36 consecutive months of salary and short-term incentive award (up to its target). Pensions are normally paid as a lifetime annuity with either guaranteed payments for 60 months, or a 50% lifetime pension to the surviving spouse.

Pension Plan for Officers — The Pension Plan for Officers (PPO) provides for pensions calculated on service up to 20 years as an officer of Novelis or Alcan and eligible earnings. Eligible earnings are based on the excess of the average of an employee’s highest 60 consecutive months of salary and target short-term incentive award over eligible earnings in the U.S. Plan or U.K. Plan, as applicable. Pensions are normally paid as a lifetime annuity. Payments are not subject to Social Security or other offsets.

The board of directors reviewed management’s recommendations with respect to certain modifications of our post-retirement benefit plans. On October 28, 2005, our board of directors approved and adopted the following changes related to our post-retirement benefit plans:

a) New hires (on or after January 1, 2005 in the U.S. and on or after January 1, 2006 in Canada and the U.K.) will generally participate in Defined Contribution (DC) rather than Defined Benefit (DB) plans. The Novelis board of directors also approved the adoption of the Novelis Savings and Retirement Plan effective December 1, 2005. This plan replaced the Alcancorp Employees’ Savings Plan (for U.S. non-union employees) and added a retirement account feature for new hires not eligible for a DB plan;

b) As a result of the spin-off, account balances in the Alcancorp Employees’ Savings Plans (Salaried Plan and Hourly Plan) and the Alcan Employee Savings Plan (Canada) were transferred to the newly established Novelis Savings and Retirement Plan (for non-union U.S. employees), the Novelis Hourly Savings Plan (for hourly “union” U.S. employees) and the Novelis Savings Plan (Canada) for all Canadian employees; and

c) Pursuant to the Employee Matters Agreement (EMA) between Alcan and Novelis, active Novelis transferred employees continued to participate in the Alcancorp Pension Plan (ACPP) until December 31, 2005. Effective October 28, 2005, the Novelis board of directors approved the adoption of Novelis DB pension arrangements (to be called the Novelis Pension Plan (NPP) in the U.S.) for employees who participated in a DB plan with Alcan. Under the terms of the EMA and subject to Internal Revenue Service (IRS) requirements, assets and liabilities will be transferred from ACPP to the new NPP for all transferred employees. Similar transfers will occur in Canada and the U.K. for pension plans, but only for employees who elect to have their accrued pensions transferred to Novelis.

In addition to existing defined benefit pension plans, we have elected in 2005 to assume pension liabilities from the U.S., U.K. and Canadian pension plans that we currently share with Alcan. The assumption of such liabilities will occur in 2006 together with the transfer of assets from Alcan pension

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

plans to either the newly created U.S. pension plan or to the existing U.K. and Canadian pension plans. It is expected that the assumption of liabilities will exceed the transfer of assets resulting in a corresponding decrease in shareholders’ equity.

Employer Contributions to Pension Plans

Our policy is to fund an amount required to provide for contractual benefits attributed to service to date, and amortize unfunded actuarial liabilities typically over periods of 15 years or less. For the year ended December 31, 2005, we contributed $16 million to the funded pension plans and $12 million to the unfunded pension plans. We expect to contribute $26 million to the funded pension plans and $12 million to the unfunded pension plans in 2006.

Our employees also participate in savings plans in Canada and the U.S. as well as defined contribution pension plans in Malaysia and Brazil. We made contributions of $9 million, $8 million and $7 million to these plans in 2005, 2004 and 2003, respectively.

Asset Allocation

The targeted allocation ranges by asset class, and the actual allocation percentages for each class for the years ended December 31, 2005 and 2004 are listed in the table below.

		Allocation in
	Target	Aggregate at
	Allocation	December 31,
Category of Asset	Ranges	2005	2004

Equity securities	40-75%	54%	55%
Debt securities	25-60%	41%	39%
Real estate	—	3%	—
Other	0-25%	2%	6%

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Benefit Obligations, Market Value of Plan Assets, and Net Amount Recognized in Balance Sheet

The following table presents the funded status and the liability recognized in the balance sheet for pension and other benefits for the years ended December 31, 2005 and 2004 (in millions). Other Benefits in the table below include unfunded health care and life insurance benefits provided to retired employees in Canada and the United States.

	Pension Benefits		Other Benefits
	2005	2004	2005	2004

Change in benefit obligation
Benefit obligation measured as of January 1,	$550	$256	$115	$79
Service cost	23	15	4	4
Interest cost	29	29	7	6
Members’ contributions	2	1	—	—
Benefits paid	(26)	(23)	(7)	(8)
Amendments	2	—	(3)	—
Acquisitions/reorganization	(3)	251	—	22
Curtailments/settlements/termination benefits	—	(43)	—	—
Actuarial (gains) losses	40	32	6	12
Currency (gains) losses	(42)	32	—	—

Benefit obligation measured as of December 31,	$575	$550	$122	$115

Benefit obligation of funded plans	$414	$398	—	—
Benefit obligation of unfunded plans	161	152	$122	$115

Benefit obligation measured as of December 31,	$575	$550	$122	$115

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

	Pension Benefits		Other Benefits
	2005	2004	2005	2004

Change in market value of plan assets
Assets as of January 1,	$290	$114
Actual return on assets	23	17
Members’ contributions	2	1
Benefits paid	(26)	(23)
Company contributions	28	32
Acquisitions/reorganization	—	177
Curtailments/settlements/termination benefits	—	(39)
Currency gains (losses)	(16)	11

Assets as of December 31,	$301	$290

Assets less than benefit obligation of funded plans	$(113)	$(108)
Benefit obligation of unfunded plans	(161)	(152)	$(122)	$(115)

Assets less than benefit obligation	$(274)	$(260)	$(122)	$(115)
Unamortized
— actuarial (gains)/losses	$92	$84	$23	$26
— prior service cost	15	15	(1)	(1)
Minimum pension liability	(62)	(54)	—	—
Intangible assets	11	9	—	—
Accumulated other comprehensive income	51	45	—	—

Net amount recognized in balance sheet	$(167)	$(161)	$(100)	$(90)

Amount recognized for funded plans	$(44)	$(44)	—	—
Amount recognized for unfunded plans	(123)	(117)	$(100)	$(90)

Net amount recognized in balance sheet	$(167)	$(161)	$(100)	$(90)

For certain pension plans, the projected benefit obligation (PBO) exceeds the market value of the plans’ assets. For these plans which include unfunded pensions and lump sum indemnities, the PBO and market value of plan assets for the year ended December 31, 2005 were $547 million and $270 million, respectively. For the year ended December 31, 2004, the PBO and market value of plan assets were $523 million and $260 million, respectively.

The total accumulated benefit obligation (ABO) for all pensions plans for the years ended December 31, 2005 and 2004 were $512 million and $488 million, respectively. For certain pension plans, the ABO exceeds the market value of assets. For those plans which include unfunded pensions and lump sum indemnities, the ABO and market value of plan assets for the year ended December 31, 2005 were $479 million and $265 million, respectively. For the year ended December 31, 2004, the ABO and market value of plan assets were $453 million and $252 million, respectively.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Future Benefit Payments

Expected benefit payments for the next ten years are listed in the table below (in millions).

	Pension	Other
	Benefits	Benefits

2006	$25	$7
2007	27	7
2008	27	7
2009	29	7
2010	31	7
2011 through 2015	185	44

Total	$324	$79

Net Periodic Benefit Cost, Actuarial Assumptions and Sensitivity Analysis

The components of net periodic benefit cost, and the weighted average assumptions used to determine benefit obligations for the years ended December 31, 2005, 2004 and 2003 are listed in the table below (dollars in millions).

	Pension Benefits			Other Benefits
	2005	2004	2003	2005	2004	2003

Components of net periodic benefit cost
Service cost	$23	$27	$21	$4	$4	$2
Interest cost	29	37	33	7	6	5
Expected return on assets	(20)	(28)	(28)	—	—	—
Amortization
— actuarial (gains) losses	5	4	3	1	1	—
— prior service cost	2	4	5	—	—	—
Curtailment/settlement losses	—	(19)	7	—	—	—

Total	$39	$25	$41	$12	$11	$7

Weighted average assumptions used to determine benefit obligations as of December 31,
Discount rate	5.1%	5.4%	5.8%	5.7%	5.8%	6.2%
Average compensation growth	4.0%	3.6%	3.3%	3.9%	4.0%	3.7%
Weighted average assumptions used to determine net periodic benefit cost
Discount rate	5.4%	5.8%	6.2%	5.8%	6.2%	6.5%
Average compensation growth	4.2%	3.3%	3.0%	4.0%	3.7%	3.9%
Expected return on plan assets	7.4%	8.3%	8.0%	—	—	—

In selecting the appropriate discount rate for each plan, we generally used a country-specific high-quality corporate bond index, adjusted to reflect the duration of the particular plan. In the U.S., the discount rate was calculated by matching the plan’s projected cash flows with similar duration high-quality corporate bonds to develop a present value, which was then calibrated to develop a single equivalent discount rate.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

In estimating the expected return on assets of a pension plan, consideration is given primarily to its target allocation, the current yield on long-term bonds in the country where the plan is established, and the historical risk premium in each relevant country of equity or real estate over long-term bond yields. The approach is consistent with the principle that assets with higher risk provide a greater return over the long term.

Novelis provides unfunded health care and life insurance benefits to retired employees in Canada and the United States, for which we paid $7 million in 2005. The assumed health care cost trend used for measurement purposes is 9.0% for 2006, decreasing gradually to 5.0% in 2010 and remaining at that level thereafter. A change of one percentage point in the assumed health care cost trend rates would have the following effects (in millions).

	Other Benefits
	1% Increase	1% Decrease

Sensitivity Analysis
Effect on service and interest costs	$1	$(1)
Effect on benefit obligation	$12	$(11)

In addition, Novelis provides post-employment benefits, including workers’ compensation, disability, jubilees, early retirement and continuation of benefits (medical, dental, and life insurance) to former or inactive employees which are accounted for on an accrual basis in accordance with FASB Statement No. 112, Employers’ Accounting for Postemployment Benefits — an amendment of FASB Statements No. 5 and 43.  Other long-term liabilities included $24 million at December 31, 2005 for these benefits.

16.	CURRENCY GAINS AND LOSSES

The following currency gains (losses) are included in Other income — net in our consolidated and combined statements of income (in millions).

	Year Ended December 31,
	2005	2004	2003

Net gains (losses) on change in fair market value of currency derivatives	$96	$(23)	$(37)
Realized currency gains	—	—	1
Net gains (losses) on translation of monetary assets and liabilities	6	(4)	(7)

	$102	$(27)	$(43)

The following currency gains (losses) are recorded in Accumulated other comprehensive income (loss).

	Year Ended December 31,
	2005	2004	2003

Cumulative translation adjustment — beginning of year	$120	$90	$(12)
Effect of changes in exchange rates	(155)	30	103
Realized translation adjustment gains	—	—	(1)

Cumulative translation adjustment — end of year	$(35)	$120	$90

17.	FINANCIAL INSTRUMENTS AND COMMODITY CONTRACTS

In conducting our business, we use various derivative and non-derivative instruments, including forward contracts, to manage the risks arising from fluctuations in exchange rates, interest rates, aluminum prices and other commodity prices. Such instruments are used for risk management purposes only. We may be exposed to losses in the future if the counterparties to the contracts fail to perform. We are satisfied that the risk of such

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

non-performance is remote, due to our monitoring of credit exposures. Alcan is the principal counterparty to our aluminum forward contracts and some of our aluminum options. In 2004, Alcan was also the principal counterparty to our forward exchange contracts. As described in Note 20 — Related Party Transactions, in 2004 and prior years, Alcan was considered a related party to us. However, subsequent to the spin-off, Alcan is no longer a related party, as defined in FASB Statement No. 57, Related Party Disclosures.

There have been no material changes in financial instruments and commodity contracts during 2005, except as noted below.

•	During the first quarter of 2005, we entered into U.S. dollar interest rate swaps totaling $310 million with respect to the Term Loan B in the U.S. and $766 million of cross-currency interest rate swaps (Euro 475 million, GBP 62 million, CHF 35 million) with respect to intercompany loans to several European subsidiaries.

•	During the second quarter of 2005, we monetized the initial cross-currency interest rate swaps and replaced them with new cross-currency interest rate swaps maturing in 2015, totaling $712 million as of December 31, 2005 (Euro 475 million, GBP 62 million, CHF 35 million). We realized a gain of $45 million related to this transaction.

•	During the third quarter of 2005, we entered into cross-currency principal only swaps (Euro 89 million). The U.S. notional amount of these swaps was $108 million as of December 31, 2005. These swaps mature in 2006 and are designated as cash flow hedging instruments.

The fair values of our financial instruments and commodity contracts as of December 31, 2005 were as follows (in millions):

				Net Fair
As of December 31, 2005	Maturity Dates	Assets	Liabilities	Value

Forward foreign exchange contracts	2006 through 2011	$15	$(9)	$6
Interest rate swaps	2006 through 2008	5	—	5
Cross-currency interest swaps	2006 through 2015	—	(24)	(24)
Aluminum forward contracts	2006 through 2009	87	(7)	80
Aluminum call options	Matures in 2006	109	—	109
Fixed price electricity contract	Matures in 2016	68	—	68

		284	(40)	244
Less: current portion(A)		194	(22)	172

		$90	$(18)	$72

(A)	Current portion as presented on our consolidated balance sheet. Remaining long-term portions of fair values are included in Other long-term assets and Other long-term liabilities on our consolidated balance sheet.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

The fair values of our financial instruments and commodity contracts as of December 31, 2004 were as follows (in millions):

				Net Fair
As of December 31, 2004	Maturity Dates	Assets	Liabilities	Value

Forward foreign exchange contracts	2005 through 2009	$3	$(60)	$(57)
Interest rate swaps	Matures in 2007	—	(1)	(1)
Cross-currency interest swaps	2005 through 2007	—	(8)	(8)
Aluminum forward contracts	2005 through 2006	112	(8)	104
Aluminum call options	Matures in 2005	26	—	26
Embedded derivatives	Matures in 2005	—	(13)	(13)
Natural gas futures	Matures in 2005	—	(1)	(1)
Fixed price electricity contract	Matures in 2016	18	—	18

		159	(91)	68
Less: current portion(A)		156	(91)	65

		$3	$—	$3

(A)	Current portion as presented on our combined balance sheet. Remaining long-term portions of fair values are included in Other long-term assets and Other long-term liabilities on our combined balance sheet.

18.	INCOME TAXES

We are subject to Canadian and United States federal, state, and local income taxes as well as other foreign income taxes. The domestic (Canada) and foreign components of Income before provision for taxes on income, minority interests’ share and cumulative effect of accounting change (and after removing our Equity in net income of non-consolidated affiliates) are as follows (in millions).

	Year Ended December 31,
	2005	2004	2003

Domestic (Canada)	$28	$(25)	$(24)
Foreign (all other countries)	190	250	228

	$218	$225	$204

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

The significant components of the Provision for taxes on income are as follows (in millions):

	Year Ended December 31,
	2005	2004	2003

Current income taxes
Canada	$11	$(11)	$(11)
Foreign (all other countries)	66	80	81

Total current	77	69	70

Deferred income taxes
Canada	(15)	2	4
Foreign (all other countries)	45	95	(24)

Total deferred	30	97	(20)

Total provision for taxes on income	$107	$166	$50

A reconciliation of the Canadian statutory income tax rates to our effective income tax rates for the periods presented is as follows ($ in millions):

	Year Ended December 31,
	2005	2004	2003

Canadian Statutory tax rate	33.0%	33.0%	32.0%

Income taxes at the Canadian statutory rate	$72	$74	$66
Increase (decrease) in tax rate resulting from:
Exchange translation items	23	13	1
Exchange revaluation of deferred income taxes	1	2	4
Change in valuation allowance	5	42	(14)
Tax credits and other allowances	(2)	(3)	(3)
Expense/income items with no tax effect	7	(2)	(4)
Tax rate differences on foreign earnings	5	10	9
Prior years’ tax adjustments	(10)	5	(13)
Withholding tax in connection with the spin-off	—	21	—
Other — net	6	4	4

Provision for taxes on income	$107	$166	$50

Effective tax rate	49.1%	73.8%	24.5%

Deferred income taxes recognize the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the carrying amounts used for income tax purposes, and the impact of available net operating loss (NOL) and tax credit carryforwards. These items are stated at the enacted tax rates that are expected to be in effect when taxes are actually paid or recovered.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

The deferred income tax assets and deferred income tax liabilities are as follows (in millions):

	As of December 31,
	2005	2004

Deferred income tax assets:
Provisions not currently deductible for tax purposes	$183	$100
Tax losses/benefit carryforwards	101	174
Other assets	20	41

Total deferred income tax assets	304	315
Less: valuation allowance	(73)	(163)

Net deferred income tax assets	$231	$152

Deferred income tax liabilities:
Property, plant and equipment	$239	$255
Inventory valuation	48	42
Other liabilities	127	93

Total deferred income tax liabilities	$414	$390

Total Deferred income tax liabilities	$414	390
Less: Net deferred income tax assets	231	152

Net deferred income tax liabilities	$183	$238

FASB Statement No. 109 requires that we reduce our deferred income tax assets by a valuation allowance if, based on the weight of the available evidence, it is more likely than not that all or a portion of a deferred tax asset will not be realized. After consideration of all evidence, both positive and negative, management concluded that it is more likely than not that we will not realize a portion of our deferred tax assets and that valuation allowances of $73 million and $163 million were necessary as of December 31, 2005 and 2004, respectively.

As of December 31, 2005, we have net operating loss carryforwards of approximately $69 million (tax effected) and tax credit carryforwards of $32 million which will be available to offset future taxable income and tax liabilities, respectively. The carryforwards expire starting in 2006 with some amounts being carried forward indefinitely. Valuation allowances of $50 million and $12 million have been recorded against net operating loss carryforwards and tax credit carryforwards, respectively, where it is more likely than not that such benefits will not be realized. The net operating loss carryforwards are predominantly in the United Kingdom, France, and Italy. For the year ended December 31, 2005, the provision for taxes on income excluded $8.7 million of tax benefits which was recorded as a purchase price adjustment reducing goodwill.

The 2004 and 2003 historical combined financial statements were prepared on a carve-out basis. Under this carve-out basis, we calculated our income taxes for the years ended December 31, 2004 and 2003 as if all of our businesses had been separate tax paying legal entities, each filing a separate income tax return in its local tax jurisdiction. Because of differences between (i) the carve-out basis for the years 2004 and 2003 and (ii) the actual post-spin legal entity basis for 2005, the deferred income tax assets and respective valuation allowances were decreased by $53 million and $106 million, respectively.

We have undistributed earnings in our foreign subsidiaries. For those subsidiaries where the earnings are considered to be permanently reinvested, no provision for Canadian income taxes has been provided. Upon repatriation of those earnings, in the form of dividends or otherwise, the Company would be subject to both

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Canadian income taxes (subject to an adjustment for foreign taxes paid) and withholding taxes payable to the various foreign countries. For those subsidiaries where the earnings are not considered permanently reinvested, taxes have been provided as required. The determination of the unrecorded deferred income tax liability for temporary differences related to investments in foreign subsidiaries and foreign corporate joint ventures that are considered to be permanently reinvested is not considered practicable.

We believe that it is more likely than not that the remaining deferred income tax assets as shown will be realized when future taxable income is generated through the reversal of existing temporary differences and income that is expected to be generated by businesses that have long-term contracts or a history of generating taxable income.

The Company and certain of its subsidiaries are under examination by the relevant taxing authorities for various tax years. We regularly assess the potential outcome of these examinations in each of the taxing jurisdictions when determining the adequacy of the provision for taxes on income. Tax reserves have been established, which we believe to be adequate in relation to the potential for additional assessments. Once established, reserves are adjusted only when there is more information available or when an event occurs necessitating a change to the reserves. While we believe that the amount of the tax estimates is reasonable, it is possible that the ultimate outcome of current or future examinations may exceed current reserves in amounts that could be material but cannot be estimated as of December 31, 2005.

We have recorded an income tax payable of $55 million as of December 31, 2005 and have made income tax payments to taxing authorities of $39 million during 2005.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

19.	EARNINGS PER SHARE

The following table shows the information used in the calculation of basic and diluted earnings per share (in millions, except per share amounts).

	Year Ended December 31,
	2005	2004	2003

Numerator:
Net income before cumulative effect of accounting change	$96	$55	$157
Cumulative effect of accounting change — net of tax	(6)	—	—

Net income	$90	$55	$157

Denominator:
Weighted average number of outstanding shares	73.99	73.99	73.99
Effect of dilutive shares	.24	.44	.44

Adjusted number of outstanding shares	74.23	74.43	74.43

Earnings per share:
Basic —
Net income before cumulative effect of accounting change	$1.29	$0.74	$2.12
Cumulative effect of accounting change — net of tax	(0.08)	—	—

Net income	$1.21	$0.74	$2.12

Diluted —
Net income before cumulative effect of accounting change	$1.29	$0.74	$2.11
Cumulative effect of accounting change — net of tax	(0.08)	—	—

Net income	$1.21	$0.74	$2.11

We use the treasury stock method to calculate the dilutive effect of stock options and other common stock equivalents (dilutive shares). Diluted earnings per share reflects the dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. These potential shares include dilutive stock options and Director Deferred Share Units (DDSUs).

Options to purchase an aggregate of 2,704,790 of our common shares were held by our employees as of December 31, 2005. For the year ended December 31, 2005, 1,363,647 of these options were dilutive, at an average exercise price of $19.44. These dilutive stock options are equivalent to 179,805 of our common shares for the year ended December 31, 2005. Additionally, there were 57,051 DDSUs that were included as dilutive shares for the year ended December 31, 2005 (see Note 14 — Stock-Based Compensation). The number of anti-dilutive options held by our employees as of December 31, 2005 was 1,341,143.

For the years ended December 31, 2004 and 2003, the number of shares used to compute basic earnings per share was 73,988,932, based on the number of Novelis common shares outstanding on our spin-off date of January 6, 2005. For diluted earnings per share for 2004 and 2003 the effect of dilutive stock options was calculated based on an aggregate of 1,356,735 Alcan common shares held by Novelis employees. Of these, 685,285 options to purchase Alcan common shares at an average exercise price of $29.96 were dilutive for the years ended December 31, 2004 and 2003. These dilutive stock options were equivalent to 443,351 of Novelis common shares. The number of anti-dilutive Alcan options attributable to Novelis employees as of December 31, 2004 and 2003 was 671,450.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

20.	RELATED PARTY TRANSACTIONS

In 2004 and prior, Alcan was considered a related party to Novelis. However, subsequent to the spin-off, Alcan is no longer a related party as defined in FASB Statement No. 57, and accordingly, all transactions between Novelis and Alcan subsequent to the spin-off are third party transactions. The following table describes the nature and amounts of transactions that we had with related parties during the years ended December 31, 2005, 2004 and 2003 (in millions).

	Year Ended December 31,
	2005	2004	2003

Net sales
Alcan(A)	$—	$450	$472

Cost of sales
Alcan(A)	$—	$403	$436

Research and development expenses
Alcan(B)	$—	$38	$44

Interest expense and amortization of debt issuance costs — net
Alcan(C)	$—	$33	$19

Other (income) expense — net
Alcan:
Service fee income(D)	$—	$(42)	$(39)
Service fee expense(E)	—	25	26
Interest income(F)	—	(22)	(4)
Net gains on change in fair market value of derivatives(G)	—	(23)	(68)
Other	—	8	2

Total Other income — net, with Alcan	—	(54)	(83)
Aluminium Norf GmbH:
Interest expense (income)	1	(2)	(1)

Total Other income — net, with all related parties	$1	$(56)	$(84)

Purchases of inventory, tolling services and electricity
Aluminium Norf GmbH(H)	$205	$203	$187
Alcan(I)	—	1,739	1,732
Consorcio Candonga(J)	8	2	—
Petrocoque S.A. Industria e Comercio(K)	2	2	2

Total purchases from related parties	$215	$1,946	$1,921

(A)	We purchase from and sell materials to Alcan in the ordinary course of business.

(B)	These expenses represent an allocation of research and development expenses incurred by Alcan on behalf of Novelis.

(C)	As discussed further below and in Note 10 — Long-Term Debt, we had various short-term borrowings and long-term debt payable to Alcan where interest was charged on both a fixed and a floating rate basis.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

(D)	Service fee income arose from sales of research and development and other corporate services to Alcan.

(E)	Service fee expense arose from the purchase of corporate services from Alcan.

(F)	Represents interest income earned on outstanding advances and loans to Alcan.

(G)	Alcan was the counterparty to most of our metal and currency derivatives.

(H)	Aluminium Norf GmbH provides tolling services to us.

(I)	Alcan is our primary third party supplier of prime and sheet ingot. Refer to Note 21 — Commitments and Contingencies.

(J)	Consorcio Candonga supplies approximately 25% of Novelis South America’s total electricity requirements.

(K)	Petrocoque S.A. Industria e Comercio supplies calcined-coke to our South America smelting operations.

The table below describes the nature of and the period-end balances that we have with related parties.

	As of December 31,
	2005	2004

Customer accounts receivable
Alcan(A)	$—	$87

Other receivables
Alcan(B)	$—	$666
Aluminium Norf GmbH(C)	33	45

	$33	$711

Long-term receivables
Alcan	$—	$2
Aluminium Norf GmbH(C)	71	102

	$71	$104

Current portion of long-term debt
Alcan(D)	$—	$290

Short-term borrowings
Alcan(E)	$—	$312

Accounts payable
Alcan(A)	$—	$297
Aluminium Norf GmbH(A)	38	45

	$38	$342

Long-term debt — net of current portion
Alcan(D)	$—	$2,307

(A)	We purchase from and sell materials to Alcan and we purchase services from an investee accounted for under the equity method, in the ordinary course of business.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

(B)	The balance as of December 31, 2004 includes various short-term floating rate notes totaling Euro 266 million and $55 million maturing within one year that were settled by Alcan in 2005 as part of our spin-off.

(C)	The balances represent current and non-current portions of a loan to an investee accounted for under the equity method.

(D)	We had various loans payable to Alcan as of December 31, 2004 as described in Note 10 — Long-Term Debt that were repaid in the first quarter of 2005.

(E)	The balance as of December 31, 2004 is comprised of loans due to Alcan in various currencies including Euro 193 million and GBP 20 million that were repaid in 2005 as part of our spin-off.

21.	COMMITMENTS AND CONTINGENCIES

As described in Note 20 — Related Party Transactions, Alcan is our primary supplier of prime and sheet ingot. Purchases from Alcan for the years ended December 31, 2005, 2004 and 2003 represented 40%, 43% and 42%, respectively, of our total combined prime and sheet ingot purchases.

In addition to the assumed liabilities and contingencies described below, we may, in the future, be involved in, or subject to, other disputes, claims and proceedings that arise in the ordinary course of our business, including some that we assert against others. Where appropriate, we have established reserves in respect of these matters (or, if required, we have posted cash guarantees). While the ultimate resolution of, and liability and costs related to, these matters cannot be determined with certainty due to the considerable uncertainties that exist, we do not believe that any of these pending actions, individually or in the aggregate, will materially impair our operations or materially adversely affect our financial position, results of operations or liquidity. Although there is a possibility that liabilities may arise in other instances for which no accruals have been made, or that actual losses may exceed our estimated liabilities for which we have provided accruals, we do not believe that it is probable that any associated losses or incremental losses would be sufficient to materially impair our operations or materially adversely affect our financial position, results of operations or liquidity for any particular reporting period, absent unusual circumstances.

Separation from Alcan

In connection with our separation from Alcan, we assumed a number of liabilities, commitments and contingencies mainly related to our historical rolled products operations, including liabilities in respect of legal claims and environmental matters. As a result, we may be required to indemnify Alcan for claims successfully brought against Alcan or for the defense of, or defend, legal actions that arise from time to time in the normal course of our rolled products business including commercial and contract disputes, employee-related claims and tax disputes (including several disputes with Brazil’s Ministry of Treasury regarding taxes and social security contributions described below).

Legal Proceedings

Reynolds Boat Case.  As previously disclosed, we and Alcan Inc. were defendants in a case in the United States District Court for the Western District of Washington, in Tacoma, Washington, case number C04-0175RJB. Plaintiffs were Reynolds Metals Company, Alcoa, Inc. and National Union Fire Insurance Company of Pittsburgh, Pennsylvania. The case was tried before a jury beginning on May 1, 2006 under warranty theories, based on allegations that from 1998 to 2001 we and Alcan sold certain aluminum products that were ultimately used for marine applications and were unsuitable for such applications. The jury reached a verdict on May 22, 2006 against us and Alcan for approximately $60 million, and the court later awarded Reynolds and Alcoa approximately $16 million in prejudgment interest and court costs.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

The case was settled during July 2006 as among us, Alcan, Reynolds, Alcoa and their insurers for $71 million. We contributed approximately $1 million toward the settlement, and the remaining $70 million was funded by our insurers. Although the settlement was substantially funded by our insurance carriers, certain of them have reserved the right to request a refund from us, after reviewing details of the plaintiffs’ damages to determine if they include costs of a nature not covered under the insurance contracts. Of the $70 million funded, $39 million is in dispute with and under further review by certain of our insurance carriers, who have six months to complete their review. We have agreed to post a letter of credit in the amount of approximately $10 million in favor of one of those insurance carriers, while we resolve the questions, if any, about the extent of coverage of the costs included in the settlement.

As of December 31, 2005 we recognized a liability included in Accrued expenses and other current liabilities of $71 million, the full amount of the settlement, with a corresponding charge to earnings. We also recognized an insurance receivable included in Prepaid expenses and other current assets of $31 million with a corresponding increase to earnings. Although $70 million of the settlement was funded by our insurers, we have only recognized an insurance receivable to the extent that coverage is not in dispute. We have presented the net loss of $40 million as a separate line item on the face of our statement of income entitled Litigation settlement — net of insurance recoveries.

While the ultimate resolution of the nature and extent of any costs not covered under our insurance contracts cannot be determined with certainty or reasonably estimated at this time, if there is an adverse outcome with respect to insurance coverage, and we are required to reimburse our insurers, it could have a material impact on cash flows in the period of resolution. Alternatively, the ultimate resolution could be favorable such that insurance coverage is in excess of what we have recognized to date. This would result in our recording a non-cash gain in the period of resolution, and this non-cash gain could have a material impact on our results of operations during the period in which such a determination is made.

Environmental Matters

The following describes certain environmental matters relating to our business. None of the environmental matters include government sanctions of $100,000 or more.

We are involved in proceedings under the U.S. Comprehensive Environmental Response, Compensation, and Liability Act, also known as CERCLA or Superfund, or analogous state provisions regarding liability arising from the usage, storage, treatment or disposal of hazardous substances and wastes at a number of sites in the United States, as well as similar proceedings under the laws and regulations of the other jurisdictions in which we have operations, including Brazil and certain countries in the European Union. Such laws typically impose joint and several liability, without regard to fault or the legality of the original conduct, for the costs of environmental remediation, natural resource damages, third party claims, and other expenses, on those persons who contributed to the release of a hazardous substance into the environment. In addition, we are, from time to time, subject to environmental reviews and investigations by relevant governmental authorities.

As described further in the following paragraph, we have established procedures for regularly evaluating environmental loss contingencies, including those arising from such environmental reviews and investigations and any other environmental remediation or compliance matters. We believe we have a reasonable basis for evaluating these environmental loss contingencies, and we believe we have made reasonable estimates of the costs that are likely to be borne by us for these environmental loss contingencies. Accordingly, we have established reserves based on our reasonable estimates for the currently anticipated costs associated with these environmental matters. We estimate that the undiscounted remaining clean-up costs related to all of our known environmental matters will be approximately $47 million. A total liability of $47 million has been recorded on our consolidated balance sheet as of December 31, 2005. Of this amount, $38 million is included in Other long-term liabilities, with the remaining $9 million included in Accrued expenses and other current liabilities

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

in our consolidated balance sheet as of December 31, 2005. Management has reviewed the environmental matters for which we assumed liability as a result of our separation from Alcan. As a result of this review, management has determined that the currently anticipated costs associated with these environmental matters should not, individually or in the aggregate, materially impair our operations or materially adversely affect our financial position, results of operations or liquidity.

With respect to environmental loss contingencies, we record a loss contingency on a non-discounted basis whenever such contingency is probable and reasonably estimable. The evaluation model includes all asserted and unasserted claims that can be reasonably identified. Under this evaluation model, the liability and the related costs are quantified based upon the best available evidence regarding actual liability loss and cost estimates. Except for those loss contingencies where no estimate can reasonably be made, the evaluation model is fact-driven and attempts to estimate the full costs of each claim. Management reviews the status of, and estimated liability related to, pending claims and civil actions on a quarterly basis. The estimated costs in respect of such reported liabilities are not offset by amounts related to cost-sharing between parties, insurance, indemnification arrangements or contribution from other potentially responsible parties unless otherwise noted.

Oswego North Ponds.  Oswego North Ponds is currently our largest known single environmental loss contingency. In the late 1960s and early 1970s, Novelis Corporation (a wholly-owned subsidiary of ours and formerly known as Alcan Aluminum Corporation, or Alcancorp.) in Oswego, New York used an oil containing polychlorinated biphenyls (PCBs) in its re-melt operations. At the time, Novelis Corporation utilized a once-through cooling water system that discharged through a series of constructed ponds and wetlands, collectively referred to as the North Ponds. In the early 1980s, low levels of PCBs were detected in the cooling water system discharge and Novelis Corporation performed several subsequent investigations. The PCB-containing hydraulic oil, Pydraul, which was eliminated from use by Novelis Corporation in the early 1970s, was identified as the source of contamination. In the mid-1980s, the Oswego North Ponds site was classified as an “inactive hazardous waste disposal site” and added to the New York State Registry. Novelis Corporation ceased discharge through the North Ponds in mid-2002.

In cooperation with the New York State Department of Environmental Conservation (NYSDEC) and the New York State Department of Health, Novelis Corporation entered into a consent decree in August 2000 to develop and implement a remedial program to address the PCB contamination at the Oswego North Ponds site. A remedial investigation report was submitted in January 2004. The current estimated cost associated with this remediation is in the range of $12 million to $26 million. Based upon the report and other factors, we accrued $19 million as our estimated cost, which is included in the total liability for undiscounted remaining clean-up costs of $47 million described above. In addition, NYSDEC held a public hearing on the remediation plan on March 13, 2006 and we believe that our estimate of $19 million is reasonable, and that the remediation plan will be approved for implementation in 2007.

Borgofranco.  A stockpile of salt cake, a by-product of the production process at our Borgofranco, Italy plant, has accumulated over several years. A reserve of approximately $8 million has been provided for its processing and disposal. Further, tests on the soil at the Borgofranco site discovered additional contamination. A reserve of approximately $4 million was established to cover the expected remediation required. In the third quarter of 2005, we announced our intent to close the business. Additional land remediation reserves of $1.5 million and additional salt cake reserves of $4.5 million were established following the closure announcement.

Judicial Deposits

Primarily as a result of legal proceedings with Brazil’s Ministry of Treasury regarding certain taxes in South America, we made cash deposits aggregating $8 million during 2005 and $7 million during 2004. As of December 31, 2005, we have a total of $15 million deposited in judicial depository accounts pending

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

finalization of the related cases. These amounts are included in Other long-term assets on our consolidated and combined balance sheets. The depository accounts are in the name of the Brazilian government and will be expended towards these legal proceedings or released to us, depending on the outcome of the legal cases.

Indirect Guarantees of the Indebtedness of Others

In addition to the aforementioned matters, we have also issued indirect guarantees of the indebtedness of others. In November 2002, the FASB issued FASB Interpretation No. 45 which requires that upon issuance of certain guarantees, a guarantor must recognize a liability for the fair value of an obligation assumed under the guarantee.

Under FASB Interpretation No. 45, a guarantor must disclose significant information about the obligations it guarantees including: the nature of the guarantee, maximum amount of future payments, fair market value of the liability, recourse provisions available to the guarantor, and any associated recoverable collateral.

Under FASB Interpretation No. 45, there are four principal types of guarantees: financial guarantees, performance guarantees, indemnifications, and indirect guarantees of the indebtedness of others. Currently, we only issue indirect guarantees for the indebtedness of others. The guarantees may cover the following entities:

•	wholly-owned subsidiaries;

•	variable interest entities consolidated under FASB Interpretation No. 46 (Revised); and

•	Aluminium Norf GmbH, which is a fifty percent (50%) owned joint venture which does not meet the consolidation tests under FASB Interpretation No. 46 (Revised).

In all cases, the indebtedness guaranteed is for trade payables to third parties.

Since we consolidate wholly-owned subsidiaries and variable interest entities in our financial statements, all liabilities associated with trade payables for these entities are already included in our consolidated and combined balance sheets.

The following table discloses our obligations under indirect guarantees of indebtedness as of December 31, 2005 (in millions).

	Maximum
	Potential Future	Liability	Assets Held for
Type of Entity	Payment	Carrying Value	Collateral

Wholly-Owned Subsidiaries	$14	$2	$—
Aluminium Norf GmbH	12	—	—

22.	OTHER INCOME — NET

The following table presents the components of Other income — net (in millions).

	Year Ended December 31,
	2005	2004	2003

Net gains on change in fair market value of derivative instruments(A)	$(269)	$(69)	$(20)
Gain on disposals of fixed assets — net	(17)	(5)	(28)
Exchange (gains) losses — net	(6)	2	17
Service fee income — net	—	(17)	(13)
Other	(7)	27	(5)

	$(299)	$(62)	$(49)

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

(A)	Included in the year ended December 31, 2005 amount is $43 million in pre-tax unrealized losses ($29 million after-tax) on the change in market value of derivative contracts, primarily with Alcan, for the period from January 1 to January 5, 2005, as described in Note 1 — Business and Summary of Significant Accounting Policies — Basis of Combination: Pre-Spin-off.

23.	SEGMENT, GEOGRAPHICAL AREA AND MAJOR CUSTOMER INFORMATION

Due in part to the regional nature of supply and demand of aluminum rolled products and in order to best serve our customers, we manage our activities on the basis of geographical areas and are organized under four operating segments. The operating segments are Novelis North America (NNA), Novelis Europe (NE), Novelis Asia (NA) and Novelis South America (NSA).

Our chief operating decision-maker uses regional financial information in deciding how to allocate resources to an individual segment, and in assessing performance of the segment. Novelis’ chief operating decision-maker is its chief executive officer.

We measure the profitability and financial performance of our operating segments based on Regional Income, in accordance with FASB Statement No. 131, Disclosure About the Segments of an Enterprise and Related Information. Regional Income provides a measure of our underlying regional segment results that is in line with our portfolio approach to risk management. We define Regional Income as income before (a) interest expense and amortization of debt issuance costs; (b) unrealized gains and losses due to changes in the fair market value of derivative instruments, except for Korean foreign exchange derivatives; (c) depreciation and amortization; (d) impairment charges on long-lived assets; (e) minority interests’ share; (f) adjustments to reconcile our proportional share of Regional Income from non-consolidated affiliates to income as determined on the equity method of accounting (proportional share to equity accounting adjustments); (g) restructuring charges; (h) gains or losses on disposals of fixed assets and businesses; (i) corporate costs; (j) litigation settlement — net of insurance recoveries; (k) gains on the monetization of cross-currency interest rate swaps; (l) provision for taxes on income; and (m) cumulative effect of accounting change — net of tax.

We have recast our segment information for the years ended December 31, 2004 and 2003 to conform to our definition of Regional Income. Net sales and expenses are measured in accordance with the policies and procedures described in Note 1 — Business and Summary of Significant Accounting Policies, except the operating segments include our proportionate share of net sales, expenses, assets and liabilities of our non-consolidated affiliates accounted for using the equity method, since they are managed within each operating segment.

The following is a description of our operating segments:

•	Novelis North America. Headquartered in Cleveland, Ohio, this segment manufactures aluminum sheet and light gauge products and operates 12 plants, including two recycling facilities, in two countries.

•	Novelis Europe. Headquartered in Zurich, Switzerland, this segment manufactures aluminum sheet and light gauge products and operates 16 plants, including two recycling facilities, in six countries.

•	Novelis Asia. Headquartered in Seoul, South Korea, this segment manufactures aluminum sheet and light gauge products and operates three plants in two countries.

•	Novelis South America. Headquartered in Sao Paulo, Brazil, this segment comprises bauxite mining, alumina refining, smelting operations, power generation, carbon products, aluminum sheet and light gauge products and operates five plants in Brazil.

Proportional Share to Equity Accounting Adjustments.  The financial information for our segments includes the results of our non-consolidated affiliates on a proportionately consolidated basis, which is

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

consistent with the way we manage our business segments. However, under GAAP, these non-consolidated affiliates are accounted for using the equity method of accounting. Therefore, in order to reconcile the financial information for the segments shown in the tables below to the GAAP-based measure, we must remove our proportional share of each line item that we included in the segment amounts. See Note 8 — Investment in and Advances to Non-Consolidated Affiliates to our consolidated and combined financial statements for further information about these non-consolidated affiliates.

Corporate and Other includes functions that are managed directly from our corporate office, which focuses on strategy development and oversees governance, policy, legal compliance, human resources and finance matters. It also includes consolidating and other elimination accounts.

Selected Segment Financial Information (in millions)

					Proportional
					Share to
	Novelis			Novelis	Equity
	North	Novelis	Novelis	South	Accounting	Corporate
Year Ended December 31, 2005	America	Europe	Asia	America	Adjustments	and Other	Total

Net sales (to third parties)	$3,265	$3,093	$1,391	$630	$(16)	$—	$8,363
Intersegment sales	2	31	8	41	—	(82)	—
Regional Income	196	206	108	110	—	—	620
Interest income	1	3	1	1	—	3	9
Interest expense and amortization of debt issuance costs	44	10	11	3	—	135	203
Depreciation and amortization	72	96	51	44	(34)	1	230
Restructuring charges	—	10	—	—	—	—	10
Impairment charges on long-lived assets	—	7	—	—	—	—	7
Equity in net income of non-consolidated affiliates	—	4	—	2	—	—	6
Provision (benefit) for taxes on income	33	59	(8)	26	(4)	1	107
Total assets	1,547	2,139	1,002	790	(85)	83	5,476
Investment in and advances to Non-consolidated affiliates	2	90	—	52	—	—	144
Capital expenditures	61	80	21	24	(20)	12	178

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

					Proportional
					Share to
	Novelis			Novelis	Equity
	North	Novelis	Novelis	South	Accounting	Corporate
Year Ended December 31, 2004	America	Europe	Asia	America	Adjustments	and Other	Total

Net sales (to third parties)	$2,964	$3,081	$1,194	$525	$(9)	$—	$7,755
Intersegment sales	8	30	9	57	—	(104)	—
Regional Income	240	200	80	134	—	—	654
Interest income	—	3	1	—	—	22	26
Interest expense and amortization of debt issuance costs	—	5	15	—	—	54	74
Depreciation and amortization	69	115	46	47	(37)	6	246
Restructuring charges	—	20	—	—	—	—	20
Impairment charges on long-lived assets	—	75	—	—	—	—	75
Equity in net income of non-consolidated affiliates	—	4	—	—	—	2	6
Provision for taxes on income	75	43	1	40	(4)	11	166
Total assets	1,406	2,885	954	779	(60)	(10)	5,954
Investment in and advances to non-consolidated affiliates	—	117	—	—	—	5	122
Capital expenditures	41	84	31	23	(16)	2	165

					Proportional
					Share to
	Novelis			Novelis	Equity
	North	Novelis	Novelis	South	Accounting	Corporate
Year Ended December 31, 2003	America	Europe	Asia	America	Adjustments	and Other	Total

Net sales (to third parties)	$2,385	$2,510	$918	$414	$(6)	$—	$6,221
Intersegment sales	40	23	13	23	—	(99)	—
Regional Income	176	175	69	88	—	—	508
Interest income	—	1	1	—	—	5	7
Interest expense and amortization of debt issuance costs	—	7	14	—	—	19	40
Depreciation and amortization	68	87	45	49	(32)	5	222
Restructuring charges	—	3	—	—	—	5	8
Impairment charges on long-lived assets	—	1	—	—	—	3	4
Equity in net income of non-consolidated affiliates	—	3	—	—	—	3	6
Provision for taxes on income	17	36	1	1	(4)	(1)	50
Total assets	2,392	2,364	904	808	(135)	(17)	6,316
Investment in and advances to non-consolidated affiliates	—	105	—	—	—	5	110
Capital expenditures	38	97	25	41	(14)	2	189

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Segment Reconciliation from Total Regional Income to Net Income

	Year Ended December 31,
	2005	2004	2003
	($ in millions)

Total Regional Income	$620	$654	$508
Interest expense and amortization of debt discounts and fees	(203)	(74)	(40)
Unrealized gains due to changes in the fair market value of derivatives(A)	140	77	20
Depreciation and amortization	(230)	(246)	(222)
Impairment charges on long-lived assets	(7)	(75)	(4)
Minority interests’ share	(21)	(10)	(3)
Adjustment to eliminate proportional consolidation(B)	(36)	(41)	(36)
Restructuring charges	(10)	(20)	(8)
Gain on disposals of fixed assets and businesses	17	5	28
Corporate costs(C)	(72)	(49)	(36)
Litigation settlement — net of insurance recoveries	(40)	—	—
Gains on the monetization of cross-currency interest rate swaps	45	—	—
Provision for taxes on income	(107)	(166)	(50)

Net income before cumulative effect of accounting change	96	55	157
Cumulative effect of accounting change — net of tax	(6)	—	—

Net income	$90	$55	$157

(A)	Except for Korean foreign exchange derivatives.

(B)	Our financial information for our segments (including Regional Income) includes the results of our non-consolidated affiliates on a proportionately consolidated basis, which is consistent with the way we manage our business segments. However, under GAAP, these non-consolidated affiliates are accounted for using the equity method of accounting. Therefore, in order to reconcile Total Regional Income to Net income, the proportional Regional Income of these non-consolidated affiliates is removed from Total Regional Income, net of our share of their net after-tax results, which is reported as Equity in net income of non-consolidated affiliates on our consolidated and combined statements of income. See Note 8 — Investment in and Advances to Non-Consolidated Affiliates to our consolidated and combined financial statements for further information about these non-consolidated affiliates.

(C)	These items are managed by our corporate head office, which focuses on strategy development and oversees governance, policy, legal compliance, human resources and finance matters.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

Geographical Area Information

We had 36 operating facilities in 11 countries as of December 31, 2005. The tables below present Net sales and Long-lived assets by geographical area (in millions). Net sales are attributed to geographical areas based on the origin of the sale. Long-lived assets are attributed to geographical areas based on asset location.

	Year Ended December 31,
	2005	2004	2003

Net sales:
United States	$3,029	$2,795	$2,174
Asia and Other Pacific	1,391	1,194	917
Brazil	616	515	408
Canada	234	182	212
Germany	1,850	1,865	1,705
United Kingdom	339	382	302
Other Europe	904	822	503

Total Net sales	$8,363	$7,755	$6,221

	Year Ended December 31,
	2005	2004

Long-lived assets:
United States	$431	$437
Asia and Other Pacific	605	622
Brazil	472	544
Canada	121	111
Germany	211	268
United Kingdom	159	167
Other Europe	393	481

Total Long-lived assets	$2,392	$2,630

Information about Major Customers

In 2005, 2004 and 2003, 40%, 41% and 39%, respectively, of our total Net sales were to our ten largest customers. All of our operating segments had sales to Rexam Plc (Rexam), our largest customer, during the three years in the period ended December 31, 2005. Sales to Rexam and the percentage of our total Net sales are as follows:

	Year Ended December 31,
	2005	2004	2003

Sales to Rexam (in millions)	$1,045	$861	$628

Percentage of total Net sales	12.5%	11.1%	10.1%

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

24.	QUARTERLY RESULTS (UNAUDITED)

The following tables present selected operating results and dividend information for the years ended December 31, 2005 and 2004 (in millions). We previously restated our consolidated and combined financial statements for our quarters ended March 31, 2005 and June 30, 2005, and those restated results are included in the following tables. Certain reclassifications of quarterly amounts have been made to conform to the presentation adopted for the current year.

	Year Ended December 31, 2005
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
	(Restated)	(Restated)
	($ in millions, except per share data)

Net sales	$2,112	$2,172	$2,053	$2,026	$8,363
Cost of goods sold (exclusive of depreciation and amortization shown below)	1,884	1,960	1,834	1,892	7,570
Selling, general and administrative expenses	88	82	90	92	352
Litigation settlement — net of insurance recoveries	—	—	—	40	40
Provision for depreciation and amortization	59	58	56	57	230
Research and development expenses	8	11	10	12	41
Restructuring charges (recoveries)	(2)	(1)	7	6	10
Impairment charges on long-lived assets	—	1	4	2	7
Interest expense and amortization of debt issuance costs — net	54	48	46	46	194
Equity in net income of non-consolidated affiliates	(2)	(2)	(2)	—	(6)
Other (income) expense — net	(34)	10	(48)	(227)	(299)
Provision for taxes on income	30	—	37	40	107
Minority interests’ share	5	5	9	2	21

Net income before cumulative effect of accounting change	22	—	10	64	96
Cumulative effect of accounting change — net of tax	—	—	—	(6)	(6)

Net income	$22	$—	$10	$58	$90

Earnings per share:
Basic —
Net income before cumulative effect of accounting change	$0.30	$—	$0.14	$0.86	$1.29
Cumulative effect of accounting change — net of tax	—	—	—	(0.08)	(0.08)

Net earnings per share — basic	$0.30	$—	$0.14	$0.78	$1.21

Diluted —
Net income before cumulative effect of accounting change	$0.30	$—	$0.14	$0.86	$1.29
Cumulative effect of accounting change — net of tax	—	—	—	(0.08)	(0.08)

Net earnings per share — diluted	$0.30	$—	$0.14	$0.78	$1.21

Dividends per common share	$0.09	$0.09	$0.09	$0.09	$0.36

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2004
	First	Second	Third	Fourth	Full
	Quarter	Quarter	Quarter	Quarter	Year
	($ in millions, except per share data)

Net sales	$1,810	$1,929	$2,000	$2,016	$7,755
Cost of goods sold (exclusive of depreciation and amortization shown below)	1,585	1,690	1,757	1,824	6,856
Selling, general and administrative expenses	62	54	75	98	289
Litigation settlement — net of insurance recoveries	—	—	—	—	—
Provision for depreciation and amortization	61	57	60	68	246
Research and development expenses	10	18	13	17	58
Restructuring charges	—	2	10	8	20
Impairment charges on long-lived assets	—	—	9	66	75
Interest expense and amortization of debt issuance costs — net	13	12	11	12	48
Equity in net income of non-consolidated affiliates	(2)	(1)	(1)	(2)	(6)
Other (income) expense — net	(35)	26	(15)	(38)	(62)
Provision for taxes on income	43	23	45	55	166
Minority interests’ share	4	3	2	1	10

Net income (loss)	$69	$45	$34	$(93)	$55

Earnings (loss) per share:
Basic	$0.93	$0.61	$0.47	$(1.26)	$0.74

Diluted	$0.92	$0.61	$0.47	$(1.26)	$0.74

Dividends per common share	$—	$—	$—	$—	$—

25.	SUPPLEMENTAL GUARANTOR INFORMATION

In connection with the issuance of our Senior Notes, certain of our wholly-owned subsidiaries provided guarantees of the Senior Notes. These guarantees are full and unconditional as well as joint and several. The guarantor subsidiaries (the Guarantors) comprise the majority of our businesses in Canada, the U.S., the U.K., Brazil and Switzerland, as well as certain businesses in Germany. Certain Guarantors may be subject to restrictions on their ability to distribute earnings to Novelis Inc. (the Parent). The remaining subsidiaries (the Non-Guarantors) of the Parent are not guarantors of the Senior Notes.

The following information presents condensed consolidating and combined statements of income for the years ended December 31, 2005, 2004 and 2003, condensed consolidating and combined balance sheets as of December 31, 2005 and December 31, 2004, and condensed consolidating and combined statements of cash flows for the years ended December 31, 2005, 2004 and 2003 of the Parent, the Guarantors, and the Non-Guarantors. Investments include investments in non-consolidated affiliates as well as investments in net assets of divisions included in the Parent and have been presented using the equity method of accounting. General corporate expenses and stock option and other stock-based compensation expenses allocated by Alcan to us prior to the spin-off have also been included in the Parent’s information.

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING AND COMBINING STATEMENT OF INCOME

	Year Ended December 31, 2005
					Consolidated
			Non-		and
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

Net sales	$1,284	$6,872	$2,479	$(2,272)	$8,363

Cost of goods sold (exclusive of depreciation and amortization shown below)	1,245	6,283	2,314	(2,272)	7,570
Selling, general and administrative expenses	43	242	67	—	352
Litigation settlement — net of insurance recoveries	—	40	—	—	40
Provision for depreciation and amortization	11	158	61	—	230
Research and development expenses	28	12	1	—	41
Restructuring charges	—	(1)	11	—	10
Impairment charges on long-lived assets	—	1	6	—	7
Interest expense and amortization of debt issuance costs — net	55	119	20	—	194
Equity in net income of non-consolidated affiliates	(133)	(6)	—	133	(6)
Other income — net	(58)	(222)	(19)	—	(299)

	1,191	6,626	2,461	(2,139)	8,139

Income before provision (benefit) for taxes on income, minority interests’ share and cumulative effect of accounting change	93	246	18	(133)	224
Provision (benefit) for taxes on income	3	107	(3)	—	107

Income before minority interests’ share and cumulative effect of accounting change	90	139	21	(133)	117
Minority interests’ share	—	—	(21)	—	(21)

Net income (loss) before cumulative effect of accounting change	90	139	—	(133)	96
Cumulative effect of accounting change — net of tax	—	(6)	—	—	(6)

Net income (loss)	$90	$133	$—	$(133)	$90

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINING STATEMENT OF INCOME

	Year Ended December 31, 2004
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

Net sales	$1,152	$6,428	$2,101	$(1,926)	$7,755

Cost of goods sold (exclusive of depreciation and amortization shown below)	1,106	5,721	1,955	(1,926)	6,856
Selling, general and administrative expenses	44	178	67	—	289
Provision for depreciation and amortization	10	165	71	—	246
Research and development expenses	—	58	—	—	58
Restructuring charges	—	20	—	—	20
Impairment charges on long-lived assets	—	8	67	—	75
Interest expense and amortization of debt issuance costs — net	—	30	18	—	48
Equity in net income of non-consolidated affiliates	(82)	(6)	—	82	(6)
Other (income) expense — net	8	(63)	(7)	—	(62)

	1,086	6,111	2,171	(1,844)	7,524

Income (loss) before provision for taxes on income and minority interests’ share	66	317	(70)	(82)	231
Provision for taxes on income	11	153	2	—	166

Income (loss) before minority interests’ share	55	164	(72)	(82)	65
Minority interests’ share	—	—	(10)	—	(10)

Net income (loss)	$55	$164	$(82)	$(82)	$55

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINING STATEMENT OF INCOME

	Year Ended December 31, 2003
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

Net sales	$919	$5,499	$1,253	$(1,450)	$6,221

Cost of goods sold (exclusive of depreciation and amortization shown below)	878	4,899	1,155	(1,450)	5,482
Selling, general and administrative expenses	55	155	45	—	255
Provision for depreciation and amortization	10	158	54	—	222
Research and development expenses	—	62	—	—	62
Restructuring charges	—	8	—	—	8
Impairment charges on long-lived assets	—	4	—	—	4
Interest expense and amortization of debt issuance costs — net	—	15	18	—	33
Equity in net income of non-consolidated affiliates	(165)	(6)	—	165	(6)
Other (income) expense — net	(9)	(1)	(39)	—	(49)

	769	5,294	1,233	(1,285)	6,011

Income before provision (benefit) for taxes on income and minority interests’ share	150	205	20	(165)	210
Provision (benefit) for taxes on income	(7)	66	(9)	—	50

Income before minority interests’ share	157	139	29	(165)	160
Minority interests’ share	—	—	(3)	—	(3)

Net income	$157	$139	$26	$(165)	$157

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

	As of December 31, 2005
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In millions)

ASSETS
Current assets
Cash and cash equivalents	$2	$34	$64	$—	$100
Accounts receivable
— third parties	67	689	342	—	1,098
— related parties	381	318	22	(688)	33
Inventories	49	769	310	—	1,128
Prepaid expenses and other current assets	2	55	9	—	66
Current portion of fair value of derivative contracts	—	186	8	—	194
Deferred income tax assets	—	—	8	—	8

Total current assets	501	2,051	763	(688)	2,627
Property and equipment — net	121	1,297	742	—	2,160
Goodwill	—	25	186	—	211
Intangible assets — net	—	18	3	—	21
Investments in and advances to non-consolidated affiliates	729	144	—	(729)	144
Fair value of derivative contracts — net of current portion	—	90	—	—	90
Deferred income tax assets	8	5	8	—	21
Other long-term assets	1,129	173	143	(1,243)	202

Total assets	$2,488	$3,803	$1,845	$(2,660)	$5,476

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET — (Continued)

	As of December 31, 2005
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
	(In millions)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$2	$1	$—	$3
Short-term borrowings
— third parties	—	23	4	—	27
— related parties	45	409	17	(471)	—
Accounts payable
— third parties	76	442	348	—	866
— related parties	62	152	41	(217)	38
Accrued expenses and other current liabilities	105	411	125	—	641
Deferred income tax liabilities	—	26	—	—	26

Total current liabilities	288	1,465	536	(688)	1,601
Long-term debt — net of current portion
— third parties	1,742	640	218	—	2,600
— related parties	—	1,017	226	(1,243)	—
Deferred income tax liabilities	—	176	10	—	186
Accrued post-retirement benefits	9	213	83	—	305
Other long-term liabilities	16	163	13	—	192
Commitments and contingencies
Minority interests in equity of consolidated affiliates	—	—	159	—	159
Shareholders’ equity
Preferred stock	—	—	—	—	—
Common stock	—	—	—	—	—
Additional paid-in capital	425	—	—	—	425
Retained earnings	92	—	—	—	92
Accumulated other comprehensive income (loss)	(84)	131	(21)	(110)	(84)
Owner’s net investment	—	(2)	621	(619)	—

Total shareholders’ equity	433	129	600	(729)	433

Total liabilities and shareholders’ equity	$2,488	$3,803	$1,845	$(2,660)	$5,476

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINED BALANCE SHEET

	As of December 31, 2004
	Parent	Guarantors	Non-Guarantors	Eliminations	Combined
	(In millions)

ASSETS
Current assets
Cash and cash equivalents	$—	$12	$19	$—	$31
Accounts receivable
— third parties	1	439	330	—	770
— related parties	129	870	37	(238)	798
Inventories	50	801	375	—	1,226
Prepaid expenses and other current assets	2	10	24	—	36
Current portion of fair value of derivative contracts
— third parties	—	20	2	—	22
— related parties	—	134	—	—	134

Total current assets	182	2,286	787	(238)	3,017
Property and equipment — net	112	1,404	831	—	2,347
Goodwill	—	28	228	—	256
Intangible assets — net	—	23	4	—	27
Investments in and advances to non-consolidated affiliates	1,242	168	—	(1,288)	122
Fair value of derivative contracts — net of current portion	—	1	2	—	3
Deferred income tax assets	—	12	—	—	12
Other long-term assets	210	133	37	(210)	170

Total assets	$1,746	$4,055	$1,889	$(1,736)	$5,954

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINED BALANCE SHEET — (Continued)

	As of December 31, 2004
	Parent	Guarantors	Non-Guarantors	Eliminations	Combined
	(In millions)

LIABILITIES AND INVESTED EQUITY
Current liabilities
Current portion of long-term debt
— third parties	$—	$—	$1	$—	$1
— related parties	290	—	—	—	290
Short-term borrowings
— third parties	—	122	107	—	229
— related parties	—	231	152	(71)	312
Accounts payable
— third parties	6	156	330	—	492
— related parties	79	370	60	(167)	342
Accrued expenses and other current liabilities	16	281	128	—	425
Deferred income tax liabilities	—	—	1	—	1

Total current liabilities	391	1,160	779	(238)	2,092
Long-term debt — net of current portion
— third parties	—	—	139	—	139
— related parties	749	1,751	17	(210)	2,307
Deferred income tax liabilities	43	183	23	—	249
Accrued post-retirement benefits	—	199	85	—	284
Other long-term liabilities	8	174	6	—	188
Commitments and contingencies
Minority interests in equity of consolidated affiliates	—	—	140	—	140
Invested equity
Accumulated other comprehensive income	88	59	29	(88)	88
Owner’s net investment	467	529	671	(1,200)	467

Total invested equity	555	588	700	(1,288)	555

Total liabilities and invested equity	$1,746	$4,055	$1,889	$(1,736)	$5,954

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED CONSOLIDATING AND COMBINED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2005
					Consolidated
			Non-		and
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$181	$407	$39	$(178)	$449

INVESTING ACTIVITIES
Capital expenditures	(19)	(120)	(39)	—	(178)
Proceeds from sales of assets	—	10	9	—	19
Proceeds from (advances on) loans receivable — net
— third parties	—	4	15	—	19
— related parties	(1,171)	(156)	(118)	1,819	374
Share repurchase — intercompany	400	—	—	(400)	—
Premiums paid to purchase derivative instruments	—	(57)	—	—	(57)
Net proceeds from settlement of derivative instruments	45	94	9	—	148

Net cash provided by (used in) investing activities	(745)	(225)	(124)	1,419	325

FINANCING ACTIVITIES
Proceeds from issuance of new debt
— third parties	1,875	825	79	—	2,779
— related parties	40	1,526	253	(1,819)	—
Principal repayments
— third parties	(1,153)	(574)	(95)	—	(1,822)
— related parties	(192)	(988)	—	—	(1,180)
Short-term borrowings — net
— third parties	2	(47)	(100)	—	(145)
— related parties	(30)	(281)	9	—	(302)
Share repurchase — intercompany	—	(400)	—	400	—
Dividends — common shareholders	(27)	(176)	(2)	178	(27)
Dividends — minority interests	—	—	(7)	—	(7)
Net receipts from (payments to) Alcan	100	(21)	(7)	—	72
Debt issuance costs	(49)	(22)	—	—	(71)

Net cash provided by (used in) financing activities	566	(158)	130	(1,241)	(703)

Net increase in cash and cash equivalents	2	24	45	—	71
Effect of exchange rate changes on cash balances held in foreign currencies	—	(2)	—	—	(2)
Cash and cash equivalents — beginning of year	—	12	19	—	31

Cash and cash equivalents — end of year	$2	$34	$64	$—	$100

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2004
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$(60)	$255	$19	$(6)	$208

INVESTING ACTIVITIES
Capital expenditures	(6)	(93)	(66)	—	(165)
Proceeds from sales of assets	—	15	2	—	17
Business acquisitions — net of cash and cash
equivalents acquired	—	1	(1)	—	—
Proceeds from (advances on) loans receivable — net	(259)	895	5	233	874

Net cash provided by (used in) investing activities	(265)	818	(60)	233	726

FINANCING ACTIVITIES
Proceeds from issuance of new debt	1,039	1,173	134	(210)	2,136
Principal repayments	—	(935)	(63)	—	(998)
Short-term borrowings — net
— third parties	—	(614)	(160)	—	(774)
— related parties	—	166	78	(23)	221
Issuance of preference shares	—	(32)	32	—	—
Dividends — minority interests	—	—	(10)	6	(4)
Net receipts from (payments to) Alcan	(714)	(828)	30	—	(1,512)

Net cash provided by (used in) financing activities	325	(1,070)	41	(227)	(931)

Net increase in cash and cash equivalents	—	3	—	—	3
Effect of exchange rate changes on cash balances held in foreign currencies	—	1	—	—	1
Cash and cash equivalents — beginning of year	—	8	19	—	27

Cash and cash equivalents — end of year	$—	$12	$19	$—	$31

Novelis Inc.

NOTES TO THE CONSOLIDATED AND
COMBINED FINANCIAL STATEMENTS — (Continued)

CONDENSED COMBINED STATEMENT OF CASH FLOWS

	Year Ended December 31, 2003
			Non-
	Parent	Guarantors	Guarantors	Eliminations	Combined
	(In millions)

OPERATING ACTIVITIES
Net cash provided by operating activities	$107	$65	$213	$59	$444

INVESTING ACTIVITIES
Capital expenditures	(7)	(147)	(35)	—	(189)
Proceeds from sales of assets	—	8	25	—	33
Business acquisitions — net of cash and cash
equivalents acquired	—	8	(9)	(10)	(11)
Proceeds from (advances on) loans receivable — net	35	(1,229)	(28)	12	(1,210)

Net cash provided by (used in) investing activities	28	(1,360)	(47)	2	(1,377)

FINANCING ACTIVITIES
Proceeds from issuance of new debt	—	971	—	—	971
Short-term borrowings — net
— third parties	—	621	(44)	—	577
— related parties	(77)	52	8	(12)	(29)
Net receipts from (payments to) Alcan	(58)	(359)	(126)	(49)	(592)

Net cash provided by (used in) financing activities	(135)	1,285	(162)	(61)	927

Net increase (decrease) in cash and cash equivalents	—	(10)	4	—	(6)
Effect of exchange rate changes on cash balances held in foreign currencies	—	2	—	—	2
Cash and cash equivalents — beginning of year	—	16	15	—	31

Cash and cash equivalents — end of year	$—	$8	$19	$—	$27

$1,400,000,000

NOVELIS INC.

Offer to Exchange new 7 1/4% Senior Notes due 2015 for any and all of its outstanding
7 1/4% Senior Notes due 2015.
Subject to the Terms and Conditions described in this Prospectus

The Exchange Offer will expire at 5:00 p.m. Eastern Standard Time on January 4, 2007,
unless extended

All tendered old notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.

The exchange agent for the Exchange Offer is:

The Bank of New York Trust Company, N.A.

Corporate Trust Operations
Reorganization Unit
101 Barclay Street 7 East
New York, NY 10286
Attn: Randolph Holder

To Confirm by Telephone:	Facsimile Transmissions (eligible institutions only):
(212) 815-5098	(212) 298-1915

          , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers

The Canada Business Corporations Act (the Act), the governing act to which the Company is subject, provides that,

(1) a corporation may indemnify a Director or Officer of the Corporation, a former Director or Officer of the Corporation or another individual who acts or acted at the Corporation’s request as a Director or Officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2) a corporation may advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to paragraph (1). However, the individual shall repay the moneys if he or she does not fulfill the conditions of paragraph (3).

(3) a corporation may not indemnify an individual under paragraph (1), unless the individual

(a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4) A Corporation may with the approval of a court indemnify a person referred to in paragraph (1), or advance moneys under paragraph (2), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in paragraph (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils the conditions set out in paragraph (3).

(5) Despite paragraph (1), an individual referred to in paragraph (I) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Corporation or other entity as described in paragraph (1), if the individual seeking indemnity:

(a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in paragraph (3).

The Directors’ Standing Resolution pertaining to indemnification of Directors and Officers of the Corporation represents, in general terms, the extent to which Directors and Officers may be indemnified by the Company under the Act. This resolution provides as follows:

“14. (1) INDEMNITY — Subject to the limitations contained in the governing Act but without limit to the right of the Corporation to indemnify as provided for in the Act, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation’s request as a Director or Officer of a body corporate of which the Corporation is or was a Shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or at the Corporation’s request on behalf of any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or such body corporate or by reason of having undertaken such liability.

(2) ADVANCE OF COSTS — The Corporation shall advance moneys to a Director, Officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3) LIMITATION — The Corporation may not indemnify an individual under subsection (1) unless the individual

(a) acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.”

The Company also has an insurance policy covering Directors and Officers of the Company and of its subsidiaries against certain liabilities which might be incurred by them in their capacities as such, but excluding those claims for which such insured persons could be indemnified by the Company or its subsidiaries.

ITEM 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit
No.	Description

3.1	Restated Certificate and Articles of Incorporation of Novelis Inc. †
3.2	By-law No. 1 of Novelis Inc. †
3.3	Articles of Amendment to the Articles of Incorporation of Novelis Corporation (formerly Alcan Aluminum Corporation) †
3.4	Articles of Amendment to the Articles of Incorporation of Novelis Corporation †
3.5	Articles of Incorporation of Novelis Corporation †
3.6	Bylaws of Novelis Corporation †
3.7	Certificate of Amendment of Certificate of Incorporation of Novelis PAE Corporation (formerly Pechiney Aluminum Engineering, Inc.) †
3.8	Certificate of Incorporation of Novelis PAE Corporation †
3.9	By-laws of Novelis PAE Corporation †
3.10	Certificate of Incorporation of Eurofoil Inc. (USA) †
3.11	By-laws of Eurofoil Inc. (USA) †
3.12	Articles of Association of Novelis do Brasil Ltda. †
3.13	Certificate and Articles of Incorporation of 4260848 Canada Inc. †
3.14	By-law No. 1 of 4260848 Canada Inc. †
3.15	Certificate and Articles of Incorporation of 4260856 Canada Inc. †
3.16	By-law No. 1 of 4260856 Canada Inc. †
3.17	Amendment of Articles of Incorporation of Novelis Cast House Technology Ltd. †
3.18	Certificate and Articles of Incorporation of Novelis Cast House Technology Ltd. †
3.19	By-law No. 2 of Novelis Cast House Technology Ltd. †
3.20	By-law No. 1 of Novelis Cast House Technology Ltd. †
3.21	Bylaws of Novelis Deutschland GmbH †
3.22	Certificate of Incorporation on Change of Name of Novelis Aluminium Holding Company †
3.23	Memorandum and Articles of Association of Novelis Aluminium Holding Company †
3.24	Articles of Association of Novelis AG †

Exhibit
No.	Description

3.25	Articles of Association of Novelis Technology AG †
3.26	Articles of Association for Novelis Switzerland S.A. †
3.27	Memorandum of Association of Novelis UK Ltd. †
3.28	Articles of Association of Novelis UK Ltd. †
3.29	Memorandum of Association of Novelis Europe Holdings Ltd. †
3.30	Articles of Association of Novelis Europe Holdings Ltd. †
3.31	Certificate of Formation of Novelis Finances USA LLC †
3.32	Limited Liability Company Agreement of Novelis Finances USA LLC †
3.33	Certificate of Formation of Novelis South America Holdings LLC †
3.34	Limited Liability Company Agreement of Novelis South America Holdings LLC †
3.35	Certificate of Formation of Aluminum Upstream Holdings LLC †
3.36	Limited Liability Company Agreement of Aluminum Upstream Holdings LLC †
4.1	Shareholder Rights Agreement between Novelis and CIBC Mellon Trust Company (incorporated by reference to Exhibit 4.1 to the Form 10-K filed by Novelis Inc. on March 30, 2005 (File No. 001-32312))
4.2	Specimen Certificate of Novelis Inc. Common Shares (incorporated by reference to Exhibit 4.2 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312))
4.3	Indenture, relating to the Notes, dated as of February 3, 2005, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by Novelis Inc. on February 3, 2005 (File No. 001-32312))
4.4	Registration Rights Agreement, dated as of February 3, 2005, among the Company, the guarantors named on the signature pages thereto, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by Novelis Inc. on February 3, 2005 (File No. 001-32312))
4.5	Form of Note for 7 1/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to the Form S-4 filed by Novelis Inc. on August 3, 2005 (File No. 331-127139))
4.6	Supplemental Indenture, between the Company, Novelis Finances USA LLC, Novelis South America Holdings LLC, Aluminum Upstream Holdings LLC and the Bank of New York Trust Company, N.A. †
5.1	Opinion of Ogilvy Renault LLP †
5.2	Opinion of Jones Day †
5.3	Opinion of MacFarlanes †
5.4	Opinion of Internal Counsel of Novelis Inc. †
5.5	Opinion of Internal Counsel of Novelis Inc. †
5.6	Opinion of A&L Goodbody †
5.7	Opinion of Levy & Salomão Advogados †
5.8	Opinion of King & Spalding LLP †
5.9	Opinion of Sullivan & Cromwell LLP †
10.1	Separation Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.2	Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot (incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.3	Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility (incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

Exhibit
No.		Description

10.4		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.5		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in Europe (incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.6		Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.7		Transitional Services Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.8		Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc. (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.9		Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312)
10.10		Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.10.1	Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd. and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.10.2	Amendment No. 1 to Credit Agreement dated as of September 19, 2005 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 20, 2005 (File No. 001-32312))
10	.10.3	Waiver and Consent to Credit Agreement dated as of November 11, 2005 (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on November 14, 2005 (File No. 001-32312))
10	.10.4	Waiver and Consent to Credit Agreement dated as of February 9, 2006 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 14, 2006 (File No. 001-32312))
10	.10.5	Employee Matters Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.10.6	Employment Agreement of Brian W. Sturgell (incorporated by reference to Exhibit 10.32 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.7	Employment Agreement of Martha Finn Brooks (incorporated by reference to Exhibit 10.33 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.8	Employment Agreement of Christopher Bark-Jones (incorporated by reference to Exhibit 10.34 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312))
10	.10.9	Employment Agreement of Pierre Arseneault (incorporated by reference to Exhibit 10.35 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.10	Employment Agreement of Geoffrey P. Batt (incorporated by reference to Exhibit 10.36 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.11*	Employment Agreement of Jack Morrison (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.12*	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc. (incorporated by reference to Exhibit 10.37 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))

Exhibit
No.		Description

10	.18*	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.19*	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.20*	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.21*	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.22*	Change of Control Agreement dated as of December 5, 2005 between Novelis Inc. and Brian W. Sturgell (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on December 9, 2005 (File No. 001-32312))
10	.23*	Novelis Conversion Plan of 2005 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.24*	Written description of Novelis Short-term Incentive Plan — 2005 Performance Measures (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.25*	Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.26*	Form of Offer Letter with certain Novelis executive officers (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.27*	Written description of Novelis Pension Plan for Officers (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.28*	Written description of Novelis Founders Performance Award Plan (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.29*	Deferred Share Agreement, dated as of July 1, 2002, between Alcan Corporation and Martha Finn Brooks (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))
10	.30*	Amendment to Deferred Share Agreement, dated as of July 27, 2005, between Novelis Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))
10.31		Waiver, dated as of November 11, 2005, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Novelis Inc. on November 7, 2005 (File No. 001-32312))
10.32		Second Waiver, dated as of February 9, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on February 14, 2006 (File No. 001-32312))
10.33		Novelis Founders Performance Award Notification for Brian Sturgell dated March 31, 2005, as amended and restated as of March 14, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.34		Novelis Founders Performance Award Notification for Martha Brooks dated March 31, 2005 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.35		Novelis Founders Performance Award Notification for Chris Bark-Jones dated March 31, 2005(incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))

Exhibit
No.		Description

10.36		Novelis Founders Performance Award Notification for Jack Morrison dated March 31, 2005(incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.37		Novelis Founders Performance Award Notification for Pierre Arseneault dated March 31, 2005(incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.38		Novelis Founders Performance Award Notification for Geoff Batt dated March 31, 2005(incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.39		Novelis Founders Performance Awards Plan, as amended and restated as of March 14, 2006(incorporated by reference to Exhibit 10.7 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10	.40*	Description of Retention Payment for Geoff Batt (incorporated by reference to Exhibit 10.8 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10	.41*	Employment Agreement of Arnaud de Weert (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on April 3, 2006 (File No. 001-32312))
10	.42*	Agreement Concerning Transition from Employment between Novelis and Geoff Batt dated March 31, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on April 6, 2006 (File No. 001-32312))
10.43		Third Waiver, dated as of April 12, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on April 18, 2006 (File No. 001-32312))
10.44		Fourth Waiver, dated as of May 10, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on May 16, 2006 (File No. 001-32312))
10	.45*	Transition Agreement, dated June 15, 2006, by and between Jo-Ann Longworth and Novelis Inc. (incorporated by reference to Exhibit 10.45 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.46*	Separation and Release Agreement, dated June 15, 2006, by and between Jo-Ann Longworth and Novelis Corp. (incorporated by reference to Exhibit 10.46 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.47*	Transition Agreement, dated June 27, 2006, by and between Geoff Batt and Novelis Inc. (incorporated by reference to Exhibit 10.47 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.48*	Separation and Release Agreement, dated June 27, 2006, by and between Geoff Batt and Novelis Corp. (incorporated by reference to Exhibit 10.48 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.49*	Offer Letter, dated February 24, 2006, by and between Robert M. Patterson and Novelis Inc. (incorporated by reference to Exhibit 10.49 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.50*	Offer Letter, dated June 20, 2006, by and between Rick Dobson and Novelis Inc. (incorporated by reference to Exhibit 10.50 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.51*	Addendum to Rick Dobson Offer Letter, dated June 20, 2006, by and between Rick Dobson and Novelis Inc. (incorporated by reference to Exhibit 10.51 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))

Exhibit
No.		Description

10.52		Fifth Waiver, dated as of August 11, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 17, 2006 (File No. 001-32312))
10	.53*	Form of Change in Control Agreement between Novelis Inc. and certain executive officers (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.54*	Form of Change in Control Agreement between Novelis Inc. and certain executive officers and key employees (incorporated by reference to Exhibit 99.2 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.55*	Form of Recognition Agreement between Novelis Inc. and certain executive officers and key employees (incorporated by reference to Exhibit 99.3 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.56*	Letter Agreement between Novelis Inc. and William T. Monahan dated as of October 11, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 17, 2006 (File No. 001-32312))
10.57		Amendment No. 2 to Credit Agreement, dated October 16, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 19, 2006 (File No. 001-32312))
10	.58*	Novelis Conversion Plan of 2005, as amended on October 19, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 25, 2006 (File No. 001-32312))
10	.59*	Letter Agreement between Novelis Inc. and David Godsell dated as of November 10, 2004 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 26, 2006 (File No. 001-32312))
10	.60*	Letter Agreement, dated October 20, 2006, by and between Novelis Inc. and Thomas Walpole (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 26, 2006 (File No. 001-32312))
10	.60.1	Separation and Release Agreement between Novelis Inc. and Brian Sturgell dated October 26, 2006 †
10	.61*	Novelis Inc. 2006 Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))
10	.62*	Form of Non-Qualified Stock Option Award (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))
10	.63*	Form of SAR Award (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))
11.1		Statement regarding computation of per share earnings (incorporated by reference to Item 8. Financial Statements and Supplementary Data — Note 19 — Earnings Per Share to the Consolidated and Combined Financial Statements)
12.1		Statement regarding computation of ratio of earnings to fixed charges †
21.1		List of subsidiaries of Novelis Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
23.1		Consent of PricewaterhouseCoopers LLP
23	.1.1	Consent of PricewaterhouseCoopers LLP
23.2		Consent of King & Spalding LLP (included as part of Exhibit 5.8)
23.3		Consent of Ogilvy Renault LLP (included as part of Exhibit 5.1)
23.4		Consent of Jones Day (included as part of Exhibit 5.2)
23.5		Consent of MacFarlanes (included as part of Exhibit 5.3)
23.6		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.4)
23.7		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.5)
23.8		Consent of A&L Goodbody (included as part of Exhibit 5.6)
23.9		Consent of Levy & Salomão Advogados (included as part of Exhibit 5.7)

Exhibit
No.	Description

23.10	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.9)
24.1	Powers of Attorney †
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee of the Indenture †
99.1	Form of Letter of Transmittal †
99.2	Form of Notice of Guaranteed Delivery †
99.3	Exchange Agent Agreement between Novelis Inc. and The Bank of New York Trust Company, N.A. †

*	Indicates a management contract or compensatory plan or arrangement.

†	Previously Filed

b) Financial Statement Schedules

None.

ITEM 22.	Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of approximate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(3) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(4) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS INC.

By:	/s/ William T. Monahan
Name: William T. Monahan

Title:	Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* William T. Monahan	Director, Interim Chief Executive Officer (Principal Executive Officer)	December 21, 2006

* Rick Dobson	(Principal Financial Officer)	December 21, 2006

* Robert M. Patterson	(Principal Accounting Officer)	December 21, 2006

Edward A. Blechschmidt	Director

* Charles G. Cavell	Director	December 21, 2006

Clarence J. Chandran	Director

* C. Roberto Cordaro	Director	December 21, 2006

* Helmut Eschwey	Director	December 21, 2006

* David J. FitzPatrick	Director	December 21, 2006

* Suzanne Labarge	Director	December 21, 2006

* Rudolph Rupprecht	Director	December 21, 2006

Signature	Title	Date

Kevin Twomey	Director

* Edward Yang	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS CORPORATION

By:	/s/ Charles R. Aley
Name: Charles R. Aley

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Kevin Greenawalt	Director, President (Principal Executive Officer)	December 21, 2006

* Glen Guman	Director, Vice President and Treasurer (Principal Financial Officer)	December 21, 2006

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	December 21, 2006

* Charles R. Aley	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

EUROFOIL INC. (USA)

By:	/s/ Charles R. Aley
Name: Charles R. Aley

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Glen Guman	Vice President and Treasurer (Principal Executive Officer) (Principal Financial Officer)	December 21, 2006

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	December 21, 2006

* Charles R. Aley	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS PAE CORPORATION

By:	/s/ Charles R. Aley
Name: Charles R. Aley

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Glen Guman	Vice President and Treasurer (Principal Executive Officer) (Principal Financial Officer)	December 21, 2006

* Robert Sabelli	Assistant Treasurer (Principal Accounting Officer)	December 21, 2006

* Charles R. Aley	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS CAST HOUSE TECHNOLOGY LTD.

By:	/s/ David Kennedy
Name: David Kennedy

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

4260848 CANADA INC.

By:	/s/ David Kennedy
Name: David Kennedy

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

4260856 CANADA INC.

By:	/s/ David Kennedy
Name: David Kennedy

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President (Principal Executive Officer) (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS EUROPE HOLDINGS LTD.

By:	/s/ Arnaud de Weert
Name: Arnaud de Weert

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Arnaud de Weert	Director, (Principal Executive Officer)	December 21, 2006

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	December 21, 2006

* Jim Wilkie	Director	December 21, 2006

* David Sneddon	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS UK LTD.

By:	/s/ Arnaud de Weert
Name: Arnaud de Weert

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Arnaud de Weert	Director, (Principal Executive Officer)	December 21, 2006

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	December 21, 2006

* David Sneddon	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS DO BRASIL LTDA.

By:	/s/ Antonio Tadeu Coelho Nardocci
Name: Antonio Tadeu Coelho Nardocci

Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Antonio Tadeu Coelho Nardocci	Director, President (Principal Executive Officer)	December 21, 2006

* Alexandre Almeida	Finance Director (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS AG

By:	/s/ Arnaud de Weert
Name: Arnaud de Weert

Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Arnaud de Weert	Director, (Principal Executive Officer)	December 21, 2006

* Erwin Faust	(Director, Principal Financial Officer,) (Principal Accounting Officer)	December 21, 2006

* Erwin Mayr	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS SWITZERLAND S.A.

By:	/s/ Arnaud de Weert
Name: Arnaud de Weert

Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Arnaud de Weert	Director, (Principal Executive Officer)	December 21, 2006

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	December 21, 2006

* Erwin Mayr	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS TECHNOLOGY AG

By:	/s/ Arnaud de Weert
Name: Arnaud de Weert

Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Arnaud de Weert	Director, (Principal Executive Officer)	December 21, 2006

* Erwin Faust	Director, (Principal Financial Officer,) (Principal Accounting Officer)	December 21, 2006

* Erwin Mayr	Director	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS ALUMINIUM HOLDING COMPANY

By:	/s/ Erwin Faust
Name: Erwin Faust

Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Nikolaus von Verschuer	Managing Director, Principal Executive Officer	December 21, 2006

* Erwin Faust	Managing Director, Principal Financial Officer Principal Accounting Officer	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS DEUTSCHLAND GMBH

By:	/s/ Erwin Faust
Name: Erwin Faust

Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Nikolaus vonVerschner	Managing Director (Principal Executive Officer)	December 21, 2006

* Erwin Faust	Managing Director (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

/s/ Leslie J. Parrette, Jr. *Leslie J. Parrette, Jr. Attorney-in-Fact		December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS FINANCES USA LLC

By:	/s/ David Kennedy
Name: David Kennedy

Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Kennedy	Director, President and Secretary	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

ALUMINUM UPSTREAM HOLDINGS LLC

By:	/s/ Nichole Robinson
Name: Nichole Robinson

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Leslie J. Parrette, Jr.	President (Principal Executive Officer)	December 21, 2006

* Orville Lunking	Vice President and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 21, 2006.

NOVELIS SOUTH AMERICA HOLDINGS LLC

By:	/s/ Nichole Robinson
Name: Nichole Robinson

Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Leslie J. Parrette, Jr.	President (Principal Executive Officer)	December 21, 2006

* Orville Lunking	Vice President and Treasurer (Principal Financial Officer) (Principal Accounting Officer)	December 21, 2006

/s/ Leslie J. Parrette, Jr. Leslie J. Parrette, Jr.	Authorized Representative in the United States of America	December 21, 2006

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Restated Certificate and Articles of Incorporation of Novelis Inc. †
3.2	By-law No. 1 of Novelis Inc. †
3.3	Articles of Amendment to the Articles of Incorporation of Novelis Corporation (formerly Alcan Aluminum Corporation) †
3.4	Articles of Amendment to the Articles of Incorporation of Novelis Corporation †
3.5	Articles of Incorporation of Novelis Corporation †
3.6	Bylaws of Novelis Corporation †
3.7	Certificate of Amendment of Certificate of Incorporation of Novelis PAE Corporation (formerly Pechiney Aluminum Engineering, Inc.) †
3.8	Certificate of Incorporation of Novelis PAE Corporation †
3.9	By-laws of Novelis PAE Corporation †
3.10	Certificate of Incorporation of Eurofoil Inc. (USA) †
3.11	By-laws of Eurofoil Inc. (USA) †
3.12	Articles of Association of Novelis do Brasil Ltda. †
3.13	Certificate and Articles of Incorporation of 4260848 Canada Inc. †
3.14	By-law No. 1 of 4260848 Canada Inc. †
3.15	Certificate and Articles of Incorporation of 4260856 Canada Inc. †
3.16	By-law No. 1 of 4260856 Canada Inc. †
3.17	Amendment of Articles of Incorporation of Novelis Cast House Technology Ltd. †
3.18	Certificate and Articles of Incorporation of Novelis Cast House Technology Ltd. †
3.19	By-law No. 2 of Novelis Cast House Technology Ltd. †
3.20	By-law No. 1 of Novelis Cast House Technology Ltd. †
3.21	Bylaws of Novelis Deutschland GmbH †
3.22	Certificate of Incorporation on Change of Name of Novelis Aluminium Holding Company †
3.23	Memorandum and Articles of Association of Novelis Aluminium Holding Company †
3.24	Articles of Association of Novelis AG †
3.25	Articles of Association of Novelis Technology AG †
3.26	Articles of Association for Novelis Switzerland S.A. †
3.27	Memorandum of Association of Novelis UK Ltd. †
3.28	Articles of Association of Novelis UK Ltd. †
3.29	Memorandum of Association of Novelis Europe Holdings Ltd. †
3.30	Articles of Association of Novelis Europe Holdings Ltd. †
3.31	Certificate of Formation of Novelis Finances USA LLC †
3.32	Limited Liability Company Agreement of Novelis Finances USA LLC †
3.33	Certificate of Formation of Novelis South America Holdings LLC †
3.34	Limited Liability Company Agreement of Novelis South America Holdings LLC †
3.35	Certificate of Formation of Aluminum Upstream Holdings LLC †
3.36	Limited Liability Company Agreement of Aluminum Upstream Holdings LLC †
4.1	Shareholder Rights Agreement between Novelis and CIBC Mellon Trust Company (incorporated by reference to Exhibit 4.1 to the Form 10-K filed by Novelis Inc. on March 30, 2005 (File No. 001-32312))
4.2	Specimen Certificate of Novelis Inc. Common Shares (incorporated by reference to Exhibit 4.2 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312))
4.3	Indenture, relating to the Notes, dated as of February 3, 2005, between the Company, the guarantors named on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed by Novelis Inc. on February 3, 2005 (File No. 001-32312))

Exhibit
No.		Description

4.4		Registration Rights Agreement, dated as of February 3, 2005, among the Company, the guarantors named on the signature pages thereto, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as Representatives of the Initial Purchasers (incorporated by reference to Exhibit 4.2 to the Form 8-K filed by Novelis Inc. on February 3, 2005 (File No. 001-32312))
4.5		Form of Note for 71/4% Senior Notes due 2015 (incorporated by reference to Exhibit 4.1 to the Form S-4 filed by Novelis Inc. on August 3, 2005 (File No. 331-127139))
4.6		Supplemental Indenture, between the Company, Novelis Finances USA LLC, Novelis South America Holdings LLC, Aluminum Upstream Holdings LLC and the Bank of New York Trust Company, N.A. †
5.1		Opinion of Ogilvy Renault LLP †
5.2		Opinion of Jones Day †
5.3		Opinion of MacFarlanes †
5.4		Opinion of Internal Counsel of Novelis Inc. †
5.5		Opinion of Internal Counsel of Novelis Inc. †
5.6		Opinion of A&L Goodbody †
5.7		Opinion of Levy & Salomão Advogados †
5.8		Opinion of King & Spalding LLP †
5.9		Opinion of Sullivan & Cromwell LLP †
10.1		Separation Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.2		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of remelt aluminum ingot (incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.3		Molten Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of molten metal to Purchaser’s Saguenay Works facility (incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.4		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in North America (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.5		Metal Supply Agreement between Novelis Inc., as Purchaser, and Alcan Inc., as Supplier, for the supply of sheet ingot in Europe (incorporated by reference to Exhibit 10.5 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.6		Tax Sharing and Disaffiliation Agreement between Alcan Inc., Novelis Inc., Arcustarget Inc., Alcan Corporation and Novelis Corporation (incorporated by reference to Exhibit 10.6 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.7		Transitional Services Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.8		Principal Intellectual Property Agreement between Alcan International Limited and Novelis Inc. (incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10.9		Secondary Intellectual Property Agreement between Novelis Inc. and Alcan International Limited (incorporated by reference to Exhibit 10.9 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312)
10.10		Master Metal Hedging Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.10.1	Credit Agreement, dated as of January 7, 2005, among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd. and Novelis AG, as Borrowers, the Lenders and Issuers Party (as defined in the agreement), Citigroup North America, Inc., as Administrative Agent and Collateral Agent, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Syndication Agents, and Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book-Running Managers. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

Exhibit
No.		Description

10	.10.2	Amendment No. 1 to Credit Agreement dated as of September 19, 2005 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on September 20, 2005 (File No. 001-32312))
10	.10.3	Waiver and Consent to Credit Agreement dated as of November 11, 2005 (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on November 14, 2005 (File No. 001-32312))
10	.10.4	Waiver and Consent to Credit Agreement dated as of February 9, 2006 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on February 14, 2006 (File No. 001-32312))
10	.10.5	Employee Matters Agreement between Alcan Inc. and Novelis Inc. (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.10.6	Employment Agreement of Brian W. Sturgell (incorporated by reference to Exhibit 10.32 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.7	Employment Agreement of Martha Finn Brooks (incorporated by reference to Exhibit 10.33 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.8	Employment Agreement of Christopher Bark-Jones (incorporated by reference to Exhibit 10.34 to the Form 10 filed by Novelis Inc. on December 27, 2004 (File No. 001-32312))
10	.10.9	Employment Agreement of Pierre Arseneault (incorporated by reference to Exhibit 10.35 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.10.10	Employment Agreement of Geoffrey P. Batt (incorporated by reference to Exhibit 10.36 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.11*	Employment Agreement of Jack Morrison (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.12*	Form of Change of Control Agreement between Alcan Inc. and executive officers of Novelis Inc. (incorporated by reference to Exhibit 10.37 to the Form 10 filed by Novelis Inc. on December 22, 2004 (File No. 001-32312))
10	.18*	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.19*	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.20*	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault (incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.21*	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt (incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.22*	Change of Control Agreement dated as of December 5, 2005 between Novelis Inc. and Brian W. Sturgell (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on December 9, 2005 (File No. 001-32312))
10	.23*	Novelis Conversion Plan of 2005 (incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on January 7, 2005 (File No. 001-32312))
10	.24*	Written description of Novelis Short-term Incentive Plan — 2005 Performance Measures (incorporated by reference to Exhibit 10.25 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.25*	Novelis Inc. Deferred Share Unit Plan for Non-Executive Directors (incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.26*	Form of Offer Letter with certain Novelis executive officers (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.27*	Written description of Novelis Pension Plan for Officers (incorporated by reference to Exhibit 10.29 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))
10	.28*	Written description of Novelis Founders Performance Award Plan (incorporated by reference to Exhibit 10.30 to our Annual Report on Form 10-K filed on March 30, 2005 (File No. 001-32312))

Exhibit
No.		Description

10	.29*	Deferred Share Agreement, dated as of July 1, 2002, between Alcan Corporation and Martha Finn Brooks (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))
10	.30*	Amendment to Deferred Share Agreement, dated as of July 27, 2005, between Novelis Inc. and Martha Finn Brooks (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on August 1, 2005 (File No. 001-32312))
10.31		Waiver, dated as of November 11, 2005, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Novelis Inc. on November 7, 2005 (File No. 001-32312))
10.32		Second Waiver, dated as of February 9, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on February 14, 2006 (File No. 001-32312))
10.33		Novelis Founders Performance Award Notification for Brian Sturgell dated March 31, 2005, as amended and restated as of March 14, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.34		Novelis Founders Performance Award Notification for Martha Brooks dated March 31, 2005 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.35		Novelis Founders Performance Award Notification for Chris Bark-Jones dated March 31, 2005(incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.36		Novelis Founders Performance Award Notification for Jack Morrison dated March 31, 2005(incorporated by reference to Exhibit 10.4 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.37		Novelis Founders Performance Award Notification for Pierre Arseneault dated March 31, 2005(incorporated by reference to Exhibit 10.5 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.38		Novelis Founders Performance Award Notification for Geoff Batt dated March 31, 2005(incorporated by reference to Exhibit 10.6 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10.39		Novelis Founders Performance Awards Plan, as amended and restated as of March 14, 2006(incorporated by reference to Exhibit 10.7 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10	.40*	Description of Retention Payment for Geoff Batt (incorporated by reference to Exhibit 10.8 to the Form 8-K filed by Novelis Inc. on March 20, 2006 (File No. 001-32312))
10	.41*	Employment Agreement of Arnaud de Weert (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on April 3, 2006 (File No. 001-32312))
10	.42*	Agreement Concerning Transition from Employment between Novelis and Geoff Batt dated March 31, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on April 6, 2006 (File No. 001-32312))
10.43		Third Waiver, dated as of April 12, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on April 18, 2006 (File No. 001-32312))
10.44		Fourth Waiver, dated as of May 10, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on May 16, 2006 (File No. 001-32312))
10	.45*	Transition Agreement, dated June 15, 2006, by and between Jo-Ann Longworth and Novelis Inc. (incorporated by reference to Exhibit 10.45 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))

Exhibit
No.		Description

10	.46*	Separation and Release Agreement, dated June 15, 2006, by and between Jo-Ann Longworth and Novelis Corp. (incorporated by reference to Exhibit 10.46 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.47*	Transition Agreement, dated June 27, 2006, by and between Geoff Batt and Novelis Inc. (incorporated by reference to Exhibit 10.47 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.48*	Separation and Release Agreement, dated June 27, 2006, by and between Geoff Batt and Novelis Corp. (incorporated by reference to Exhibit 10.48 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.49*	Offer Letter, dated February 24, 2006, by and between Robert M. Patterson and Novelis Inc. (incorporated by reference to Exhibit 10.49 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.50*	Offer Letter, dated June 20, 2006, by and between Rick Dobson and Novelis Inc. (incorporated by reference to Exhibit 10.50 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10	.51*	Addendum to Rick Dobson Offer Letter, dated June 20, 2006, by and between Rick Dobson and Novelis Inc. (incorporated by reference to Exhibit 10.51 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
10.52		Fifth Waiver, dated as of August 11, 2006, under the Credit Agreement dated January 7, 2005 among Novelis Inc., Novelis Corporation, Novelis Deutschland GmbH, Novelis UK Ltd., Novelis AG, Citigroup North America, Inc. and the issuers and lenders a party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis Inc. on August 17, 2006 (File No. 001-32312))
10	.53*	Form of Change in Control Agreement between Novelis Inc. and certain executive officers (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.54*	Form of Change in Control Agreement between Novelis Inc. and certain executive officers and key employees (incorporated by reference to Exhibit 99.2 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.55*	Form of Recognition Agreement between Novelis Inc. and certain executive officers and key employees (incorporated by reference to Exhibit 99.3 to the Form 8-K filed by Novelis on September 27, 2006 (File No. 001-32312))
10	.56*	Letter Agreement between Novelis Inc. and William T. Monahan dated as of October 11, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 17, 2006 (File No. 001-32312))
10.57		Amendment No. 2 to Credit Agreement, dated October 16, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 19, 2006 (File No. 001-32312))
10	.58*	Novelis Conversion Plan of 2005, as amended on October 19, 2006 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 25, 2006 (File No. 001-32312))
10	.59*	Letter Agreement between Novelis Inc. and David Godsell dated as of November 10, 2004 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 26, 2006 (File No. 001-32312))
10	.60*	Letter Agreement, dated October 20, 2006, by and between Novelis Inc. and Thomas Walpole (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on October 26, 2006 (File No. 001-32312))
10	.60.1	Separation and Release Agreement between Novelis Inc. and Brian Sturgell dated October 26, 2006 †
10	.61*	Novelis Inc. 2006 Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))
10	.62*	Form of Non-Qualified Stock Option Award (incorporated by reference to Exhibit 10.2 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))
10	.63*	Form of SAR Award (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by Novelis on November 1, 2006 (File No. 001-32312))

Exhibit
No.		Description

11.1		Statement regarding computation of per share earnings (incorporated by reference to Item 8. Financial Statements and Supplementary Data — Note 19 — Earnings Per Share to the Consolidated and Combined Financial Statements)
12.1		Statement regarding computation of ratio of earnings to fixed charges †
21.1		List of subsidiaries of Novelis Inc. (incorporated by reference to Exhibit 21.1 to the Form 10-K filed by Novelis Inc. on August 25, 2006 (File No. 001-32312))
23.1		Consent of PricewaterhouseCoopers LLP
23	.1.1	Consent of PricewaterhouseCoopers LLP
23.2		Consent of King & Spalding LLP (included as part of Exhibit 5.8)
23.3		Consent of Ogilvy Renault LLP (included as part of Exhibit 5.1)
23.4		Consent of Jones Day (included as part of Exhibit 5.2)
23.5		Consent of MacFarlanes (included as part of Exhibit 5.3)
23.6		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.4)
23.7		Consent of Internal Counsel of Novelis Inc. (included as part of Exhibit 5.5)
23.8		Consent of A&L Goodbody (included as part of Exhibit 5.6)
23.9		Consent of Levy & Salomão Advogados (included as part of Exhibit 5.7)
23.10		Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.9)
24.1		Powers of Attorney †
25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as trustee of the Indenture †
99.1		Form of Letter of Transmittal †
99.2		Form of Notice of Guaranteed Delivery †
99.3		Exchange Agent Agreement between Novelis Inc. and The Bank of New York Trust Company, N.A. †

*	Indicates a management contract or compensatory plan or arrangement.

†	Previously Filed